Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: DIAMOND OFFSHORE DRILLING, INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 20-32307 (DRJ) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING

THE SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF DIAMOND OFFSHORE DRILLING, INC. AND ITS DEBTOR AFFILIATES

WHEREAS Diamond Offshore Drilling, Inc. and its debtor affiliates in the above-captioned chapter 11 cases (collectively, the “Debtors”),2 having:

a.

commenced the above-captioned chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) on April 26, 2020 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.	entered into the Plan Support Agreement dated as of January 22, 2021 [Docket No. 854];

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The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Diamond Offshore Drilling, Inc. (1760), Diamond Offshore International Limited (4671), Diamond Offshore Finance Company (0712), Diamond Offshore General Company (0474), Diamond Offshore Company (3301), Diamond Offshore Drilling (UK) Limited (1866), Diamond Offshore Services Company (3352), Diamond Offshore Limited (4648), Diamond Rig Investments Limited (7975), Diamond Offshore Development Company (9626), Diamond Offshore Management Company (0049), Diamond Offshore (Brazil) L.L.C. (9572), Diamond Offshore Holding, L.L.C. (4624), Arethusa Off-Shore Company (5319), Diamond Foreign Asset Company (1496). The Debtors’ primary headquarters and mailing address is 15415 Katy Freeway, Houston, TX 77094.

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Unless otherwise noted, capitalized terms not defined in this Findings of Fact, Conclusions of Law, and Order Confirming the Second Amended Joint Chapter 11 Plan of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates (this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined herein). The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

d.	filed, on January 22, 2021, the Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 847];

e.	filed, on January 22, 2021, the Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Affiliated Debtors [Docket No. 848];

f.

filed, on January 23, 2021, the Debtors’ Motion for Entry of an Order (A) Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation Procedures and Solicitation Packages, (C) Scheduling a Hearing on Confirmation of the Plan, (D) Establishing Procedures for Objecting to the Plan, (E) Approving the Form, Manner, and Sufficiency of Notice of the Confirmation Hearing, and (F) Granting Related Relief [Docket No. 849];

g.	filed, on January 23, 2021, the Notice of Disclosure Statement Hearing [Docket No. 850];

h.

filed, on January 23, 2021, the Debtors’ Motion for Entry of an Order (A) Approving (I) Entry into the Backstop and Private Placement Agreement and Exit Revolver Commitment, (II) Payment of Related Fees and Expenses, and (III) Rights Offerings Procedures and Related Forms, and (B) Granting Related Relief [Docket No. 852];

i.	filed, on February 4, 2021, the Revised Notice of Disclosure Statement Hearing [Docket No. 925];

j.	filed, on February 5, 2021, the Amended Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Affiliated Debtors [Docket No. 932];

k.	filed, on February 24, 2021, the First Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1044];

l.	filed, on February 24, 2021, the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Affiliated Debtors [Docket No. 1046];

m.

filed, on February 26, 2021, the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1065] (as may be amended, modified, supplemented, or restated, the “Plan”);

n.	filed, on February 26, 2021, the Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Affiliated Debtors [Docket No. 1066];

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o.

filed, on February 26, 2021, the solicitation version of the Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Affiliated Debtors [Docket No. 1075] (the “Disclosure Statement”);

p.

caused to be published on the case website and filed on the docket the Notice of Hearing to Consider Confirmation of the Second Amended Joint Chapter 11 Plan Filed by the Debtors and Related Voting and Objection Deadlines [Docket No. 1074] on February 26, 2021 (the “Confirmation Hearing Notice”);

q.

caused the transmittal of the Rights Offerings Procedures, Subscription Forms, and related materials (collectively, the “Rights Offerings Materials”) on March 1, 2021, in accordance with the Rights Offerings Procedures;

r.

caused solicitation packages to be distributed to Holders of Claims and Interests entitled to vote on the Plan, including to nominees with instructions to forward the materials to their beneficial holders, in accordance with the Disclosure Statement Order (as defined below), as evidenced by the Affidavit of Service [Docket No. 1117-2] (the “Solicitation Affidavit”);

s.

caused to be distributed to all applicable Holders of Claims and Interests (i) the Confirmation Hearing Notice, (ii) the notice of non-voting status, which informed recipients of their status as Holders of Claims or Interests in non-voting classes and provided the full text of the release, exculpation, and injunction provisions set forth in the Plan, (iii) a form by which such Holders could elect to opt out of the Third-Party Release by checking a prominently featured and clearly labeled box, and (iv) a postage prepaid, return-addressed envelope in which holders could return their opt out elections to the Notice and Claims Agent, as applicable, in accordance with the Disclosure Statement Order;

t.

published notice of the Confirmation Hearing in the New York Times on March 3, 2021 and in the Financial Times on March 4, 2021, as set forth in the Affidavit of Publication, filed on March 10, 2021 [Docket No. 1117-1] (the “Publication Affidavit”);

u.

filed, on March 23, 2021, the Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1157] (as may be further modified, amended or supplemented from time to time, the “Plan Supplement”);

v.

filed, on April 2, 2021, the Declaration of James Daloia of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1190], which detailed the final results of the Plan voting process (as may be amended, modified, or supplemented, the “Voting Certification”);

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w.	filed, on April 6, 2021, a memorandum of law (the “Confirmation Brief”) in support of confirmation of the Plan and response to objections thereto [Docket No. 1207];

x.

filed, on April 6, 2021, the Declaration of Douglas A. Fordyce in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1198] (the “Fordyce Declaration”);

y.

filed, on April 6, 2021, the Declaration of Nicholas Grossi, Managing Director at Alvarez & Marsal North America, LLC, in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1199] (the “Grossi Declaration”);

z.

filed, on April 6, 2021, the Declaration of David L. Roland in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1202] (the “Roland Declaration” and together with the Fordyce Declaration and the Grossi Declaration, collectively, the “Confirmation Declarations”);

aa.	filed, on April 6, 2021, a proposed order confirming the Plan [Docket No. 1211]; and

bb.	filed, on April 7, 2021, a revised proposed order confirming the Plan.

This Court having:

a.

entered, on February 26, 2021, the Order (A) Approving (I) Entry into the Backstop and Private Placement Agreement and the Exit Revolver Commitment, (II) Payment of Related Fees and Expenses, and (III) Rights Offerings Procedures and Related Forms, and (B) Granting Related Relief [Docket No. 1070] (the “Backstop Order”);

b.

entered, on February 26, 2021, the Order (A) Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation Procedures and Solicitation Packages, (C) Scheduling a Hearing on Confirmation of the Plan, (D) Establishing Procedures for Objecting to the Plan, (E) Approving the Form, Manner, and Sufficiency of Notice of the Confirmation Hearing, and (F) Granting Related Relief [Docket No. 1072] (the “Disclosure Statement Order”);

c.	set March 30, 2021 at 4:00 p.m., prevailing Central Time, as the deadline for filing objections to the Plan;

d.	set March 30, 2021 at 4:00 p.m., prevailing Central Time, as the deadline for voting on the Plan;

e.

set April 8, 2021 at 9:00 a.m., prevailing Central Time, as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

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f.

reviewed the Plan, the Plan Supplement, the Voting Certification, the Confirmation Brief, the Confirmation Declarations, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights, if any, filed by parties-in-interest on the docket of the Chapter 11 Cases;

g.	held the Confirmation Hearing;

h.	heard the statements, arguments, and objections, if any, made in respect of Confirmation;

i.	considered all oral representations, testimony, documents, filings, and other evidence admitted in connection with Confirmation; and

j.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party-in-interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing and the entire record of these Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Findings and Conclusions

1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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B.	Jurisdiction; Venue; Core Proceeding (28 U.S.C. § 1334(a))

2. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334. The Court has exclusive jurisdiction to enter a Final Order determining that the Plan complies with all of the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief

3. The Debtors are proper entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Chapter 11 Petitions

4. On the Petition Date, each Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases. On May 11, 2020, the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (the “Committee”) [Docket No. 147]. On June 11, 2020, the U.S. Trustee filed the Notice of Reconstituted Committee of Unsecured Creditors [Docket No. 357]. On September 14, 2020, the U.S. Trustee filed a second Notice of Reconstituted Committee of Unsecured Creditors [Docket No. 588]. In accordance with the Order (I) Directing Joint Administration of Related Chapter 11 Cases and (II) Granting Related Relief [Docket No. 33], the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

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E.	Judicial Notice

5. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F.	Disclosure Statement Order

6. On February 26, 2021, the Court entered the Disclosure Statement Order, which, among other things, fixed March 30, 2021, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Plan (the “Voting Deadline”), as well as the deadline for objecting to the Plan (the “Objection Deadline”).

G.	Notice

7. As evidenced by the Solicitation Affidavit, the Publication Affidavit, and the Voting Certification, due, timely, adequate, and sufficient notice of the Plan, the Confirmation Hearing, the Voting Deadline, the Objection Deadline, the Solicitation Materials (as defined below), and all of the other materials distributed by the Debtors in connection with Confirmation has been provided to all parties required to be given notice in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Bankruptcy Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”), the Procedures for Complex Chapter 11 Cases in the Southern District of Texas (effective October 19, 2020) (the “Complex Case Procedures”), and the procedures approved in the Disclosure Statement Order (the “Solicitation Procedures”). Such notice was adequate and sufficient under the facts and circumstances of the Chapter 11 Cases and no other or further notice is or shall be required.

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H.	Solicitation

8. The Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Order, the ballots for voting on the Plan (the “Ballots”), and the other materials distributed by the Debtors in connection with the solicitation of votes on, and Confirmation of, the Plan (collectively, the “Solicitation Materials”) were transmitted and served in good faith and in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Rules, and with the Solicitation Procedures. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Solicitation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient based upon the facts and circumstances of the Chapter 11 Cases and pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020, and other applicable law and rules, no other or further notice is necessary or shall be required and due, proper, timely and adequate notice of the Confirmation Hearing and Solicitation Materials has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.

9. The period during which the Debtors solicited acceptances to the Plan was a reasonable and adequate period of time and the manner of such solicitation was an appropriate process for creditors and equity holders to have made an informed decision to vote to accept or reject the Plan.

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I.	Voting Certification

10. On April 2, 2021, the Voting Certification was filed with the Court, certifying the method and results of the Ballots tabulated for Class 3 (RCF Claims), Class 4 (Senior Notes Claims), and Class 7 (Existing Parent Equity Interests) (the “Voting Classes”). As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Disclosure Statement Order. The procedures used to tabulate Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, and all other applicable rules, laws, and regulations.

11. As set forth in the Plan and the Disclosure Statement, only Holders of Claims and Interests in the Voting Classes were eligible to vote on the Plan. Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 5 (General Unsecured Claims) are Unimpaired and are presumed to have accepted the Plan. Claims and Interests in Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests) are either Unimpaired or Impaired, and Holders of such Claims and Interests are presumed to have accepted the Plan or deemed to reject the Plan.

12. As evidenced by the Voting Certification, all Voting Classes voted to accept the Plan.

J.	Plan Supplement

13. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Court), complies with the terms of the Plan, and the Debtors provided good and proper notice of its filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, the Disclosure Statement Order, and all other applicable laws, rules, and regulations. All documents included in the Plan

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Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the Plan Support Agreement, and the consent rights of the Consenting Stakeholders thereunder, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. The transmittal and notice of the Plan Supplement (and all documents identified therein) were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and were conducted in good faith. No other or further notice with respect to the Plan Supplement (and all documents identified therein) is necessary or shall be required.

K.	Modifications to the Plan

14. Pursuant to, and in compliance with section 1127 of the Bankruptcy Code, the Debtors have proposed certain immaterial modifications to the Plan as reflected herein (the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (a) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (b) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (c) materially or adversely affect or change the treatment of any Claims or Interests, (d) require re-solicitation of any Holders of Claims or Interests, or (e) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims or Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan, as applicable, are deemed to have accepted the Plan as modified by the Plan Modifications. No Holder of a Claim or Interest that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications.

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L.	Objections

15. To the extent that any objections (whether formal or informal), reservations of rights, statements, or joinders with respect to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein, they are hereby overruled on the merits based on the record before the Court.

M.	Burden of Proof

16. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan. In addition, to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. Each witness who testified on behalf of the Debtors or submitted a declaration in support of Confirmation in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

N.	Bankruptcy Rule 3016

17. The Plan and all modifications thereto are dated and identify the Debtors as the proponents of the Plan, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). The discharge, release, injunction, and exculpation provisions of the Plan are set forth in bold therein and in the Disclosure Statement, thereby complying with Bankruptcy Rule 3016(c).

O.	Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1))

18. The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. More particularly:

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(i)	Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1))

19. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. As required by section 1123(a)(1) of the Bankruptcy Code, other than Administrative Claims (including Accrued Professional Compensation Claims, Restructuring Expenses, and Statutory Fees) and Priority Tax Claims, which need not be classified, Article III of the Plan designates eight (8) Classes of Claims and Interests. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to the other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for improper purposes, and such Classes do not unfairly discriminate between or among Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)	Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2))

20. Article III of the Plan specifies that Claims and Interests in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General Unsecured Claims), and, as applicable, Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests), are Unimpaired under the Plan, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii)	Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3))

21. Article III of the Plan specifies the treatment of each Impaired Class under the Plan, including of Class 3 (RCF Claims), Class 4 (Senior Notes Claims), Class 7 (Existing Parent Equity Interests), and, as applicable, Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests), thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

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(iv)	No Discrimination (11 U.S.C. § 1123(a)(4))

22. Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class except to the extent that a Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)	Adequate Means for Plan Implementation (11 U.S.C. § 1123(a)(5))

23. The Plan and the various documents and agreements included in the Plan Supplement or entered into in connection with the Plan, including, without limitation, Article IV of the Plan, provide for adequate and proper means for the Plan’s execution and implementation, thereby satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vi)	Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6))

24. The New Organizational Documents will prohibit the issuance of non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers (11 U.S.C. § 1123(a)(7))

25. The Plan Supplement and Article IV.M of the Plan set forth the manner of election of the directors and officers of the Reorganized Debtors. The appointment, employment, or manner of selection of such individuals is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

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P.	Discretionary Contents of the Plan (11 U.S.C. § 1123(b))

26. The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Each such discretionary provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan complies with section 1123(b).

(i)	Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1))

27. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ii)	Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2))

28. Article V of the Plan provides that all of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date except for any Executory Contracts and Unexpired Leases that (a) are identified on the Schedule of Rejected Contracts, (b) have been previously rejected by a Final Order; (c) are the subject of a motion to reject Executory Contracts and Unexpired Leases that is pending on the Confirmation Date, (d) are subject to a motion to reject Executory Contracts and Unexpired Leases pursuant to which the requested effective date of such rejection is after the Effective Date; (e) have expired by their own terms on or prior to the Effective Date, or (f) are otherwise rejected pursuant to the terms of the Plan.

(iii)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action (11 U.S.C. § 1123(b)(3))

29. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, including the releases set forth in Article VIII thereof, except as stated otherwise in the Plan or this Confirmation Order, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. Such compromises and settlements are the product of extensive arm’s-length, good faith negotiations and are fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

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30. The releases of the Debtors’ directors and officers are an integral component of the settlements and compromises embodied in the Plan. The Debtors’ directors and officers: (a) made substantial and valuable contributions to the Debtors’ Restructuring and the Estates, including through extensive negotiations with various stakeholders, and ensured the uninterrupted operation of the Debtors’ business during the Chapter 11 Cases; (b) invested significant time and effort to make the Debtors’ Restructuring a success and preserve the value of the Debtors’ Estates in a challenging operating environment; (c) attended and, in certain instances, participated in Court hearings; (d) attended numerous board meetings related to the Restructuring and directed the Restructuring negotiations that led to the Plan Support Agreement, the Backstop Agreement, the Commitment Letter, and the Plan; (e) are entitled to indemnification from the Debtors under applicable law, organizational documents, and agreements; (f) invested significant time and effort in the preparation of the Plan, the Disclosure Statement, all support analyses, and the numerous other pleadings filed in the Chapter 11 Cases, thereby ensuring the smooth administration of the Chapter 11 Cases; and (g) are entitled to all other benefits under any employment contracts with the Debtors. The releases of the Debtors’ directors and officers contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the Estates.

31. Similarly, the releases of the other Released Parties, including, among others, the Consenting Stakeholders, are an integral component of the settlements and compromises embodied in the Plan and are given for good and valuable consideration provided by the Released Parties. The Third-Party Release facilitated participation by the Released Parties in both the Plan and the

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chapter 11 process and was critical in reaching consensus to support the Plan. The releases in favor of the Released Parties, including, among others, the Consenting Stakeholders, the members of the Ad Hoc Group, the RCF Agent, and the RCF Lenders, were a necessary element of consideration that the Consenting Stakeholders, the members of the Ad Hoc Group, the RCF Steering Committee Members, the RCF Agent, and certain RCF Lenders required as a condition to, as applicable, entering into the Plan Support Agreement and agreeing to support the Plan, including by providing fully-committed exit financing for the Plan. Among other things, the Released Parties, as applicable, have agreed to equitize a significant portion of their Claims to significantly deleverage the Debtors’ prepetition capital structure, provide exit financing commitments through the Backstop Agreement and Commitment Letter, or otherwise facilitate the implementation of the Restructuring Transactions contemplated by the Plan to position the Debtors for future success post-emergence. The releases of the Released Parties contained in the Plan have the consent of the Debtors and the other Releasing Parties and are in the best interests of the Debtors’ Estates.

(iv)	Debtor Release

32. The releases of Claims and Causes of Action by the Debtors described in Article VIII.C of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtor Release is fair and equitable.

33. The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released Claims and Causes of Action, when weighed against the costs, supports the Debtor Release. The Plan, including the Debtor Release, was negotiated by sophisticated parties represented by able counsel and advisors, including the Consenting Stakeholders and the Committee. The Debtor Release is therefore the result of a hard fought and arm’s-length negotiation conducted in good faith.

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34. The Debtor Release appropriately offers protection to parties that contributed to the Debtors’ restructuring process. Each of the Released Parties made significant concessions in and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release of the Consenting Stakeholders party to the Plan Support Agreement (which has the broad support of parties across the Debtors’ capital structure) is appropriate because the Consenting Stakeholders have agreed, as applicable, to equitize a significant portion of their Claims and provide exit financing commitments through the Backstop Agreement and Commitment Letter in order to significantly deleverage the Debtors’ prepetition capital structure and provide additional liquidity.

35. The scope of the Debtor Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical importance of the Debtor Release to the Plan.

(v)	Third-Party Release

36. Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release is an essential provision of the Plan and is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims and Causes of Action released thereby; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders; (d) critical to the overall success of the Plan; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

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37. The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release facilitated participation of critical parties-in-interest in both the Plan process and the chapter 11 process generally. The Third-Party Release was critical to incentivizing parties-in-interest to support the Plan by providing critical concessions and funding, and to preventing costly and time-consuming litigation regarding various parties’ respective rights and interests. The Third-Party Release was a core negotiation point and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. The Third-Party Release is designed to provide finality for the Debtors, the Reorganized Debtors, and the Released Parties. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ Restructuring.

38. The Third-Party Release is consensual. The Plan and the Disclosure Statement provide appropriate and specific disclosure with respect to the Entities, Claims, and Causes of Action that are subject to the Third-Party Release and no additional disclosure is necessary. As evidenced by the Solicitation Affidavit and Publication Affidavit, the Debtors provided actual notice to all known parties-in-interest, including all known Holders of Claims and Interests, as well as published notice in national and international publications for the benefit of unknown parties-in-interest, and no further or other notice is necessary. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the applicable notices. All Releasing Parties were properly informed that unless they checked the “Opt Out” box on the applicable Ballot or opt-out form and returned the same in advance of the Voting Deadline, they would be deemed to have expressly consented to the release of all Claims and Causes of Action against the Released Parties.

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39. The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of these Chapter 11 Cases, as it explicitly does not provide a release for (a) post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, any Restructuring Document, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or any Claim or obligation arising under the Plan, (b) the rights of Holders of Allowed Claims or Interests to receive distributions under the Plan, and (c) any Claims related to any act or omission that is determined to have constituted willful misconduct, gross negligence, or actual fraud, solely to the extent as determined by a final order of a court of competent jurisdiction.

40. In light of, among other things, the consensual nature of the Third-Party Release, the critical role of the Third-Party Release in obtaining the requisite support of the Debtors’ stakeholders needed to confirm the Plan, and the significant value provided by the Released Parties to the Debtors’ Estates, the Third-Party Release is appropriate.

(vi)	Exculpation

41. The exculpation provisions set forth in Article VIII.E of the Plan are essential to the Plan, appropriate under applicable law, and constitute a proper exercise of the Debtors’ business judgment. The exculpation provisions were proposed in good faith, were formulated following extensive, good faith, arm’s-length negotiations with key constituents, and are appropriately limited in scope to achieve the overall purpose of the Plan. Each Exculpated Party made significant contributions to the Chapter 11 Cases, including with respect to the negotiation and implementation of the Restructuring embodied in the Plan. The exculpation provisions do not relieve any party of liability for an act or omission to the extent such act or omission is determined

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by a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence. The record in the Chapter 11 Cases fully supports the exculpation provisions, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation arising from their participation in the Chapter 11 Cases and the Debtors’ restructuring and are consistent with the Bankruptcy Code and applicable law.

(vii)	Discharge; Release of Liens

42. The discharge and release provisions set forth in Articles VIII.A and VIII.B of the Plan are essential to the Plan and are necessary to preserve and enforce the discharges provided under the Plan, as well as the Debtor Release, the Third-Party Release, and the exculpation provisions of the Plan. Such discharge and release provisions are appropriately tailored to achieve those purposes.

(viii)	Injunction

43. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement, preserve, and enforce the discharge, release, and exculpation provisions of the Plan. The injunction provisions are appropriately tailored to achieve those purposes.

(ix)	Preservation of Claims and Causes of Action

44. Article IV.Q of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors as provided by the Plan. For the avoidance of doubt, no Causes of Action released pursuant to Article VIII of the Plan shall be retained by the Reorganized Debtors against any of the RCF Agent, the RCF Lenders, the Ad Hoc Group and its members, or each of their respective related Persons listed in clause (k) of the definition of “Released Parties” set forth in

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the Plan, each in their capacity as such. The Plan is sufficiently specific with respect to the Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties-in-interest received adequate notice with respect to such retained Causes of Action. The provisions regarding the preservation of Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests.

(x)	Other Appropriate Provisions (11 U.S.C. § 1123(b)(6))

45. The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for (a) distributions to Holders of Claims and Interests, (b) allowance of certain Claims, (c) indemnification obligations, and (d) retention of Court jurisdiction, thereby satisfying the requirements of section 1123(b)(6) of the Bankruptcy Code.

Q.	Cure of Defaults (11 U.S.C. § 1123(d))

46. Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract or Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter. Any disputed Cure Amount will be determined in accordance with the procedures set forth in Article V.C of the Plan and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts or Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. The Debtors provided sufficient notice to the counterparties to the Executory Contracts and Unexpired Leases to be assumed under the Plan. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

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R.	Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2))

47. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

48. The Debtors and their agents solicited votes to accept or reject the Plan after the Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

49. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan.

50. So long as the offering, issuance, and distribution of recoveries under the Plan are made pursuant to, and in compliance with, the Plan, the Debtors, the Debtors’ directors and officers, and the Debtors’ agents will have participated in such offering, issuance, and distribution of recoveries in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, therefore, are not, and will not be, on account of such offering, issuance, and distributions, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder.

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S.	Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3))

51. The Debtors have proposed the Plan (including the Plan Supplement and all other documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the process leading to its formulation, the process leading to Confirmation, the support of Holders of Claims and Interests in the Voting Classes for the Plan, and the transactions to be implemented pursuant thereto. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors. The Plan and the Restructuring Documents are the product of extensive negotiations conducted at arm’s length among, as applicable, the Debtors, the Consenting Stakeholders, the Committee, and their respective professionals. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and each is integral to the Plan, supported by valuable consideration, and necessary to the Debtors’ successful reorganization. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

T.	Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4))

52. Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

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U.	Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5))

53. The identities of Reorganized Diamond Offshore’s initial directors and officers have been disclosed at or prior to the Confirmation Hearing. The proposed officers and directors for Reorganized Diamond Offshore are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of the Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

V.	No Rate Changes (11 U.S.C. § 1129(a)(6))

54. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate change over which a governmental regulatory commission has jurisdiction.

W.	Best Interests of Holders of Claims and Interests (11 U.S.C. § 1129(a)(7))

55. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit F to the Disclosure Statement and the other evidence related thereto in support of Confirmation that was presented, proffered, or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses and evidence were prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

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X.	Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8))

56. Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 5 (General Unsecured Claims) are Unimpaired by the Plan under section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. As established by the Voting Certification, Class 3 (RCF Claims), Class 4 (Senior Note Claims), and Class 7 (Existing Parent Equity Interests) are Impaired by the Plan and have voted to accept the Plan by the requisite numbers and amounts of Claims and Interests. Claims and Interests in Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests) are either Unimpaired or Impaired, and Holders of such Claims and Interests are presumed to have accepted the Plan or deemed to reject the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Y.	Treatment of Claims Entitled to Priority Under § 507 of the Bankruptcy Code (11 U.S.C. § 1129(a)(9))

57. The treatment of Administrative Claims, Priority Tax Claims, and Other Priority Claims pursuant to Articles II and III of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

Z.	Acceptance by at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10))

58. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Certification, the Voting Classes, each of which is Impaired, have voted to accept the Plan by the requisite numbers and amounts of Claims and Interests, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

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AA.	Feasibility (11 U.S.C. § 1129(a)(11))

59. The financial projections attached as Exhibit G to the Disclosure Statement and the evidence that was proffered or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, and credible; (b) have not been rebutted by other evidence; (c) utilize reasonable and appropriate methodologies and assumptions; (d) establish that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and in the ordinary course of business, and that Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

BB.	Payment of Fees (11 U.S.C. § 1129(a)(12))

60. As set forth in Article II.D of the Plan, all Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. Amounts due thereafter shall be paid by the Reorganized Debtors until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

CC.	Retiree Benefits (11 U.S.C. § 1129(a)(13))

61. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.U of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code), if any, on and after the Effective Date in accordance with applicable law. Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

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DD.	No Domestic Support Obligations (11 U.S.C. § 1129(a)(14))

62. The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

EE.	None of the Debtors is an Individual (11 U.S.C. § 1129(a)(15))

63. None of the Debtors is an individual. Accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

FF.	No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16))

64. The Debtors are a moneyed, business, or commercial corporation. Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

GG.	“Cram Down” Requirements (11 U.S.C. § 1129(b))

65. Pursuant to Article III.B of the Plan, Claims and Interests in Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests) are either Unimpaired or Impaired, and Holders of such Claims and Interests are presumed to have accepted the Plan or deemed to reject the Plan. To the extent the requirements of section 1129(a)(8) of the Bankruptcy Code may not have been met with respect to Class 6 and Class 8, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” pursuant to section 1129(b)(1) and is “fair and equitable” pursuant to section 1129(b)(2), with respect to Classes 6 and 8. Based upon the evidence proffered, adduced, and presented by the Debtors prior to or at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and 1129(b)(2) of the Bankruptcy Code, because to the extent the Plan treats any Classes differently, there are valid business, legal, and factual reasons to do so.

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Specifically, any Holders of Intercompany Claims and Intercompany Interests are legally distinct in nature from all other Classes—no other Classes have similar legal rights. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed notwithstanding any deemed rejection of the Plan by Class 6 (Intercompany Claims) and Class 8 (Intercompany Interests).

HH.	Only One Plan (11 U.S.C. § 1129(c))

66. The Plan (including previous versions thereof) is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

II.	Principal Purpose of the Plan (11 U.S.C. § 1129(d))

67. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

JJ.	Not Small Business Cases (11 U.S.C. § 1129(e))

68. These Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

KK.	Satisfaction of Confirmation Requirements

69. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

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LL.	Plan Implementation

70. The terms of the Plan, including the Plan Supplement and the Restructuring Documents, and all exhibits and schedules thereto, and all other agreements, instruments, or other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (the “Plan Documents”), are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith and at arm’s length, are fair and reasonable, and are reaffirmed and approved.

MM.	Binding and Enforceable

71. The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any and all Holders of Claims and/or Interests and each such Holder’s respective agents, successors, and assigns (whether or not the Claim and/or Interest is Impaired under the Plan, whether or not such Holder has accepted or rejected the Plan, and whether or not such Holder is entitled to a distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts or Unexpired Leases with the Debtors. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate the Plan and the transactions contemplated thereby.

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NN.	Executory Contracts and Unexpired Leases

72. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Article V of the Plan. Each assumption of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan shall be legal, valid, and binding upon the Debtors or the Reorganized Debtors, as applicable, and their successors and assigns and each non-Debtor party and its successors and assigns to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. Except as set forth in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors or the Reorganized Debtors, as applicable, will cure defaults (if any) under or relating to each Executory Contract and Unexpired Lease assumed under the Plan.

OO.	Exit Facilities

73. The Exit Revolving Credit Facility, the Exit Term Loan Credit Facility, and the Exit Notes are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Additionally, the Debtors have exercised reasonable business judgment in determining to enter into the Exit Facilities and have provided sufficient and adequate notice of the material terms of the Exit Facilities. The terms and conditions of the Exit Facilities are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and have been negotiated in good faith and at arm’s length.

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74. The Exit Facilities and Exit Facilities Documents, and all transactions contemplated thereby and thereunder (including, without limitation, the payment of all premiums, fees, consideration, indemnities, and expenses thereunder, and the granting by the Debtors, the Reorganized Debtors, and their Non-Debtor Affiliates of first priority, perfected Liens on substantially all their respective assets and property, and all proceeds thereof, for the benefit of the Collateral Agent (as defined in Exhibit A attached to the Plan) and other secured parties, in accordance with the Plan (the “Exit Liens”)), are appropriate. The Debtors and Reorganized Debtors are authorized, without (a) further approval of the Court, (b) approval, consent or waiver of any other party (including any counterparty (a “Contract Counterparty”) to a contract by and among any Debtor, Reorganized Debtor or Non-Debtor Affiliate (in such capacity, a “Contractor”) and such Contract Counterparty for the provision of rigs, equipment, goods, services or insurance (a “Contract”), provided that the applicable Contract Counterparty has received actual notice or constructive notice (including pursuant to the issuance of the Confirmation Order by the Court) of the granting of the Exit Liens), or (c) further corporate, limited liability company, or similar action, to execute and deliver all agreements, documents, instruments, and certificates relating to the Exit Facilities and perform their obligations thereunder, including, without limitation, the creation and perfection of the Exit Liens in connection therewith. The Contract Counterparties are not entitled to take any action that (x) would be contrary to the creation or perfection of any Exit Lien, or (y) upon the granting of any Exit Lien by any Debtor, Reorganized Debtor or Non-Debtor Affiliate, terminate the respective Contract, reduce payments to the Contractor thereof, or exercise any other rights or remedies thereunder in relation to the granting of the Exit Liens, provided that the applicable Contract Counterparty has received actual notice or constructive notice (including pursuant to the issuance of the Confirmation Order by the Court) of the granting of the Exit Liens.

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PP. Issuance of New Diamond Common Shares and New Warrants

75. The issuance of the New Diamond Common Shares and the New Warrants is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests. The Debtors or Reorganized Debtors, as applicable, are authorized without further approval of this Court or any other party, to issue the New Diamond Common Shares and the New Warrants in accordance with the Plan, the Plan Supplement, and the Plan Documents and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.

QQ. Disclosure of Facts

76. The Debtors have disclosed all material facts regarding the Plan, the Plan Documents, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

RR. Good Faith

77. The Debtors have proposed the Plan with the legitimate and honest purpose of maximizing the value of each of the Debtors’ Estates for the benefit of their stakeholders. The Plan gives effect to many of the Debtors’ restructuring initiatives, including implementing value-maximizing restructuring transactions. Accordingly, the Debtors (and all of their respective stockholders, members, officers, directors, agents, financial advisers, attorneys, employees, partners, Affiliates, and representatives) have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code and the aforementioned parties have acted in good faith within the meaning of sections 1125(e) and 1126(e) of the Bankruptcy Code.

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ORDER

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

78. Confirmation. The Plan, attached hereto as Exhibit 1, and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Plan, including the Plan Supplement and other Plan Documents, are hereby authorized and approved. The terms of the Plan and the Plan Supplement are incorporated herein by reference and are an integral part of this Confirmation Order. The Debtors are authorized to implement and consummate the Plan and the Plan Documents, including taking all actions necessary, advisable, or appropriate to finalize the Plan Documents and to effectuate the Plan and the Restructuring Transactions, without any further authorization or action by any person, body or board of directors except as may be expressly required by the Plan or this Confirmation Order. The terms of the Plan (including all consent rights provided therein), the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date on all parties-in-interest, including the Reorganized Debtors and all Holders of Claims and Interests. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of this Court. All Holders of Claims and Interests that voted to accept the Plan are conclusively presumed to have accepted the Plan as it may have been amended or modified by the foregoing. The failure to specifically include or refer to any particular article, section, or provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness or enforceability of such article, section, or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by reference.

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79. Objections. All objections to Confirmation of the Plan and other responses, comments, statements, or reservation of rights, if any, in opposition to the Plan have been overruled in their entirety and on the merits to the extent not otherwise withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order, unless otherwise indicated herein. All withdrawn objections, if any, are deemed withdrawn with prejudice.

80. Findings and Conclusions. The findings of fact and conclusions of law set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Court at the Confirmation Hearing in relation to confirmation of the Plan are hereby incorporated into this Confirmation Order. To the extent any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the conclusions of law constitute findings of fact, they are adopted as such.

81. Notice. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based on the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Complex Case Procedures.

82. Solicitation. The solicitation of votes on the Plan complied with the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Complex Case Procedures. The solicitation of votes on the Plan was exempt from the registration requirements of the Securities Act and applicable state securities laws. No other non-bankruptcy law applies to the solicitation.

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83. Binding Effect. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date where applicable, the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims and Interests (regardless of whether such Claims and Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan or this Confirmation Order, each Entity acquiring property under the Plan or this Confirmation Order, each Contract Counterparty, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan and this Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on the Plan.

84. Special Provision for Governmental Units. Nothing in this Confirmation Order or the Plan (a) discharges, releases, precludes, or enjoins any liability to the United States or any State or (b) shall affect any valid right of setoff or recoupment of the United States or any State; provided, however, that notwithstanding anything to the contrary in this paragraph, the Bar Date Order and the Governmental Bar Date (as defined in the Bar Date Order) shall apply to all Claims of Governmental Units in accordance with the terms of the Bar Date Order. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Governmental Unit that any Entity would be subject to as the owner or operator of property after the Effective Date; or (d) any liability to a Governmental Unit (including a Claim) on the part of any Person other than the Debtors or Reorganized Debtors. The rights and defenses of the Debtors, the Reorganized Debtors, and any Non-Debtor Affiliates under non-bankruptcy law with respect to the foregoing are fully preserved.

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85. Vesting of Assets. Except as otherwise provided in the Plan or this Confirmation Order, any agreement, instrument, or other document incorporated in the Plan, this Confirmation Order or the Plan Supplement, or pursuant to any other Final Order of the Court, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan or this Confirmation Order shall vest in each respective Reorganized Debtor on the Effective Date, free and clear of all Liens, Claims, charges, rights, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests or Causes of Action without supervision or approval by the Court free of any restrictions under the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Court.

86. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Restructuring Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to or order of the Court or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

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87. Plan Implementation. The provisions of Article IV of the Plan regarding the means for implementing the Plan are approved in their entirety. The Debtors and the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including entry into and consummation of the transactions contemplated in the Plan Documents. The Plan Documents shall, upon execution, constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms and not in conflict with any law. The Debtors and the Reorganized Debtors, as applicable, the Exit Agents, the Exit Revolving Credit Facility Lenders, the Exit Term Loan Lenders, and the Exit Noteholders are authorized to take any action reasonably necessary or appropriate to consummate such Plan Documents and the Restructuring Transactions. On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, the Exit Agents, the Exit Revolving Credit Facility Lenders, the Exit Term Loan Lenders, and the Exit Noteholders may take all actions consistent with the Plan, this Confirmation Order, the Plan Support Agreement, the Backstop Agreement, the Restructuring Transaction Memorandum, and any other Plan Document as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan, including: (a) the execution, adoption, amendment, and/or delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, interest, right, Liability, debt, or obligation on terms consistent with the terms of the Plan and this Confirmation Order and having other terms for which the applicable parties agree, including the Exit Facilities, the Rights Offerings, and New Warrants; (b) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable Law; (c) the execution, adoption, amendment, and/or delivery of the applicable documents included in

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the Plan Supplement to the extent required by the Debtors, including, but not limited to, the Plan Documents where relevant; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, in the most tax-efficient manner to the extent commercially reasonable, including making filings or recordings that may be required by applicable Law and opening new bank accounts, but in each case only to the extent not inconsistent with the Plan Support Agreement and the Backstop Agreement.

88. Except as otherwise provided in the Plan or this Confirmation Order, any agreement, instrument or other document incorporated in the Plan, this Confirmation Order or the Plan Supplement, or as a result of the Restructuring Transactions, each Debtor shall continue to exist after the Effective Date as a separate corporation or other form of Entity under governing law with all the powers of such corporation, limited liability company or other form of Entity, as the case may be, pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation documents) are amended by the Plan, this Confirmation Order or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan or this Confirmation Order and require no further action or approval, including from any Contract Counterparty related to any Contract (other than any requisite filings required under applicable state, provincial, federal, or foreign law).

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89. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Court in all respects, including, as applicable: (a) the execution and delivery of the Plan Documents and any related instruments, agreements, guarantees, filings, or other related documents; (b) the implementation of the Restructuring Transactions; and (c) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection with the Plan, are hereby deemed to have occurred and be effective prior to or after the Effective Date, as applicable, under this Confirmation Order without further application to or order of the Court or further action by the shareholders, members, directors, or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the shareholders, members, directors, or managers, as applicable, of the Debtors or Reorganized Debtors.

90. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the Plan Documents and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Court. The authorizations and approvals contemplated in this paragraph shall be effective notwithstanding any requirements under non-bankruptcy law or any assumed contract, including the Contracts.

91. Subject to the terms of the Plan, the Plan Support Agreement, the Backstop Agreement, and the other Restructuring Documents, the Debtors or Reorganized Debtors, as applicable, are hereby authorized immediately upon entry of this Confirmation Order without the need to seek any third-party consents (including under the Contracts), corporate approvals, or further approvals of this Court to take any and all actions necessary to implement the Restructuring Transactions.

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92. Rights Offerings. Prior to the Effective Date, the applicable Debtors have commenced the Rights Offerings in accordance with the Rights Offerings Procedures, the Backstop Agreement, and the Backstop Order. On the Effective Date, the Reorganized Debtors shall consummate the Rights Offerings in accordance with the Rights Offerings Procedures, the Backstop Agreement, the Backstop Order, the Exit Notes Documents, the Plan, and this Confirmation Order.

93. New Organizational Documents. The New Organizational Documents are hereby approved. The Debtors and the Reorganized Debtors, as applicable, are authorized without further approval of the Court or any other party to make modifications to the New Organizational Documents in accordance with the Plan and the Plan Support Agreement, to execute and deliver all agreements, documents, instruments, and certificates relating to the New Organizational Documents, and to take such other actions as deemed reasonably necessary and appropriate to perform their obligations thereunder. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New Organizational Documents will be governed by the choice of law and jurisdictional provisions set forth therein.

94. Issuance of New Diamond Common Shares and New Warrants Approved. On the Effective Date, Reorganized Diamond Offshore is authorized to issue, or cause to be issued, and shall issue the New Diamond Common Shares and New Warrants in accordance with the terms of the Plan without the need for any further corporate action. All of the New Diamond Common Shares and New Warrants issuable under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable when so issued.

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95. Approval of Exit Facilities. The Debtors and Reorganized Debtors, as applicable, are hereby authorized without further notice to or action, order or approval of the Court to enter into, perform under, and consummate the transactions contemplated by the Exit Facilities and the Exit Facilities Documents and shall execute and deliver on the Effective Date, as applicable, all agreements, documents, instruments and certificates relating to the Exit Facilities, including the Exit Facilities Documents, in each case that are contemplated by the Exit Facilities Documents to be executed and/or delivered, as applicable, on the Effective Date. All such documents are approved, incorporated in the Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Plan.

96. On the Effective Date, the Exit Facilities Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable Law, the Plan, this Confirmation Order or on account of the Confirmation or consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted on the Effective Date in accordance with the Exit Facilities and the Exit Facilities Documents shall (a) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents without (i) further approval of the Court, (ii) any approvals, consents or waivers of any other party (including any Contract Counterparty to a Contract for the provision of rigs, equipment, goods, services, or insurance, provided that such Contract Counterparty has received actual notice

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or constructive notice (including pursuant to the issuance of the Confirmation Order by the Court) of the granting of the Exit Liens), or (iii) further corporate, limited liability company or similar action, as applicable, by any Debtor or Reorganized Debtor, (b) be deemed automatically attached and perfected on the Effective Date, subject to and in accordance with the terms of the Exit Facilities Documents, and (c) not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

97. Allowance of RCF Claims. Notwithstanding anything to the contrary set forth in the Plan, in this Confirmation Order, any applicable schedule or proof of claim, or the claims register, the principal, unpaid accrued interest, and other obligations comprising the RCF Claims shall be Allowed in the amount of $444,673,189.83 as of the Petition Date, plus accrued and unpaid post-petition interest through the Effective Date, pursuant to, and at the interest rates prescribed by, the RCF Credit Agreement; provided that (a) interest accruing on Eurodollar Loans (as defined in the RCF Credit Agreement) that were outstanding on the Petition Date shall be calculated by reference to the Eurodollar Rate (as defined in the RCF Credit Agreement) for the period from the Petition Date through September 21, 2020, and by reference to the Alternate Base Rate (as defined in the RCF Credit Agreement) thereafter through the Effective Date, (b) interest accruing on all other RCF Claims after the Petition Date through the Effective Date shall be calculated by reference to the Alternate Base Rate, and (c) interest accruing on all of the RCF Claims after the Petition Date through the Effective Date shall include any applicable default rate pursuant to the RCF Credit Agreement.

98. Allowance of Senior Notes Claims. Notwithstanding anything to the contrary set forth in the Plan, in this Confirmation Order, any applicable schedule or proof of claim, or the claims register, the principal and unpaid accrued interest as of the Petition Date comprising the Senior Notes Claims shall be Allowed in the amount of $2,044,877,422.90.

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99. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence or pursue any and all Causes of Action not released pursuant to Article VIII of the Plan, this Confirmation Order, or any other Final Order of the Court, whether arising before or after the Petition Date, including the Preserved Causes of Action, and such Causes of Action shall vest in the Reorganized Debtors as of the Effective Date. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, no Causes of Action released pursuant to Article VIII of the Plan shall be retained by the Reorganized Debtors against any of the RCF Agent, the RCF Lenders, the Ad Hoc Group and its members, or each of their respective related Persons listed in clause (k) of the definition of “Released Parties” set forth in the Plan, each in their capacity as such. For the further avoidance of doubt, the Debtors’ failure to specify any Causes of Action in the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above. No Entity may rely on the absence of a specific reference in the Plan or the Plan Supplement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action that are not released pursuant to Article VIII of the Plan against any Entity, except as otherwise provided in the Plan or this Confirmation Order.

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100. Release of Liens. Except as otherwise specifically provided in the Plan, this Confirmation Order or the Exit Facilities Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facilities Documents), on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and this Confirmation Order and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with Article III of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (including, without limitation, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates asserted on account of a Disallowed Claim) shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or Order of the Court and without any action or Filing being required to be made by the Debtors. In addition, on or after the Effective Date, at the written request and sole expense of the Debtors or the Reorganized Debtors, as applicable, the RCF Agent shall execute and deliver all documents reasonably requested by the Debtors, the Reorganized Debtors, or the Exit Agents to evidence the release of all mortgages, deeds of trust, Liens, pledges, and other security interests (including as required under the laws of other jurisdictions for non- U.S. security interests) securing the obligations of the Debtors under the RCF Credit Agreement or the RCF Claims and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

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101. Directors and Officers of Reorganized Debtors. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed during or in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as officers of the Reorganized Debtors. As of the Effective Date, the New Board shall be appointed in accordance with the Plan. Except as otherwise provided in the Plan, this Confirmation Order, the Plan Supplement, or the New Organizational Documents, the officers of the Debtors immediately before the Effective Date shall serve as the initial officers of the Reorganized Debtors on the Effective Date. Such directors and officers shall be deemed elected or appointed, as applicable, and authorized to serve as directors and officers of the Reorganized Debtors pursuant to the terms of the applicable organizational documents of each Reorganized Debtor. Such appointment and designation is hereby approved and ratified as being in the best interests of the Debtors and their creditors and consistent with public policy, and such directors and officers hereby are deemed elected and appointed, as applicable, to serve in their respective capacities as of the Effective Date without further action of the Court, the Reorganized Debtors, or their equity holders. Upon the Effective Date, the existing boards of directors of the Debtors shall be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization or approval of any Person or Entity.

102. Exemption from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, distribution, and sale of the New Diamond Common Shares (including the New Diamond Common Shares issued in connection with the Rights Offerings and issuable upon exercise of the New Warrants), Subscription Rights, Exit Notes issued in connection with the Rights Offerings, Commitment Premium Exit Notes

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issued as payment of the Commitment Premium, and New Warrants by the Debtors on account of Claims or Interests as contemplated by the Plan or this Confirmation Order (in each case, other than the Unsubscribed Stapled Securities and the Private Placement Stapled Securities issued or purchased pursuant to the Backstop Agreement) will be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities. Except as set forth in the Plan, such securities shall not be “restricted securities” as defined in Rule 144(a)(3) of the Securities Act and will be freely tradeable and transferable by any initial recipient thereof that is by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (b) compliance with the rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Organizational Documents; and (d) applicable regulatory approval, if any.

103. The offering, issuance, distribution, and sale of any Unsubscribed Stapled Securities or Private Placement Stapled Securities pursuant to the Backstop Agreement will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated under the Securities Act. When issued, such securities will be “restricted securities” as defined in Rule 144(a)(3) of the Securities Act and will be subject to resale restrictions, including any applicable holding periods, and may be resold, exchanged, assigned, or otherwise transferred only pursuant to an effective registration statement or an available exemption from registration requirements of the Securities Act and other applicable Law.

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104. If the ownership of the Exit Notes, New Diamond Common Shares, New Warrants, or New Diamond Common Shares issuable upon any exercise of the New Warrants is reflected through the facilities of DTC, neither the Debtors, the Reorganized Debtors, nor any other Person shall be required to provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the Exit Notes, New Diamond Common Shares, New Warrants, or New Diamond Common Shares issuable upon any exercise of the New Warrants under applicable securities laws.

105. Cooperation by DTC. DTC, Computershare, Inc. (together with its subsidiaries and affiliates, “Computershare”), and any participants and intermediaries shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. DTC, Computershare, and any participants and intermediaries shall be required to accept and conclusively rely upon the Plan or this Confirmation Order in lieu of a legal opinion regarding whether the New Diamond Common Shares (including any New Diamond Common Shares issuable upon any exercise of the New Warrants or upon exercise of the Subscription Rights) and the New Warrants are exempt from registration and/or eligible for book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan and except as required by the Backstop Agreement, no Entity (including, for the avoidance of doubt, DTC and Computershare) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Diamond Common Shares (including the New Diamond Common Shares issuable upon any exercise of the New Warrants or upon exercise of the Subscription Rights) or the New Warrants are exempt from registration and/or eligible for book- entry delivery, settlement, and depository services.

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106. Plan Classification Controlling. The terms of the Plan shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. All rights of the Debtors and the Reorganized Debtors to seek to reclassify Claims and/or Interests are expressly reserved.

107. Immediate Binding Effect. Pursuant to section 1141 of the Bankruptcy Code and the other applicable provisions of the Bankruptcy Code, on or after entry of this Confirmation Order and subject to the occurrence of the Effective Date where applicable, the terms of this Confirmation Order, the Plan, the Plan Supplement, the Restructuring Documents, and any documents related or ancillary thereto shall be immediately effective and enforceable and deemed binding upon the Debtors and the Reorganized Debtors, as applicable, any and all Holders of Claims and Interests (irrespective of whether such Claims and Interests are impaired under the Plan or whether the Holders of such Claims and Interests accepted or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions set forth in the Plan, any other person giving, acquiring, or receiving property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors, any other party-in-interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of the foregoing. All Claims and Interests shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan and this Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on the Plan. On the Effective Date, all settlements (including the Plan Support Agreement and the Backstop Agreement), compromises, releases (including the releases set forth in Articles VIII.B, VIII.C, and VIII.D of the Plan), waivers, discharges, exculpations, and injunctions set forth in the Plan shall be effective and binding on all Persons who may have had standing to assert any settled, compromised, released, waived, discharged, exculpated or enjoined Causes of Action after the Effective Date.

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108. Distributions. All distributions pursuant to the Plan shall be made in accordance with Article VII of the Plan, and such methods of distribution are approved. For the avoidance of doubt, except as otherwise provided in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Interests.

109. Treatment of Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan are hereby approved in their entirety. For the avoidance of doubt, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Claims, all Executory Contracts and Unexpired Leases to which any of the Debtors are a party, including, without limitation, the Backstop Agreement, and which have not expired by their own terms on or prior to the Effective Date, shall be deemed assumed except for any Executory Contracts and Unexpired Leases that (a) are identified on the Schedule of Rejected Contracts; (b) have been previously rejected by a Final Order; (c) are the subject of a motion to reject Executory Contracts and Unexpired Leases that is pending on the Confirmation Date; (d) are subject to a motion to reject Executory Contracts and Unexpired Leases pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) are otherwise rejected pursuant to the terms of the Plan. Any Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Contracts will be deemed rejected as of the Effective Date. For the further avoidance of doubt, in accordance with Article V.J of the Plan and pursuant to the terms of the PCbtH Assumption Order, the Amended PCbtH Contracts are deemed assumed and the EFS BOP Guaranty shall be Reinstated on the Effective Date and remain in full force and effect with respect to the Amended EFS BOP Contract.

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110. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of such Executory Contracts and Unexpired Leases or the validity, priority, or amount of any Claims that may arise in connection therewith.

111. Unless a party to an Executory Contract or Unexpired Lease has timely objected to the Cure Amount identified in the Cure Notice, the Debtors shall pay such Cure Amounts in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to any Executory Contracts and Unexpired Leases that have been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to this Confirmation Order, shall be deemed Disallowed and expunged without the need for any objection thereto or any further notice to or action, Order, or approval of the Court or any other Entity upon the assumption of such Executory Contracts and Unexpired Leases.

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112. Any Executory Contracts and Unexpired Leases of the Debtors that are identified on the Schedule of Rejected Contracts as being rejected or that are otherwise rejected pursuant to the terms of the Plan or this Confirmation Order (collectively, the “Rejected Contracts”) are rejected by the applicable Debtors, and such rejections are hereby approved by this Court pursuant to sections 365(a) and 1123 of the Bankruptcy Code, with such rejections effective as of, and subject to the occurrence of, the Effective Date. Rejection of any Rejected Contract pursuant to the Plan or otherwise will not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Rejected Contract. All Proofs of Claim with respect to Claims arising from or in connection with the rejection of the Rejected Contracts, if any, must be filed with this Court within thirty (30) days after the date of the Order of this Court (including this Confirmation Order) approving such rejection (such Claims, the “Rejection Claims”). Any and all Rejection Claims not filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or the property of the foregoing parties without the need for any objection by the Debtors or Reorganized Debtors, as applicable, or further notice to or action, Order, or approval of the Court or any other Entity, and any Rejection Claims shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary, and all such Rejection Claims will be subject to the injunction set forth in Article VIII.F of the Plan.

113. At any time up to and including the Effective Date and without altering or limiting the other provisions of the Plan or this Confirmation Order, the Debtors may seek to alter, amend, modify, or supplement the Schedule of Rejected Contracts (subject to the reasonable consent of the Requisite Consenting Stakeholders), including to add or remove any Executory Contracts or Unexpired Leases.

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114. Exemption from Transfer Taxes. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property pursuant to the Plan or this Confirmation Order (including under any of the Restructuring Documents and related documents) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment. Upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Each and every federal, state, local, and other government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

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115. Filing and Recording. This Confirmation Order is and shall be binding upon and govern the acts of all persons or entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract to accept, file, register, or otherwise record or release any document or instrument.

116. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, local, or other governmental authority with respect to the dissemination, implementation, or Consummation of the Plan and the Plan Documents and any other acts referred to in, or contemplated by, the Plan and the Plan Documents.

117. Tax Withholding. In connection with the Plan, including Article VII.J, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate (subject to consultation with the Requisite Consenting Stakeholders). Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

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118. Release, Exculpation, Discharge, Injunction, and Related Provisions. The release, exculpation, discharge, injunction, and related provisions set forth in the Plan, including, without limitation, the Debtor Release and the Third-Party Release, are essential to the Plan and are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party except as otherwise specifically provided in this Confirmation Order.

119. Except as otherwise specifically provided in section 1141(d) of the Bankruptcy Code, the Plan, or this Confirmation Order and effective as of the Effective Date: (a) the distributions, rights, and treatments that are provided in the Plan or this Confirmation Order, if any, shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against, Interests in, and Causes of Action against the Debtors or the Reorganized Debtors of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against Liabilities of, Liens on, obligations of, rights against, and interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan and this Confirmation Order on account of such Claims or Interests, including demands, Liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not the Holder of such a Claim or Interest has accepted the Plan. The entry of this Confirmation Order constitutes a judicial determination of the discharge of all Claims and Causes of Action against and Interests in the Debtors, subject to the occurrence of the Effective Date.

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120. Employee Matters. The entry of this Confirmation Order constitutes approval of the terms of the Employee Matters Term Sheet, including, without limitation, with respect to the Management Incentive Plan (the “MIP”), the Deferred Payment, and the Employee Compensation Plans, and authorization for the Reorganized Debtors and the New Board to implement the terms of the Employee Matters Term Sheet in accordance with the Plan, including by entering into any agreements, plans, or other documents necessary to effectuate the Employee Compensation Plans and document the rights, benefits, and covenants contemplated by the Employee Matters Term Sheet. Except as otherwise provided in the Plan, this Confirmation Order, or the Plan Supplement, all written employment, severance, retirement, indemnification, and other similar employee-related agreements or arrangements in place as of the Effective Date with the Debtors, retirement income plans and welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, including the Employee Compensation Programs as modified pursuant to the terms of the Plan and the SERP, shall be assumed (as may have been amended or modified prior to or on the Effective Date, subject to any required amendments contemplated by the Employee Matters Term Sheet) by the Reorganized Debtors and shall remain in place after the Effective Date, as may be amended or modified by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Debtors, on the other hand, as applicable, or, after the Effective Date, by agreement with the Reorganized Debtors; provided, in each case, that any such amendments or modifications are consistent with the Employee Matters Term Sheet and the Reorganized Debtors will continue to honor such

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agreements, arrangements, programs, and plans. On the Effective Date, the Reorganized Debtors shall adopt, approve, and authorize the Employee Compensation Plans. Promptly on or as soon as reasonably practicable after the Effective Date, the New Board shall adopt and implement the MIP in accordance with the terms of the Plan, including by allocating the Emergence Grant Pool within 120 days after the Effective Date. Notwithstanding anything to the contrary in the KEIP Order, the Reorganized Debtors shall make the Deferred Payment (to the extent actually earned by KEIP Participants) to KEIP Participants on the Effective Date. In addition, the Debtors or Reorganized Debtors (as applicable) shall make all earned payments under the KEIP as soon as reasonably practicable after the end of any Performance Period occurring on or after the Confirmation Date for as long as the KEIP remains in effect; provided that the Deferred Payment for any such Performance Period shall be paid on the Effective Date. The entry of this Confirmation Order constitutes approval of such payments and the Employee Compensation Programs as modified by the Plan, and the Debtors and Reorganized Debtors (as applicable) are hereby authorized to make such payments in accordance with the terms of the Plan.

121. Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Plan or as otherwise provided in the Plan, this Confirmation Order or any agreement, instrument, or other document incorporated in the Plan, this Confirmation Order, or the Plan Supplement, on the Effective Date: (a) the obligations of the Debtors under the RCF Credit Agreement, the Senior Notes Indenture, stock certificates, book entries, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except (i) such Certificates, notes or other instruments or documents evidencing indebtedness or

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obligations of, or Interests in, the Debtors that are specifically Reinstated pursuant to the Plan or this Confirmation Order and (ii) all letters of credit issued by HSBC Bank USA under the RCF Credit Agreement, which shall be treated as set forth in Article IV.D.d of the Plan and rolled into the Exit Revolving Credit Facility in accordance with the Exit Facility Documents) and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, Certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, Certificates, notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are specifically Reinstated pursuant to the Plan or this Confirmation Order) shall be released and discharged. In the cases of clauses (a) and (b) of this paragraph, notwithstanding Confirmation or the occurrence of the Effective Date, any agreement that governs the rights of the RCF Agent and the Senior Notes Trustee, as applicable, or any other Holder of a Claim or Interest shall continue in effect solely for purposes of: (i) enabling Holders of Allowed Claims or Interests to receive distributions under the Plan and this Confirmation Order, as provided herein (in the case of distributions under the Plan to Holders of Senior Notes Claims, subject to the Senior Notes Trustee’s charging lien and priority of payment rights), and for enforcing any rights hereunder or thereunder against parties other than the Debtors, the Reorganized Debtors or their Representatives; (ii) allowing the RCF Agent and Senior Notes Trustee, in accordance with Article VII of the Plan, to make distributions to the Holders of RCF Claims and, subject to the Senior Notes Trustee’s charging lien and priority of payment rights, Holders of Senior Notes Claims, as applicable; (iii) allowing the RCF Agent and Senior Notes Trustee to maintain any right of priority of payment, charging lien, indemnification, exculpation,

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contribution, subrogation, or any other Claim or entitlement it may have under the RCF Documents or the Senior Notes Indenture, as applicable (which shall survive and not be released), other than against the Debtors and the Reorganized Debtors; (iv) allowing the RCF Agent and Senior Notes Trustee to enforce any obligations owed to each of them under the Plan or this Confirmation Order; (v) permitting the RCF Agent and Senior Notes Trustee, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court or any other court, including, without limitation, to enforce any obligations owed to the Senior Notes Trustee or to Holders of Senior Notes Claims under the Plan, this Confirmation Order, or relating to the Senior Notes Indenture; (vi) permitting the RCF Agent and Senior Notes Trustee to exercise their respective rights relating to the interests of the RCF Lenders and Senior Noteholders on account of the RCF Claims or the Senior Notes Claims, as applicable, to the extent consistent with the Plan or this Confirmation Order; (vii) preserving the rights of the RCF Agent and the Senior Notes Trustee to payment of reasonable and documented fees and expenses in connection with the implementation and consummation of the Plan; and (viii) permitting the RCF Agent and Senior Notes Trustee to perform any functions that are necessary to effectuate the foregoing. In no event shall the preceding clauses (i) through (viii) affect the discharge of Claims pursuant to the Bankruptcy Code, this Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan, and nothing in this section shall effect a cancellation of any Subscription Rights, New Diamond Common Shares, New Warrants, or Intercompany Interests. Except as expressly provided in the Plan and this Confirmation Order, on the Effective Date, subject to the RCF Agent and the Senior Notes Trustee complying with any other actions required in the Plan or this Confirmation Order, each of the RCF Agent and the Senior Notes Trustee and their respective agents, successors, and assigns shall be fully discharged of all of their duties and obligations under the Senior Notes Indenture and the applicable RCF Documents, as applicable.

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122. Professional Compensation and Reimbursement Claims. All final requests for payment of Accrued Professional Compensation Claims incurred during the period from the Petition Date through the Effective Date shall be Filed no later than forty-five (45) calendar days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Court orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Court. The amount of Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash to such Professionals when such Claims are Allowed by a Final Order from the Professional Fee Escrow in the case of the Professionals and by the Reorganized Debtors in the case of all other professionals. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or any Order of the Court governing the retention or compensation of Professionals in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Professionals in the ordinary course of business without any further notice to or action, Order, or approval of the Court.

123. Cancellation of Existing Securities Interests. Upon the full payment or other satisfaction of an Allowed Other Secured Claim in accordance with the Plan, the Holder of any such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of a Debtor held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may reasonably be required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests or documents.

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124. Adjustment to Claims Without Objection. Any Claim or Interest that has been paid, satisfied, Reinstated, amended, superseded, cancelled, discharged, or otherwise expunged (including pursuant to the Plan, the Bar Date Order, or this Confirmation Order) may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Court. Upon the Effective Date, any Proofs of Claim filed on account of Existing Parent Equity Interests and any Proofs of Claim filed by individual holders of Senior Notes Claims shall be deemed expunged.

125. Exclusivity Periods Extended. Pursuant to section 1121(d) of the Bankruptcy Code, the Debtors’ exclusive period to file a chapter 11 plan for each Debtor is extended through and including the earlier of the Effective Date and June 21, 2021, and the Debtors’ exclusive period to solicit acceptances of a chapter 11 plan for each Debtor is extended through and including the earlier of the Effective Date and August 20, 2021.

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126. Notice of Entry of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven (7) business days after the Effective Date, the Reorganized Debtors shall file with the Court and serve by email and first class mail or overnight delivery service a notice of the entry of this Confirmation Order and occurrence of the Effective Date (the “Confirmation Notice”), in substantially the form annexed hereto as Exhibit 2, on all Holders of Claims and/or Interests and to all parties on the Master Service List, filed on March 25, 2021 [Docket No. 1167]. Notwithstanding the above, no Confirmation Notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice procedures described in the preceding sentences, no later than fourteen (14) days after the Effective Date, the Reorganized Debtors shall cause the Confirmation Notice, modified for publication, to be published on one occasion in each of the national edition of the New York Times and the global edition of the Financial Times. Mailing and publication of the Confirmation Notice in the time and manner set forth in this paragraph shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice will be necessary.

127. Effect of Confirmation Order on Other Orders. Unless expressly provided for herein, nothing in the Plan or this Confirmation Order shall affect any orders entered in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code or Bankruptcy Rule 9019.

128. Inconsistency. Except as otherwise provided herein, this Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. In the event of any inconsistency between the Plan (including the Plan Supplement) and this Confirmation Order, this Confirmation Order shall control.

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129. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan, and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Court that such compromise and settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and within the range of reasonableness.

130. Headings. Headings utilized herein are for convenience and reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

131. Injunctions and Automatic Stay. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or section 362 of the Bankruptcy Code or any order of the Court and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect through and including the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

132. Authorization to Consummate. The Debtors, the Reorganized Debtors, and the Consenting Stakeholders are authorized to consummate the Plan and the Restructuring Transactions at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver in accordance with Article IX.B of the Plan of the conditions precedent to Consummation set forth in Article IX of the Plan.

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133. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

134. Severability. Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent. The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed mutually nonseverable and mutually dependent.

135. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

136. Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor-in-possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, this Confirmation Order, and any order of the Court that is in full force and effect.

137. All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay all Statutory Fees when due and payable and shall File with the Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee and File quarterly reports until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

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138. Post-Confirmation Modifications and Enforcement. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all Plan Documents that are necessary to effectuate the Plan that do not materially modify the terms of such Plan Documents and are consistent with the Plan, the Plan Support Agreement, and the Backstop Agreement (each subject to any applicable consent or consultation rights set forth therein). Notwithstanding anything to the contrary in the Plan or this Confirmation Order, no modifications to the terms of the Employee Matters Term Sheet that are adverse to the CEO, the Key Employees, or the other employee beneficiaries contemplated thereunder shall be made without the affected employee’s consent. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Plan Support Agreement, and the Backstop Agreement, the Debtors expressly reserve their rights to alter, amend, or materially modify the Plan with respect to the Debtors, one or more times, after Confirmation and, to the extent necessary, may initiate proceedings in this Court to so alter, amend, or modify the Plan, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order as may be necessary to carry out the purposes and intent of the Plan.

139. An act or omission by a Holder of a Claim or Interest in contravention of the provisions of the Plan, the Plan Documents, the Backstop Agreement, or this Confirmation Order shall be deemed an event of default under the Plan. Upon the occurrence of such an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of this Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Court may: (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party in accordance with Bankruptcy Rule 7070;

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(b) enforce the Plan by order of specific performance; (c) award judgment against such defaulting party in favor of the Reorganized Debtors for the damages caused by such default, including reasonable attorneys’ fees and costs; and (d) make such other order as may be equitable, which does not materially alter the terms of the Plan.

140. Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount or in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Committee and/or its counsel, or any other party if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Court.

141. References to Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

142. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan, and related documents, and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

143. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

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144. Dissolution of the Committee. On the Effective Date, the Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided that, following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications and any relief related thereto for compensation by Professionals retained in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals of this Confirmation Order or other appeals to which the Committee is a party; and (c) any adversary proceeding in which the Committee is a party (including by intervention), including any appeals thereof, in the case of clauses (b) and (c) if consistent with the Committee’s duties under the Bankruptcy Code, including section 1103 thereof. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Committee after the Effective Date, except for the fees and expenses incurred by the Committee’s Professionals in connection with the matters identified in clauses (a), (b), and (c) of the foregoing sentence.

145. Closing of Chapter 11 Cases. Article XII.O of the Plan is hereby amended and restated in its entirety as follows: “The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable Order of the Bankruptcy Court to close the Chapter 11 Cases. The Reorganized Debtors are authorized, pursuant to sections 105(a) and 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, to consolidate the administration of the outstanding Claims or Interests and any other remaining matters at a single Debtor in a single Chapter 11 Case, including changing the case caption of such case, if applicable, and enter a decree closing all other pending Chapter 11 Cases.”

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146. Resolutions of Concerns of Certain Parties.

a.

Notwithstanding any other provisions of the Plan, this Confirmation Order or any other order of the Bankruptcy Court, on the Effective Date, all rights and obligations of any party related to (i) the Debtors’ current surety bonds issued by Zurich American Insurance Company and its affiliates (“Zurich” and such bonds, collectively, the “Surety Bonds”) and maintained in the ordinary course of business; (ii) any surety payment and indemnity agreements between Zurich and the Debtors; (iii) any agreements governing collateral, if any, in connection with the Debtors’ Surety Bonds, including but not limited to any collateral currently held and which may be provided to or held by Zurich in the future; and/or (iv) ordinary course premium payments to Zurich for the Debtors’ Surety Bonds and in connection with enforcement of any obligations under any indemnity agreement (collectively, the “Zurich Surety Bond Program” and the Debtors’ obligations arising therefrom, the “Zurich Bond Obligations”) shall continue in full force and effect according to their terms and applicable non-bankruptcy law and are not discharged, enjoined, impaired or released by the Plan in any way. On the Effective Date, all valid liens and security interests, if any, granted to or in connection with the Zurich Surety Bond Program shall be valid, binding, perfected, enforceable liens and security interests with the priorities established under applicable non-bankruptcy law, and shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under any applicable law, the Plan, or this Confirmation Order. For the avoidance of doubt, nothing in the Plan, this Confirmation Order or other agreements between the Debtors and third parties, including, without limitation, any exculpation, release, injunction, exclusions and discharge provision of the Plan, including, without limitation, any of those provisions contained in Article VIII of the Plan, shall bar, alter, limit, impair, release or modify or enjoin any Zurich Bond Obligations. For the avoidance of any doubt, with a reservation of rights to all parties, and only to the extent applicable under law, any agreements related to the Zurich Surety Bond Program are assumed by the Debtors and the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code upon the Effective Date. Nothing in the Plan or this paragraph shall affect in any way Zurich’s rights against any non-Debtor or third party, or any non-Debtor’s or third party’s rights against Zurich, including under the Zurich Surety Bond Program or with regard to the Zurich Bond Obligations. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors and Zurich reserve all rights and defenses with respect to any right, claim, interest, obligation, and all documents related to the Zurich Bond Obligations. Subject to the occurrence of the Effective Date, any and all Claims filed by Zurich in these Chapter 11 Cases (including without limitation proofs of claim nos. 595, 596, 598, and 599) shall hereby be deemed withdrawn as of the Effective Date without Zurich having to file a notice, application, motion, or any other legal proceeding seeking to withdraw such Claims and without any further notice to or action, Order, or approval of the Court or any other parties, and Prime Clerk LLC shall hereby be authorized and directed to update the Claims Register to reflect the withdrawals of such Claims.

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b.

Notwithstanding anything to the contrary in the Plan or this Confirmation Order, any Allowed Claims of Harris County shall be paid in full in cash on the later of (a) ten business days after the Effective Date, or as soon thereafter as is reasonably practical, and (b) when due pursuant to applicable law (subject to any applicable extensions, grace periods, or similar rights under the applicable law). Harris County’s Allowed Claims, if any, shall include all accrued interest properly charged under applicable non-bankruptcy law through the date of payment, to the extent the Texas Tax Code provides for interest with respect to any portion of Harris County’s Claims. The prepetition and postpetition tax liens, if any, of Harris County, to the extent it is entitled to such liens, shall be expressly retained in accordance with applicable non-bankruptcy law until the prepetition and postpetition taxes are paid in full. Any postpetition ad valorem tax liabilities incurred by the Debtors after the Petition Date shall be paid by the Debtors in the ordinary course of business in accordance with applicable law and Harris County is not required to file an administrative expense claim or request for payment in order for the postpetition taxes to be paid. All rights of Harris County are reserved with respect to any failure of the Debtors to pay Harris County’s Allowed Claims, if there are any such Allowed Claims. All rights and defenses of the Debtors under applicable law are reserved and preserved with respect to Harris County’s Claims, if any.

c.

On November 23, 2020, the Court entered the Stipulation and Agreed Order Granting Limited Relief from the Automatic Stay [Docket No. 753] and, on February 8, 2021, the Stipulation and Agreed Order Granting Limited Additional Relief from Automatic Stay [Docket No. 941] permitting maritime tort claimants Dustin Adams, William Black, and James Stewart to adjudicate their claims to final judgment in their respective state proceedings. Nothing in the Plan or this Confirmation Order shall prejudice, release, or enjoin any claims, including maritime tort claims, asserted against Debtors by: Dustin Adams pending in Cause No. 2018-17475 in the 127th Judicial District Court of Harris County, Texas, styled as Adams v. Diamond Offshore Drilling, Inc., et al.; William Black originally brought in Cause No. 2015-74728 in the 281st Judicial District of Harris County, Texas, styled as Black v. Diamond Offshore Drilling, Inc., et al., and currently pending on appeal in the Fourteenth Court of Appeals, Texas in Cause No. 14-19-00905-cv; and James Stewart pending in Cause No. 2019-58499 in the 129th Judicial District of Harris County, Texas, styled Stewart v. Diamond Offshore Mgmt. Co., et al. Further, nothing in the Plan or this Confirmation Order shall prevent the collection of any final judgment or settlement of the above claims from

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insurance coverage, if any, available under insurance policies issued to Debtors. The Plan injunction shall remain in place for all other purposes, including without limitation, to prevent the enforcement of any final judgment or settlement against the Debtors (other than from third-party insurance coverage, if any). Any recovery with respect to the Debtors by Adams, Black, and Stewart, other than from third-party insurance coverage, shall be solely pursuant to the terms of the Plan, and the foregoing paragraphs shall not be deemed to modify or improve the character, validity, or priority of the above claims, if any.

d.

Nothing in the Plan or Confirmation Order shall prejudice, release, or enjoin any personal injury claims held by Roderick Moorer for injuries sustained on or about May 22, 2020 while working on the vessel the OCEAN BLACK RHINO, including any maritime tort lien held by Moorer and arising by operation of law at the time of his injuries, or waive Moorer’s rights to adjudication of his personal injury claims outside of the bankruptcy case. Debtors reserve all rights and defenses with respect to such claims as available under applicable non-bankruptcy law.

e.

Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the terms of the Stipulation and Agreed Order Between the Debtors and Patricia Ormond [Docket No. 1140] are incorporated herein.

147. Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be filed shall commence upon the entry hereof.

148. Retention of Jurisdiction. Except as otherwise provided herein, on and after the Effective Date, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases, this Confirmation Order, and the Plan, including the matters set forth in Article XI of the Plan.

Signed: April 08, 2021

/s/ DAVID R. JONES
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Second Amended Joint Chapter 11 Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: DIAMOND OFFSHORE DRILLING, INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 20-32307 (DRJ) (Jointly Administered)

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

DIAMOND OFFSHORE DRILLING, INC. AND ITS DEBTOR AFFILIATES

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Paul M. Basta

Robert A. Britton

Christopher J. Hopkins

Alice Nofzinger Shamara R. James

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

PORTER HEDGES LLP John F. Higgins Eric M. English M. Shane Johnson 1000 Main St., 36th Floor Houston, Texas 77002 Telephone: (713) 226-6000 Facsimile: (713) 226-6248

Co-Counsel for Debtors and Debtors-in-Possession	Co-Counsel for Debtors and Debtors-in-Possession

Dated: February 26, 2021

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Diamond Offshore Drilling, Inc. (1760), Diamond Offshore International Limited (4671), Diamond Offshore Finance Company (0712), Diamond Offshore General Company (0474), Diamond Offshore Company (3301), Diamond Offshore Drilling (UK) Limited (1866), Diamond Offshore Services Company (3352), Diamond Offshore Limited (4648), Diamond Rig Investments Limited (7975), Diamond Offshore Development Company (9626), Diamond Offshore Management Company (0049), Diamond Offshore (Brazil) L.L.C. (9572), Diamond Offshore Holding, L.L.C. (4624), Arethusa Off-Shore Company (5319), Diamond Foreign Asset Company (1496). The Debtors’ primary headquarters, and mailing address is 15415 Katy Freeway, Houston, TX 77094.

i

R.	Director and Officer Liability Insurance	51
S.	Management Incentive Plan	51
T.	KEIP Escrow & Deferred Payment	51
U.	Employee Arrangements of the Reorganized Debtors	52
V.	Restructuring Expenses	53
W.	Ordinary Course Professionals	53
X.	Reporting Company	53
Y.	Notice of Effective Date	53

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		53
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	53
B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	54
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	55
D.	Payments Related to Assumption of Executory Contracts and Unexpired Leases	56
E.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	56
F.	Indemnification Obligations	57
G.	Insurance Policies	57
H.	Modifications, Amendments, Supplements, Restatements or Other Agreements	57
I.	Contracts and Leases Entered into after the Petition Date	57
J.	PCbtH Settlement	58
K.	Reservation of Rights	58

ARTICLE VI. PROCEDURES FOR DISPUTED CLAIMS AND/OR INTERESTS		58
A.	Disputed Claims Process	58
B.	Disputed and Contingent Claims Reserve	59
C.	Objections to Claims	59
D.	Reinstatement of Claims	60
E.	Estimation of Claims or Interests	60
F.	Adjustment to Claims without Objection	61
G.	Disallowance of Claims or Interests	61
H.	Single Satisfaction Rule	62
I.	Omnibus Objection Procedures Cumulative	62

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		62
A.	Distributions Generally	62
B.	Distribution Record Date	62
C.	Timing and Calculation of Amounts to Be Distributed	62
D.	Disbursing Agent	63
E.	Rights and Powers of Disbursing Agent	63
F.	Expenses of Disbursing Agent	64
G.	No Post-petition Interest on Claims	64
H.	Delivery of Distributions	64
I.	Securities Registration Exemption	65
J.	Compliance with Tax Requirements and Allocation of Distribution	66
K.	Distributions after Effective Date	67
L.	Unclaimed Property	67
M.	Satisfaction of Claims	68
N.	Fractional Shares and De Minimis Cash Distributions	68
O.	Setoffs	68
P.	Claims Paid or Payable by Third Parties	69
Q.	Hart-Scott-Rodino Antitrust Improvements Act	69

ARTICLE VIII. RELEASE, INJUNCTION AND RELATED PROVISIONS		69
A.	Discharge of Claims and Termination of Interests	69
B.	Release of Liens	70

ii

C.	Debtor Release	70
D.	Third-Party Release	72
E.	Exculpation	73
F.	Injunction	74
G.	Waiver of Statutory Limitations on Releases	75
H.	Protection against Discriminatory Treatment	75
I.	Release of Preference Actions	75
J.	Special Provision Governing Accrued Professional Compensation Claims and Final Fee Applications	76

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN		76
A.	Conditions Precedent to the Effective Date	76
B.	Waiver of Conditions	77
C.	Substantial Consummation	78
D.	Effect of Failure of a Condition	78

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN		78
A.	Modification and Amendments	78
B.	Effect of Confirmation on Modifications	78
C.	Revocation or Withdrawal of This Plan	78

ARTICLE XI. RETENTION OF JURISDICTION		79

ARTICLE XII. MISCELLANEOUS PROVISIONS		82
A.	Immediate Binding Effect	82
B.	Additional Documents	82
C.	Reservation of Rights	82
D.	Successors and Assigns	83
E.	Service of Documents	83
F.	Term of Injunctions or Stays	85
G.	Entire Agreement	85
H.	Exhibits	85
I.	Deemed Acts	85
J.	Severability of Plan Provisions	86
K.	Votes Solicited in Good Faith	86
L.	Request for Expedited Determination of Taxes	86
M.	No Waiver or Estoppel	86
N.	Dissolution of the Committee	87
O.	Closing of Chapter 11 Cases	87

iii

INTRODUCTION

Diamond Offshore Drilling, Inc. (“Diamond Offshore”), Diamond Offshore International Limited, Diamond Offshore Finance Company, Diamond Offshore General Company, Diamond Offshore Company, Diamond Offshore Drilling (UK) Limited, Diamond Offshore Services Company, Diamond Offshore Limited, Diamond Rig Investments Limited, Diamond Offshore Development Company, Diamond Offshore Management Company, Diamond Offshore (Brazil) L.L.C., Diamond Offshore Holding, L.L.C., Arethusa Off-Shore Company, and Diamond Foreign Asset Company (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor. Capitalized terms used herein shall have the meanings set forth in Article I.A.

Holders of Claims and Interests may refer to the Disclosure Statement for a description of the Debtors’ history, business, assets, results of operations, historical financial information and projections of future operations, as well as a summary and description of this Plan and the Restructuring Transactions contemplated thereby. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS, AS APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN, THE DISCLOSURE STATEMENT, AND THE PLAN SUPPORT AGREEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAWS

A.	Defined Terms

As used in this Plan or the Confirmation Order, capitalized terms have the meanings set forth below. Any term used in this Plan that is not defined herein or in the Confirmation Order, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1. “2023 Notes” means those certain 3.45% Senior Notes due 2023 under the Base Indenture and the Eighth Supplemental Indenture.

2. “2025 Notes” means those certain 7.875% Senior Notes due 2025 under the Base Indenture and the Ninth Supplemental Indenture.

3. “2039 Notes” means those certain 5.70% Senior Notes due 2039 under the Base Indenture and the Seventh Supplemental Indenture.

4. “2043 Notes” means those certain 4.875% Senior Notes due 2043 under the Base Indenture and the Eighth Supplemental Indenture.

5. “Accrued Professional Compensation Claims” means Claims for all accrued, contingent or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses of the Professionals that are awardable and allowable under sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code or otherwise incurred before the Effective Date and Allowed before or after the Effective Date. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, or the Professional otherwise agrees to reduce its fees and expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation Claims.

6. “Ad Hoc Group” means that certain group of Holders of Senior Notes represented by the Consenting Noteholders’ Advisors.

7. “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the business of the Debtors; (b) the Accrued Professional Compensation Claims; (c) the Restructuring Expenses; (d) the Statutory Fees; and (e) all payments afforded administrative expense treatment under the Backstop Agreement, including the Commitment Premium.

8. “Administrative Claims Bar Date” means the deadline for Filing proofs of or requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to Accrued Professional Compensation Claims and Restructuring Expenses, which shall be subject to the provisions of Article II.B and Article IV.V, respectively, hereof.

9. “Administrative Expense Account” means the Administrative Expense Account established pursuant to the Final Order (I) Authorizing Use of the Debtors’ Existing Cash Management System; (II) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers; (III) Authorizing Continued Use and Satisfaction of Intercompany Transactions; (IV) Authorizing the Debtors’ Use of Existing Bank Accounts and Existing Business Forms; (V) Granting Adequate Protection; and (VI) Granting Related Relief [Docket No. 465].

10. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

11. “Allowed” means, for distribution purposes, a Claim or Interest, as applicable, or any portion thereof, or a particular class of Claims or Interests (a) that has been Allowed by a Final Order of the Bankruptcy Court (or such other court as the Reorganized Debtor and the Holder of such Claim or Interest agree may adjudicate such Claim or Interest and any objections thereto), (b) which is not the subject of a Proof of Claim timely Filed with the Bankruptcy Court solely to the extent that such Claim or Interest is scheduled as liquidated, undisputed and non-contingent, (c) for which a Proof of Claim in a liquidated amount has been timely Filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which (i) no objection to its allowance has been Filed within the periods of limitation fixed by this Plan, the Confirmation Order, the Bankruptcy Code or by any Order of the Bankruptcy Court, or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (d) that is expressly allowed in a liquidated amount pursuant to this Plan or the Confirmation Order. Notwithstanding the foregoing, any Disputed Claim or Disputed Interest that is Reinstated pursuant to Article III of this Plan shall not be deemed Allowed until such Disputed Claim or Interest is liquidated pursuant to a Final Order of the Bankruptcy Court or such other court as the Reorganized Debtor and the Holder of such Claim or Interest agree may adjudicate such Claim or Interest and any objections, litigation, or proceeding related thereto. Notwithstanding anything to the contrary contained herein, no Claim that is Disallowed in accordance with Bankruptcy Rule 3003 or section 502(d) of the Bankruptcy Code is Allowed.

12. “Alternative Restructuring” means, other than the Restructuring Transactions, any new money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, winding up, assignment for the benefit of creditors, transaction, debt investment, equity investment, joint venture, partnership, sale, plan proposal, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving all or substantially all of the business or assets of the Company, one or more material business units of the Company or a material portion thereof, or the debt, equity, or other interests in any one or more of the Debtors.

13. “Amended CSA” means the CSA, as amended pursuant to the terms of the Amended PCbtH Contract MOU.

14. “Amended EFS BOP Contract” means the EFS BOP Contract, as amended pursuant to the terms of the Amended PCbtH Contract MOU.

15. “Amended PCbtH Contract MOU” means the Memorandum of Understanding among Hydril, EFS BOP, and the Debtors, dated February 23, 2021, which contains the agreed terms of a settlement reached in mediation to resolve outstanding disputes among the Debtors, Hydril, and EFS BOP relating to the PCbtH Contracts, including the PCbtH Litigation.

16. “Amended PCbtH Contracts” means the Amended CSA and the Amended EFS BOP Contract.

17. “Antitrust and Foreign Investment Approvals” means any notification, authorization, approval, consent, filing, application, non-objection, expiration, or termination of applicable waiting period (including any extension thereof), exemption, determination of lack of jurisdiction, waiver, variance, filing, permission, qualification, registration, or notification required under any Antitrust and Foreign Investment Laws.

18. “Antitrust and Foreign Investment Laws” means any Law governing foreign investment, agreements in restraint of trade, monopolization, merger or pre-merger notification, or the lessening of competition through merger, acquisition, or anti-competitive conduct, including the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, and the Federal Trade Commission Act, and any other applicable federal, state, national, or foreign laws.

19. “Assumption Dispute” means an unresolved objection regarding assumption, Cure Amount, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or other issues relating to the assumption of any Executory Contracts and Unexpired Leases.

20. “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors and any recovery, subordination, or other remedies that may be brought by and on behalf of the Debtors and their Estates arising under chapter 5 of the Bankruptcy Code, including actions or remedies under sections 502, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code or under similar or related state, federal, or foreign statutes and common law, including fraudulent transfer laws.

21. “Backstop Agreement” means the backstop and private placement agreement memorializing the backstop of the Rights Offerings by the Commitment Parties and the investment of the Private Placements by the Private Placement Investors substantially in the form attached as Exhibit C to the Plan Support Agreement, with such modifications, amendments, or supplements as are permitted under the terms thereof and the Plan Support Agreement, on terms reasonably acceptable to the Debtors, the Requisite Financing Parties, and the Requisite Consenting Stakeholders or as set forth in the Backstop Order.

22. “Backstop Order” means an Order of the Bankruptcy Court approving the Backstop Agreement, the Commitment Letter, and the Fee Letters and authorizing the Debtors to perform thereunder, in form and substance reasonably acceptable to the Requisite Financing Parties, the Debtors, and the Requisite Consenting Stakeholders.

23. “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Interests entitled to vote may, among other things, indicate their acceptance or rejection of this Plan in accordance with the procedures governing the solicitation process and, if they vote to reject this Plan, whether they elect to opt out of the release granted pursuant to Article VIII.D of this Plan, and which must be actually received by the Notice and Claims Agent on or before the Voting Deadline.

24. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as may be amended from time to time.

25. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases and, if any reference is made under section 157 of title 28 of the United States Code or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

26. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court, as may be amended from time to time

27. “Bar Date Order” means the Order entered by the Bankruptcy Court on July 13, 2020 [Docket No. 496] and any subsequent Order supplementing such Order or relating thereto.

28. “Base Indenture” means that certain base indenture, as may be amended, supplemented, or otherwise modified from time to time, dated February 4, 1997, by and among Diamond Offshore, as issuer, and the Chase Manhattan Bank, as trustee.

29. “Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York, New York or Houston, Texas are authorized or required by law or executive order to close.

30. “Cash” means the legal tender of the United States of America and equivalents thereof.

31. “Cause of Action” means any action, Claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, Liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, right to payment, offset, power, promise, privilege, proceeding, license, or franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, reduced to judgment or not reduced to judgment, disputed or undisputed, Secured or unsecured, assertable directly or derivatively (including any theories of veil piercing, alter ego, or joint or several liability), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal tort, contract, or securities laws), including any of the foregoing that the Debtors, the Reorganized Debtors, their Estates, or their Affiliates would be or would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of any Holder of any Claim against, or Interest in, any Debtor or other Entity (but, for the avoidance of doubt, not including the legal entitlement of any such Holder to assert its own Claims or causes of action directly on behalf of itself, solely to the extent not otherwise released pursuant to Article VIII of this Plan), or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date. For the avoidance of doubt, Cause of Action also includes (a) any right of setoff, counterclaim, or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to Claims or Interests, (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (d) any Claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any Avoidance Action or state law fraudulent transfer claim.

32. “Certificate” means any instrument evidencing a Claim or an Interest.

33. “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

34. “Claim” means any claim against the Debtors, as that term is defined in section 101(5) of the Bankruptcy Code.

35. “Claims Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing Proofs of Claim in these Chapter 11 Cases.

36. “Claims Objection Deadline” means, as applicable (except for Administrative Claims), (a) the day that is the later of the First Business Day that is at least 180 days after the Effective Date or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors.

37. “Claims Register” means the official register of Claims against the Debtors maintained by the Notice and Claims Agent.

38. “Class” means a category of Holders of Claims or Interests classified together, as set forth in Article III of this Plan pursuant to section 1122(a) and 1123(a)(1) of the Bankruptcy Code.

39. “Collateral Trustee” means Wilmington Savings Fund Society, FSB, as collateral trustee under the Exit Notes Indenture.

40. “Commitment Letter” means the Commitment Letter between the Debtors and the Commitment Parties thereto, attached as Exhibit E to the Plan Support Agreement.

41. “Commitment Parties” has the meaning set forth in the Backstop Agreement.

42. “Commitment Premium” has the meaning set forth in Article IV.E of this Plan.

43. “Commitment Premium Exit Notes” has the meaning set forth in Article IV.E of this Plan.

44. “Committee” means the official committee of unsecured creditors appointed in these Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as later reconstituted from time to time [Docket Nos. 147, 357, and 588] and as may be further reconstituted from time to time.

45. “Company” means the Debtors and their Non-Debtor Affiliates.

46. “Confirmation” means the entry, within the meaning of Bankruptcy Rules 5003 and 9012, of the Confirmation Order on the docket of the Chapter 11 Cases.

47. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

48. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

49. “Confirmation Order” means an Order of the Bankruptcy Court confirming this Plan in the Chapter 11 Cases under section 1129 of the Bankruptcy Code, on terms reasonably acceptable to the Debtors and the Requisite Consenting Stakeholders.

50. “Consenting Noteholders” has the meaning set forth in the Plan Support Agreement.

51. “Consenting Noteholders’ Advisors” means, collectively, the Consenting Noteholders’ Counsel, Evercore Group L.L.C., as financial advisor, Norton Rose Fulbright US LLP, and DNB Markets (a part of DNB Bank ASA).

52. “Consenting Noteholders’ Counsel” means Milbank LLP, in its capacity as counsel to the Ad Hoc Group.

53. “Consenting RCF Lender” has the meaning set forth in the Plan Support Agreement.

54. “Consenting RCF Lenders’ Advisors” means, collectively, the Consenting RCF Lenders’ Counsel, FTI Consulting, Inc., and Mourant Ozannes.

55. “Consenting RCF Lenders’ Counsel” means Bracewell LLP.

56. “Consenting Stakeholders” means, together, the Consenting RCF Lenders and the Consenting Noteholders.

57. “Consenting Stakeholders’ Advisors” means, together, the Consenting Noteholders’ Advisors and the Consenting RCF Lenders’ Advisors.

58. “Consenting Stakeholders’ Counsel” means, together, the Consenting Noteholders’ Counsel and the Consenting RCF Lenders’ Counsel.

59. “Consummation” means the occurrence of the Effective Date.

60. “CSA” means that certain Contractual Service Agreement between Diamond Offshore Company and Hydril, dated as of February 5, 2016.

61. “Cure Amount” means the payment of Cash or the distribution of other property (as the Debtors or the Reorganized Debtors (or the cure of any non-monetary defaults to the extent required, if at all), as applicable, (subject to the consent of the Requisite Consenting Stakeholders), and the counterparty to any such Executory Contracts and Unexpired Leases may agree or the Bankruptcy Court may order), as necessary to satisfy a Cure Claim in full and render it Unimpaired.

62. “Cure Claim” means any monetary Claim based upon the Debtors’ defaults under any Executory Contracts and Unexpired Leases at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

63. “Cure Notice” means the notice of the proposed Cure Amount provided to counterparties to assumed Executory Contracts and Unexpired Leases pursuant to Article V.C of this Plan.

64. “D&O Liability Insurance Policies” means all insurance policies that cover current or former directors’, members’, managers’, and officers’ liability issued at any time to or providing coverage to, or for the benefit of, the Debtors, and all agreements, documents or instruments relating thereto (including any “tail policy”) in effect or purchased on or prior to the Effective Date.

65. “Debtors” has the meaning set forth in the preamble hereof.

66. “Deferred Payment” has the meaning set forth in the KEIP Order.

67. “Delayed Draw Notes” means $39.675 million of Exit Notes committed to but unfunded as of the Effective Date, pursuant to the Delayed Draw Private Placement and the Delayed Draw Rights Offering.

68. “Delayed Draw Private Placement” has the meaning set forth in the Backstop Agreement.

69. “Delayed Draw Private Placement Stapled Securities” has the meaning set forth in the Backstop Agreement.

70. “Delayed Draw Rights Offering” has the meaning set forth in the Backstop Agreement.

71. “Delayed Draw Rights Offerings Documents” has the meaning set forth in the Plan Support Agreement.

72. “Disallowed” means (a) a Claim or Interest, or any portion thereof, that has been disallowed by a Final Order or a settlement, or as provided in this Plan or the Confirmation Order, (b) a Claim or Interest or any portion thereof that is not scheduled or that is scheduled at zero or as contingent, Disputed, or unliquidated and as to which a bar date has been established but no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable Law, or (c) a Claim or Interest or any portion thereof that is not Allowed.

73. “Disbursing Agent” means any Entity (including any applicable Debtor or Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VII of this Plan; provided, however, that with respect to the Senior Notes, the Senior Notes Trustee shall be the Disbursing Agent and shall make, direct, or facilitate distributions to Senior Noteholders.

74. “Disclosure Statement” means the disclosure statement in respect of this Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to sections 1125 and 1127 of the Bankruptcy Code and Bankruptcy Rule 3017 in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors, and each as may be further amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Consenting Stakeholders and the Debtors.

75. “Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code and solicitation procedures related thereto, which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

76. “Disputed” means with respect to a Claim or Interest, any Claim or Interest that (a) is neither Allowed nor Disallowed under this Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code; (b) is otherwise disputed by any of the Debtors or Reorganized Debtors or for which any of the Debtors or Reorganized Debtors has made a request for estimation in accordance with applicable Law or contract, which dispute has not been withdrawn, resolved, or overruled by a Final Order; or (c) the Debtors or any parties-in-interest have interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtors dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors do not dispute, and Disputed as to the balance of such Claim.

77. “Distribution Record Date” means, except with respect to holders of public securities, the date for determining which Holders of Allowed Claims and Allowed Interests are eligible to receive distributions under this Plan, which shall be (a) ten (10) Business Days after entry of the Confirmation Order or (b) such other date as designated by an Order of the Bankruptcy Court.

78. “DTC” means the Depository Trust Company.

79. “Effective Date” means the date upon which no stay of the Confirmation Order is in effect and all conditions precedent to the effectiveness of this Plan have been satisfied or are expressly waived in accordance with the terms hereof, as the case may be, and on which the Restructuring and the other transactions to occur on the Effective Date pursuant to this Plan become effective or are consummated.

80. “EFS BOP” means EFS BOP, LLC, a subsidiary of GE Energy Financial Services.

81. “EFS BOP Contract” means that certain Lease Agreement between Diamond Offshore Limited and EFS BOP, dated as of February 5, 2016.

82. “EFS BOP Guaranty” means that certain Guaranty between Diamond Offshore Drilling, Inc. and EFS BOP, dated as of February 5, 2016.

83. “Eighth Supplemental Indenture” means that certain supplemental indenture, dated November 5, 2013, by and among Diamond Offshore, as issuer, and the Senior Notes Trustee.

84. “Employee Compensation Plans” means the emergence compensation plans for KEIP Participants, on the terms and conditions set forth in the Employee Matters Term Sheet.

85. “Employee Compensation Programs” means the incentive programs approved by the Bankruptcy Court pursuant to the Order Authorizing and Approving the Debtors’ Motion for Entry of an Order (I) Authorizing and Approving the Debtors’ Non- Insider Compensation Program and (II) Granting Related Relief, entered by the Bankruptcy Court on May 27, 2020 [Docket No. 234] and the KEIP Order.

86. “Employee Matters Term Sheet” means the term sheet outlining the Employee Compensation Plans on the terms and conditions set forth in Exhibit D attached hereto.

87. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

88. “Equity Interests” means all shares of capital stock, including, but not limited to, common or preferred equity or other equity interests, and any options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to the same.

89. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

90. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Committee and its members; (d) the parties to the Plan Support Agreement; and (e) the Senior Notes Trustee (solely to the extent acting in the capacity as Disbursing Agent), and (f) with respect to each of the foregoing Persons in clauses (a) through (e), each of their current and former Affiliates; and (f) with respect to each of the foregoing Persons in clauses (a) through (f), such Person’s predecessors, successors, assigns, subsidiaries, Affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, Representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, in each case in their capacity as such.

91. “Executory Contract and Unexpired Leases” means any contracts and leases to which a Debtor is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

92. “Existing Parent Equity Interests” means Interests in Diamond Offshore that existed immediately prior to the Effective Date.

93. “Exit Agents” means each agent or trustee, as applicable, under the Exit Facilities.

94. “Exit Facilities” means the Exit Revolving Credit Facility, the Exit Term Loan Facility, and the Exit Notes.

95. “Exit Facilities Documents” means the Exit Revolving Credit Facility Documents, the Exit Term Loan Facility Documents, and the Exit Notes Documents, each of which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

96. “Exit Notes” means up to $124,995,750 aggregate principal amount of 9.00%/11.00%/13.00% senior secured first lien, last out payment-in-kind toggle notes due 2027, issued pursuant to the Exit Notes Indenture (which is comprised of the Funded Notes, the Delayed Draw Notes, and the Commitment Premium Exit Notes), which will be pari passu with the Exit Term Loan Facility, and last out with respect to the first out Exit Revolving Credit Facility, issued in connection with the Rights Offerings and the Private Placements, on substantially the terms set forth in this Plan.

97. “Exit Notes Documents” means the agreements with respect to the Exit Notes, including the Exit Notes Indenture and any agreements, commitment letters, documents, instruments, collateral and security documentation, intercreditor agreement, and other ancillary documentation related thereto or entered into in connection therewith (in each case, as may be amended, restated, modified, or supplemented from time to time), on the terms set forth in the term sheet attached hereto as Exhibit C, each of which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

98. “Exit Notes Indenture” means that certain indenture entered into pursuant to and in connection with the Exit Notes, which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

99. “Exit Revolving Credit Facility” means a $300 million to $400 million first lien, first out exit revolving credit facility, on terms substantially in the form set forth in Exhibit A attached hereto.

100. “Exit Revolving Credit Facility Agent” means the agent under the Exit Revolving Credit Facility.

101. “Exit Revolving Credit Facility Agreement” means that certain credit agreement entered into pursuant to or in connection with the Exit Revolving Credit Facility, which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

102. “Exit Revolving Credit Facility Commitment Fee” has the meaning set forth in Article IV.D.e of this Plan.

103. “Exit Revolving Credit Facility Documents” means the agreements with respect to the Exit Revolving Credit Facility, including the Exit Revolving Credit Facility Agreement and any agreements, commitment letters, documents, instruments, collateral and security documentation, intercreditor agreement, and other ancillary documentation related thereto on terms substantially in the form set forth in Exhibit A attached hereto, each of which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

104. “Exit Term Loan Agent” means the agent under the Exit Term Loan Facility.

105. “Exit Term Loan Credit Agreement” means that certain agreement entered into pursuant to or in connection with, and governing the terms and conditions of, the Exit Term Loan Facility, which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

106. “Exit Term Loan Facility” means a new $100 million – $200 million first lien last out term loan, with such amounts subject to change based on the Effective Date and interest accrued on RCF Claims through such date, at a rate of (at the Company’s option) L+600 bps (cash), L+1,000 bps (payment-in-kind), or L+800 bps (if 50% cash and 50% payment-in-kind), on terms substantially in the form set forth in this Plan, which will be pari passu with the Exit Notes and last out with respect to the first out Exit Revolving Credit Facility.

107. “Exit Term Loan Facility Documents” means the agreements with respect to the Exit Term Loan Facility, including the Exit Term Loan Credit Agreement and any agreements, commitment letters, documents, instruments, collateral and security documentation, intercreditor agreement, and other ancillary documentation related thereto on terms substantially in the form set forth in Exhibit B attached hereto, each of which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

108. “Federal Judgment Rate” means the interest rate provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

109. “Fee Letters” has the meaning set forth in the Plan Support Agreement.

110. “File,” “Filed,” or “Filing” means file, filed or filing in the Chapter 11 Cases with the Bankruptcy Court.

111. “Final Order” means an Order, ruling, or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such Order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such Order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such Order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such Order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, that may be Filed relating to such Order, shall not cause an Order not to be a Final Order.

112. “Financing Parties” has the meaning set forth in the Backstop Agreement.

113. “Funded Notes” means $75 million in aggregate principal amount of Exit Notes funded on the Effective Date, pursuant to the Primary Private Placement and the Primary Rights Offering.

114. “General Unsecured Claim” means a Claim consisting of any unsecured prepetition Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, RCF Claim, Senior Notes Claim, Subordinated Claim, or Intercompany Claim. Without limiting the foregoing, General Unsecured Claims include all Rejection Damages Claims that are not Administrative Claims.

115. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

116. “GUC Payment Notice” has the meaning set forth in Article VII.G.

117. “Holder” means any Entity holding a Claim against or Interest in a Debtor.

118. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

119. “Hydril” means Hydril USA Distribution LLC, a subsidiary of Baker Hughes (a member of the Committee).

120. “Impaired” means, when used in reference to a Claim or an Interest, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

121. “Intercompany Claim” means a Claim or a Cause of Action against a Debtor held by a Debtor or a Non-Debtor Affiliate.

122. “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Non-Debtor Affiliate.

123. “Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement and whether or not certificated, vested, transferrable, voting, or denominated “stock” or a similar security) existing immediately prior to the Effective Date; provided, however, that the term “Interests” shall not include the Intercompany Interests.

124. “IRS” means the Internal Revenue Service.

125. “KEIP” has the meaning set forth in the KEIP Order.

126. “KEIP Escrow” means an interest-bearing account to hold and maintain an amount of Cash equal to the KEIP Escrow Amount to be funded by the Debtors on the Effective Date solely for the purpose of paying such amounts to the KEIP Participants pursuant to the KEIP.

127. “KEIP Escrow Amount” means the amount of Cash transferred by the Debtors, determined by the Debtors in accordance with KEIP, to the KEIP Escrow to satisfy the maximum amount that may be owed to KEIP Participants pursuant to the KEIP as of the Effective Date after accounting for the payment of the Deferred Payment on the Effective Date and any other amounts actually paid to the KEIP Participants pursuant to the KEIP on or before the Effective Date.

128. “KEIP Order” means the Order Authorizing and Approving the Debtors’ Motion for Entry of an Order (I) Authorizing and Approving the Debtors’ Key Employment Incentive Plan and (II) Granting Related Relief (the “KEIP Order”), entered by the Bankruptcy Court on June 23, 2020 [Docket No. 448]

129. “KEIP Participants” has the meaning set forth in the KEIP Order.

130. “Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued, or promulgated by any Governmental Unit.

131. “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, recovery actions, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity, or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, or agreement.

132. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

133. “MIP” means the post-Effective Date management incentive plan, to be approved by the New Board and in form and substance acceptable to the Requisite Consenting Noteholders and consistent with the terms set forth in the Employee Matters Term Sheet.

134. “MIP Equity Shares” means restricted stock units, options, New Diamond Common Shares, or other rights exercisable, exchangeable, or convertible into New Diamond Common Shares representing 5% – 10% of the New Diamond Common Shares on a fully diluted and fully distributed basis.

135. “New Board” means the initial board of directors of the Reorganized Company, which shall as of the Effective Date consist of members selected and agreed to by the Ad Hoc Group in accordance with the applicable organizational documents, as set forth in the Plan Supplement or as announced on the record during the Confirmation Hearing; provided that Marc Edwards, Diamond Offshore’s current chief executive officer, shall be a member of the New Board other than (a) as otherwise determined by the board of directors of Diamond Offshore prior to the Effective Date or (b) in the event of his death or voluntary resignation prior to the Effective Date.

136. “New Diamond Common Shares” means those certain shares of common stock or other membership units, partnership interests, or other Equity Interests issued by the Reorganized Company representing 100% of the equity interests in the Reorganized Company.

137. “New Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation and governance documents of each of the Reorganized Debtors, which shall be reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors. The New Organizational Documents for Reorganized Diamond Offshore or a representative form thereof shall be included in the Plan Supplement.

138. “New Warrants” means new warrants with an exercise period of five years, exercisable into 7% of the New Diamond Common Shares, subject to dilution by the MIP Equity Shares, struck at a total enterprise value implying a 100% recovery to Holders of Senior Notes Claims on the face value of their Claims (including accrued interest as of the Petition Date), which shall include ride-through protection for the life of the New Warrants in the event of a stock-for-stock merger involving the Reorganized Debtors.

139. “New Warrants Agreement” means that certain agreement providing for, among other things, the issuance of the New Warrants by the Reorganized Company, a form of which shall be included in the Plan Supplement, which shall be in form and substance reasonably acceptable to the Requisite Consenting Noteholders and the Debtors.

140. “New Warrants Documentation” means any and all agreements (including the New Warrants Agreement), documents, and instruments delivered or entered into in connection with the New Warrants, on terms reasonably acceptable to the Debtors and the Requisite Consenting Stakeholders.

141. “Ninth Supplemental Indenture” means that certain supplemental indenture, dated August 15, 2017, by and among Diamond Offshore, as issuer, and the Senior Notes Trustee.

142. “Non-Debtor Affiliate” means any subsidiary or Affiliate of a Debtor that is not a Debtor.

143. “Non-Participating RCF Lender Share” has the meaning set forth in Article III.B.3.b.ii of this Plan.

144. “Notice and Claims Agent” means Prime Clerk, LLC.

145. “Omnibus Objection Procedures” means the procedures set forth in the Order (I) Approving Omnibus Claims Objection Procedures and (II) Granting Related Relief [Docket No. 582] that will govern the resolution of the Claims or Interests asserted against the Debtors and the Debtors’ authority to settle such Claims or Interests, which shall be subject to the reasonable consent of the Requisite Consenting Stakeholders.

146. “Order” means any judgment, order, award, injunction, writ, permit, license, or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

147. “Ordinary Course Professional” means any professional retained under the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [Docket No. 265].

148. “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases.

149. “Other Secured Claim” means any Secured Claim against any Debtor other than an RCF Claim.

150. “Participating RCF Lender Share” has the meaning set forth in Article III.B.3.b.i of this Plan.

151. “PCbtH Assumption Motion” means one or more motions filed in the Chapter 11 Cases seeking to assume the Amended PCbtH Contracts as of the Effective Date and to effectuate the other terms of the Amended PCbtH Contract MOU, in form and substance reasonably acceptable to the Debtors, Hydril (solely to the extent such PCbtH Assumption Motion applies to the Amended CSA), EFS BOP (solely to the extent such PCbtH Assumption Motion applies to the Amended EFS BOP Contract), the Requisite Consenting Stakeholders, and the Requisite Financing Parties.

152. “PCbtH Assumption Order” means one or more Orders of the Bankruptcy Court approving the PCbtH Assumption Motion, on terms reasonably acceptable to the Debtors, Hydril (solely to the extent such PCbtH Assumption Order applies to the Amended CSA), EFS BOP (solely to the extent such PCbtH Assumption Order applies to the Amended EFS BOP Contract), the Requisite Consenting Stakeholders, and the Requisite Financing Parties.

153. “PCbtH Contracts” means the CSA and the EFS BOP Contract.

154. “PCbtH Litigation” has the meaning set forth in Article V.B of the Disclosure Statement.

155. “PCbtH Settlement” has the meaning set forth in Article V.J of this Plan.

156. “Performance Period” has the meaning set forth in the KEIP Order.

157. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

158. “Petition Date” means April 26, 2020, the date on which each of the Debtors Filed its respective petition for relief commencing the Chapter 11 Cases.

159. “Plan” means this joint chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, on terms reasonably acceptable to the Debtors and the Requisite Consenting Stakeholders.

160. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan that will be Filed by the Debtors (as may be amended, supplemented, altered, or modified from time to time on the terms set forth herein), which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Stakeholders or the Requisite Financing Parties, as applicable, and which includes: (a) the New Organizational Documents for Reorganized Diamond Offshore; (b) the identity of the members of the New Board (to the extent known); (c) the New Warrants Agreement; (d) the Schedule of Rejected Contracts; (e) the Exit Term Loan Credit Agreement; (f) the Exit Revolving Credit Facility Agreement; (g) the Exit Notes Indenture; (h) the schedule of Preserved Causes of Action; and (i) the Restructuring Transaction Memorandum.

161. “Plan Support Agreement” means the Plan Support Agreement, dated January 22, 2021, as amended, modified, or supplemented from time to time in accordance with its terms.

162. “Preserved Causes of Action” means the retained Causes of Action, set forth in the Plan Supplement, which shall vest in the Reorganized Debtors and not be subject to the releases set forth in Article VIII of this Plan, which, for the avoidance of doubt, shall not include Avoidance Actions under section 547 of the Bankruptcy Code.

163. “Primary Private Placement” has the meaning set forth in the Backstop Agreement.

164. “Primary Private Placement Stapled Securities” has the meaning set forth in the Backstop Agreement.

165. “Primary Rights Offering” has the meaning set forth in the Backstop Agreement.

166. “Priority Claims” means Priority Tax Claims and Other Priority Claims.

167. “Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor entitled to priority as specified in section 507(a)(8) of the Bankruptcy Code.

168. “Private Placement Investors” has the meaning set forth in the Backstop Agreement.

169. “Private Placement Stapled Securities” has the meaning set forth in the Backstop Agreement.

170. “Private Placements” has the meaning set forth in the Backstop Agreement.

171. “Pro Rata” means the proportion that the amount of an Allowed Claim or Interest in a particular Class bears to the aggregate amount of all Allowed and Disputed Claims or Interests (but excluding Disallowed Claims or Interests) in such Class.

172. “Professional” means any Entity retained by Order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, excluding Ordinary Course Professionals retained pursuant to an Order of the Bankruptcy Court.

173. “Professional Fee Escrow” means an interest-bearing account to hold and maintain an amount of Cash equal to the Professional Fee Escrow Amount funded by the Debtors on the Effective Date solely for the purpose of paying all Allowed and unpaid Accrued Professional Compensation Claims of any Professional estimated through and including the Effective Date.

174. “Professional Fee Escrow Amount” means the amount of Cash transferred by the Debtors, determined by the Debtors in consultation with the Requisite Consenting Stakeholders and the Committee, and in accordance with Article II.B of this Plan, to the Professional Fee Escrow to pay outstanding and Accrued Professional Compensation Claims of the Professionals incurred through and including the Effective Date.

175. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

176. “RCF Agent” means Wells Fargo Bank, National Association, as administrative agent under the RCF Credit Agreement, and any successors and permitted assigns, in such capacity.

177. “RCF Cash Paydown” means an amount in Cash of approximately $279.6 million.1

178. “RCF Claims” means all Claims arising from or based upon the RCF Credit Agreement or any other Loan Document (as defined in the RCF Credit Agreement), including the security documents governing or evidencing the security interests entered into in connection therewith, including accrued but unpaid interest (but excluding interest on unpaid interest), costs, fees and indemnities through the Effective Date; provided that (a) interest accruing on Eurodollar Loans (as defined in the RCF Credit Agreement) that were outstanding on the Petition Date shall be calculated by reference to the Eurodollar Rate (as defined in the RCF Credit Agreement) for the period from the Petition Date through September 21, 2020, and by reference to the Alternate Base Rate (as defined in the RCF Credit Agreement) thereafter, (b) interest accruing on all other RCF Claims after the Petition Date shall be calculated by reference to the Alternate Base Rate, and (c) interest accruing on all of the RCF Claims after the Petition Date shall include any applicable default rate pursuant to the RCF Credit Agreement.

179. “RCF Credit Agreement” means the 5-Year Revolving Credit Agreement, dated as of October 2, 2018 (as amended, modified, or otherwise supplemented from time to time), by and among certain of the Debtors, each lender from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

180. “RCF Documents” means any documents related to the RCF Claims, including any agreements, commitment letters, documents, guaranties, instruments, collateral, and security documentation, and other ancillary documentation related thereto.

181. “RCF Lenders” means the lenders party to the RCF Credit Agreement.

182. “RCF Steering Committee Members” means, collectively, the steering committee of RCF Lenders.

[1]

The exact amount of the RCF Cash Paydown is subject to finalizing the amount of post-petition interest due to Holders of RCF Claims on the Effective Date such that (a) interest accruing on Eurodollar Loans (as defined in the RCF Credit Agreement) that were outstanding on the Petition Date shall be calculated by reference to the Eurodollar Rate (as defined in the RCF Credit Agreement) for the period from the Petition Date through September 21, 2020, and by reference to the Alternate Base Rate (as defined in the RCF Credit Agreement) thereafter, (b) interest accruing on all other RCF Claims after the Petition Date shall be calculated by reference to the Alternate Base Rate, and (c) interest accruing on all of the RCF Claims after the Petition Date shall include any applicable default rate pursuant to the RCF Credit Agreement; provided that if the amount of the RCF Cash Paydown is less than $279.6 million it shall require 100% approval of the RCF Lenders; provided further that if the date of emergence extends beyond April 23, 2021, the amount of the RCF Cash Paydown shall increase accordingly.

183. “Rejection Damages Claim” means any Claim on account of the rejection of any Executory Contracts and Unexpired Leases pursuant to section 365 of the Bankruptcy Code.

184. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

185. “Released Parties” means, each of and collectively, (a) the Debtors and the Reorganized Debtors, (b) the Consenting Stakeholders, (c) the Ad Hoc Group and each of its members, (d) the Senior Notes Trustee, (e) the Financing Parties, (f) the RCF Agent and the RCF Lenders, (g) the Exit Agents, the Exit Revolving Credit Facility Lenders, the Exit Term Loan Lenders and the Exit Noteholders; (h) any Releasing Party, (i) the Committee and each of its members, (j) with respect to each of the foregoing Persons, in clauses (a) through (i), each of their current and former Affiliates, and (k) with respect to each of the foregoing Persons in clauses (a) through (j), such Person’s predecessors, successors, assigns, subsidiaries, current and former Affiliates, current and former officers and directors, principals, equity holders (regardless of whether such interests are held directly or indirectly), members, partners (including both general and limited partners), managers, employees, agents, managed accounts or funds, management companies, fund advisors, financial advisors, advisory board members, attorneys, accountants, investment bankers, consultants, Representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees and any and all other persons or entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, in each case in their capacity as such.

186. “Releasing Parties” means, collectively, (a) the Holders of all Claims or Interests who vote to accept this Plan, (b) the Holders of all Claims or Interests whose vote to accept or reject this Plan is solicited, or that otherwise receive notice of the opportunity to opt out of granting the releases set forth in this Plan, that vote to reject or abstain from voting and do not opt out of granting the releases under this Plan, (c) the Holders of all Claims or Interests that are conclusively presumed to accept, and do not opt out of granting the releases under this Plan, (d) the Holders of all Claims or Interests who are deemed to reject this Plan and do not opt out of granting the releases under this Plan, (e) the Consenting Stakeholders, (f) the Ad Hoc Group and each of its members, (g) the Senior Notes Trustee, (h) the Financing Parties, (i) the RCF Agent and each of the RCF Lenders, (j) the Committee and each of its members (solely in their capacity as such), (k) any Released Party, (l) with respect to each of the foregoing Persons, in clauses (a) through (k), each of their current and former Affiliates, and (m) with respect to each of the foregoing Persons in clauses (a) through (l), such Person’s predecessors, successors, assigns, subsidiaries, current and former Affiliates, current and former officers and directors, principals, equity holders (regardless of whether such interests are held directly or indirectly), members, partners (including both limited and general partners), managers, employees, agents, managed accounts or funds, management companies, fund advisors, financial advisors, advisory board members, attorneys, accountants, investment bankers, consultants, Representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, and any and all other persons or entities that may purport to assert any Cause of Action derivatively, by or through the foregoing in each case in their capacity as such.

187. “Reorganized Company” means Diamond Offshore as reorganized on the Effective Date in accordance with the Plan Support Agreement.

188. “Reorganized Debtors” means each of the Debtors or any successor thereto, as reorganized on the Effective Date in accordance with this Plan.

189. “Representatives” means, with respect to any Entity, any successor, officer, director, partner (including both general and limited partners), shareholder, manager, member, management company, investment manager, Affiliate, employee, agent, attorney, advisor, investment banker, financial advisor, investment advisor, accountant, or other Professional of such Entity and any committee of which such Entity is a member, in each case, solely in such capacity, serving on or after the Petition Date.

190. “Requisite Consenting Noteholders” has the meaning used in the Plan Support Agreement.

191. “Requisite Consenting Stakeholders” has the meaning used in the Plan Support Agreement.

192. “Requisite Financing Parties” has the meaning used in the Backstop Agreement.

193. “Restructuring” means the restructuring of the Debtors, the principal terms of which are set forth in this Plan and the Plan Supplement.

194. “Restructuring Documents” means the (a) Plan and its exhibits, Ballots, and solicitation procedures, (b) Confirmation Order, (c) Disclosure Statement, (d) Order of the Bankruptcy Court approving the Disclosure Statement and the other solicitation materials in respect of this Plan, (e) “first day” pleadings and all Orders sought pursuant thereto, (f) Plan Supplement, (g) Exit Facilities Documents, (h) New Organizational Documents,

(i) Backstop Agreement, (j) Backstop Order, (k) New Warrants Documentation, and (l) any documents with respect to the Rights Offerings, including the Rights Offerings Procedures (with each of (a) through (l) being in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors, and with each of (h) through (l) being in form and substance reasonably acceptable to the Requisite Financing Parties and the Debtors).

195. “Restructuring Expenses” means all reasonable and documented prepetition and post-petition fees and out-of-pocket expenses incurred by the Consenting Stakeholders’ Counsel, the other Consenting Stakeholders’ Advisors, the RCF Agent, the RCF Steering Committee Members, and the Senior Notes Trustee related to the Debtors, the Restructuring, or the Chapter 11 Cases.

196. “Restructuring Transaction” means any transaction contemplated in connection with the Restructuring, including as set forth in Article IV.B of this Plan.

197. “Restructuring Transaction Memorandum” means a document, to be included in the Plan Supplement, that sets forth the material components of the Restructuring Transactions and a description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with this Plan, including the reorganization of the Debtors and the issuance of New Diamond Common Shares, through the Chapter 11 Cases, this Plan, or any Restructuring Documents, which shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders and the Debtors.

198. “Rights Offerings” has the meaning set forth in the Backstop Agreement.

199. “Rights Offerings Documents” means the Backstop Agreement, the Backstop Order, the Rights Offerings Procedures, the Delayed Draw Rights Offerings Documents, and any and all other agreements, documents, and instruments delivered or entered into in connection with the Rights Offerings in the form and substance reasonably acceptable to the parties thereto, the Requisite Consenting Stakeholders and the Debtors.

200. “Rights Offerings Procedures” means the procedures for each Rights Offering that are approved by the Bankruptcy Court, which set forth the procedures for Holders of Senior Notes Claims to participate in the Rights Offerings, in form and substance reasonably acceptable to the Requisite Financing Parties, the Requisite Consenting Stakeholders, and the Debtors, as may be amended or modified in a manner that is reasonably acceptable to the Requisite Financing Parties, the Requisite Consenting Stakeholders, and the Debtors.

201. “Rights Offerings Stapled Securities” means the Rights Offerings Shares and Exit Notes.

202. “Rights Offerings Shares” has the meaning set forth in Article IV.D.b of this Plan.

203. “Schedule of Rejected Contracts” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, if any, as the same may be amended, modified, or supplemented from time to time, in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Stakeholders.

204. “Scheduled Claim” means a Claim that is listed on the Debtors’ Statements and Schedules.

205. “SEC” means the United States Securities and Exchange Commission.

206. “Secured” means, when referring to a Claim, a Claim: (a) secured by a Lien on property, including any maritime Lien, in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court Order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to this Plan or the Confirmation Order as a Secured Claim.

207. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations of the SEC promulgated thereunder.

208. “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

209. “Senior Noteholder” means a Holder of Senior Notes.

210. “Senior Notes” means, collectively, the 2039 Notes, the 2023 Notes, the 2043 Notes, and the 2025 Notes.

211. “Senior Notes Claims” means all Claims against Diamond Offshore, as issuer, arising from or based on the Senior Notes, including accrued but unpaid interest, costs, fees, and indemnities through the Petition Date.

212. “Senior Notes Indenture” means, collectively, the Base Indenture, the Seventh Supplemental Indenture, the Eight Supplemental Indenture, and the Ninth Supplemental Indenture.

213. “Senior Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. as trustee for the Senior Notes.

214. “SERP” means the non-qualified supplemental retirement plan, effective as of January 1, 1996, as amended on January 1, 2008, and as adopted by Debtor Diamond Offshore Management Company.

215. “Seventh Supplemental Indenture” means that certain supplemental indenture, dated October 8, 2009, by and among Diamond Offshore, as issuer, and the Senior Notes Trustee.

216. “Statement and Schedules” means the statements of financial affairs and the schedules of assets and liabilities Filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such statements and schedules may be amended, supplemented, or modified from time to time.

217. “Statutory Fees” means all fees for which the Debtors are obligated pursuant to 28 U.S.C. § 1930(a)(6), together with interest, if any, pursuant to 31 U.S.C. § 3717.

218. “Subordinated Claim” means a Claim against any Debtor, if any, subject to subordination in accordance with sections 510(b)-(c) of the Bankruptcy Code.

219. “Subscription Commencement Date” has the meaning set forth in the Rights Offerings Procedures.

220. “Subscription Rights” has the meaning set forth in the Backstop Agreement.

221. “Substantial Consummation” has the meaning set forth in section 1101(2) of the Bankruptcy Code.

222. “Tax” means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, property, environmental, or other tax assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local, or foreign Taxing Authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an Affiliated, consolidated, combined, or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amount is determined by reference to the liability of any other Entity.

223. “Taxing Authority” means any governmental authority exercising any authority to impose, regulate, levy, assess, or administer the imposition of any Tax.

224. “Termination Payment” has the meaning set forth in the Backstop Agreement.

225. “U.S. Trustee” means the United States Trustee for the Southern District of Texas (Region 7).

226. “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through Reinstatement or payment in full in Cash.

227. “Unsubscribed Stapled Securities” has the meaning set forth in the Backstop Agreement.

228. “Voting Deadline” means the deadline to submit votes to accept or reject this Plan.

B.	Rules of Interpretation

For purposes herein: (a) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of the applicable agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Effective Date; (e) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (f) unless otherwise stated, the words “herein,” “hereof,” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any term used in capitalized form herein that is not otherwise defined, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) all references to statutes, regulations, Orders, rules of courts, and the like shall mean such statutes, regulations, Orders, rules of courts, and the like as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated;

(l) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (m) any effectuating provisions may be interpreted by the Reorganized Debtors in a manner consistent with the overall purpose and intent of this Plan or the Confirmation Order, all without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control in all respects; (n) except as otherwise provided, any references to the Effective Date shall mean on the Effective Date or as soon as reasonably practicable thereafter; and (o) any docket number references in this Plan or the Confirmation Order shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan or the Confirmation Order shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

D.	Governing Laws

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York (except for section 5-1401 and 5-1402 of the General Obligations Law of the State of New York), without giving effect to the principles of conflicts of law, shall govern the rights, obligations, construction, and implementation of this Plan and the Confirmation Order, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan or the Confirmation Order (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable) or the foreign laws of the applicable Debtor or Reorganized Debtor.

E.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

F.	Certain Consent Rights

Notwithstanding anything in this Plan or the Confirmation Order to the contrary (including Article XII.G of this Plan), all consent rights, including the various consent rights of the Requisite Consenting Stakeholders set forth in the Plan Support Agreement and the Requisite Financing Parties set forth in the Backstop Agreement, with respect to the form and substance of this Plan, the Plan Supplement, and any Restructuring Documents shall be incorporated herein by this reference and fully enforceable as stated herein until such time as the Plan Support Agreement and the Backstop Agreement are terminated in accordance with their terms. For the avoidance of doubt, the failure to specify a particular consent right in this Plan or the Confirmation Order that is otherwise set forth in the Plan Support Agreement or the Backstop Agreement does not in any way impair, alter, or amend such consent or consultation rights, which remain binding on the parties to the Plan Support Agreement and the Backstop Agreement and are incorporated into this Plan, the Plan Supplement, the Confirmation Order and any Restructuring Documents or other related documents.

Notwithstanding anything in this Plan or the Confirmation Order to the contrary, and solely for so long as the Committee (a) affirmatively supports Confirmation of the Plan and (b) has not objected to Confirmation except with respect to any of the consent rights set forth in this paragraph, the Committee shall have reasonable consent rights with respect to the applicable provisions of the Plan and the Confirmation Order concerning the following: (i) those terms and provisions that impact the Committee as set forth in Article I.F (Certain Consent Rights), Article II.B (Accrued Professional Compensation Claims), Article IX.A.j (Conditions Precedent to the Effective Date) and Article XII.N (Dissolution of the Committee), (ii) any modification to the treatment of General Unsecured Claims as proposed under Article III.B.5 (Class 5 – General Unsecured Claims), (iii) the releases and exculpations proposed to be granted to the Committee and its members pursuant to this Plan, and (iv) those rights and protections afforded to the Holders of General Unsecured Claims as set forth in Article IV.B (Restructuring Transactions), Article IV.P (Insured Claims), Article V.B (Claims Based on Rejection of Executory Contracts and Unexpired Leases), Article VI.B. (Disputed and Contingent Claims Reserve), Article VII.G (No Post-Petition Interest on Claims), Article VIII.I (Release of Preference Actions), and Article X.A (Modification and Amendments). For the avoidance of doubt, and notwithstanding the foregoing, the Committee’s reasonable consent rights concerning Article VII.G (No Post-Petition Interest on Claims) shall not include any consent rights with respect to (a) the RCF Agent or the RCF Lenders’ entitlement to post-petition interest or (b) the applicable rate at which such post-petition interest shall be calculated.

G.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in this Plan or the Confirmation Order to the contrary, references in this Plan or the Confirmation Order to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

H.	Controlling Document

In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless otherwise provided in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE, PRIORITY CLAIMS, AND STATUTORY FEES

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in Article III below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of this Plan.

A.	Administrative Claims

On (or as soon thereafter as is reasonably practicable) the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Claim becomes an Allowed Administrative Claim, the Holder of an Allowed Administrative Claim (other than Accrued Professional Compensation Claims or Restructuring Expenses) shall receive in full and final satisfaction, settlement, and release of, and in exchange for such Claim, either (i) Cash in an amount equal to the unpaid portion of such Allowed amount of such Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, or (ii) such other less favorable treatment as to which the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Administrative Claim have agreed upon in writing; provided, that Allowed Administrative Claims representing Liabilities incurred in the ordinary course of business by the Debtors, as debtors-in-possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any Orders or agreements governing, instruments evidencing, or other documents establishing such Liabilities without any further action by the Holders of such Allowed Administrative Claims, including the need to File requests for payment of such Administrative Claims with the Bankruptcy Court and to serve such requests on the Reorganized Debtors.

Except as otherwise provided in this Article II.A and with respect to Administrative Claims that are Accrued Professional Compensation Claims or Restructuring Expenses, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative

Claims against the Reorganized Debtors or their property and such Administrative Claims shall be forever released and discharged from any and all indebtedness or liability with respect to or arising from such Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to any Administrative Claim that was previously Allowed.

B.	Accrued Professional Compensation Claims

1.	Professional Fee Escrow

On the Effective Date, the Debtors shall establish the Professional Fee Escrow and transfer an amount equal to the Professional Fee Escrow Amount, which funds shall come first from the Administrative Expense Account and then, solely to the extent the Administrative Expense Account does not otherwise contain sufficient funds, from the Debtors’ general funds available as of the Effective Date. The Professional Fee Escrow shall be maintained in trust for the Professionals and for no other Entities until all Accrued Professional Compensation Claims have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or interests shall encumber the Professional Fee Escrow or Cash held on account of the Professional Fee Escrow in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors; provided, however, that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow over the aggregate amount of Accrued Professional Compensation Claims of the Professionals to be paid from the Professional Fee Escrow. When such Accrued Professional Compensation Claims have been paid in full, any remaining amount in the Professional Fee Escrow shall promptly be paid to the Reorganized Debtors without any further action or Order of the Bankruptcy Court.

2.	Final Fee Applications and Payment of Accrued Professional Compensation Claims

All final requests for payment of Accrued Professional Compensation Claims incurred during the period from the Petition Date through the Effective Date shall be Filed no later than forty-five (45) calendar days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Bankruptcy Court. The amount of Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash from the Professional Fee Escrow in the case of the Professionals, and by the Reorganized Debtors in the case of all other professionals, as soon as reasonably practicable after such Accrued Professional Compensation Claims are Allowed by entry of an Order of the Bankruptcy Court.

To the extent that funds held in the Professional Fee Escrow are unable to satisfy the amount of Accrued Professional Compensation Claims owing to the Professionals, each Professional shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied by the Reorganized Debtors in the ordinary course of business in accordance with Article II.A of this Plan and notwithstanding any obligation to File Proofs of Claim or requests for payment on or before the Administrative Claims Bar Date. After all Accrued Professional Compensation Claims have been paid in full, the Final Order allowing such Accrued Professional Compensation Claims shall direct the escrow agent of the Professional Fee Escrow to return any excess amounts held in the Professional Fee Escrow, if any, to the Reorganized Debtors, without any further action or Order of the Bankruptcy Court.

3.	Estimation of Fees and Expenses

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall reasonably estimate their Accrued Professional Compensation Claims through and including the Effective Date, and shall deliver such estimate to the Debtors no later than ten (10) calendar days prior to the Effective Date; provided, however, that such estimate shall not be considered a representation with respect to the fees and expenses of such Professional, and Professionals are not bound to any extent by the estimates. If any of the Professionals fails to provide an estimate or does not provide a timely estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors (in consultation with the Committee and the Requisite Consenting Stakeholders) to determine the Professional Fee Escrow Amount.

4.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in this Plan or the Confirmation Order, from and after the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall, in the ordinary course of business and without any further notice to or action, Order or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code, or any Order of the Bankruptcy Court governing the retention or compensation of Professionals in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professionals in the ordinary course of business without any further notice to or action, Order, or approval of the Bankruptcy Court.

C.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the unpaid amount of such Allowed Priority Tax Claim on the Effective Date or (ii) otherwise be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

D.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay all Statutory Fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S.

Trustee and File quarterly reports until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

All Claims or Interests, except Administrative Claims and Priority Tax Claims, are classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified in this Article III.

A.	Summary of Classification

All Claims or Interests, other than Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to this Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to this Plan, but only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

This Plan is a separate plan of reorganization for each Debtor. This Plan groups the Debtors together solely for the purpose of describing treatment under this Plan, Confirmation of this Plan, and making Plan distributions in respect of Claims against and Interests in the Debtors under this Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities.

1.	Class Identification

The classification of Claims against and Interests in each Debtor (as applicable) pursuant to this Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.H of this Plan.

Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	RCF Claims	Impaired	Entitled to Vote
4	Senior Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
7	Existing Parent Equity Interests	Impaired	Entitled to Vote
8	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)

B.	Treatment of Claims and Interests

The treatment and voting rights provided under this Plan to each Class for distribution purposes is specified below:

1.	Class 1 – Other Secured Claims

a.	Classification: Class 1 consists of all Allowed Other Secured Claims.

b.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that such Holder agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Other Secured Claim, at the option of the Reorganized Debtors (subject to the reasonable consent of the Requisite Consenting Stakeholders), each such Holder of an Allowed Other Secured Claim shall receive (i) payment in full in Cash, or (ii) such other treatment so as to render such Holder’s Allowed Other Secured Claim Unimpaired.

c.

Voting: Class 1 is Unimpaired under this Plan. Each Holder of an Allowed Other Secured Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Other Secured Claim is not entitled to vote to accept or reject this Plan.

2.	Class 2 – Other Priority Claims

a.	Classification: Class 2 consists of all Allowed Other Priority Claims against any Debtor.

b.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that such Holder agrees to a less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive, at the option of the Debtors (subject to the reasonable consent of the Requisite Consenting Stakeholders), in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Claim, (i) payment in Cash of the unpaid portion of its Allowed Other Priority Claim or (ii) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

c.

Voting: Class 2 is Unimpaired under this Plan. Each Holder of an Allowed Other Priority Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Other Priority Claim is not entitled to vote to accept or reject this Plan.

3.	Class 3 – RCF Claims

a.	Classification: Class 3 consists of all Allowed RCF Claims.

b.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that such Holder agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such RCF Claim, each Holder of an Allowed RCF Claim shall receive, either:

i.

if such Holder elects to participate in the Exit Revolving Credit Facility, (A) first, its Pro Rata share calculated as a percentage of all Holders in such Class that elect to participate in the Exit Revolving Credit Facility (its “Participating RCF Lender Share”) of the RCF Cash Paydown; (B) second, to the extent such Holder’s RCF Claims have not been satisfied in full after the application of the RCF Cash Paydown under clause (A) above, its Participating RCF Lender Share of up to $100 million of funded loans under the Exit Revolving Credit Facility, with such amount subject to change based upon the Effective Date and interest accrued on RCF Claims through such date[2]; and (C) third, to the extent such Holder’s RCF Claims

[2]	Amounts determined assuming an April 23, 2021 emergence date.

have not been satisfied in full after the application of the RCF Cash Paydown under clause (A) above and the allocation of funded loans under clause (B) above, a share of $200 million (less the amount of aggregate funded loans under the Exit Revolving Credit Facility on the Effective Date allocated pursuant to clause (B) above) of the Exit Term Loan Facility that is equal to the remaining unsatisfied amount of such Holder’s RCF Claims, with such amount subject to change based upon the Effective Date and interest accrued on RCF Claims through such date[3], provided that the aggregate amount of any such Holder’s shares of the amounts described in the foregoing clauses (A), (B), and (C) shall not exceed the amount of such Holder’s RCF Claims; or

ii.

if such Holder does not elect to participate in the Exit Revolving Credit Facility, (A) first, a share of $200 million, with such amount subject to change based upon the Effective Date and interest accrued on RCF Claims through such date[4] (less the amount of aggregate funded loans under the Exit Revolving Credit Facility on the Effective Date allocated pursuant to clause (i)(B) above) of the Exit Term Loan Facility that is equal to the lesser of (x) its RCF Claims and (y) its Pro Rata share (calculated as a percentage of all Holders in such Class that do not elect to participate in the Exit Revolving Credit Facility) (its “Non-Participating RCF Lender Share”) of the portion of the $200 million, with such amount subject to change based upon the Effective Date and interest accrued on RCF Claims through such date[5], of the Exit Term Loan Facility that is not allocated to participating Holders pursuant to clause (i)(C) above and (B) second, solely to the extent such Holder’s RCF Claims have not been satisfied in full after the allocation of the Exit Term Loan Facility under clause (A) above, a portion of the RCF Cash Paydown equal to the lesser of (x) such Holder’s remaining unsatisfied RCF Claims and (y) such Holder’s Non-Participating RCF Lender Share of the amount of the RCF Cash Paydown that has not been allocated to the participating RCF Lenders pursuant to clause (i)(A) above.

c.	Voting: Class 3 is Impaired under this Plan. Each Holder of an Allowed RCF Claim will be entitled to vote to accept or reject this Plan.

4.	Class 4 – Senior Notes Claims

a.	Classification: Class 4 consists of all Allowed Senior Notes Claims.

[3]	Amounts determined assuming an April 23, 2021 emergence date.
[4]	Amounts determined assuming an April 23, 2021 emergence date.
[5]	Amounts determined assuming an April 23, 2021 emergence date.

b.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that such Holder agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Senior Notes Claim, each Holder of an Allowed Senior Notes Claim shall receive (i) its Pro Rata share of 70.0% of the New Diamond Common Shares, subject to dilution by the New Warrants and the MIP Equity Shares; and (ii) Subscription Rights to participate in the Rights Offerings to (a) pursuant to the Primary Rights Offering, purchase such Holder’s Pro Rata portion of $46,875,000 of Exit Notes and 12.26% of the issued and outstanding New Diamond Common Shares as of the Effective Date, subject to dilution by the New Warrants and the MIP Equity Shares and (b) pursuant to the Delayed Draw Rights Offering, subscribe for such Holder’s Pro Rata portion of commitments to purchase up to $21,875,000 of Delayed Draw Notes and 5.72% of the total New Diamond Common Shares outstanding on the Effective Date, subject to dilution by the New Warrants and the MIP Equity Shares.

With respect to subsection (b)(ii) above, pursuant to, and in accordance with, the Backstop Agreement and the Rights Offerings Procedures, each Financing Party has agreed to, severally and not jointly, (i) fully exercise all Subscription Rights that are properly issued to it on the applicable Subscription Commencement Date on account of its Allowed Senior Notes Claims and (ii) duly purchase all Exit Notes on account of its Allowed Senior Notes Claims.

c.	Voting: Class 4 is Impaired under this Plan. Each Holder of an Allowed Senior Notes Claim will be entitled to vote to accept or reject this Plan.

5.	Class 5 – General Unsecured Claims

a.	Classification: Class 5 consists of all Allowed General Unsecured Claims.

b.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that such Holder agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such General Unsecured Claims, each Holder of an Allowed General Unsecured Claim shall receive, at the option of the Debtors (subject to the reasonable consent of the Requisite Consenting Stakeholders): (i) payment in full in Cash (inclusive of post-petition interest at (a) the Federal Judgment Rate, (b) any applicable contract rate solely to the extent such rate applies, or (c) such other rate as agreed to among the Debtors and such Holder or as determined by the Bankruptcy Court (in any adversary proceeding, contested matter, or otherwise), on the later of (w) the Effective Date or as soon as reasonably practicable thereafter, (x) the date such Claim becomes Allowed or as soon as reasonably practicable thereafter, (y) the date such Claim comes due under applicable Law or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (z) such other date as agreed between the Debtors or the Reorganized Debtors and such Holder; (ii) Reinstatement; or (iii) such other treatment sufficient to render such Claims Unimpaired. General Unsecured Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

c.

Voting: Class 5 is deemed Unimpaired under this Plan. Each Holder of an Allowed General Unsecured Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed General Unsecured Claim is not entitled to vote to accept or reject this Plan.

6.	Class 6 – Intercompany Claims

a.	Classification: Class 6 consists of all Allowed Intercompany Claims.

b.

Treatment: On the Effective Date, all Intercompany Claims shall be adjusted, Reinstated, or discharged at the Debtors’ discretion, in consultation with the Ad Hoc Group (subject to the reasonable consent of the Requisite Consenting Stakeholders).

c.

Voting: Class 6 is either deemed Unimpaired under this Plan, and each such Holder of an Allowed Intercompany Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or is Impaired, and each such Holder of an Allowed Intercompany Claim is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

7.	Class 7 – Existing Parent Equity Interests

a.	Classification: Class 7 consists of all Allowed Existing Parent Equity Interests.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Existing Parent Equity Interest will receive its Pro Rata share of the New Warrants, subject to dilution by the MIP Equity Shares.

b.	Voting: Class 7 is Impaired under this Plan. Each Holder of an Allowed Existing Parent Equity Interest will be entitled to vote to accept or reject this Plan.

8.	Class 8 – Intercompany Interests

a.	Classification: Class 8 consists of all Allowed Intercompany Interests.

b.	Treatment: On the Effective Date, all Intercompany Interests shall be

(i) cancelled (or otherwise eliminated) and receive no distribution under this Plan or (ii) Reinstated at the Debtors’ option, in consultation with the Ad Hoc Group (subject to the reasonable consent of the Requisite Consenting Stakeholders). To the extent Reinstated, Intercompany Interests are Unimpaired solely to preserve the Debtors’ corporate structure, and Holders of such Intercompany Interests shall not otherwise receive or retain any property on account of such Intercompany Interests.

c.

Voting: Class 8 is either deemed Unimpaired under this Plan, and each such Holder of an Allowed Intercompany Interest will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or is Impaired, and each such Holder of an Allowed Intercompany Interest is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims. The Debtors reserve the right to modify this Plan in accordance with Article X.A of this Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification (subject to the reasonable consent of the Requisite Consenting Stakeholders).

D.	No Substantive Consolidation

Although this Plan is presented as a joint plan of reorganization for administrative purposes, this Plan does not provide for the substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for any reason. Nothing in this Plan, the Confirmation Order or the Disclosure Statement shall constitute or be deemed to constitute a representation that any one or all of the Debtors is subject to or liable for any Claims or Interests against or in any other Debtor. A Claim or Interest against or in multiple Debtors will be treated as a separate Claim or Interest against or in each applicable Debtor’s Estate for all purposes, including voting and distribution; provided, however, that no Claim or Interest will receive value in excess of one hundred percent (100.0%) of the Allowed amount of such Claim (inclusive of post-petition interest, if applicable) or Interest under the Plan for all such Debtors.

E.	Allowance of Senior Notes Claims

The principal and unpaid accrued interest as of the Petition Date comprising the Senior Notes Claims shall be Allowed in the amount of $ 2,044,877,422.90, excluding amounts to be paid in Cash on account of services provided by the Senior Notes Trustee.

F.	Allowance of RCF Claims

The principal and unpaid accrued interest comprising the RCF Claims shall be Allowed in the amount of $444,691,711.18 as of the Petition Date, plus accrued and unpaid post-petition interest through the Effective Date pursuant to, and at the interest rates prescribed by the RCF Credit Agreement; provided that (a) interest accruing on Eurodollar Loans (as defined in the RCF Credit Agreement) that were outstanding on the Petition Date shall be calculated by reference to the Eurodollar Rate (as defined in the RCF Credit Agreement) for the period from the Petition Date through September 21, 2020, and by reference to the Alternate Base Rate (as defined in the RCF Credit Agreement) thereafter, (b) interest accruing on all other RCF Claims after the Petition Date shall be calculated by reference to the Alternate Base Rate, and (c) interest accruing on all of the RCF Claims after the Petition Date shall include any applicable default rate pursuant to the RCF Credit Agreement.

G.	Special Provision Governing Unimpaired Claims or Interests

Except as otherwise set forth in this Plan or the Confirmation Order, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Interests.

H.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Interest as of the date of the commencement of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

I.	Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code or any insider under section 1010(31) of the Bankruptcy Code, (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan.

J.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject this Plan, this Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

K.	Presumed Acceptance of this Plan

To the extent that Claims of any Class are Reinstated or otherwise Unimpaired, each Holder of a Claim or Interest in such Class is presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject this Plan.

L.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

M.	Intercompany Interests

Intercompany Interests, to the extent Reinstated, are being Reinstated to maintain the existing corporate structure of the Debtors. For the avoidance of doubt, any Interest in non-Debtor Affiliates owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

N.	Relative Rights and Priorities

Unless otherwise expressly provided in this Plan or the Confirmation Order, the allowance, classification, and treatment of all Allowed Claims or Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of such Claims or Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	General Settlement of Claims and Interests

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan and the Confirmation Order, upon the Effective Date, the provisions of this Plan and the Confirmation Order shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies relating to the contractual, legal, and subordination rights of Holders with respect to such Allowed Claims and Interests, as resolved pursuant to this Plan and the Confirmation Order. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is in the best interests of the Debtors, their Estates, and Holders of Claims or Interests, and is fair, equitable, and within the range of reasonableness. All distributions made to Holders of Allowed Claims or Interests in any Class are intended to be and shall be final. The compromises and settlements described herein shall be non-severable from each other and from all other terms of this Plan.

B.	Restructuring Transactions

On or after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall be authorized to enter into such transactions and take such other actions as may be necessary or appropriate to effectuate a corporate restructuring of their business, to otherwise simplify the overall corporate structure of the Debtors, or to organize certain of the Debtors under the Laws of jurisdictions other than the jurisdictions in which such Debtors currently are organized, which restructuring may include one or more mergers, consolidations, acquisitions, transfers, assignments, dispositions, liquidations, or dissolutions as may be determined by the Debtors, in accordance with the Plan Support Agreement, the Backstop Agreement, and the Restructuring Transaction Memorandum (collectively, the “Restructuring Transactions”). In each case in which the surviving, resulting, or acquiring Entity in any such transaction is a successor to a Debtor, such surviving, resulting, or acquiring Entity shall perform the obligations of such Debtor pursuant to this Plan to satisfy the Allowed Claims against, or Allowed Interests in, such Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring Entity, which provides that another Debtor shall perform such obligations.

In effectuating the Restructuring Transactions, the Debtors shall be permitted to:

(a)

execute and deliver appropriate agreements or other documents of merger, consolidation, restructuring, disposition, transfer, assignment, liquidation, or dissolution containing terms that are consistent with the terms of this Plan and the Confirmation Order and that satisfy the requirements of applicable state Law and such other terms to which the applicable Entities may agree;

(b)

execute and deliver appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, Liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable Entities may agree;

(c)	file appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state Law; and

(d)

take all other actions that the applicable Entities determine to be necessary or appropriate, in accordance with the consent rights set forth in the Plan Support Agreement and the Backstop Agreement, including making filings or recordings that may be required by applicable Law in connection with such transactions.

Upon the Confirmation Date, without any further Bankruptcy Court approval, the Debtors shall have the right, but not the obligation, to acquire any asset of any other Debtor (including a Debtor for which Confirmation of this Plan has not occurred) in exchange for an assumption of certain Liabilities of such Debtor (including all General Unsecured Claims asserted against such Debtor’s Estate, which General Unsecured Claims shall receive the treatment provided to such Claims under Article III.B.5 of this Plan regardless of the treatment of any other Claim or Interest of any acquiring Debtor), provided that the acquiring Debtor and the selling Debtor each determine that such transfer, in the exercise of its business judgment, and in accordance with and subject always to the consent rights set forth in the Plan Support Agreement and the Backstop Agreement, is in the best interest of such Debtor and its respective Estate.

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors may take all actions consistent with this Plan, the Confirmation Order, the Plan Support Agreement, the Backstop Agreement, and the Restructuring Transaction Memorandum, as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan, including:

(a)

the execution, adoption, amendment, and/or delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, interest, right, Liability, debt, or obligation on terms consistent with the terms of this Plan and the Confirmation Order, and having other terms for which the applicable parties agree, including the Exit Facilities, the Rights Offerings, and New Warrants;

(b)	the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable Law;

(c)

the execution, adoption, amendment, and/or delivery of the applicable documents included in the Plan Supplement, to the extent required by the Debtors, including, but not limited to, the Restructuring Documents where relevant; and

(d)

all other actions that the applicable Entities determine to be necessary or appropriate, in the most tax efficient manner to the extent commercially reasonable, including making filings or recordings that may be required by applicable Law and opening new bank accounts, but in each case only to the extent not inconsistent with the Plan Support Agreement and the Backstop Agreement.

For purposes of consummating this Plan and the Restructuring Transactions, none of the transactions contemplated in this Article IV.B shall constitute a change of control under any agreement, contract, or document of the Debtors.

Each officer, member of the board of directors, or manager of the Debtors is (and each officer, member of the board of directors, or manager of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and the securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorizations, consents, or any further actions required under applicable Law, regulation, Order, or rule (including, without limitation, any action by the shareholders or directors or managers of the Debtors or the Reorganized Debtors) except for those expressly required pursuant to this Plan.

All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the shareholders, members, directors, or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the shareholders, members, directors, or managers, as applicable, of the Debtors or Reorganized Debtors.

C.	Cancellation of Certain Existing Security Interests

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the Holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of a Debtor held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests or documents.

D.	Sources of Consideration for Plan Distributions

Consideration for Plan distributions shall come from:

a.	Equity Interests in the Reorganized Company

On the Effective Date, all Existing Parent Equity Interests shall be cancelled and the Reorganized Company shall issue or cause to be issued the New Diamond Common Shares and New Warrants in accordance with the terms of this Plan and the Confirmation Order. On the Effective Date, applicable Holders of eligible Claims or Interests shall receive the New Diamond Common Shares and New Warrants in exchange for their respective Claims or Interests as set forth in Article III of this Plan and pursuant to the Rights Offerings. All of the New Diamond Common Shares and New Warrants issuable under this Plan and the Confirmation Order, when so issued, shall be duly authorized, validly issued, fully paid, and nonassessable.

b.	Rights Offerings and Issuance of the Exit Notes

On the Effective Date, the Reorganized Debtors shall consummate the Rights Offerings in accordance with the Rights Offerings Procedures, the Backstop Agreement, and the Exit Notes Documents. Subscription Rights to participate in the Rights Offerings shall be allocated among relevant Holders of Senior Notes Claims on the applicable Subscription Commencement Date in accordance with the Rights Offerings Procedures, and the allocation of such Subscription Rights will be exempt from SEC registration under applicable Law and shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable Law in any jurisdiction. The Reorganized Debtors intend to implement the Rights Offerings in a manner that shall not cause it to be deemed a public offering in any jurisdiction, except as provided in section 1145(c) of the Bankruptcy Code with respect to the New Diamond Common Shares and Exit Notes offered and sold in connection with the Rights Offerings pursuant to the exemption from registration provided by section 1145(a)(1) of the Bankruptcy Code.

Holders of the Subscription Rights (including the Financing Parties) shall receive the opportunity to subscribe for up to $68,750,000 of the Exit Notes in accordance with and pursuant to this Plan, the Rights Offerings Procedures, and the Exit Notes Term Sheet. Each Holder of Subscription Rights (including the Financing Parties) that participates in the Rights Offerings with respect to the Exit Notes shall also receive, in consideration for its participation in the Rights Offerings, its Pro Rata share (in respect of the Subscription Rights exercised by such Holder) of 17.98% of the issued and outstanding New Diamond Common Shares as of the Effective Date (subject to dilution by the New Warrants and the MIP Equity Shares) (the “Rights Offerings Shares”).

The Collateral Trustee shall have valid, binding, and enforceable Liens on the collateral specified in, and to the extent required by, the Exit Notes Documents. To the extent granted, the guarantees, mortgages, pledges, Liens, and other security interests granted pursuant to the Exit Notes Documents are granted in good faith as an inducement to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the relevant Exit Notes Documents; provided that the Exit Notes shall be subject to a last out agreement pursuant to the Exit Notes Documents.

Further, the Private Placement Investors shall have the obligation to purchase the Primary Private Placement Stapled Securities and commit to purchase the Delayed Draw Private Placement Stapled Securities, and the Commitment Parties shall fully backstop the remainder of the Rights Offerings, in each case in accordance with the Backstop Agreement. In addition to the Rights Offerings Shares associated with the Exit Notes for which the Financing Parties subscribe, the Financing Parties that were initial signatories to the Backstop Agreement will receive a Commitment Premium (which shall be an Allowed administrative expense), payable upon the earlier of (a) the Effective Date, in Commitment Premium Exit Notes or (b) subject to Article IV.E of this Plan, consummation of an Alternative Restructuring, in Cash.

c.	Exit Term Loan Facility

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Term Loan Facility Documents without further (i) notice to, Order of, or other approval of the Bankruptcy Court, (ii) act or omission under applicable Law, regulation, Order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Exit Term Loan Facility shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with its terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable Law, this Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Exit Term Loan Facility Documents are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

The Exit Term Loan Agent shall have valid, binding, and enforceable Liens on the collateral specified in, and to the extent required by, the Exit Term Loan Facility Documents. To the extent granted, the guarantees, mortgages, pledges, Liens and other security interests granted pursuant to the Exit Term Loan Facility Documents are granted in good faith as an inducement to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the relevant Exit Term Loan Facility Documents.

d.	Exit Revolving Credit Facility

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Revolving Credit Facility Documents without further (i) notice to, Order of, or other approval of the Bankruptcy Court, (ii) act or omission under applicable Law, regulation, Order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Exit Revolving Credit Facility shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with its terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable Law, this Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Exit Revolving Credit Facility Documents are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

On the Effective Date, all letters of credit issued under the RCF Credit Agreement, shall be deemed to have been issued under, and will receive the collateral support of, the Exit Revolving Credit Facility.

The Exit Revolving Credit Facility Agent shall have valid, binding, enforceable, perfected first Liens on the collateral specified in, and to the extent required by, the Exit Revolving Credit Facility Documents. To the extent granted, the guarantees, mortgages, pledges, Liens and other security interests granted pursuant to the Exit Revolving Credit Facility Documents are granted in good faith as an inducement to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the relevant Exit Revolving Credit Facility Documents.

e. Exit Revolving Credit Facility Commitment Fee

Holders of Allowed RCF Claims that elect to participate in the Exit Revolving Credit Facility shall receive (solely on account of such Holders’ commitments under the Exit Revolving Credit Facility and not on account of their Allowed RCF Claims) their Pro Rata portion of a paid- in-kind nonrefundable upfront fee (the “Exit Revolving Credit Facility Commitment Fee”) equal to $3,477,953.58 payable in kind in the form of additional drawn commitments under the Exit Revolving Credit Facility, which shall increase both the amount of drawn and total commitments thereunder, in exchange for providing such new money commitments and not on account of their RCF Claims; provided that if an Alternative Restructuring occurs, the Exit Revolving Credit Facility Commitment Fee, equal to $3,477,953.58, shall be due and payable in full in Cash upon the date of consummation of such Alternative Restructuring (the “Alternative Restructuring Fee”) pursuant to (and in accordance with) the Fee Letters. Notwithstanding the foregoing, the Alternative Restructuring Fee shall not be payable pursuant to the Lender Fee Letter or otherwise to the extent the Alternative Restructuring is consummated as a result of a determination by the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) that the PCbtH Contracts’ treatment in the Chapter 11 Cases, including under this Plan, is not reasonably acceptable to the Requisite Consenting RCF Lenders.

f.	Exit Facility Liens

The Reorganized Debtors and Persons granted Liens and security interests under the Exit Facilities shall be authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. The Exit Facilities shall be secured by first liens in the same collateral; however, the Reorganized Debtors’ payment obligations in respect of the Exit Revolving Credit Facility shall rank senior to their payment obligations in respect of the Exit Term Loan Facility and Exit Notes.

E.	Commitment Premium

The amount to be paid as consideration to the Financing Parties on the Effective Date, pursuant to the terms and conditions set forth in this Plan and the Backstop Agreement, shall be a nonrefundable aggregate premium equal to 9% of the aggregate amount of Exit Notes (the “Commitment Premium”), payable in kind in the form of additional Exit Notes (the “Commitment Premium Exit Notes”); provided, that if an Alternative Restructuring occurs, the Commitment Premium shall be payable in Cash pursuant to (and in accordance with) the Backstop Agreement and Backstop Order. Notwithstanding the foregoing, the Termination Payment shall not be payable under the Backstop Agreement to the extent the Backstop Agreement is terminated by the Requisite Financing Parties except as expressly provided by Section 9.6(b) of the Backstop Agreement, as may be modified by the Backstop Order. No Rights Offerings Shares shall be issued on account of the Commitment Premium Exit Notes. To the extent not previously assumed pursuant to an Order of the Bankruptcy Court, the Backstop Agreement shall be assumed pursuant to the Confirmation Order.

F.	Issuance and Distribution of New Securities; Execution of Plan Documents

Except as otherwise provided in this Plan, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue and/or deliver all securities, notes, instruments, Certificates, and other documents required to be issued pursuant to this Plan.

G.	Corporate Existence

Except as otherwise provided in this Plan or the Confirmation Order, any agreement, instrument or other document incorporated in this Plan, the Confirmation Order or the Plan Supplement, or as a result of the Restructuring Transactions, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation or other form of Entity under governing law with all the powers of such corporation, limited liability company or other form of Entity, as the case may be, pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective

Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by this Plan, the Confirmation Order or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to this Plan or the Confirmation Order, and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal, or foreign law). For the avoidance of doubt, nothing in this Article IV.F prevents, precludes, or otherwise impairs the Reorganized Debtors, or any one of them, from amending or modifying their respective certificate of incorporation and bylaws (or other formation documents), merging, amalgamating, or otherwise restructuring their legal Entity form, without supervision or approval by the Bankruptcy Court and in accordance with applicable non-bankruptcy law after the Effective Date.

H.	Exemption from Registration

The offering, issuance, and distribution of the New Diamond Common Shares (including the New Diamond Common Shares issuable upon exercise of the New Warrants), Subscription Rights, Rights Offerings Stapled Securities (in each case other than the Unsubscribed Stapled Securities and the Private Placement Stapled Securities issued to or purchased by the Financing Parties pursuant to the Backstop Agreement), and New Warrants by the Debtors on account of Claims or Interests as contemplated by this Plan and the Confirmation Order shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or other law requiring registration prior to the offering, issuance, distribution, or sale of securities in accordance with, and pursuant to, section 1145 of the Bankruptcy Code to the extent permitted or under the Securities Act by virtue of section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder and/or Regulation S promulgated under the Securities Act. Except as set forth below with respect to the Subscription Rights, the securities issued pursuant to section 1145 of the Bankruptcy Code will not be “restricted securities” as defined in Rule 144(a)(3) of the Securities Act and will be freely tradable and transferable by the initial recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws, including Rule 144 of the Securities Act, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments. The Subscription Rights issued in connection with the Rights Offerings will not be transferable. In addition, any Commitment Premium Exit Notes issued as payment of the Commitment Premium are issuable under section 1145 of the Bankruptcy Code.

The issuance of the Unsubscribed Stapled Securities and the Private Placement Stapled Securities pursuant to the Backstop Agreement is being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, Regulation S promulgated under the Securities Act, and/or similar registration exemptions applicable outside of the United States, and such securities will be considered “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act and other applicable Law.

To the extent the issuance and distribution of any Exit Notes, New Diamond Common Shares, or New Warrants is being made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, Regulation S promulgated under the Securities Act, and/or similar registration exemptions applicable outside of the United States, such securities will be considered “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to a registration statement and available exemption from the registration requirements of the Securities Act and other applicable Law.

I.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in this Plan or the Confirmation Order, any agreement, instrument, or other document incorporated in this Plan, the Confirmation Order or the Plan Supplement, or pursuant to any other Final Order of the Bankruptcy Court, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan or the Confirmation Order shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, rights, or other encumbrances. On and after the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

J.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under this Plan or as otherwise provided in this Plan, the Confirmation Order or any agreement, instrument, or other document incorporated in this Plan, the Confirmation Order or the Plan Supplement, on the Effective Date:

(a)

the obligations of the Debtors under the RCF Credit Agreement, the Senior Notes Indenture, stock certificates, book entries, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except (i) such Certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or Interests in, the Debtors that are specifically Reinstated pursuant to this Plan or the Confirmation Order and (ii) all letters of credit issued by HSBC Bank USA under the RCF Credit Agreement which shall be treated as set forth in Article IV.D.d) shall be rolled into the Exit Revolving Credit Facility;

(b)

the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, Certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, Certificates, notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are specifically Reinstated pursuant to this Plan or the Confirmation Order) shall be released and discharged; provided, however, that, notwithstanding Confirmation, the occurrence of the Effective Date, or the cancellation, release, and discharge contained in this Article IV.J, any agreement that governs the rights of the RCF Agent and/or the Senior Notes Trustee (including, without limitation, the Senior Notes Indenture), or any other Holder of a Claim shall continue in effect solely for purposes of:

a.

enabling Holders of Allowed Claims or Interests to receive distributions under this Plan and the Confirmation Order, as provided herein (in the case of distributions under this Plan to Holders of Senior Notes Claims, subject to the Senior Notes Trustee’s charging lien and priority of payment rights), and for enforcing any rights hereunder or thereunder against parties other than the Debtors, the Reorganized Debtors or their Representatives;

b.

allowing the RCF Agent and Senior Notes Trustee, in accordance with Article VII of this Plan, to make distributions to the Holders of RCF Claims and, subject to the Senior Notes Trustee’s charging lien and priority of payment rights, Holders of Senior Notes Claims, as applicable;

c.

allowing the RCF Agent and Senior Notes Trustee to maintain any right of priority of payment, charging lien, indemnification, exculpation, contribution, subrogation, or any other Claim or entitlement it may have under the RCF Documents or the Senior Notes Indenture, as applicable (which shall survive and not be released), other than against the Debtors and the Reorganized Debtors;

d.	allowing the RCF Agent and Senior Notes Trustee to enforce any obligations owed to each of them under this Plan or the Confirmation Order;

e.

permitting the RCF Agent and Senior Notes Trustee, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including, without limitation, to enforce any obligations owed to the Senior Notes Trustee or to Holders of Senior Notes Claims, under this Plan, Confirmation Order, or relating to the Senior Notes Indenture;

f.

permitting the RCF Agent and Senior Notes Trustee to exercise their respective rights relating to the interests of the RCF Lenders and Senior Noteholders on account of the RCF Claims or the Senior Notes Claims, as applicable, to the extent consistent with this Plan or the Confirmation Order;

g.	preserving the rights of the RCF Agent to payment of reasonable and documented fees and expenses in connection with the implementation and consummation of this Plan;

h.	preserving the rights of the Senior Notes Trustee to payment of reasonable and documented fees and expenses in connection with the implementation and consummation of this Plan; and

i.	permitting the RCF Agent and Senior Notes Trustee to perform any functions that are necessary to effectuate the foregoing.

The preceding provisos shall not affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or this Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan or the Confirmation Order; provided that nothing in this section shall effect a cancellation of any Subscription Rights, New Diamond Common Shares, New Warrants, or Intercompany Interests.

Except as expressly provided in this Plan or the Confirmation Order, on and after the Effective Date, each of the RCF Agent and Senior Notes Trustee and their respective agents, successors, and assigns shall be automatically and fully discharged and released of all of their duties and obligations under the Base Indenture and the applicable RCF Documents, as applicable. The Reorganized Debtors shall pay the Senior Notes Trustee’s reasonable and documented fees and expenses (including the expenses of its counsel and agents) incurred after the Effective Date in connection with the implementation of this Plan, including, but not limited to, making distributions pursuant to and in accordance with this Plan.

K.	Corporate Action

On the Effective Date, all actions contemplated by this Plan or the Confirmation Order shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable:

(a)	the adoption of the New Organizational Documents and any other new corporate governance documents;

(b)	the execution and delivery of the Restructuring Documents and any related instruments, agreements, guarantees, filings, or other related documents;

(c)	the implementation of the Restructuring Transactions; and

(d)

all other actions contemplated by this Plan or the Confirmation Order (whether to occur before, on or after the Effective Date). On the Effective Date, all matters provided for in this Plan or the Confirmation Order involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan or the Confirmation Order, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Interest Holders, directors, or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by this Plan or the Confirmation Order (or necessary or desirable to effect the transactions contemplated by this Plan or the Confirmation Order) in the name of and on behalf of the Reorganized Debtors, including, without limitation, the Restructuring Documents and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.K shall be effective notwithstanding any requirements under non-bankruptcy law.

L.	New Organizational Documents

To the extent required under this Plan, the Confirmation Order, or applicable non- bankruptcy law, the Reorganized Debtors shall file their respective New Organizational Documents and other applicable agreements (in a form consistent with the provisions of the Plan Support Agreement) with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation or formation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation or formation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, to the extent applicable to these Chapter 11 Cases, the New Organizational Documents of the Reorganized Debtors will prohibit the issuance of non-voting equity securities.

M.	Directors and Officers of the Reorganized Debtors

The New Board shall be appointed by the Ad Hoc Group, in consultation with the Debtors’ management, and the identities and affiliations of directors on the New Board shall be set forth in the Plan Supplement, to the extent known at the time of Filing. On the Effective Date, the New Board will be comprised of seven directors selected by the Ad Hoc Group; provided, however, that unless otherwise determined by the board of directors of Diamond Offshore prior to the Effective Date, the Reorganized Company’s chief executive officer, Marc Edwards, shall be a member of the New Board for the duration of his term as the Reorganized Company’s chief executive officer and the remainder of the New Board shall be appointed in compliance with section 1129(a)(5) of the Bankruptcy Code.

Except as otherwise provided in this Plan, the Confirmation Order, the Plan Supplement or the New Organizational Documents, the officers of the Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of the Reorganized Debtors on the Effective Date.

Commencing on the Effective Date, each of the directors of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

N.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers thereof and members of the New Board, shall be authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan with respect to the Confirmation Order or the securities issued pursuant to this Plan (or the other Restructuring Documents), including the Restructuring Documents, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents, except those expressly required pursuant to this Plan or the Confirmation Order.

O.	Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan or the Confirmation Order (including under any of the Restructuring Documents and related documents) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and, upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. Such exemption under section 1146(a) of the Bankruptcy Code specifically applies, without limitation, to: (a) the creation and recording of any mortgage, deed of trust, Lien, or other security interest; (b) the making or assignment of any lease or sublease; (c) any Restructuring Transaction; (d) the issuance, distribution and/or sale of any securities of the Debtors or the Reorganized Debtors; and (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan or the Confirmation Order, including (i) any merger agreements, (ii) agreements of consolidation, restructuring, disposition, liquidation, or dissolution, (iii) deeds, (iv) bills of sale, or (v) assignments executed in connection with any Restructuring Transaction occurring under this Plan or the Confirmation Order.

P.	Insured Claims

Notwithstanding anything to the contrary contained herein, to the extent that the Debtors have insurance with respect to any Allowed General Unsecured Claim, the Holder of such Allowed General Unsecured Claim shall (a) be paid any amount from the proceeds of insurance to the extent that such Claim is insured, and (b) solely for the portion of such Claim that is not paid by the applicable insurance policy, receive the treatment provided for Allowed General Unsecured Claims in this Plan.

Q.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence and pursue any and all Causes of Action not released pursuant to Article VIII of this Plan, the Confirmation Order or another Order of the Bankruptcy Court, whether arising before or after the Petition Date, including the Preserved Causes of Action, and such Causes of Action shall vest in the Reorganized Debtors as of the Effective Date. The Reorganized Debtors shall, in their sole discretion, determine whether to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further Bankruptcy Court approval for such action. No Entity may rely on the absence of specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve the right to prosecute any and all Causes of Action that are not released pursuant to Article VIII of this Plan against any Entity, except as otherwise provided in this Plan or the Confirmation Order. For the avoidance of doubt, the Reorganized Debtors shall not retain and may not enforce any rights to commence and pursue Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable non- bankruptcy law.

R.	Director and Officer Liability Insurance

The Debtors’ D&O Liability Insurance Policies shall be Reinstated under this Plan to the fullest extent possible under applicable Law. Notwithstanding anything in this Plan or the Confirmation Order to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or prior to the Effective Date pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan or the Confirmation Order, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an executory contract that has been assumed by the Reorganized Debtors under this Plan or the Confirmation Order, and no Proof of Claim, Administrative Claim, or objection to Cure Claim need be Filed with respect thereto. For the avoidance of doubt, the D&O Liability Insurance Policies will continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies.

S.	Management Incentive Plan

On and after the Effective Date, the New Board shall be authorized to institute the MIP consistent with the terms and conditions set forth in the Employee Matters Term Sheet, which shall allocate 40% of the MIP Equity Shares within 120 days after the Effective Date and provide that at least 40% of such MIP Equity Shares shall be in the form of time-based awards vesting over a period of no longer than four years. Except as set forth herein and in the Employee Matters Term Sheet, the terms and conditions for the MIP shall be determined by the New Board (or a committee thereof).

T.	KEIP Escrow & Deferred Payment

Notwithstanding anything to the contrary in the KEIP Order, the Reorganized Debtors shall make the Deferred Payment (to the extent actually earned by such KEIP Participants) to KEIP Participants on the Effective Date. In addition, the Debtors or Reorganized Debtors (as applicable) shall make all earned payments under the KEIP as soon as reasonably practicable after the end of any Performance Period occurring on or after the Confirmation Date for as long as the KEIP remains in effect; provided that the Deferred Payment for any such Performance Period shall be paid on the Effective Date.

On the Effective Date, the Debtors shall establish the KEIP Escrow and transfer an amount equal to the KEIP Escrow Amount from the Debtors’ general funds available as of the Effective Date. The KEIP Escrow shall be maintained in trust for the KEIP Participants and for no other Entities until all amounts owed to the KEIP Participants under the KEIP have been irrevocably paid in full to the KEIP Participants pursuant to the KEIP Order. No Liens, Claims, or interests shall encumber the KEIP Escrow or Cash held on account of the KEIP Escrow in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors; provided, however, that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the KEIP Escrow over the aggregate amount owed to the KEIP Participants under the KEIP to be paid from the KEIP Escrow. When such amounts owed under the KEIP have been paid in full to the KEIP Participants, any remaining amount in the KEIP Escrow shall promptly be paid to the Reorganized Debtors without any further action or Order of the Bankruptcy Court.

U.	Employee Arrangements of the Reorganized Debtors

Except as otherwise provided in this Plan, the Confirmation Order or the Plan Supplement, all written employment, severance, retirement, indemnification, and other similar employee- related agreements or arrangements in place as of the Effective Date with the Debtors, retirement income plans and welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, including the Employee Compensation Programs as modified pursuant to the terms of this Plan and the SERP, shall be assumed (as may have been amended prior to or on the Effective Date, subject to any required amendments contemplated by the Employee Matters Term Sheet) by the Reorganized Debtors and shall remain in place after the Effective Date, as may be amended by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Debtors, on the other hand, as applicable, or, after the Effective Date, by agreement with the Reorganized Debtors, provided, in each case, that any such amendments are consistent with the Employee Matters Term Sheet, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. On the Effective Date, the Reorganized Debtors shall adopt, approve, and authorize the Employee Compensation Plans.

Notwithstanding the foregoing, and unless otherwise provided in the Plan Supplement, all plans or programs calling for stock grants, stock issuances, stock reserves, or stock options shall be deemed rejected with regard to such issuances, grants, reserves, and options. For the avoidance of doubt, no provision in any agreement, plan, or arrangement to be assumed pursuant to the foregoing paragraph relating to the award of equity or equity-like compensation shall be binding on, or honored by, the Reorganized Debtors. Nothing in this Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, Claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law.

On the Effective Date, the Reorganized Debtors shall release, waive, and relinquish any and all rights to claw back or recover any amounts paid to the KEIP Participants on or before the Petition Date under any compensation arrangements among such participants and the Debtors.

V.	Restructuring Expenses

The accrued and unpaid Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or post-petition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without the need for any further notice or approval by the Bankruptcy Court or otherwise. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. Within ten (10) Business Days after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Reorganized Debtors.

W.	Ordinary Course Professionals

Any Ordinary Course Professional is authorized to set off any undisputed Claim for prepetition fees and expenses against any amount held on retainer for such Ordinary Course Professional.

X.	Reporting Company

The Reorganized Company agrees, if instructed by the Requisite Financing Parties, to use commercially reasonable efforts to have the New Diamond Common Shares listed or quoted on the New York Stock Exchange (the “NYSE”) on the Effective Date, or if such listing or quotation is not possible on the Effective Date, as soon as reasonably practicable after the Effective Date, in each case, subject to applicable listing requirements. On and after the Effective Date, the Reorganized Company shall continue to file annual, quarterly, and current reports with the SEC.

Y.	Notice of Effective Date

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall File a notice of the occurrence of the Effective Date with the Bankruptcy Court.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Claims, all Executory Contracts and Unexpired Leases to which any of the Debtors are a party, including, without limitation, the Backstop Agreement, and which have not expired by their own terms on or prior to the Effective Date, shall be deemed assumed except for any Executory Contracts and Unexpired Leases that (a) are identified on the Schedule of Rejected Contracts;

(b) have been previously rejected by a Final Order; (c) are the subject of a motion to reject Executory Contracts and Unexpired Leases that is pending on the Confirmation Date; (d) are subject to a motion to reject Executory Contracts and Unexpired Leases pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) are otherwise rejected pursuant to the terms of this Plan. All Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Contracts will be deemed rejected as of the Effective Date.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections of Executory Contracts and Unexpired Leases provided for in this Plan, the Confirmation Order or the Schedule of Rejected Contracts, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions of Executory Contracts and Unexpired Leases pursuant to this Plan and the Confirmation Order are effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to this Plan, the Confirmation Order or by any other Order of the Bankruptcy Court, but not assigned to a third party before the Effective Date, shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan, the Confirmation Order or any Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

The Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Contracts (subject to the reasonable consent of the Requisite Consenting Stakeholders), including to add or remove any Executory Contracts and Unexpired Leases, at any time up to and including the Effective Date. As such, the Schedule of Rejected Contracts is not final, and is subject to ongoing review.

To the maximum extent permitted by law, to the extent any provision in any Executory Contracts and Unexpired Leases assumed pursuant to this Plan or the Confirmation Order restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contracts and Unexpired Leases (including any “change of control” or cross-default provision, solely to the extent applicable to a default or alleged default that occurred on or prior to the Effective Date), then such provision shall be deemed modified and of no further effect, such that the transactions contemplated by this Plan or the Confirmation Order shall not entitle the non-Debtor party thereto to terminate such Executory Contracts and Unexpired Leases or to exercise any other default-related rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

Notwithstanding anything to the contrary in the Bar Date Order, counterparties to Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Contracts, if any, shall be served with a notice of rejection of Executory Contracts and Unexpired Leases with the Plan Supplement. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of the Order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of any Executory Contracts and Unexpired Leases that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or the

property of the foregoing parties, without the need for any objection by the Debtors or Reorganized Debtors, as applicable, or further notice to, or action, Order, or approval of the Bankruptcy Court or any other Entity, and any Claims arising out of the rejection of such Executory Contracts and Unexpired Leases shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary, and all such Claims will be subject to the injunction set forth in Article VIII.F of this Plan. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims, and shall be treated in accordance with Article III of this Plan; provided that post-petition interest shall accrue on such Rejection Damages Claim at (i) the Federal Judgment Rate, (ii) any applicable contract rate solely to the extent such rate applies, or (iii) such other rate as agreed to among the Debtors and such Holder or as determined by the Bankruptcy Court (in any adversary proceeding, contested matter, or otherwise) solely for the period (a) commencing on the effective date of the rejection as set forth in the applicable Order of the Bankruptcy Court approving such rejection and (b) ending on the date such Rejection Damages Claim is satisfied in full in accordance with Article III of this Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors shall serve a Cure Notice on parties to Executory Contracts and Unexpired Leases to be assumed pursuant to this Plan, detailing the applicable Cure Amounts for such parties and setting forth the applicable assignee, if any, no later than fourteen (14) days prior to the Confirmation Hearing in accordance with the Disclosure Statement Order. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any Executory Contracts and Unexpired Leases not otherwise rejected by the Debtors shall be deemed assumed pursuant to this Plan and the Confirmation Order. In the event any Executory Contracts and Unexpired Leases to be assumed pursuant to this Plan are not listed in the Cure Notice, the Cure Amount for such Executory Contracts and Unexpired Leases shall be deemed to be zero dollars ($0).

Any counterparty to any Executory Contracts and Unexpired Leases shall have the time prescribed by the Disclosure Statement Order to object to the proposed assumption, assumption and assignment, or related Cure Amount listed on the Cure Notice. If no objection is timely received, the counterparties to such Executory Contracts and Unexpired Leases to be assumed shall be deemed to have consented to the assumption (or assumption and assignment) of such Executory Contracts and Unexpired Leases and such counterparties to such Executory Contracts and Unexpired Leases shall be deemed to release and waive, subject to such counterparties’ receipt of the relevant Cure Amounts, any and all rights arising under such Executory Contracts and Unexpired Leases related to any default, cross-default, termination, put right, or other similar provision related to any event, default, or potential default occurring on or prior to the Effective Date.

The Bankruptcy Court will determine any proper and timely Assumption Dispute Filed in writing with the Bankruptcy Court by entry of an Order; provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any Assumption Dispute without any further action, Order, or approval of the Bankruptcy Court; provided, further, that where an Assumption Dispute relates solely to the applicable Cure Amount, the Debtors may assume and/or assume and assign the applicable Executory Contracts and Unexpired Leases prior to the resolution of such Assumption Dispute, subject to establishing an escrow with funds in an amount as agreed by the parties thereto or as determined by the Bankruptcy Court at the Confirmation Hearing. If there is an Assumption Dispute, the Debtors reserve the right (subject to the reasonable consent of the Requisite Consenting Stakeholders) to reject or nullify the assumption or assignment of the applicable Executory Contracts and Unexpired Leases no later than thirty (30) days after an Order of the Bankruptcy Court resolving such Assumption Dispute becomes a Final Order. Any objections to any proposed Cure Amounts or to the assumption of any Executory Contracts and Unexpired Leases will not be treated as objections to Confirmation of this Plan.

D.	Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any Cure Amounts shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code by payment of the Cure Amount, as reflected in the applicable Cure Notice, in Cash on the later of (i) the Effective Date and (ii) the date of resolution of an Assumption Dispute, or in each case as soon as reasonably practicable thereafter, subject to the limitations described in Article V.C of this Plan, or on such other terms as the parties to such Executory Contracts and Unexpired Leases and the Debtors may otherwise agree. If no Cure Amount is reflected in the applicable Cure Notice, no Cure Amount shall be deemed to be owing, unless otherwise ordered by the Bankruptcy Court.

Assumption or assumption and assignment of any Executory Contracts and Unexpired Leases pursuant to this Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control, cross-default, ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contracts and Unexpired Leases at any time before the date that the Debtors assume or assume and assign such Executory Contracts and Unexpired Leases. Any Proofs of Claim Filed with respect to any Executory Contracts and Unexpired Leases that have been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such Executory Contracts and Unexpired Leases.

E.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases

Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts and Unexpired Leases. For the avoidance of doubt, the rejection of any Executory Contracts and Unexpired Leases pursuant to this Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such Executory Contracts and Unexpired Leases.

F.	Indemnification Obligations

Except to the extent inconsistent with this Plan or the Confirmation Order, the obligation of each Debtor to indemnify any individual who is serving or served as one of such Debtor’s directors, officers or employees on or after the Petition Date will be deemed and treated as executory contracts that are assumed by each Reorganized Debtor pursuant to this Plan or the Confirmation Order as of the Effective Date on the terms provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law, or by written agreement, policies, or procedures of or with such Debtor. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date; provided, however, that none of the Reorganized Debtors shall amend or restate any New Organizational Documents before or after the Effective Date to terminate or adversely affect any such indemnification obligations.

G.	Insurance Policies

All insurance policies pursuant to which any Debtor has any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to this Plan, shall be assumed by the respective Debtors and Reorganized Debtors, and shall continue in full force and effect thereafter in accordance with their respective terms. All insurance policies shall vest in the Reorganized Debtors.

H.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in this Plan or the Confirmation Order, all Executory Contracts and Unexpired Leases that are assumed shall include all exhibits, schedules, modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contracts and Unexpired Leases, and affect Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under this Plan or the Confirmation Order.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of such Executory Contracts and Unexpired Leases or the validity, priority, or amount of any Claims that may arise in connection therewith.

I.	Contracts and Leases Entered into after the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been rejected as of the date of Confirmation will survive and remain unaffected by entry of the Confirmation Order.

J.	PCbtH Settlement

The Debtors reached a global settlement among the Debtors, Hydril, and EFS BOP regarding the PCbtH Litigation and related matters (the “PCbtH Settlement”), the material terms of which are set forth in the Amended PCbtH Contract MOU. In accordance with the terms of the Amended PCbtH Contract MOU, the Debtors shall assume the Amended PCbtH Contracts as of the Effective Date. The Debtors shall seek to assume the Amended PCbtH Contracts pursuant to the PCbtH Assumption Motion, which shall be scheduled for approval at the Confirmation Hearing. The material terms of the PCbtH Settlement shall be set forth in the PCbtH Assumption Motion. Subject to entry of the PCbtH Assumption Order, the PCbtH Litigation shall be withdrawn or dismissed, as applicable, in its entirety on the Effective Date. Notwithstanding anything to the contrary in the Plan, and subject to entry of the PCbtH Assumption Order, the EFS BOP Guaranty shall be Reinstated on the Effective Date and remain in full force and effect with respect to the Amended EFS BOP Contract.6

K.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan, the Confirmation Order or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contracts or leases are or are not Executory Contracts and Unexpired Leases or that the Debtors or the Reorganized Debtors or their respective Affiliates have any liability thereunder.

Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

Nothing in this Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or Liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Reorganized Debtors, as applicable, shall, subject to the consent of the Requisite Consenting Stakeholders, have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI.

PROCEDURES FOR DISPUTED CLAIMS AND/OR INTERESTS

A.	Disputed Claims Process

After the Effective Date, the Reorganized Debtors shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims, including, without limitation, full power, authority, and standing to investigate (including through discovery conducted under Bankruptcy Rule 2004), prosecute, compromise, or otherwise resolve any Claim.

[6]

he terms of the PCbtH Settlement as set forth in the Amended PCbtH Contract MOU are acceptable to the Requisite Consenting Stakeholders and the Requisite Financing Parties, but the definitive documentation of the PCbtH Settlement remains subject to the review and applicable reasonable consent rights of the Requisite Consenting Stakeholders and Requisite Financing Parties.

Holders of Disputed Claims may be subject to the Bankruptcy Court process to the extent set forth above. On and after the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, all Allowed Claims shall be paid pursuant to this Plan and the Confirmation Order and in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced, subject to any applicable limitations on the allowance of such Claims under the Bankruptcy Code. The Reorganized Debtors may bring Disputed Claims to the Bankruptcy Court prior to the Claims Objection Deadline or allow such Claims to be adjudicated in the applicable state court or other court of competent jurisdiction. To the extent that an Entity is required to File a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or Disallowed by a Final Order or as otherwise set forth in this Article VI of this Plan. Notwithstanding the foregoing, Entities must file cure objections as set forth in Article V.C of this Plan to the extent such Entity disputes the amount of the cure proposed to be paid by the Debtors or the Reorganized Debtors, as applicable. All Proofs of Claim not Filed by the Claims Bar Date, the Administrative Claims Bar Date, or the applicable date set forth in this Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims.

Holders of Existing Parent Equity Interests shall not be required to File a Proof of Claim and any Proof of Claim Filed on account of Existing Parent Equity Interests shall be deemed expunged. Holders of Existing Parent Equity Interests shall receive the treatment as set forth in Article III of this Plan.

B.	Disputed and Contingent Claims Reserve

On the Effective Date, the Debtors and/or Reorganized Debtors, as applicable, may establish one or more reserves for alleged General Unsecured Claims that are contingent or have not yet been Allowed, in an estimated amount or amounts as reasonably determined by the applicable Debtors in their discretion with the reasonable consent of the Requisite Consenting Stakeholders.

C.	Objections to Claims

Except as otherwise specifically provided in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors, shall have the sole authority to: (a) File, withdraw, or litigate to judgment objections to Claims or Interests; (b) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (c) administer and adjust the Debtors’ Claims Register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court, in each case in accordance with the applicable Omnibus Objection Procedures. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Reorganized Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the Causes of Action retained pursuant to Article IV.P of this Plan.

Any objections to Claims shall be Filed on or before the Claims Objection Deadline. For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Claims set forth in this paragraph at any time before the Claims Objection Deadline upon request by the Debtors or the Reorganized Debtors, as applicable.

D.	Reinstatement of Claims

After the Effective Date, the Reorganized Debtors shall have the sole authority to Reinstate any Disputed Claim and/or Interest, including any Disputed Claim or Interest related to or arising from any litigation, arbitration, or other proceeding pending against a Debtor as of the Effective Date, without any further notice to or action, Order, or approval by the Bankruptcy Court in their sole discretion; provided that the Reorganized Debtors shall provide notice of the Reinstatement of any Disputed Claim or Interest to the Holder of such Disputed Claim or Interest at least 14 days prior to the Reinstatement of any such Disputed Claim or Interest. Following such Reinstatement, the Debtors or the Reorganized Debtors, as applicable, may administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court.

E.	Estimation of Claims or Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim or Interest pursuant to applicable Law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim or Interest, including during the litigation of any objection to any Disputed Claim or Interest or during the pendency of any appeal relating to such objection. Notwithstanding any provision otherwise in this Plan or the Confirmation Order, a Disputed Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim or Interest, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Disputed Claim or Interest, and except with respect to any Disputed Claims based on personal injury or tort-based theories of recovery, that estimated amount shall constitute the maximum limitation on such Disputed Claim or Interest for all purposes under this Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Disputed Claim or Interest; provided that such limitation shall not apply to Disputed Claims or Interests against any of the Debtors requested by the Debtors to be estimated for voting purposes only. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen days after the date on which such Disputed Claim or Interest is estimated.

F.	Adjustment to Claims without Objection

Any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to this Plan or the Confirmation Order) may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Bankruptcy Court.

G.	Disallowance of Claims or Interests

Except as otherwise expressly provided for herein, including with respect to Avoidance Actions under section 547 of the Bankruptcy Code, all Claims of any Entity from which property is recoverable, based on an Order from the Bankruptcy Court, under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that is avoidable, based on an Order from the Bankruptcy Court, under sections 522(f), 522(h), 544, 545, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered by the Bankruptcy Court and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

Except as otherwise provided herein, agreed to by the Reorganized Debtors or otherwise pursuant to an Order of the Bankruptcy Court, all Proofs of Claim Filed after the applicable Claims Bar Date shall be deemed Disallowed in full and expunged as of the Effective Date, forever barred, estopped, and enjoined from assertion. Such Disallowed Claims shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Disallowed Claims shall not receive distributions on account of such Disallowed Claims. Notwithstanding the foregoing, the Debtors or Reorganized Debtors, as applicable, may, in their reasonable discretion, elect to allow a Proof of Claim Filed after the applicable Claims Bar Date to the extent such Proof of Claim relates to a Scheduled Claim and asserts a Claim amount lower than the scheduled amount for such Scheduled Claim set forth in the Debtors’ Statements and Schedules, Allow the Claim in the amount asserted in such Proof of Claim for all purposes under this Plan, and make any adjustments to the Claims Register to reflect such treatment without requiring any further notice to or action, Order, or approval by the Bankruptcy Court.

H.	Single Satisfaction Rule

Holders of Allowed Claims or Interests may assert such Claims and/or Interests against each Debtor obligated with respect to such Allowed Claims and/or Interests, and such Allowed Claims and/or Interests shall be entitled to share in the recovery provided for the applicable Class of Claims and/or Interests against each obligated Debtor based upon the full Allowed amount of such Claims and/or Interests. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under this Plan on account of any Allowed Claim and/or Interest exceed 100 percent of the underlying Allowed amount of such Claim and/or Interest.

I.	Omnibus Objection Procedures Cumulative

All of the objection, estimation, and resolution procedures for Claims and/or Interests are cumulative and not exclusive of one another. Claims or Interests may be estimated and subsequently compromised, settled, withdrawn, or resolved under the Omnibus Objection Procedures.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions Generally

One or more Disbursing Agents shall make all distributions under this Plan to the Holders of Allowed Claims or Interests in accordance with the terms of this Plan. Such distributions shall be made to Holders of Allowed Claims or Interests on behalf of the respective Debtors to which such Allowed Claims or Interests relate.

B.	Distribution Record Date

On the Effective Date, the Claims Register shall be closed, and the Disbursing Agent shall be authorized and entitled to recognize only those record holders, if any, listed on the Claims Register as of the close of business on the Effective Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred and the Debtors have been notified in writing of such transfer less than ten (10) days before the Effective Date, the Disbursing Agent shall make distributions to the transferee (rather than the transferor) only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

C.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan or the Confirmation Order, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (or such Holder’s Affiliate) shall receive the full amount of the distributions that this Plan provides for Allowed Claims and Allowed Interests in each applicable Class and in the manner provided in this Plan. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in this Plan, Holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

D.	Disbursing Agent

All distributions under this Plan shall be made by the Reorganized Debtors (or such other Entity designated by the Reorganized Debtors), as Disbursing Agent, on or after the Effective Date to the record Holders of Claims or Interests as of the Distribution Record Date who are entitled to receive distributions under this Plan. The Disbursing Agent, in its reasonable discretion, may elect to make Cash distributions in currencies other than US dollars. A Disbursing Agent shall not be required to give any bond, surety, or other security for the performance of its duties. The Reorganized Debtors shall use commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of Holders of Claims or Interests as of the Distribution Record Date, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records. The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting requirements outlined in Article IV.K of this Plan.

E.	Rights and Powers of Disbursing Agent

From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, Holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by this Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable Law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No Holder of a Claim or Interest or other party in interest shall have or pursue any Claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making payments in accordance with this Plan or for implementing provisions of this Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by Order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

F.	Expenses of Disbursing Agent

To the extent the Disbursing Agent is an Entity other than a Reorganized Debtor, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including Taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

G.	No Post-petition Interest on Claims

Unless otherwise specifically provided for in an Order of the Bankruptcy Court, this Plan, or the Confirmation Order, including for the avoidance of doubt, Article III.B.5 and Article III.F of this Plan, or as required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, post-petition interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date that a final distribution is made, if such Disputed Claim becomes an Allowed Claim. Any Holder of an Allowed General Unsecured Claim that receives a distribution pursuant to Article III.B.5. of the Plan and disputes the amount of post- petition interest paid on account of such claim (as specified in writing (a “GUC Payment Notice”) to each Holder of an Allowed General Unsecured Claim at the time any distribution is made to such Holder) must provide written notice to the Debtors or Reorganized Debtors, as applicable, within 21 calendar days after receipt of such distribution of such dispute to the contacts of the Debtors or Reorganized Debtors identified in the GUC Payment Notice, which shall include at least one email address. If the Debtors or Reorganized Debtors, as applicable, and such Holder cannot resolve such dispute within 30 calendar days after receipt of such notice, then such Holder may seek a determination from the Bankruptcy Court as to the applicable post-petition interest rate in accordance with Article III.B.5 of the Plan. If no objection is timely received with respect to the accrual or payment of post-petition interest as outlined in this Article VII.G, including any Holder of a General Unsecured Claim that asserts an entitlement to post-petition interest at a rate other than the rate determined by the Debtors in accordance with Article III.B.5, the Holders of such Claims shall be deemed to have consented to the terms set forth herein.

H.	Delivery of Distributions

1. Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable Holders of Allowed Claims or Interests on behalf of the respective Debtor. In the event that any distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until such Disbursing Agent is notified in writing of such Holder’s then-current address, at which time all currently due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter, without any interest for the period after such distribution was returned as undeliverable. Nothing herein shall require the Disbursing Agent to attempt to locate Holders of undeliverable distributions and, if located, assist such Holders in complying with Article IV.K of this Plan. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors.

2. Notwithstanding anything to the contrary in this Plan, including this Article VII, distributions under this Plan (a) to the Holders of RCF Claims (if any) shall be made to the RCF Agent, and (b) to the Holder(s) of Senior Notes Claims shall be made to the Senior Notes Trustee, respectively, in accordance with the terms of this Plan, the Rights Offerings Procedures, and the applicable credit documents, including the Senior Notes Indenture and, with respect to distributions under this Plan to Holders of Senior Notes Claims, shall be subject to the Senior Notes Trustee’s charging lien and priority of payment rights under the Senior Notes Indenture.

3. Subject to the Senior Notes Trustee’s charging lien and priority of payment rights under the Senior Notes Indenture, the Senior Notes Trustee may transfer or direct the transfer of such distributions (and may rely upon information received from the Debtors or the Notice and Claims Agent for purposes of such transfer) directly through the facilities of DTC in accordance with DTC’s customary practices, and will be entitled to recognize and deal with, for all purposes under this Plan, Holders of Senior Notes Claims as is consistent with the ordinary practices of DTC; provided, however, that such distributions will only be issued in accordance with DTC book- entry procedures. For the avoidance of doubt, DTC shall be considered a single Holder with respect to distributions made on account of the Senior Notes. The Senior Notes Trustee shall have no duties, responsibilities, or liability relating to any form of distribution that is not DTC eligible, provided that the Senior Notes Trustee shall use commercially reasonable efforts to cooperate with the Debtors and Reorganized Debtors to the extent that a distribution is not DTC eligible.

4. Upon the final distribution on account of the Senior Notes, (i) the Senior Notes shall thereafter be deemed to be worthless, and (ii) at the request of the Senior Notes Trustee, DTC shall take down the relevant position relating to the Senior Notes without any requirement of indemnification or security on the part of the Debtors, Reorganized Debtors or the Senior Notes Trustee.

I. Securities Registration Exemption

1. 1145 Securities

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, distribution, and sale of the New Diamond Common Shares (including the New Diamond Common Shares issued in connection with the Rights Offerings and issuable upon exercise of the New Warrants), Subscription Rights, Exit Notes issued in connection with the Rights Offerings, Commitment Premium (in each case, other than the Unsubscribed Stapled Securities and the Private Placement Stapled Securities issued or purchased pursuant to the Backstop Agreement), and New Warrants by the Debtors on account of Claims or Interests as contemplated by this Plan or the Confirmation Order will be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities. Except as set forth below with respect to the Subscription Rights, the securities issued by the Debtors pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (iii) has not acquired the securities from an “affiliate” within one year of such transfer, and (iv) is not an Entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. The Subscription Rights issued in connection with the Rights Offerings will not be transferable.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Diamond Common Shares or the New Warrants through the facilities of DTC, and presuming DTC agrees to such request, the Reorganized Debtors shall not be required to provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Diamond Common Shares or the New Warrants under applicable securities laws.

Notwithstanding anything to the contrary in this Plan, and except as required by the Backstop Agreement, no Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the New Diamond Common Shares (including the New Diamond Common Shares issuable upon exercise of the New Warrants or upon exercise of the Subscription Rights) or the New Warrants are exempt from registration and/or eligible for book-entry delivery, settlement, and depository services. DTC shall be required to accept and conclusively rely upon this Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Diamond Common Shares (including any New Diamond Common Shares issuable upon exercise of the New Warrants or upon exercise of the Subscription Rights) and the New Warrants are exempt from registration and/or eligible for book-entry delivery, settlement, and depository services.

2. Private Placement Stapled Securities

The offering, issuance, distribution, and sale of any Unsubscribed Stapled Securities or Private Placement Stapled Securities pursuant to the Backstop Agreement will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated under the Securities Act. When issued, such securities will be “restricted securities” as defined in Rule 144(a)(3) of the Securities Act and will be subject to resale restrictions, including any applicable holding periods, and may be resold, exchanged, assigned, or otherwise transferred only pursuant to an effective registration statement or an available exemption from registration requirements of the Securities Act and other applicable Law.

J.	Compliance with Tax Requirements and Allocation of Distribution

In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distributions to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate (subject to consultation with the Requisite Consenting Stakeholders). Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Each Holder of an Allowed Claim or Interest that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

Any party entitled to receive Cash or any property as an issuance or distribution under this Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors (which Entity shall subsequently deliver to the Disbursing Agent all tax forms received) an IRS Form W-9 or (if the payee is a foreign Entity), the appropriate IRS Form W-8, and any other forms or documents reasonably requested by any Reorganized Debtor to reduce or eliminate any withholding required by any federal, state, or local Taxing Authority. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Entity designated by the Reorganized Debtors or Disbursing Agent, and the Holder fails to comply before the date that is one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued and unpaid interest as Allowed herein.

K.	Distributions after Effective Date

Distributions made after the Effective Date to Holders of Disputed Claims or Interests that are not Allowed Claims or Interests as of the Effective Date, but which later become Allowed Claims or Interests, shall be deemed to have been made on the Effective Date.

L.	Unclaimed Property

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors until such time as a distribution becomes deliverable, the applicable Holder accepts such distribution, or such distribution reverts back to the Debtors or Reorganized Debtors, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind for the undeliverable period. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one hundred and eighty (180) days from the date of attempted distribution. After such date, all unclaimed property or interest in such unclaimed property shall revert to the Reorganized Debtors, and the Claim or Interest of any Holder to such property or interest in such property shall be discharged and forever barred notwithstanding federal or state escheat, abandoned, or unclaimed property laws.

M.	Satisfaction of Claims

Except as otherwise specifically provided in this Plan or the Confirmation Order, any distributions and deliveries to be made on account of Allowed Claims and Allowed Interests under this Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims and Allowed Interests.

N.	Fractional Shares and De Minimis Cash Distributions

If any distributions of New Diamond Common Shares pursuant to this Plan would result in the issuance of a fractional share of any New Diamond Common Shares to Holders on the books of the Debtors, then the number of shares of New Diamond Common Shares to be issued in respect of such distribution shall be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Diamond Common Shares to be distributed in connection with this Plan shall be adjusted as necessary to account for the rounding provided for in this Article VII.N. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Diamond Common Shares or $25.00 in Cash. New Diamond Common Shares that are not distributed in accordance with this Article VII.N shall be returned to, and ownership thereof shall vest in, the Reorganized Company. For the avoidance of doubt, the foregoing provisions shall not apply to DTC, which shall be treated as a single Holder with respect to a particular class of securities.

O.	Setoffs

Except as otherwise provided herein or in the Confirmation Order, and subject to applicable Law, the Debtors or Reorganized Debtors, as applicable, or such Entity’s designee (including, without limitation, the Disbursing Agent) may, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may otherwise be agreed to by the Holder of a Claim, set off against any Allowed Claim (which setoff shall be made against the Allowed Claim, not against any distributions to be made under this Plan and the Confirmation Order with respect to such Allowed Claim), any Claims, rights and Causes of Action of any nature that such Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such Claims, rights or Causes of Action against such Holder have not been otherwise released, waived, relinquished, exculpated, compromised, or settled on or prior to the Effective Date (whether pursuant to this Plan, the Confirmation Order or otherwise), and any distribution to which a Holder is entitled under this Plan and the Confirmation Order shall be made on account of the Allowed Claim, as reduced after application of the setoff described above.

In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors unless such Holder obtains entry of a Final Order entered by the Bankruptcy Court authorizing such setoff or such setoff is otherwise agreed to in writing by the Debtors or the Reorganized Debtors and such Holder of a Claim; provided, however, that, where there is no written agreement between the Debtors and a Holder of a Claim authorizing such setoff, nothing herein shall prejudice or be deemed to have prejudiced the Debtors’ rights to assert that any Holder’s setoff rights were required to have been asserted by motion to the Bankruptcy Court prior to the Effective Date.

P.	Claims Paid or Payable by Third Parties

To the extent that the Holder of an Allowed Claim receives payment in full on account of such Claim from a party that is not the Debtors or the Reorganized Debtors, the amount of such Claim shall be reduced in full. To the extent that a Holder of a Claim receives a distribution on account of such Claim and also receives payment from a party that is not the Debtors or the Reorganized Debtors on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent such Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan.

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all potential remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or otherwise settle a Claim, then, immediately upon such insurers’ payment, the applicable paid portion of such Claim may be expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

Q.	Hart-Scott-Rodino Antitrust Improvements Act

Any New Diamond Common Shares to be distributed under this Plan to an Entity required to file a notification, authorization, approval, consent, filing, or application under the Antitrust and Foreign Investment Laws, to the extent applicable, shall not be distributed until the Antitrust and Foreign Investment Approvals applicable to such Entity have been obtained.

ARTICLE VIII.

RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, including the Plan Supplement and Restructuring Documents, the distributions, rights, and treatments that are provided in this Plan or the Confirmation Order shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims against, Interests in, and Causes of Action against the Debtors or the Reorganized Debtors of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against Liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan and the Confirmation Order on account of such Claims or Interests, including demands, Liabilities and Causes of Action that arose before the Effective Date, any contingent or non- contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the Holder of such a Claim has accepted this Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, Causes of Action against, and Interests in the Debtors or the Reorganized Debtors, subject to the Effective Date occurring. For the avoidance of doubt, the foregoing discharge shall not apply to any Claims, debts, rights, Causes of Action, claims for relief, Liabilities, or Interests arising under the Exit Facilities Documents, whether executed prior to, on, or after the Effective Date.

B.	Release of Liens

Except as otherwise specifically provided in this Plan, the Confirmation Order or the Exit Facilities Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facilities Documents), on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and the Confirmation Order and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with Article III, and including any mortgage, deeds of trust, Liens, pledges, or other security interests against any property of the Estates asserted on account of a Disallowed Claim, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or Order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. In addition, on or after the Effective Date, at the written request and sole expense of the Debtors or the Reorganized Debtors, the RCF Agent shall execute and deliver all documents reasonably requested by the Debtors, the Reorganized Debtors or the Exit Agents to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests (including as required under the laws of other jurisdictions for non-U.S. security interests) and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

C.	Debtor Release

Notwithstanding anything else contained herein to the contrary, to the fullest extent permitted by applicable Law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, including any successors to the Debtors or any Estate’s Representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and Representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, assets or operation thereof, including any draws under or any Claims or Causes of Action related to the RCF Credit Agreement), the assertion or enforcement of rights and remedies against the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual relationship between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Support Agreement, the Disclosure Statement, the Backstop Agreement, the Rights Offerings, the Private Placements, the Exit Facilities, this Plan (including, for the avoidance of doubt, the Plan Supplement), the New Warrants, or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the Disclosure Statement, the Backstop Agreement, the Rights Offerings, the Private Placements, the Exit Facilities, the New Warrants, or this Plan, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (a) any obligations of any party under this Plan or any document, instrument, or agreement executed to implement this Plan, including the Exit Facilities Documents, (b) any Claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, solely to the extent as determined by a final order of a court of competent jurisdiction, (c) the rights of Holders of Allowed Claims or Interests to receive distributions under this Plan, or (d) any Preserved Causes of Action set forth in the Plan Supplement.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing this Plan; (b) a good-faith settlement and compromise of the Claims released by the Debtor Releases; (c) in the best interest of the Debtors and their Estates and all Holders of Claims and Interests; (d) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (e) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Releases.

D.	Third-Party Release

Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, pursuant to Bankruptcy Rule 9019 and to the fullest extent permitted by applicable Law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally and forever, released and discharged by each Releasing Party from any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative Claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, assets, or operation thereof, including any draws under or any Claims or Causes of Action related to the RCF Credit Agreement), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual relationship between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Support Agreement, the Disclosure Statement, the Rights Offerings, the Private Placements, the Exit Facilities, the Backstop Agreement, this Plan (including, for the avoidance of doubt, the Plan Supplement), the New Warrants, or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the Disclosure Statement, the Backstop Agreement, the Rights Offerings, the Private Placements, the Exit Facilities, the New Warrants, this Plan or the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (a) any obligations of any party under this Plan or any document, instrument, or agreement executed to implement this Plan, including the Exit Facilities Documents, (b) any Claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, solely to the extent as determined by a final order of a court of competent jurisdiction, (c) the rights of Holders of Allowed Claims or Interests to receive distributions under this Plan, (d) the rights of any current employee of the Debtors under any employment agreement or plan, or (e) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Releases, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing this Plan; (b) a good-faith settlement and compromise of the Claims released by the Third-Party Releases; (c) in the best interest of the Debtors and their Estates and all Holders of Claims and Interests; (d) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (e) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases.

E.	Exculpation

Except as otherwise specifically provided in this Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Plan Support Agreement and related prepetition transactions (including any draws under or Claims or Causes of Action related to the RCF Credit Agreement), the Disclosure Statement, the Backstop Agreement, the Rights Offerings, the Private Placements, the Exit Facilities, this Plan, the Plan Supplement, the New Warrants, or any transaction related to the Restructuring, any contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, except for Claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan and the Confirmation Order.

The Exculpated Parties set forth above have, and upon Confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with applicable Law with respect to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

F.	Injunction

Upon entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, and each of their successors and assigns, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan in relation to any Claim or Interest that is extinguished, discharged, or released pursuant to this Plan.

Except as otherwise expressly provided in this Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation pursuant to Article VIII of this Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, and/or the Released Parties:

(a)	commencing, conducting, or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;

(b)

enforcing, levying, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or Order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;

(c)

creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;

(d)

asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and

(e)

commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to this Plan or the Confirmation Order.

Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under this Plan, the Confirmation Order or under any other Restructuring Document or other document, instrument, or agreement (including those attached to the Disclosure Statement or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order from bringing an action to enforce the terms of this Plan, the Confirmation Order or such document, instrument, or agreement (including those attached to the Disclosure Statement or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order. The injunction in this Plan shall extend to any successors and assigns of the Debtors and the Reorganized Debtors and their respective property and interests in property.

G.	Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in this Plan expressly acknowledges that although ordinarily a general release may not extend to Claims that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the Released Party, including the provisions of California Civil Code Section 1542. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

H.	Protection against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases, but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Release of Preference Actions

As of the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to waive and release all Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable non-bankruptcy law; provided that, the Reorganized Debtors shall retain the right to assert any Claims assertible in any Avoidance Action (except an Avoidance Action arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable nonbankruptcy law that are deemed waived and released in this Article VIII.I or the Confirmation Order) as defenses or counterclaims in any Cause of Action brought against the Debtors or the Reorganized Debtors, as applicable, by any Entity.

J.	Special Provision Governing Accrued Professional Compensation Claims and Final Fee Applications

For the avoidance of doubt, the releases in this Article VIII of this Plan shall not waive, affect, limit, restrict, or otherwise modify the right of any party-in-interest to object to any Accrued Professional Compensation Claim or final fee application Filed by any Professionals in the Chapter 11 Cases.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.B of this Plan):

(a)

the Debtors shall have obtained all authorizations, consents, certifications, regulatory approvals, rulings, or other documents or actions that are necessary to implement and effectuate the Restructuring Transactions, including this Plan, and all such documents shall be materially consistent with the terms of the Plan Support Agreement;

(b)

all conditions precedent to the incurrence of the Exit Facilities shall have been satisfied or waived pursuant to the terms of the Exit Facilities Documents (which may occur substantially contemporaneously with the occurrence of the Effective Date) and such Exit Facilities and Exit Facilities Documents shall comply with the Plan Support Agreement and the Backstop Agreement in all material respects and shall be in form and substance reasonably acceptable to the Requisite Consenting Stakeholders;

(c)

the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein, shall have been Filed with the Bankruptcy Court pursuant to this Plan;

(d)

the Rights Offerings and the Private Placements shall have been conducted, in all material respects, in accordance with the Backstop Order, the Rights Offerings Procedures, the Backstop Agreement, the Plan Support Agreement, and any other relevant transaction documents, each of which shall be in form and substance reasonably acceptable to the Requisite Financing Parties;

(e)

the Backstop Agreement shall be in full force and effect and shall not have been terminated, and shall be in form and substance reasonably acceptable to the Requisite Financing Parties and the parties thereto shall be in compliance therewith;

(f)

all conditions precedent set forth in the Backstop Agreement shall have been satisfied or waived in accordance with the terms thereof, substantially concurrently with the occurrence of the Effective Date;

(g)	the Plan Support Agreement shall be in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

(h)	the Bankruptcy Court shall have entered the Disclosure Statement Order, and such Order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(i)

the Bankruptcy Court shall have entered the Backstop Order, in form and substance reasonably acceptable to the Requisite Financing Parties and the Requisite Consenting Stakeholders, and such Order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(j)	the Professional Fee Escrow shall have been established and funded with Cash in accordance with Article II.B.1 of this Plan;

(k)	the New Diamond Common Shares and the Exit Notes, including, without limitation, the Commitment Premium Exit Notes, shall have been issued pursuant to the terms of this Plan;

(l)	the Restructuring Documents shall be effective pursuant to their terms;

(m)

the New Organizational Documents shall have been adopted and (where required by applicable Law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporation or limited liability company Laws;

(n)

the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably acceptable to the Requisite Consenting Stakeholders, and such Order shall not have been reserved, stayed, amended, modified, dismissed, vacated, or reconsidered; and

(o)

all outstanding Restructuring Expenses incurred through the Effective Date, to the extent invoiced as provided herein at least two (2) Business Days before the Effective Date, shall have been paid in full by the Debtors in accordance with the Plan Support Agreement, the Exit Facilities Documents, this Plan, the Confirmation Order, and any other Order of the Bankruptcy Court authorizing the payment of Restructuring Expenses.

B.	Waiver of Conditions

Any condition to the Effective Date of this Plan set forth in Article IX.A hereof may be waived, in whole or in part, only if waived in writing by the Debtors and the Requisite Consenting Stakeholders, without notice, leave or Order of the Bankruptcy Court, or any formal action other than proceedings to confirm or consummate this Plan.

C.	Substantial Consummation

Substantial Consummation of this Plan shall be deemed to occur on the Effective Date.

D.	Effect of Failure of a Condition

If the Effective Date does not occur on or before the termination of the Plan Support Agreement or the Backstop Agreement, then: (i) this Plan will be null and void in all respects; and (ii) nothing contained in this Plan, the Disclosure Statement, the Backstop Agreement, or the Plan Support Agreement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity; provided, however, that all provisions of the Plan Support Agreement and Backstop Agreement that survive termination of those agreements shall remain in effect in accordance with the terms thereof.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

A.	Modification and Amendments

Subject to the limitations contained herein, in the Plan Support Agreement, and the Backstop Agreement, the Debtors reserve the right (subject to the consent rights of the Requisite Consenting Stakeholders under the Plan Support Agreement and the Requisite Financing Parties under the Backstop Agreement) to modify this Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan; provided that the Debtors shall be required to resolicit votes of any previously Unimpaired Class of Claims if such Class of Claims is rendered Impaired as a result of such modification, and all rights of the Committee and Holders of General Unsecured Claims are preserved in connection therewith. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in this Plan, the Confirmation Order and the Plan Support Agreement, the Debtors expressly reserve their rights to alter, amend, or materially modify this Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan occurring after the solicitation thereof in accordance with the Plan Support Agreement are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of This Plan

Subject to the terms of the Plan Support Agreement and the Backstop Agreement, including the consent rights of the Requisite Consenting Stakeholders and the Requisite Financing Parties, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Debtors revoke or withdraw this Plan, or if Confirmation and Consummation does not occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain Claims or Classes of Claims), assumption of Executory Contracts and Unexpired Leases effected by this Plan, and execution of any document or agreement pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims, (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims or Interests and the Non-Debtor Affiliates, or (iii) constitute a representation, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity, including the Non-Debtor Affiliates.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases, the Confirmation Order and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)

allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims, provided that any Claim that is Reinstated under this Plan or the Confirmation Order shall be litigated in other courts with jurisdiction over such Claims;

(b)

decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Confirmation Order or this Plan;

(c)

resolve any matters related to: (i) the assumption and assignment or rejection of any Executory Contracts and Unexpired Leases to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including Cure Claims;

(ii) any dispute regarding whether a contract or lease is or was executory, expired, or terminated; or (iii) any other issue related to any Executory Contracts and Unexpired Leases;

(d)

resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to any Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(e)

ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the provisions of this Plan and adjudicate any and all disputes arising from or relating to distributions under this Plan or the Confirmation Order;

(f)

adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(g)	adjudicate, decide, or resolve any and all matters related to Causes of Action;

(h)	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(i)

enter and implement such Orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan or the Confirmation Order and all contracts, instruments, releases, indentures, and other agreements or documents in connection with this Plan, the Confirmation Order or the Disclosure Statement;

(j)	enter and enforce any Order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code;

(k)

resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or the Confirmation Order or any Entity’s obligations incurred in connection with this Plan or the Confirmation Order and the administration of the Estates;

(l)

hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Plan Supplement, or the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(m)

issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate in aid of execution, implementation, or Consummation of this Plan or to restrain interference by any Entity with Consummation or enforcement of this Plan or the Confirmation Order;

(n)	resolve any matters related to the issuance of the Exit Notes and the New Diamond Common Shares;

(o)

resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII of this Plan, and enter such Orders as may be necessary or appropriate to implement such discharges, releases, injunctions, exculpations, and other provisions;

(p)	resolve any cases, controversies, suits, disputes or Causes of Action with respect to the payment or non-payment of General Unsecured Claims by the Debtors or the Reorganized Debtors;

(q)	enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(r)

determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or the Plan Supplement; provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court or arbitration forum;

(s)

adjudicate any and all disputes arising from or relating to distributions under this Plan or the Confirmation Order, or any transactions contemplated herein or therein, subject to the proviso in sub-paragraph r above;

(t)	consider any modifications of this Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court Order, including the Confirmation Order;

(u)	determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

(v)	resolve disputes as to the ownership of any Claim or Interest;

(w)	hear and determine all matters relating to any Subordinated Claim;

(x)	hear and determine matters concerning state, local, federal, and foreign taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(y)	grant any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(z)	hear, adjudicate, decide, or resolve any and all matters related to Article VIII of this Plan, including, without limitation, the releases, discharges, exculpations, and injunctions issued thereunder;

(aa)	enforce all Orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings previously entered by the Bankruptcy Court in connection with the Chapter 11 Cases;

(bb)	hear any other matter not inconsistent with the Bankruptcy Code;

(cc)	enter an Order concluding or closing any or all of the Chapter 11 Cases; and

(dd)

hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII of this Plan, and enter such Orders as may be necessary or appropriate to implement such discharges, releases, injunctions, exculpations, and other provisions.

Notwithstanding anything to the contrary in the foregoing, the Exit Facilities Documents and any documents set forth in the Plan Supplement shall be governed by the respective jurisdictional provisions therein. In addition to the foregoing, from the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to all other matters of this Plan that were subject to its jurisdiction prior to the Confirmation Date.

Unless otherwise specifically provided herein or in a prior Order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan, the final versions of the documents contained in the Plan Supplement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in this Plan or the Confirmation Order, each Entity acquiring property under this Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan and the Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on this Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and the Confirmation Order. The Debtors and all Holders of Allowed Claims or Interests receiving distributions pursuant to this Plan and the Confirmation Order and all other parties-in-interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Confirmation Order.

C.	Reservation of Rights

Except as expressly set forth in this Plan or the Confirmation Order, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.

With respect to any Cause of Action that the Reorganized Debtors expressly abandon, if any, the Reorganized Debtors reserve all rights to use defensively such abandoned Causes of Action as a basis to object to all or any part of a Claim against any of the Estates asserted by a creditor who obtains the benefit of such abandoned Causes of Action.

D.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

E.	Service of Documents

Any pleading, notice or other document required by this Plan or the Confirmation Order to be served on or delivered shall be served by first class or overnight mail:

If to the Debtors or the Reorganized Debtors:

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, TX 77094

Attention: David Roland

With copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax: +1 212 492 0545

Attention:        Paul M. Basta

                Robert A. Britton

                Christopher Hopkins

                Alice Nofzinger

                Shamara R. James

- and -

Porter Hedges LLP

1000 Main St., 36th Floor

Houston, TX 77002

Facsimile: +1 713 226 6248

Attention:       John F. Higgins

Eric M. English

M. Shane Johnson

If to the Committee:

Akin Gump Strauss Hauer & Feld LLP

Bank of America Tower,

One Bryant Park,

New York, New York 10036

Attention:        Ira Dizengoff

                         Philip Dublin

                         Naomi Moss

If to a Consenting Noteholder, or a transferee thereof, to the address set forth below the Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention:        Dennis F. Dunne

                         Tyson M. Lomazow

                         Ryan A. Berger

- and -

Norton Rose Fulbright US LLP

1301 McKinney Street, Suite 5100

Houston, Texas 77010

Facsimile: (713) 651-5246

Attention:        William Greendyke

                         Jason Boland

If to a Consenting RCF Lender, or a transferee thereof, to the address set forth below the Consenting RCF Lender’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Bracewell LLP

711 Louisiana Street

Suite 2300

Houston, TX 7700

Attention: Kate Day

         William A. (Trey) Wood III

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

F.	Term of Injunctions or Stays

Unless otherwise provided in this Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any Order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

G.	Entire Agreement

Except as otherwise indicated, this Plan, the Confirmation Order, the Restructuring Documents, the Plan Supplement and documents related thereto supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan, the Confirmation Order, the Restructuring Documents, the Plan Supplement and documents related thereto.

H.	Exhibits

All exhibits and documents included in this Plan, the Confirmation Order and the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://cases.primeclerk.com/diamond/ or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the terms of such exhibit or document shall control as to the transactions contemplated thereby and the terms of this Plan shall control as to any provision of this Plan that may be required under such exhibit or document.

I.	Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of this Plan and the Confirmation Order.

J.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that any such alteration or interpretation shall be acceptable to the Debtors and the Requisite Consenting Stakeholders and the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors and the Requisite Consenting Stakeholders; and (3) non-severable and mutually dependent.

K.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code, and, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, each of the Consenting Stakeholders, and the Financing Parties and each of their respective Affiliates, agents, Representatives, members, principals, equityholders (regardless of whether such Interests are held directly or indirectly), officers, directors, partners (including both general and limited partners), managers, employees, advisors (including investment advisors), and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under this Plan, and, therefore, none of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

L.	Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

M.	No Waiver or Estoppel

Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

N.	Dissolution of the Committee

On the Effective Date, the Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, provided that following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications, and any relief related thereto, for compensation by Professionals retained in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals of the Confirmation Order or other appeals to which the Committee is a party; and (c) any adversary proceeding in which the Committee is a party (including by intervention), including any appeals thereof, in the case of clauses (b) and (c) if consistent with the Committee’s duties under the Bankruptcy Code, including section 1103. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Committee after the Effective Date, except for the fees and expenses incurred by the Committee’s Professionals in connection with the matters identified in clauses (a), (b), and (c) of the foregoing sentence.

O.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable Order of the Bankruptcy Court to close the Chapter 11 Cases.

The Reorganized Debtors are authorized, pursuant to sections 105(a) and 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, to change the case caption of the lead case to [DO Wind Down, Inc.], consolidate the administration of the outstanding Claims or Interests and any other remaining matters at the lead Debtor in the lead case, and enter a decree closing all other pending Chapter 11 Cases.

[Signature pages follow]

Respectfully submitted, as of the date first set forth above by the Debtors,

Dated: February 26, 2021	Diamond Offshore Drilling, Inc. (for itself and on behalf of each of its subsidiary debtors as Debtors and Debtors-in-Possession)

/s/ Marc Edwards
Name: Marc Edwards
Title: President & CEO

EXHIBIT A

EXIT REVOLVING CREDIT FACILITY TERM SHEET

[Filing Version]

SUMMARY OF TERMS AND CONDITIONS

DIAMOND FOREIGN ASSET COMPANY

Each capitalized term used and not defined in this Summary of Terms and Conditions (this “Term Sheet”) shall have the meaning ascribed such term in Addendum A attached hereto.

This Term Sheet is provided for discussion purposes only and does not constitute an offer, agreement, or commitment to enter into such proposal. This Term Sheet is intended as an outline of certain of the material terms of a possible restructuring for Diamond Offshore Drilling, Inc. and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive documentation for such restructuring. Any such restructuring would be subject to, among other things, satisfactory completion of due diligence and definitive documentation, the mutual agreement of the parties, and all necessary formal credit approvals.

This Term Sheet is being delivered to you as a statement made in connection with settlement discussions and compromise negotiations and this Term Sheet and the information contained herein, is therefore subject to Rule 408 of the Federal Rules of Evidence.

$300 to $400 Million Senior Secured Revolving Credit Facility

Credit Facility:	Revolving credit facility (the “Credit Facility”) in an original aggregate principal amount equal to (a) an amount not less than $300.0 million and not more than $400.0 million (such amount, the “Commitment Amount”), plus (b) the amount of the PIK Upfront Fee (as defined below). The Commitment Amount will be the amount of the Commitments (as defined below) to the Credit Facility received from the Existing RCF Lenders pursuant to elections made in accordance with the Plan, up to $400.0 million. The sum of the Commitments plus the principal amount of the Last Out Term Loan on the Closing Date (as defined below) shall not exceed $500.0 million.

The obligations of the Credit Parties (as defined below) under the Credit Facility, including, without limitation, all obligations to pay principal of and interest on the Loans (as defined below), to reimburse any Issuing Bank (as defined below) for any payment under any Letter of Credit (each as defined below) and to pay fees, costs, expenses, indemnities and other obligations under the Credit Facility and any Credit Documents (as defined below), are collectively referred to herein as the “Obligations”; the commitment of the Lenders to advance Loans and participate in Letters of Credit is collectively referred to herein as the “Commitments”.

Co-Borrowers:	Diamond Foreign Asset Company, a Cayman Islands company limited by shares (“DFAC” and together with any other subsidiary of DFAC designated by the Company as an additional borrower prior to the Closing Date that is acceptable to the Administrative Agent and the Lenders, the “Borrowers” and each individually, a “Borrower”).

Diamond Offshore Drilling, Inc.	Confidential

Guarantors:	Each of the following, on a joint and several basis: (a) Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), Diamond Offshore Finance Company, a Delaware corporation (“DOFC”), Diamond Offshore Services Company, a Delaware limited liability company (“DOSC”), and DFAC, (b) each Restricted Subsidiary of the Company, including Eligible Local Content Entities, which is not an Excluded Subsidiary (as defined below), (c) each Restricted Subsidiary of the Company that (1) owns a Rig or (2) operates or is a party to a drilling contract or charter (or similar contract) related to, a Rig, or holds an account in which payments in respect of such Rigs, contracts or charters are made or held (each, a “Rig Subsidiary”), (d) each Restricted Subsidiary of the Company that directly or indirectly owns equity interests in a Rig Subsidiary, (e) any other Person that is a borrower, issuer, or guarantor under any of the Last Out Term Loan, Last Out Notes, and Last Out Incremental Debt (if any) (the Persons referred to in clauses (a), (b), (c), (d) and (e) above, the “Required Guarantors”), and (f) each other Subsidiary (as defined below) of the Company, if any, that elects to provide a guarantee of the Credit Facility (each other Subsidiary of the Company referred to in this clause (f), a “Discretionary Guarantor” and, together with the Required Guarantors, the “Guarantors”).

As used herein: (a) “Additional Subject Jurisdiction” means any jurisdiction (other than any Initial Subject Jurisdiction) in which a Required Guarantor (i) is organized, incorporated or formed and/or (ii) has material operations or owns any assets, but only if the value of all assets (excluding Rigs and intercompany claims owing to Credit Parties) which are owned by any Required Guarantor in such jurisdiction and reasonably capable of becoming Collateral exceeds a materiality threshold to be agreed (which shall give rise to a notice requirement by the Borrowers); (b) “Credit Parties” means the Borrowers and the Guarantors; (c) “Initial Subject Jurisdictions” means the United States of America (or any political subdivision thereof), England and Wales, Marshall Islands, Cayman Islands, Brazil, the Netherlands, and Curacao; (d) “Subsidiary Credit Parties” means the Credit Parties (other than the Company); and (e) “Subject Jurisdictions” means the Initial Subject Jurisdictions and the Additional Subject Jurisdictions (if any); provided that references to the Subject Jurisdictions shall only include a reference to any non-U.S. Subject Jurisdiction for so long as one or more Required Guarantors are incorporated, organized or formed in such non-U.S. jurisdiction or (ii) have material operations or own assets in such non-U.S. Subject Jurisdiction that satisfy the materiality threshold referred to in clause (ii) of the definition of “Additional Subject Jurisdiction”.

So long as no default or event of default would result from such release and the Borrowers have demonstrated pro forma compliance with each Collateral Coverage Ratio after giving effect to such release (as evidenced by a compliance certificate setting forth and certifying such calculation and the absence of a default or event of default), a Guarantor shall be released from its guarantee (i) automatically if all

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Diamond Offshore Drilling, Inc.	Confidential

of the capital stock of such Guarantor that is owned by the Company or any Credit Party is sold or otherwise disposed of in a transaction or series of transactions permitted by the Credit Facility, (ii) automatically if such Guarantor is designated as an Unrestricted Subsidiary in compliance with the Credit Documents, or (iii) solely with respect to any Discretionary Guarantor that is not also a Required Guarantor, upon a written notice from the Company to the Administrative Agent requesting such release and certifying that such Person will no longer be a Discretionary Guarantor, in the case of each of clauses (i), (ii), and (iii) above, so long as, substantially simultaneously with such release, such Guarantor is released from its obligations under the Last Out Term Loan, Last Out Notes, and Last Out Incremental Debt (if any).

“Excluded Subsidiary” means:

(a) any Subsidiary other than a Rig Subsidiary (i) that would be prohibited or restricted from guaranteeing the Credit Facility by any governmental authority with authority over such Subsidiary, applicable law or regulation or analogous restriction or contract (including any requirement to obtain the consent, approval, license or authorization of any governmental authority or third party, unless such consent, approval, license or authorization has been received, but excluding any restriction in any organizational or governing documents of such Subsidiary, provided that, if reasonably requested by the Administrative Agent, the Company and its Restricted Subsidiaries shall use commercially reasonable efforts to obtain such consent, approval, license, or authorization to the extent required or advisable under the laws of the jurisdiction of organization of such Subsidiary for such Subsidiary to guarantee the Credit Facility, as reasonably determined by the Administrative Agent) so long as (x) in the case of Subsidiaries of the Company existing on the Closing Date, such contractual obligation is in existence on the Closing Date and (y) in the case of Subsidiaries of the Company acquired after the Closing Date, such contractual obligation is in existence immediately prior to such acquisition; (ii) if the provision of a guarantee by such Subsidiary (other than a Subsidiary formed in a Subject Jurisdiction) would result in material adverse tax consequences as reasonably determined by the Company and the Administrative Agent; or (iii) that is otherwise excluded from the requirement to provide a guarantee pursuant to clause (e) of the Agreed Security Principles;

(b) (i) any non-wholly owned Subsidiary (other than a Rig Subsidiary) that is prohibited from guaranteeing the Credit Facility pursuant to its governing documents (provided that no Subsidiary that is wholly owned and a Guarantor as of the Closing Date shall be or be deemed to be an “Excluded Subsidiary” pursuant to this clause (b)(i) solely because a portion (but not all) of the equity interests in such Subsidiary are sold or otherwise transferred to any Person that is not a Credit Party, and, notwithstanding such sale or other transfer of a portion (but not all) of the equity interests in such Subsidiary, such Subsidiary shall remain a Guarantor to the extent it does not otherwise constitute an Excluded Subsidiary); (ii) any Unrestricted Subsidiary; and (iii) any Immaterial Subsidiary; and

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(c) any wholly-owned Restricted Subsidiary (other than a Rig Subsidiary) acquired with pre-existing indebtedness (to the extent not created in contemplation of such acquisition and as permitted by the Credit Documents), the terms of which prohibit the provision of a guarantee by such Restricted Subsidiary; and

(d) any non-U.S. Subsidiary to the extent that the burden or cost of providing a guarantee outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent in consultation with the Company.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Company which, together with its Subsidiaries, as of the last day of the most recently ended four fiscal quarter period of the Company for which financial statements have been delivered to the Administrative Agent pursuant to the Credit Documents (the “Test Period”), on a pro forma basis (including pro forma for acquisitions and dispositions during such period), (a) contributed less than 2.5% of Adjusted EBITDA and (b) for which, as of the last day of such Test Period, the Combined Adjusted Total Assets of such Restricted Subsidiary is less than 2.5% of the Adjusted Consolidated Total Assets of the Company and its Restricted Subsidiaries; provided that, for the most recently ended Test Period prior to such date, the combined (i) Adjusted EBITDA attributable to all Immaterial Subsidiaries shall not exceed 5.0% of Adjusted EBITDA for such period and (ii) Adjusted Total Assets of all Immaterial Subsidiaries shall not exceed 5.0% of the Adjusted Consolidated Total Assets of the Company and its Restricted Subsidiaries for such period, in each case, as determined in accordance with GAAP (each of Adjusted EBITDA and consolidated total assets to be determined after eliminating intercompany obligations owing to Credit Parties); provided that no Restricted Subsidiary shall be an Immaterial Subsidiary if such Restricted Subsidiary is a Rig Subsidiary. “Material Subsidiary” means, as of any time of determination, any Restricted Subsidiary of the Company which is not an Immaterial Subsidiary.

Joint Lead Arrangers and Joint Lead Bookrunners:	Wells Fargo Securities, LLC (“Wells Fargo Securities”) and the other joint lead arrangers and joint bookrunners under the Existing Credit Agreement to the extent such institutions are Lenders under the credit agreement governing the Credit Facility (the “Lead Arrangers”).

Administrative Agent & Collateral Agent:	Wells Fargo Bank, National Association (“Wells Fargo Bank”) shall be the administrative agent for the Credit Facility (in such capacity, the “Administrative Agent”). Wells Fargo Bank (or its designee) shall be the collateral agent for the Credit Facility, the Last Out Term Loan, the Last Out Notes, and (if any) the Last Out Incremental Debt (in such capacity, the “Collateral Agent”). Collateral agency arrangements to be agreed.

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Diamond Offshore Drilling, Inc.	Confidential

Syndication Agents:	Financial institution(s) to be determined by the Lead Arrangers.

Documentation Agents:	Financial institution(s) to be determined by the Lead Arrangers.

Lenders:	Wells Fargo Bank, each financial institution party to the Existing Credit Agreement electing to provide a Commitment under the Credit Facility on the Closing Date (collectively, the “Lenders” and each individually, a “Lender”).

Any Lender that is also (or whose affiliate is) a direct or indirect equityholder of the Company (an “Affiliated Lender”) will not receive information provided solely to Lenders and Issuing Banks by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders, Issuing Banks, and the Administrative Agent.

Issuing Banks:	Wells Fargo Bank, Barclays Bank PLC, Citibank, N.A., HSBC Bank USA, National Association and any other Lender that consents to being an issuing bank (each, an “Issuing Bank”); provided, each Issuing Bank shall be acceptable to the Administrative Agent and the Borrowers, such acceptance not to be unreasonably withheld or delayed. Each Issuing Bank shall notify the Administrative Agent and the Borrowers of the aggregate maximum face amount of Letters of Credit that such Issuing Bank agrees to issue under the Credit Facility, which shall not exceed the Letter of Credit Sublimit (such amount, such Issuing Bank’s “LC Commitment”). Wells Fargo Bank’s LC Commitment on the Closing Date will be $25 million; Barclays Bank PLC’s LC Commitment on the Closing Date will be $25 million; Citibank, N.A.’s LC Commitment on the Closing Date will be $25 million; and HSBC Bank USA, National Association’s LC Commitment on the Closing Date will be $25 million, in each case subject to each such Issuing Bank’s customary KYC process and credit approvals related to fronting risk to the Lenders.

Collateral & Intercreditor Arrangements:	The Collateral (as defined below) will be created under, and governed by, the same collateral documents as the Last Out Term Loan, the Last Out Notes, and (if any) the Last Out Incremental Debt, subject to any local law requirements. Subject to the Agreed Security Principles, the Obligations will be secured by the following (collectively, the “Collateral”):

(a) a pledge by each Credit Party of 100.0% of the stock of each Restricted Subsidiary directly owned thereby; and

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(b) a first priority, perfected lien on and security interest (subject to permitted liens) in substantially all assets of each Credit Party, including, without limitation, (i) 100% of the equity interests owned in each Restricted Subsidiary and each Credit Party (other than the Company), (ii) all material owned registered intellectual property (provided that, if such security can be granted pursuant to a customary composite “all assets” security document, all owned registered intellectual property of such Credit Party shall be subject to liens), (iii) all Rigs, (iv) all accounts receivable, general intangibles, equipment, charters, drilling contracts and other contracts, vessels, intercompany indebtedness, and all proceeds of the foregoing, in each case related to such Rigs, and all collection accounts, pooling accounts, and other amounts into which payments related to such Rigs are made or swept or in which such amounts are held, (v) Material Real Property (as defined herein), and (vi) all deposit accounts, securities accounts and commodity accounts, with respect to which accounts (other than Excluded Accounts (as defined below)) shall be required to be subject to account control agreements in form and substance reasonably satisfactory to the Administrative Agent (or, with respect to non-U.S. accounts, other applicable agreements, filings, or perfection actions reasonably acceptable to the Administrative Agent) to the extent required by Agreed Security Principles, shall be delivered (x) within 30 days of the Closing Date, or such longer period as the Administrative Agent may reasonably approve, with respect to each U.S. account required to be Collateral as of the Closing Date, (y) within 45 days of the Closing Date, or such longer period as the Administrative Agent may reasonably approve, with respect to each non-U.S. account required to be Collateral as of the Closing Date, and (z) prior to any deposit of any proceeds into a newly established account or any account ceasing to be an Excluded Account (or, in any such case, such longer period thereafter as the Administrative Agent may reasonably approve), with respect to each account required to be Collateral that is established after the Closing Date or that ceases to be an Excluded Account after the Closing Date, as the case may be.

The Credit Documents shall also include customary negative pledges on all assets of the Credit Parties (with certain customary exceptions and thresholds), in each case, to be mutually agreed and subject to permitted liens.

The secured and guaranteed obligations under the Credit Facility shall include the obligations of the Credit Parties under (a) the Credit Facility, the Credit Documents, and Guarantees, (b) hedging transactions in existence on the Closing Date that were entered into with counterparties that are Lenders or affiliates of Lenders on the Closing Date and hedging transactions entered into after the Closing Date with a hedging transaction counterparty that was a Lender or an affiliate of a Lender at the time such hedging transaction was entered into, and (c) treasury management obligations in existence on the Closing Date that are held by Lenders or affiliates of Lenders on the Closing Date and treasury management obligations incurred after the Closing Date with a counterparty that was a Lender or an affiliate of a Lender at the time such treasury management obligation was incurred.

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The priority of the security interests and related creditor rights among the Credit Facility, the Last Out Notes, the Last Out Term Loan, and (if any) the Last Out Incremental Debt will be set forth in a customary first out/last out intercreditor agreement to be negotiated in good faith and on terms and conditions to be reasonably agreed (the “First Out/Last Out Intercreditor Agreement”). The First Out/Last Out Intercreditor Agreement shall provide that the payment obligations under the Last Out Notes, Last Out Term Loan, and Last Out Incremental Debt rank pari passu with each other, but junior to the payment obligations under the Credit Facility in all respects.

Notwithstanding the foregoing, the Collateral shall not include any Excluded Property (as defined below), or any other property or asset that is otherwise excluded pursuant to the Agreed Security Principles. “Excluded Property” means:

(i) fee owned real property with a fair market value of less than $10.0 million in the aggregate (any property in excess of such threshold, “Material Real Property”), and any leasehold interests in real property (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters), and any fixtures affixed to such excluded real property;

(ii) pledges and security interests prohibited or restricted by applicable law, rule or regulation (including as a result of any requirement to obtain the consent, approval, license or authorization of any governmental or regulatory authority unless such consent has been obtained; provided that, if reasonably requested by the Administrative Agent, the Credit Parties will use commercially reasonable efforts to obtain such consents to the extent required or advisable to create or perfect such security interests under the laws of the applicable jurisdiction, as determined by the Administrative Agent in its reasonable discretion);

(iii) minority interests or equity interests in joint ventures and non-wholly-owned Subsidiaries, to the extent the grant of a lien on such interest would require a consent, approval, license or authorization from any governmental authority or any other Person (other than a Credit Party or Restricted Subsidiary); provided that, if reasonably requested by the Administrative Agent, the Credit Parties will use commercially reasonable efforts to obtain such consents to the extent required or advisable to create or perfect such security interests in such minority interests or equity interests in the applicable jurisdiction, as determined by the Administrative Agent in its reasonable discretion; and provided further that such minority interests or equity interests in a Subsidiary that were directly or indirectly owned by the Company on the Closing Date shall not be Excluded Property if they were not Excluded Property on the Closing Date;

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(iv) any lease, license, contract, or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent that a grant of a security interest therein to secure the Credit Facility would violate or invalidate such lease, license, contract, or agreement or purchase money or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that, if reasonably requested by the Administrative Agent, the Credit Parties shall use commercially reasonable efforts to obtain any such consent, approval, license or authorization to the extent required or advisable to create or perfect a security interest in such lease, license, contract, or agreement or purchase money or similar arrangement under the laws of the applicable jurisdiction, as determined by the Administrative Agent in its reasonable discretion, other than with respect to drilling contracts)) or create a right of termination in favor of any other party thereto (other than a Borrower or a Restricted Subsidiary) after giving effect to Sections 9-406, 9-407, 9-408, and 9-409 of the Uniform Commercial Code, which limit anti-assignment provisions, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition;

(v) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, by the United States Patent and Trademark Office, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(vi) any after-acquired property (including property acquired through acquisition or merger of another Person) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement that encumbers such property prior to such acquisition (in each case, not created in contemplation thereof) solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge;

(vii) the capital stock of (A) Unrestricted Subsidiaries, (B) any after-acquired non-wholly owned Subsidiary to the extent that restrictions in any organizational or governing documents of such Subsidiary prohibit the pledge of its capital stock, and (C) Excluded Subsidiaries (other than any Discretionary Guarantor and any Restricted Subsidiary that becomes an Excluded Subsidiary solely by virtue of its being an Immaterial Subsidiary) to the extent such pledge would be prohibited by the same factors that cause such Subsidiary to be an Excluded Subsidiary;

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(viii) (A) certain accounts to be agreed, such as (1) deposit accounts specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments (or the equivalent thereof in non-U.S. jurisdictions), (2) pension fund accounts, 401(k) accounts and trust accounts (or the equivalent thereof in non-U.S. jurisdictions), (3) withholding tax and other similar tax accounts (including sales tax accounts), (4) fiduciary accounts, escrow accounts, trust accounts and other accounts, in each case, which solely hold funds on behalf of any third party (or the equivalent thereof in any non-U.S. jurisdiction), (5) other deposit accounts, securities accounts, and commodity accounts with balances in the aggregate for all accounts referred to in this subclause (5), not exceeding $20 million at any time, and (6) any other account to the extent the cost of creating a lien therein is excessive in relation to the practical benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent (such excluded accounts referred to in this clause (A), collectively, the “Excluded Accounts”), and (B) all funds and other property held in or maintained in any such Excluded Account; provided that no Reinvestment Account shall be an Excluded Account; and

(ix) other exceptions to be mutually agreed upon between the Company and the Administrative Agent.

Notwithstanding anything to the contrary herein, in determining whether any security shall be created and/or perfected, the Credit Documents shall reflect the following principles and other customary security principles to be mutually agreed in the Credit Documents (collectively, the “Agreed Security Principles”):

(a) The Credit Documents shall not require any party to take steps to create or perfect any lien in Excluded Property.

(b) Perfection through account control agreements or other actions (other than the filing of UCC-1 financing statements or other all-asset filings, as applicable) shall not be required with respect to (i) Excluded Accounts or any non-U.S. accounts with respect to which the Administrative Agent determines the cost of perfection is excessive in relation to the practical benefit to the Lenders afforded thereby, (ii) any commercial tort claim, except for any commercial tort claim held by a Credit Party with respect to which a complaint has been filed in a court of competent jurisdiction asserting damages in excess of $1.0 million for each such claim (but with respect to claims in courts outside the United States, only to the extent the concept of commercial tort claims exists under applicable local law and such local law includes procedures for perfecting against a commercial tort claim), and (iii) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the

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filing of a UCC-1 financing statement or other all-assets filing (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a UCC-1 financing statement or other all-assets filing)).

(c) None of the Borrowers or the Guarantors shall be required to take any actions with respect to the creation or perfection of liens on any Collateral within or subject to the laws of the United States of America other than actions relating to (i) the delivery of certificated securities and certain debt instruments (including intercompany promissory notes) (subject to materiality thresholds to be set forth in the Credit Documents) and the subordination of intercompany liabilities, (ii) the execution and delivery of, and performance under, the security and pledge agreements, any required short-form intellectual property collateral documents and any required account control agreements (the terms of which shall reflect that the relevant Credit Party will have full operational control of the accounts subject thereto absent the occurrence of and continuance of an event of default), (iii) any required security interest filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) the filing of UCC-1 financing statements, (v) mortgages (or similar collateral documents) encumbering the Rigs and related assets, (vi) mortgages and related security documents on Material Real Property, and (vii) other actions reasonably agreed between the Administrative Agent and the Company, subject to customary exceptions and thresholds to be set forth in the Credit Documents.

(d) None of the Borrowers or the Guarantors shall be required to take any actions with respect to the creation or perfection of liens on any Collateral that are within or subject to the laws of any jurisdiction other than (i) the Subject Jurisdictions and (ii) solely with respect to the mortgage of each owned Rig and related assets required to be Collateral, execution and recordation of a mortgage (or similar collateral document) and delivery of other customary documentation reasonably requested by the Administrative Agent, in each case in the relevant jurisdiction in which such Rig is flagged and, if applicable, the jurisdiction where the owner of such Rig is formed. Absent an event of default that is continuing, except as set forth in subclause (ii) of the foregoing sentence, no collateral documents shall be required to be delivered under the laws of any jurisdiction other than the Subject Jurisdictions.

(e) General statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, illegality, criminal or civil liability, “thin capitalisation” rules, “earnings stripping”, “controlled foreign corporation” rules, capital maintenance rules and analogous principles may restrict a Restricted Subsidiary (other than a Rig Subsidiary) from providing a guarantee or granting liens on its assets or may require that any guarantee and/or security be limited to a certain amount. To the extent that any such limitations, rules and/or principles referred to above require that the guarantee and/or security

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is limited by an amount or otherwise in order to make such guarantee or security granted by a Restricted Subsidiary (other than a Rig Subsidiary) legal, valid, binding or enforceable or to avoid the relevant Restricted Subsidiary (other than a Rig Subsidiary) from breaching any applicable law or otherwise in order to avoid civil or criminal liability of the officers or directors (or equivalent) of any Credit Party, the limit shall be no more than the minimum limit required by those limitations, rules or principles. To the extent the minimum limit can be increased or eliminated, as applicable, by actions or omissions on the part of any Credit Party, each Credit Party shall use commercially reasonable efforts to take such actions or not to take actions (as appropriate) in order to increase or eliminate the minimum limit required by those limitations, rules or principles.

(f) Registration of any liens created under any collateral document and other legal formalities and perfection steps, if required under applicable law or regulation or where customary or consistent with market practice, will be completed by each Credit Party in the relevant Subject Jurisdiction(s) as soon as reasonably practicable in line with applicable market practice after that security is granted and, in any event, within the time periods specified in the relevant Credit Document or within the time periods specified by applicable law or regulation, in order to ensure due priority, perfection and enforceability of the liens on the Collateral required to be created by the relevant Credit Document.

(g) Where there is material incremental cost involved in creating or perfecting liens over all assets of a particular category owned by a Credit Party in a particular jurisdiction, such Credit Party’s grant of security or the steps required to perfect such liens, as applicable, over such category of assets may be limited to the material assets in that category where determined appropriate by the Company and the Administrative Agent in light of the Agreed Security Principles.

(h) No security granted in motor vehicles and other assets subject to certificates of title (in each case, other than any owned Rigs required to be mortgaged as Collateral and any motor vehicle or other asset with a value in excess of $3.0 million) shall be required to be perfected (other than to the extent such rights can be perfected by filing a UCC-1 financing statement or similar composite “all asset” security document under applicable law of any foreign Subject Jurisdiction).

(i) The Credit Parties shall pledge, or cause to be pledged, the equity interests they own in each Restricted Subsidiary and each Credit Party, unless otherwise excluded from the Collateral pursuant to the Agreed Security Principles. Each collateral document in respect of security over equity interests in any Subsidiary Credit Party will be governed by the laws of the country (or state thereof) in which such Person is incorporated, organized or formed; provided that each

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collateral document in respect of security over equity interests in (x) any U.S. Restricted Subsidiary will be governed by the laws of the State of New York or (y) any Restricted Subsidiary that is not incorporated, organized or formed in a Subject Jurisdiction may be governed by the laws of the State of New York and/or the laws of a relevant non-U.S. Subject Jurisdiction, as determined in the sole discretion of the Administrative Agent. Absent an event of default that is continuing, no Credit Party or Restricted Subsidiary shall be required to provide any security or take any perfection step (A) under the laws of any jurisdiction that is not a Subject Jurisdiction, in respect of any equity interests held in any direct Restricted Subsidiary of any Credit Party incorporated, organized or formed outside a Subject Jurisdiction or (B) in respect of any equity interests held in any Person which is not a Subsidiary Credit Party or a direct Restricted Subsidiary of a Credit Party, in each case, unless such security can be granted under a customary composite “all asset” security document under the laws of a Subject Jurisdiction; it being understood and agreed that (1) absent an event of default that is continuing, there shall be no requirement (and the Administrative Agent shall not request) that any local law perfection steps (or collateral documents) with respect to equity interests be taken in any jurisdiction other than a Subject Jurisdiction (other than the preparation and delivery of local law governed share certificates and customary local law stock transfer powers (or equivalent transfer powers) in respect of pledged equity interests in any Subsidiary Credit Party or any direct Restricted Subsidiary of a Credit Party) and (2) the Administrative Agent may require any Credit Party to provide a New York law-governed pledge of the equity interests owned in each Restricted Subsidiary held by such Credit Party, unless otherwise excluded from the Collateral pursuant to the Agreed Security Principles, regardless of such Credit Party’s or Restricted Subsidiary’s jurisdiction of organization, in addition to any other documents required or permitted to be requested under the Credit Documents.

(j) Information, such as lists of assets, if required by applicable law or market practice to be provided in order to create or perfect any security under a collateral document will be specified in that collateral document and all such information shall be provided by the relevant Credit Party at intervals no more frequently than annually (unless it is market practice to provide such information more frequently in order to perfect or protect such security under the applicable collateral document); provided that the frequency of any such delivery of information and materiality thresholds with respect thereto shall be in line with the customary market practice in the applicable jurisdiction or, so long as an event of default is continuing, following the Administrative Agent’s request.

(k) Unless an event of default exists, no registration of the liens on intellectual property constituting Collateral with an aggregate value of less than $3,000,000 shall be required.

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(l) No Credit Party shall be required to give notice of any security created over any of its contracts, book debts or accounts receivable to the relevant counterparties or debtors unless an event of default has occurred and is continuing, except that this shall not apply with respect to notices of security created over drilling or other similar contracts to the relevant counterparties that are necessary or desirable to create or perfect any lien in such contract.

(m) Each Credit Party shall use commercially reasonable efforts to create and perfect first ranking floating charges and general business charges in the relevant Subject Jurisdictions over its assets that are required to constitute Collateral. Any such floating charges and general business charges shall be in the form and to the extent consistent with market practice in the relevant Subject Jurisdiction. In addition, if requested by the Administrative Agent, each Credit Party shall sign a New York law-governed security agreement, regardless of such Credit Party’s jurisdiction of organization or location of its assets.

(n) The security documentation shall be limited to those documents mutually agreed among counsel for the Borrowers and for the Administrative Agent, which documentation shall in each case be in form and substance consistent with these principles, customary for the form of Collateral and as mutually agreed between the Administrative Agent and the Borrowers.

(o) No documentation with respect to the creation or perfection of liens shall be required for spare part equipment other than as would be customarily provided for in a mortgage over the applicable owned Rig required to be Collateral (if applicable), except to the extent (i) such security can be granted under a customary composite “all asset” security document under the laws of a Subject Jurisdiction or (ii) the value of such assets reasonably capable of becoming Collateral exceeds a materiality threshold to be agreed.

(p) No lien searches shall be required other than customary searches in the United States, in any other Subject Jurisdiction (but only to the extent (i) the concept of “lien” searches exists therein, (ii) such requirement would be customary or consistent with market practice in such jurisdiction, and (iii) such searches can be obtained at commercially reasonable costs or are with respect to owned Rigs (which shall be customary registry searches)).

(q) None of the Borrower or any Guarantor shall be required to take any actions with respect to the creation and/or perfection of liens on any Collateral to the extent the cost of creating and/or perfecting of such lien is excessive in relation to the practical benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent in consultation with the Borrower.

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Purpose:	General corporate purposes, including the repayment of certain indebtedness to the Lenders under the Existing Credit Agreement, working capital needs and capital expenditures.

Funding Options:	Prior to the Commitment Termination Date (as defined below), the Borrowers may borrow loans (the “Loans”) on a revolving basis up to the Commitment Amount.

All Loans shall be made in U.S. Dollars. The Borrowers may request the issuance of Letters of Credit (a) from all of the Issuing Banks in U.S. Dollars, British Pounds Sterling, Euros, Mexican Pesos, or Norwegian Kroner, (b) from Issuing Banks that approve such currency prior to the Closing Date, in Brazilian Reais, Malaysian Ringgit, and Indonesian Rupiah, or (c) any other eligible major currency as may be requested by the Borrowers and agreed to by the Administrative Agent, the Issuing Banks and the Lenders in their sole discretion.

Closing Date:	The date of the satisfaction or waiver of the Initial Conditions (such date, the “Closing Date”).

Commitment Termination Date:	One business day prior to the fifth anniversary of the Closing Date (such date, the “Commitment Termination Date”).

Letters of Credit:	Prior to the Commitment Termination Date, the Borrowers may use up to the lesser of (i) $100.0 million of the Credit Facility (the “Letter of Credit Sublimit”) and (ii) the aggregate LC Commitments for the issuance by the Issuing Banks of standby letters of credit (the “Letters of Credit”) having an expiry of no later than the earlier of (A) one year after the issuance thereof and (B) five (5) business days prior to the Commitment Termination Date (or with respect to a Letter of Credit for which the Borrowers have delivered cash collateral or a back-to- back letter of credit, in each case satisfactory to the relevant Issuing Bank, in an amount equal to 105% of the face amount of such Letter of Credit, such later expiry date as may be agreed to by such Issuing Bank); provided, however, that no individual Issuing Bank shall be obligated to issue Letters of Credit in an aggregate amount in excess of its LC Commitment. Letters of Credit may be in the form of performance letters of credit or financial letters of credit. Letters of Credit may be denominated in (a) U.S. Dollars, British Pounds Sterling, Euros, Mexican Pesos, or Norwegian Kroner, (b) subject to the approval of the relevant Issuing Banks prior to the Closing Date, Brazilian Reais, Malaysian Ringgit, and Indonesian Rupiah, or (c) any other eligible major currency as may be requested by the Borrowers and agreed to by the Administrative Agent, the Issuing Banks and the Lenders in their sole discretion. Each HSBC Letter of Credit shall be deemed issued as a Letter of Credit on the Closing Date (subject to the conditions precedent to closing and the conditions precedent to each extension of credit being satisfied).

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Interest Rates:	Interest on Loans will accrue based on (i) the Base Rate, plus the Applicable Margin (as defined below), or (ii) the LIBOR Rate, plus the Applicable Margin, in each case as selected by the Borrowers. The LIBOR Rate will be subject to LIBOR replacement provisions consistent with Wells Fargo Bank policy, ARRC guidelines, and bank market practice as of the Closing Date.

Letter of Credit Fees:	With respect to each Letter of Credit, the Borrowers shall pay (a) a fronting fee to the applicable Issuing Bank equal to 0.125% per annum of the face amount of each such outstanding letter of credit and (b) a letter of credit fee to the Administrative Agent (which shall be shared by the Lenders (including the Issuing Banks) ratably) at a rate per annum equal to the Applicable Margin for LIBOR Rate Loans, in each case computed on the basis of a year of 360 days for the actual number of days elapsed, on the maximum face amount of such Letter of Credit, from the date of issuance of such Letter of Credit until the expiration date for such Letter of Credit, payable quarterly in arrears on the last business day of each calendar quarter and on such expiration date and, if applicable, on the Commitment Termination Date. Additionally, the Borrowers agree to pay all customary administrative and issuance fees, amendment, payment and negotiation charges and reasonable costs and expenses of the applicable Issuing Bank (solely for such Issuing Bank’s account) in connection with each Letter of Credit (including mailing charges and reasonable out-of-pocket expenditures).

Interest Payments:	Interest on each Base Rate Loan shall be payable quarterly in arrears on the last business day of each calendar quarter; interest on each LIBOR Rate Loan shall be payable at the end of each Interest Period applicable thereto and, if such Interest Period is longer than three (3) months, every three months during such Interest Period, and all accrued and unpaid interest on the Loans shall be payable in full on the Commitment Termination Date and, with respect to interest accrued on any principal prepaid, on the date of such prepayment.

Funding:	The Borrowers shall provide prior written notice (or telephonic notice promptly confirmed in writing) of any funding request (including, without limitation, the deemed funding of Loans to occur on the Closing Date) and interest rate conversions to the Administrative Agent (i) by 11:00 a.m. ET on the date of borrowing with respect to Base Rate Loans; and (ii) by 11:00 a.m. ET at least three (3) business days in advance with respect to LIBOR Rate Loans. LIBOR Rate Loans shall be in minimum amounts of $5.0 million and Base Rate Loans shall be in minimum amounts of $1.0 million and, in each case, if above such amounts, in an integral multiple of $1.0 million. No more than a total of ten (10) Loans subject to LIBOR Rate pricing may be in effect at any time under the Credit Facility.

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Early Repayments; Commitment and Availability Reductions; and Mandatory Prepayments:	Prepayment of Loans may be made, without premium or penalty, at any time in whole or in part (other than the payment of customary LIBOR breakage amounts). The Borrowers must give the Administrative Agent notice by 11:00 a.m. ET at least three (3) business days prior to any prepayment of LIBOR Rate Loans and notice by 11:00 a.m. ET on the date of any prepayment of Base Rate Loans, and any such prepayments shall be in minimum amounts of $5.0 million with respect to LIBOR Rate Loans and $1.0 million with respect to Base Rate Loans or such smaller amount as needed to prepay a certain Loan in full.

The Commitments may be permanently terminated at any time in whole or in part by the Borrowers on at least three (3) business days prior notice to the Administrative Agent; provided that no such termination shall reduce the aggregate available Commitments to an amount less than the aggregate amount of the Loans and LC Exposure at the time of such termination. Each partial reduction of the Commitments shall be in an aggregate amount of at least $5.0 million and shall be applied ratably to the respective Commitments of the Lenders.

The mandatory prepayment provisions in the Credit Documents shall be limited to the following:

Anti-Cash Hoarding – Excess Cash Sweep Prepayment. If, at the end of any Wednesday (or if such day is not a business day, the immediately succeeding business day) (each such date, an “Excess Cash Test Date”), (a) Loans are outstanding under the Credit Facility and (b) Available Cash (as defined below) exceeds $125.0 million, then the applicable Borrower shall prepay, or shall cause to be prepaid, within three (3) business days after such Excess Cash Test Date, Loans (and if there is still excess, cash collateralize any LC Exposure) in an aggregate amount (when taken together with accrued and unpaid interest on the Loans to be so prepaid) equal to the lesser of (i) Available Cash as of such Excess Cash Test Date in excess of $125.0 million and (ii) the principal amount of Loans then outstanding plus accrued and unpaid interest on such prepaid Loans plus any LC Exposure (and any such payment shall not reduce Lenders’ Commitments). To the extent that any amount is required to be prepaid pursuant to the immediately preceding sentence with respect to any Excess Cash Test Date, the applicable Borrower shall deliver to the Administrative Agent, substantially simultaneously with such prepayment, a certificate of a financial officer of the applicable Borrower certifying the amount required to be so prepaid with respect to such Excess Cash Test Date, as reasonably determined or reasonably estimated by the applicable Borrower in good faith.

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Anti-Cash Hoarding – Use of Proceeds Prepayment. With respect to each borrowing, if the aggregate amount of Available Cash would exceed $125.0 million after giving effect to such borrowing and any other transactions occurring prior to or substantially simultaneously with such borrowing, but excluding the effect of any other transactions that have not occurred prior to or substantially simultaneously with such borrowing, if and to the extent the applicable Borrower has not applied the proceeds of such borrowing for the purpose specified in the Use of Proceeds Certificate delivered in connection with such borrowing by the fifth (5th) business day following the date such borrowing is made, then on the next business day the applicable Borrower shall prepay the Loans in an aggregate principal amount equal to the lesser of (a) the amount of the proceeds that were not applied for the purpose specified in the applicable Use of Proceeds Certificate and (b) the amount necessary to cause the aggregate amount of Available Cash to be less than or equal to $125.0 million at the end of such business day.

Asset Sales – Commitment Reductions. Upon (a) the date of consummation of any asset sale or other transfer of assets by the Company or any Restricted Subsidiary (the “Asset Sale Date”) (other than certain ordinary course, de minimis asset sales to be agreed, including asset sales described under clauses (iv), (v) and (vi) of the covenant described in clause 8 (Asset sales) under “Negative Covenants” below), unless the Administrative Agent has received a Reinvestment Notice with respect to any net cash proceeds (which, for the avoidance of doubt, shall be net of taxes paid or payable as a result of such transaction and any debt incurred under clause (d) under paragraph 1 under “Negative Covenants” below and secured by such assets and that is required to be repaid with the proceeds thereof) on such Asset Sale Date, and (b) any Reinvestment Termination Date, the Commitments shall be automatically reduced by an amount necessary to cause the Threshold Ratio as of such date to be equal to or greater than the lesser of (x) 2.5 to 1.0 and (y) the Threshold Ratio as of the Closing Date (after giving pro forma effect to such asset sale, such commitment reduction, and any concurrent repayment of indebtedness).

Asset Sales — Temporary Availability Reduction. If, on any Asset Sale Date, the Administrative Agent has received a Reinvestment Notice with respect to any cash proceeds of such asset sale or transfer and the Threshold Ratio (after giving pro forma effect to such asset sale or transfer) is less than the lesser of (x) 2.5 to 1.0 and (y) the Threshold Ratio as of the Closing Date, then the availability of the Commitments during the relevant Reinvestment Period shall be temporarily reduced by an amount necessary to cause the Threshold Ratio as of such Asset Sale Date to be equal or greater than the lesser of (x) 2.5 to 1.0 and (y) the Threshold Ratio as of the Closing Date (after giving pro forma effect thereto).

Asset Sales – Mandatory Prepayments. Upon any Asset Sale Date or any Reinvestment Termination Date, the Borrowers shall prepay the Loans (and cash collateralize any LC Exposure) (a) to the extent a prepayment would be required under the paragraph below entitled

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“Outstandings Exceed Commitments” (including if any such prepayment would be required as a result of a commitment reduction pursuant to the paragraph above entitled “Asset Sales – Commitment Reductions”, but, for the avoidance of doubt, not as a result of any temporary availability reduction pursuant to the paragraph above entitled “Asset Sales – Temporary Availability Reduction”), and (b) to the extent a prepayment would be required pursuant to the paragraph above entitled “Anti-Cash Hoarding – Excess Cash Sweep Prepayment” (regardless of any timing provisions set forth in such paragraph).

Prepayments of Other Indebtedness. In addition, to the extent any mandatory repayment, mandatory redemption, or offer to purchase is required under the Last Out Term Loan, Last Out Notes, or Last Out Incremental Debt, such requirement must be subject to (a) the prior payment of amounts payable under the Credit Facility in respect of such event and the credit agreement governing the Credit Facility will include a corresponding mandatory prepayment and (b) the covenant described in clause (4) of “Negative Covenants” below.

Outstandings Exceed Commitments. If at any time the principal amount of Loans outstanding under the Credit Facility plus any LC Exposure exceeds the Commitments of the Lenders then in effect, for any reason, including a reduction of Commitments pursuant to the Credit Documents, the Borrowers shall prepay the Loans (and cash collateralize any LC Exposure) in an amount equal to such excess.

“Reinvestment Account” means an account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent or with respect to non-U.S. accounts, other applicable agreements, filings, or perfection actions reasonably acceptable to the Administrative Agent, into which net cash proceeds from an asset sale or other transfer of assets permitted pursuant to clause (8) of “Negative Covenants” below have been deposited; provided that, for the avoidance of doubt, such account shall not be required to be a segregated account.

“Reinvestment Notice” means a notice in writing from the Company to the Administrative Agent given on any Asset Sale Date that the Company or any Restricted Subsidiary has consummated an asset sale or other transfer of assets permitted pursuant to clause (8) of “Negative Covenants” below and that the Company intends to apply the net cash proceeds received from such permitted asset sale (x) to reinvest such net cash proceeds in one or more Rigs, (y) to acquire all of the capital stock of an entity owning one or more Rigs or other related assets useful in the Credit Parties’ and their Subsidiaries’ business, or (z) to apply such net cash proceeds to capital expenditures in Rigs, in each case, within the Reinvestment Period.

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“Reinvestment Period” means the period commencing on any Asset Sale Date and ending on the date that is 180 days following such Asset Sale Date (which date may be extended by an additional 90 days if the applicable net cash proceeds are contractually committed by the end of 180 days following such Asset Sale Date to be reinvested by the Company in a manner permitted by the Credit Documents within such additional 90-day period), so long as the Company has delivered a Reinvestment Notice with respect to such net cash proceeds on such Asset Sale Date.

“Reinvestment Termination Date” means, with respect to net cash proceeds received in respect of an asset sale or other transfer of assets, the earlier of (a) the date on which all of such net cash proceeds are reinvested by the Company in the manner described in the Reinvestment Notice delivered with respect to such net cash proceeds, and (b) the last day of the Reinvestment Period applicable to such net cash proceeds.

“Threshold Ratio” means, as of any date of determination, the ratio of:

(a) the Collateral Rig Value in effect on such date, to

(b) the sum of (1) the greater of (x) the Commitments and (y) the sum of the Loans and LC Exposure, plus (2) the outstanding principal amount of the Last Out Term Loan, plus (3) the outstanding principal amount of the Last Out Notes, plus (4) the outstanding amount of any Last Out Incremental Debt.

Payments:	All payments by the Borrowers shall be made not later than 12:00 p.m. ET to the Administrative Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deductions for taxes, subject to customary exceptions in accordance with Wells Fargo Bank policy. Any Lender not organized under the laws of the United States or any state thereof (and any Lender that is disregarded for U.S. federal income tax purposes from, or is treated as partnership for U.S. federal income tax purposes and has a partner that is, a Person that is not organized under the laws of the United States or any state thereof) must, prior to the time it becomes a Lender, furnish the Borrowers and the Administrative Agent with forms or certificates as may be appropriate to verify that such Lender would, if any interest payments were U.S. sourced, be exempt from U.S. tax (including FATCA) withholding requirements.

Applicable Margin; Reference Rate Floor; Default Rate:	The margin applicable to Loans bearing interest based on the LIBOR Rate shall be 4.25%, and the margin applicable to Loans bearing interest based on the Base Rate shall be 3.25% (such rates, the “Applicable Margin”). The LIBOR Rate shall be subject to a floor of 1.0%, and the Base Rate shall be subject to a floor of 2.0%.

In addition, (a) automatically upon the occurrence and during the continuation of any payment event of default or upon a bankruptcy event of default of any Credit Party or (b) at the election of the

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Required Lenders (or the Administrative Agent at the direction of Required Lenders), upon the occurrence and during the continuation of any other event of default, all outstanding principal, fees, and other obligations under the Credit Facility shall bear interest at a rate per annum of 2.0% in excess of the rate then applicable to such loans (including the applicable margin), fee, or other obligation and shall be payable on demand of the Administrative Agent.

Commitment Fee:	The Borrowers shall pay to the Administrative Agent for the account of each Lender, a fee, which shall accrue at the applicable rate per annum of 0.50% on the average daily unused amount of the Commitment of each Lender until the date on which such Lender’s Commitment terminates, which fee shall be payable (a) quarterly in arrears on the last business day of each calendar quarter, commencing on the first such day to occur after the Closing Date and (b) on the Commitment Termination Date.

PIK Upfront Fee:	The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders an upfront fee in an amount set forth in the Fee Letter (the “PIK Upfront Fee”), which shall be fully earned upon the effectiveness of the Plan Support Agreement and shall be due and paid-in-kind (by increasing the principal amount of the Loans outstanding by the amount of such fee) on the Closing Date. Upon the consummation of any Alternative Transaction (as defined in the Plan), such PIK Upfront Fee shall be due and payable in full in cash to the financial institutions that have committed to the Credit Facility, ratably according to their Commitments, on the date of the consummation of such Alternative Transaction. Notwithstanding the foregoing, the Alternative Restructuring Fee shall not be payable pursuant to the Fee Letter or otherwise to the extent the Alternative Restructuring is consummated as a result of a determination by the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) that the PCbtH Contracts’ treatment in the Chapter 11 Cases, including under the Plan, is not reasonably acceptable to the Requisite Consent RCF Lenders (as defined in the Plan Support Agreement).

Other Fees:	The Borrowers shall pay Wells Fargo Securities, the Administrative Agent, and the Collateral Agent such additional fees as may be agreed in the Fee Letter.

Funding Costs; Yield Protection and Defaulting Lenders; LIBOR Replacement; Etc.:	Usual and customary provisions, including provisions for such matters as increased costs, funding losses, capital adequacy, liquidity, illegality and taxes, subject to Lender mitigation requirements, provisions in respect of Defaulting Lenders (to be defined consistent with the Documentation Principles) and the Borrowers’ rights to replace Lenders. Customary EU/UK bail-in, supported QFC, and division of LLCs.

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The Credit Documents shall contain customary language governing the protocol to obtain a replacement interest rate for LIBOR (the “Benchmark Replacement”), in accordance with Wells Fargo Bank policy, ARRC guidelines, and bank market practice as of the Closing Date.

Initial Conditions:	The conditions precedent to the Closing Date and the conditions precedent to the deemed funding of Loans and deemed issuance of Letters of Credit on the Closing Date (the “Initial Conditions”) are set forth on Addendum B.

Conditions to all Fundings:	(1) Accuracy in all material respects of representations and warranties contained in the definitive documentation entered into in connection with the Credit Facility including without limitation all guarantees, all security documentation, and the First Out/Last Out Intercreditor Agreement (collectively, the “Credit Documents”) (other than those stated to be made only on the Closing Date and those expressly made as of an earlier date); (2) solvency and absence of a default or an event of default under the Credit Documents; (3) the applicable Borrower has demonstrated and certified compliance with each Collateral Coverage Ratio immediately before and after giving pro forma effect to such extension of credit; (4) delivery of a borrowing request or letter of credit application, as applicable; (5) after giving pro forma effect to the funding and any transactions anticipated to occur in the period of five (5) business days following the date thereof and any other transactions occurring prior to or substantially simultaneously with such funding, the aggregate amount of Available Cash shall not exceed $125.0 million; and (6) with respect to any borrowing, if the aggregate amount of Available Cash would exceed $125.0 million after giving effect to such borrowing and any other transactions occurring prior to or substantially simultaneously with such borrowing, but excluding the effect of any other transactions that have not occurred prior to or substantially simultaneously with such borrowing, then the applicable Borrower shall have delivered to the Administrative Agent a Use of Proceeds Certificate with respect to such borrowing.

“Available Cash” means, as of any date, the aggregate of all unrestricted cash and cash equivalents (excluding, for the avoidance of doubt, cash collateral for Letters of Credit) held on the balance sheet of, or controlled by, or held for the benefit of, the Company or any of its Restricted Subsidiaries, other than the following amounts (without duplication): (i) any cash set aside to pay in the ordinary course of business amounts due and owing within ten (10) business days by the Company or any Restricted Subsidiary to unaffiliated third parties and for which the Company or any Restricted Subsidiary has issued checks (or similar instruments) or has initiated wires or ACH transfers in

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order to pay such amounts, (ii) any cash of the Company or any such Restricted Subsidiary constituting purchase price deposits or other contractual or legal requirements to deposit money held by or for the benefit of an unaffiliated third party, (iii) deposits of cash or cash equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, (iv) any cash or cash equivalents held in Excluded Accounts described in clauses (1) through (4) of the definition thereof, (v) any net cash proceeds held in a Reinvestment Account prior to the Reinvestment Termination Date applicable to such net cash proceeds, and (vi) any cash held in a non-U.S. account with respect to which the Company (a) demonstrates in writing to the Administrative Agent that (1) transferring such cash to a U.S. account or converting such cash to U.S. dollars would be in violation of or not permitted under applicable law or regulation in the jurisdiction where such account is located or is otherwise not possible at such time due to currency conversion delays or queues, or due to bank receiverships or similar governmental control of the bank where such account is held, in each case, to the extent such impediments to conversion or transfer are outside the Company’s and its Restricted Subsidiaries’ control and (2) the Company and its Restricted Subsidiaries have properly made all relevant applications under applicable law to transfer such cash to a U.S. account or convert such cash to U.S. dollars, as applicable, and otherwise diligently pursued all necessary consents, permits, or waivers that would be necessary or desirable to permit such transfer or conversion, as applicable, and (b) delivers a written certificate of a responsible financial officer of the Company that certifies and covenants that, while such circumstance exists, the Company and its Restricted Subsidiaries shall not transfer any additional cash to their accounts in such jurisdiction or, if such impediment or delay is related to the underlying currency itself, convert any additional cash to such currency, as applicable. The amount of Available Cash (and any amount required to be included or excluded in the calculation thereof) as of any date shall be such amount as reasonably determined by the Company in good faith in accordance with the immediately preceding sentence.
Documentation
Principles:	The Credit Documents shall, subject to the Agreed Security Principles, (a) contain those terms and conditions set forth in this Term Sheet and the Fee Letter and (b) otherwise contain terms and conditions that are usual and customary for similar first lien secured exit revolving credit facilities for offshore drilling companies or other global oilfield services company as of the Closing Date, subject to modifications, to be mutually agreed, to reflect (i) the terms and conditions set forth in the Plan Support Agreement and this Term Sheet, (ii) the internal policies of Wells Fargo Bank, and (iii) changes in regulatory considerations, market practice, law, and accounting standards (the foregoing, collectively, the “Documentation Principles”).

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Collateral Coverage
Ratios:

At the end of each fiscal quarter beginning with the first full fiscal quarter ending after the Closing Date:

(a) the ratio (the “RCF Collateral Coverage Ratio”), based on appraisals delivered in accordance with clause (x) of “Affirmative Covenants” below, of (A) the Collateral Rig Value, to (B) the sum of the Loans and the LC Exposure, shall be equal to or greater than 2.0 to 1.0; and

(b) the ratio (the “Total Collateral Coverage Ratio,” and together with the RCF Collateral Coverage Ratio, collectively, the “Collateral Coverage Ratios”) of (A) the Collateral Rig Value, to (B) the sum of (1) the sum of the Loans and LC Exposure, plus (2) the outstanding principal amount of the Last Out Term Loan, plus (3) the sum of the outstanding principal amount of the Last Out Notes, plus (4) the outstanding principal amount of any Last Out Incremental Debt, shall be equal to or greater than 1.3 to 1.0.

Representations and
Warranties:	To include the following, to be applicable to Credit Parties and their respective Restricted Subsidiaries and to include, subject to usual and customary exceptions, thresholds and qualifications consistent with the Documentation Principles:

(i) corporate existence and good standing;

(ii) power and authority;

(iii) validity and enforceability of Credit Documents;

(iv) no consents or approvals, registration or filing with, or any other action by any governmental authority;

(v) no conflicts with, default, or violation of laws, organizational documents or material contractual agreements;

(vi) no transactions resulting in the imposition of liens other than permitted liens;

(vii) no environmental matters;

(viii) compliance with all laws with governmental approvals and timely filing of all materials required to conduct business;

(ix) absence of material litigation;

(x) solvency as of each date such representation is made or deemed made;

(xi) use of proceeds and margin stock regulations;

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(xii) Investment Company Act;

(xiii) labor and employment issues;

(xiv) Patriot Act, anti-corruption, anti-money laundering, and sanctions laws, including express use of proceeds restrictions;

(xv) ERISA;

(xvi) accuracy of disclosures;

(xvii) financial statements;

(xviii) material contracts;

(xix) taxes;

(xx) receipt of necessary consents;

(xxi) insurance;

(xxii) good title and ownership of property;

(xxiii) ownership and right to use intellectual property;

(xxiv) collateral documents and liens;

(xxv) legal names of the Credit Parties;

(xxvi) information regarding current capital and corporate structure;

(xxvii) ownership of Rigs;

(xxviii) senior status of the Obligations;

(xxix) no immunity;

(xxx) not an Affected Financial Institution;

(xxxi) beneficial ownership certification;

(xxxii) existing indebtedness as of the Closing Date; existing liens as of the Closing Date;

(xxxiii) after the Closing Date, absence of any Material Adverse Effect since January 22, 2021;

(xxxiv) customary Mortgaged vessel and jurisdiction-specific collateral requirements; and

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(xxxv) deposit, securities, and commodity accounts of the Borrowers and each Restricted Subsidiary

Affirmative Covenants:	Limited to the following, to be applicable to Credit Parties and their respective Restricted Subsidiaries and to include, subject to usual and customary exceptions, thresholds and qualifications consistent with the Documentation Principles:

(i) maintenance of organizational existence and conduct of business;

(ii) maintenance of properties, including classification and operation of Rigs (other than with respect to stacked Rigs);

(iii) payment of taxes and ERISA obligations;

(iv) maintenance of customary insurance, delivery of summary insurance certificate from the Company’s broker(s) in form and substance substantially similar to a certificate provided to the Administrative Agent prior to the Closing Date that the Administrative Agent has confirmed is in form and substance reasonably satisfactory to it, and customary insurance certificates and/or endorsements;

(v) delivery of:

(a)   audited annual and unaudited quarterly consolidated financial statements of the Company, and audited annual or unaudited consolidating financial statements of any Unrestricted Subsidiary or other Subsidiary of the Company that is not a Credit Party or Restricted Subsidiary;

(b)   a certificate of the Company demonstrating compliance with each Collateral Coverage Ratio, delivered together with the financial statements required to be delivered pursuant to clause (b) above and including customary certifications to the absence of defaults and accuracy of the representations and warranties in the Credit Documents;

(c)   on and after any Permitted Holdco Event, for so long as the conditions set forth in the definition thereof continue to be satisfied, quarterly certificate of a responsible officer of the Permitted Holdco and a responsible officer of the Company, certifying compliance with requirements set forth in clause (f) of the definition of “Permitted Holdco Event” and committing to comply with such requirements thereafter;

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(d) quarterly Fleet Status Certificates and Rig Value Certificates;

(e) annual supplements to any perfection certificate;

(f) interim notices of any of the following changes with respect to the fleet status of any owned Rig reported in the most recently furnished Fleet Status Certificate:

(1)   a change to the jurisdiction in which such Rig is located (other than any change in the ordinary course of business of such Rig or other temporary or short- term change); (2) a sale or disposition of, or material event of loss with respect to, such Rig; (3) a material adverse change to the estimated contract start date or estimated contract expiration date with respect to such Rig; or (4) a change of such Rig’s status to “warm stacked”, “cold stacked”, “preservation stacked”, “held for sale”, “held at a shipyard”, or other non-marketed classification;

(g)   commencing December 31, 2021, a financial forecast (including a summary projected debt schedule) of the Company and its Restricted Subsidiaries delivered by December 31 of each fiscal year (in each case, for the upcoming twenty-four (24) month period on a quarterly basis; provided that for the purpose of compliance with this covenant, the financial forecasts previously delivered to the Lenders prior to the date hereof are in a form and level of detail sufficient for this covenant, except that such forecasts shall be required to include a summary projected debt schedule;

(h)   an annual budget for the Company and its Restricted Subsidiaries approved by the board of directors (or other governing body) of the Company and delivered within 90 days after the beginning of each fiscal year;

(i) notice that any jurisdiction that was not previously a Subject Jurisdiction becomes a Subject Jurisdiction for any reason, including the formation or incorporation of a Required Guarantor in such jurisdiction;

(j) to the extent not previously disclosed to the Administrative Agent in writing, notice that a Required Guarantor has material operations, or owns assets (other than Rigs and intercompany obligations owing to Credit Parties) with a fair market value in excess of $5.0 million that are reasonably capable of becoming Collateral, in each case, in a jurisdiction that is not a current Subject Jurisdiction;

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(k) copies of any notices or reports provided to the lenders or noteholders under the Last Out Term Loan, Last Out Notes, or (if any) Last Out Incremental Debt;

(l) (1) within ten (10) business days after the last day of each full calendar month ending after the Closing Date (A) a list setting forth the account balances, as of the last day of such calendar month, of each bank account of the Company and its Restricted Subsidiaries holding any portion of cash or cash equivalents and (B) a list setting forth the average account balance over such calendar month of each bank account of the Company and its Restricted Subsidiaries that holds any portion of cash and cash equivalents and that is not subject to an account control agreement reasonably satisfactory to the Administrative Agent; and (2) within five (5) business days after the last day of each full calendar month ending after the Closing Date and at any other time reasonably requested by the Administrative Agent, a report setting forth (A) a calculation of Available Cash as of the most recent Excess Cash Date (or at the applicable Borrower’s option, only with respect to month-end reports, as of the last day of such calendar month) and (B)(x) a list setting forth

(1)   each account that is a Reinvestment Account, (2) the amount of net cash proceeds relating to any permitted asset sale or transfer currently held in such Reinvestment Account that are then subject to a Reinvestment Notice, broken down by asset sale and indicating the applicable Reinvestment Period with respect to each such asset sale, and (3) the aggregate amount of net cash proceeds then subject to Reinvestment Notices within the applicable Reinvestment Periods, and (y) calculations showing the application of any such net cash proceeds during the Reinvestment Period applicable thereto; and

(m) other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, including, without limitation, updated corporate charts, copies of tax returns, and statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral.

(vi) books and records;

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(vii) inspection rights;

(viii) delivery of notices with respect to defaults and other material events (including, without limitation, notice of any material litigation) within 5 business days;

(ix) delivery of prior written notices with respect to any change to the deposit, securities, and commodity accounts of the Credit Parties scheduled on the Closing Date, along with an updated schedule of such accounts within five (5) business days;

(x)   delivery of two third-party desktop appraisals on a semi- annual basis (or, if the difference between the aggregate appraised values (in each case, calculated as the midpoint of any range provided) of all Rigs as determined by two Approved Firms is not greater than 15% for a particular appraisal cycle, then, at the Company’s option, only one third- party desktop appraisal shall be required for the next appraisal cycle, which appraisal must be performed by the Approved Firm whose appraisal for such prior cycle reflected the lower aggregate appraisal value), each conducted by an Approved Firm, for each owned Rig (provided that no appraisals shall be required with respect to any cold-stacked Rig unless such cold-stacked Rig is to be given a Rig Value in accordance with the definition thereof), in form and detail, and of a type, and with assumptions and methodology reasonably satisfactory to the Administrative Agent; provided that with respect to “idle” Rigs, such appraisals shall not discount the value of such Rigs as a result of their “idle” status but which shall set forth the reactivation costs of any “idle” Rig;

(xi) further assurances, including delivery of additional guarantees from Required Guarantors, and additional Collateral, including, without limitation, new build or acquired Rigs and additional deposit and securities accounts, in each case, other than Excluded Property and subject in all respects to the Agreed Security Principles;

(xii) use of proceeds of Loans and Letters of Credit;

(xiii) compliance with applicable laws, including environmental laws, anti-corruption laws, sanctions, and anti-money laundering laws;

(xiv) KYC and beneficial ownership regulation documentation;

(xv) intercompany subordination agreements;

(xvi) the Company and the Borrowers shall, and shall cause each Restricted Subsidiary to: (A) deposit or cause to be deposited directly, all cash receipts into (i) one or more deposit accounts

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maintained with the Administrative Agent or any Lender (or any other commercial bank reasonably acceptable to the Administrative Agent) and in which the Collateral Agent has been granted a first priority perfected lien in accordance with and subject to Agreed Security Principles or (ii) an Excluded Account (to the extent such deposits do not cause such account to cease to be an Excluded Account), and in each case, which is listed on a schedule to the credit agreement governing the Credit Facility, (B) deposit or credit or cause to be deposited or credited directly, all securities and financial assets held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties (including, without limitation, all marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper) into one or more securities accounts in which the Collateral Agent has been granted a first priority perfected lien in accordance with and subject to Agreed Security Principles and that, in each case, is listed on a schedule to the credit agreement governing the Credit Facility, as updated in writing by the Borrower from time to time, and (C) cause all commodity contracts held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties, to be carried or held in one or more commodity accounts in which the Collateral Agent has been granted a first priority perfected lien in accordance with and subject to Agreed Security Principles and that, in each case, is listed on a schedule to the credit agreement governing the Credit Facility, as updated in writing by the Borrower from time to time; and

(xvii) post-closing matters.

Negative Covenants:	Limited to the following limitations on the Company and its Restricted Subsidiaries, subject to usual and customary exceptions, thresholds, and qualifications consistent with the Documentation Principles:

.	1. Incurrence or existence of indebtedness, with exceptions including:

(a) the Last Out Term Loan in an aggregate principal amount not to exceed (i) an amount equal to $500.0 million minus the Commitment Amount under this Credit Facility, plus (ii) any interest thereon paid- in-kind in accordance with the terms thereof in effect on the Closing Date,

(b) the Last Out Notes in an aggregate principal amount not to exceed the sum of (i) $75.0 million, plus (ii) up to $39.675 million of principal in respect of additional notes issued thereunder, so long as the Company demonstrates and certifies pro forma compliance with the Total Collateral Coverage Ratio at the time such additional notes are issued, plus (iii) approximately $10.32 million of fees on such principal amount, paid-in-kind, plus (iv) any interest thereon paid-in- kind in accordance with the terms thereof in effect on the Closing Date,

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(c) any Last Out Incremental Debt in an aggregate principal amount not to exceed the sum of (i) $135.0 million, so long as the Company demonstrates and certifies pro forma compliance with the Total Collateral Coverage Ratio at each time such debt is incurred, plus (ii) any interest thereon paid-in-kind in accordance with the terms of such Last Out Incremental Debt,

(d) (i) capitalized lease obligations with respect to any asset other than a Rig (it being agreed that, for purposes of the Credit Documents, GAAP shall be defined so that lease accounting rules under generally accepted accounting principles in the U.S. as in effect on December 31, 2018 shall apply, and leases that would have been classified as operating leases under such rules shall not constitute “capitalized lease obligations” or “indebtedness” for purposes of the Credit Documents) and (ii) indebtedness secured by liens on fixed or capital assets (other than Rigs) acquired, constructed, improved, altered, or repaired by the Company or any Restricted Subsidiary and related contracts, intangibles, and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom, and (iii) indebtedness secured by liens on Rigs acquired or constructed by the Company or any Restricted Subsidiary and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom (“Rig Debt”); provided that, in the case of this clause (d), (A) any liens securing such indebtedness must otherwise be permitted by the Credit Documents, (B) such indebtedness and any liens securing it are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (C) the principal amount of such indebtedness does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be (plus fees and expenses related thereto), (D) any lien securing such debt shall not apply to any other property or assets of the Company or any Restricted Subsidiary (although individual financings of equipment (other than Rigs) may be cross-collateralized to other financings of equipment by the same lender) and such debt is non-recourse to the Company and its Restricted Subsidiaries (other than the Subsidiary that owns such fixed or capital assets and incurred such financing), (E) any lien securing such debt shall not attach to any owned Rig (other than a Rig acquired or constructed with the proceeds of such indebtedness), (F) such indebtedness shall not have any financial maintenance covenants, and (G) with respect to any Rig Debt, the Company has demonstrated in a certificate of a financial officer of the Company that (x) the Consolidated Total Gross Leverage Ratio is less than 2.5 to 1.0,

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calculated on a pro forma basis as of the date such Rig Debt is incurred after giving effect thereto and (y) the Company is in pro forma compliance with each Collateral Coverage Ratio as of the date such Rig Debt is incurred after giving effect thereto; provided that the aggregate outstanding principal amount of all such capitalized lease obligations and indebtedness pursuant to this clause (d) shall not exceed $100.0 million at any time;

(e) indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged with or into the Company or any Subsidiary of the Company after the Closing Date other than as a result of a division (and not incurred in anticipation of such transaction),

(f) other indebtedness not to exceed $5.0 million at any one time outstanding pursuant to this clause (f),

(g) any permitted refinancing of the foregoing (to the extent (i) such refinancing does not increase the principal amount of such indebtedness, (ii) such refinancing does not shorten the maturity or weighted average life to maturity of such indebtedness, (iii) such refinancing does not add any other Restricted Subsidiary as an obligor or guarantor in respect of such indebtedness, (iv) such refinancing is not secured by (y) liens on assets other than those existing immediately prior to such refinancing or (z) liens having a higher priority than the liens securing the indebtedness being refinanced, (v) to the extent such refinanced indebtedness is subordinated in right of payment to the Obligations, such refinancing indebtedness shall be subordinated in right of payment to the Obligations and, to the extent any lien securing such refinancing indebtedness is subordinated to liens securing the Obligations, such lien securing the refinancing indebtedness shall be subordinated to the liens securing the Obligations, (vi) in the event that such refinancing constitutes unsecured indebtedness, such refinancing indebtedness does not include cross-defaults other than at the final stated maturity thereof and cross-acceleration, and (vii) the Company has certified to an absence of an event of default after giving effect to such refinancing),

(h) guarantees of the foregoing, and

(i) to the extent constituting indebtedness, the obligations under the BOP Lease as in effect on January 22, 2021 or as amended thereafter in a manner that does not materially increase the Company’s and its Subsidiaries’ obligations thereunder, provided that this clause shall not prohibit any extension of the term of such BOP Lease.

2.  Creation, incurrence, or existence of liens, with exceptions including (a) the Last Out Term Loan, the Last Out Notes, and the Last Out Incremental Debt, in each case subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the

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Administrative Agent, (b) liens to secure indebtedness permitted by clause 1(d) above on the assets subject to such capital lease or other financing described in such clause 1(d), and (c) expressly subordinated liens securing expressly subordinated indebtedness not to exceed $5.0 million at any one time outstanding;

3. Making of any restricted payments, except:

(a) restricted payments among Credit Parties,

(b) after a Permitted Holdco Event (as defined below) has occurred and for so long as the conditions set forth in such definition are met, restricted payments constituting Tax Distributions, and

(c) restricted payments made in any fiscal quarter beginning after March 31, 2023, in an aggregate amount for such fiscal quarter, not to exceed (the “Discretionary Basket”):

(i) 100% of the amount equal to (A) Adjusted EBITDA for the immediately prior fiscal quarter less (B) all interest expenses paid in cash during such period, less (C) all taxes paid in cash during such period, less (D) all capital expenditures made in such period, less (E) the amount of any increase in working capital, plus (F) the amount of any reduction in working capital, less (G) any cash add-backs made in the calculation of Adjusted EBITDA in such period; minus

(ii) all investments referred to in clause 6(a) below and repayments of any indebtedness referred to in clause 4(a) below, in each case, to the extent previously made during such fiscal quarter prior to the date of such restricted payment in reliance on the Discretionary Basket, so long as, with respect to restricted payments made with the Discretionary Basket, each of the following conditions are met:

(x) no default or event of default exists and the Company has demonstrated and certified pro forma compliance with each Collateral Coverage Ratio, (y) the Consolidated Total Net Leverage Ratio would not exceed 2.0 to 1.0 on a pro forma basis as of the last day of the most recently ended fiscal quarter after giving pro forma effect to such restricted payment and any concurrent incurrence of indebtedness, and (z) Liquidity would be greater than or equal to $150.0 million after giving pro forma effect to such restricted payment and any concurrent incurrence of indebtedness; and

(d) restricted payments made at any time when each of the following conditions are met (the “Unlimited Basket”): (x) no default or event of default exists and the Company has demonstrated and certified pro forma compliance with each

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Collateral Coverage Ratio, (y) the Consolidated Total Net Leverage Ratio would not exceed 1.5 to 1.0 on a pro forma basis as of the last day of the most recently ended fiscal quarter after giving effect to such restricted payment and any concurrent incurrence indebtedness, and (z) Liquidity would be greater than or equal to $150.0 million after giving pro forma effect to such restricted payment and any concurrent incurrence of indebtedness.

4.  Repayment of any principal of any junior indebtedness (including, without limitation, the Last Out Term Loan, the Last Out Notes, and Last Out Incremental Debt), with exceptions including, so long as no default or event of default exists and the Borrowers have demonstrated and certified pro forma compliance with each Collateral Coverage Ratio, (a) repayments made after March 31, 2023, to the extent a restricted payment could be made in accordance with the Discretionary Basket, (b) repayments made at a time when restricted payments could be made in accordance with the Unlimited Basket, and (c) prepayments with proceeds of permitted refinancings of such indebtedness or with proceeds of new, concurrent common equity of the Company or in exchange for common equity of the Company;

5.  Modifications and amendments of the documents governing any other indebtedness (including the Last Out Term Loan, the Last Out Notes, and Last Out Incremental Debt), except as permitted by the First Out/Last Out Intercreditor Agreement;

6.  Investments, including limitations on investments in joint ventures, with exceptions including, so long as no default or event of default exists and the Borrowers have demonstrated and certified pro forma compliance with each Collateral Coverage Ratio:

(a) investments made after March 31, 2023, to the extent a restricted payment could be made in accordance with the Discretionary Basket,

(b) investments made at a time when restricted payments could be made in accordance with the Unlimited Basket,

(c) Permitted Acquisitions,

(d) $5.0 million general investments basket, and

(e) other investments, including investments in Unrestricted Subsidiaries, to the extent made with, or with the proceeds of, new, concurrent common equity of the Company or any parent thereof;

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provided that (x) any Subsidiary acquired or formed in connection with an investment permitted by this clause 6 shall become a Guarantor to the extent required by the definition of “Required Guarantors” and (y) any assets, including equity interests, acquired in connection with such investment shall become Collateral to the extent required by the Agreed Security Principles;

7.  Transactions with affiliates, with usual and customary exceptions to be agreed;

8.  Asset sales (which shall limit the sale of Rigs and other material assets) with usual and customary exceptions to be agreed, and all such asset sales shall be subject (other than in the case of clauses (iv), (v) and (vi) below) to (a) any prepayment requirement, any commitment reduction requirement, and any limitation on availability, in each case contained in the section entitled “Early Repayments; Commitment and Availability Reductions; and Mandatory Prepayments” above and (b) the requirement that, if the Company has delivered a Reinvestment Notice with respect to any such permitted asset sale, the net cash proceeds with respect to such asset sale have been deposited in a Reinvestment Account; provided that, subject to the absence of defaults and events of default and demonstration and certification of pro forma compliance with each Collateral Coverage Ratio, the Credit Documents shall not prohibit:

(i) the sale of:

(A) any of Ocean America, Ocean Rover and Ocean Valiant, so long as such Rig (i) is cold-stacked at the time of sale, (ii) is sold for fair market value to a third-party on arms-length terms and the consideration received is no less than 85% in cash and (iii) such proceeds (net of taxes paid or payable as a result of such transaction and any debt incurred under clause (d) under paragraph 1 under “Negative Covenants” above and secured by such assets and that is required to be repaid with the proceeds thereof ) are pledged as Collateral and

(B) Ocean Valor, so long as (i) third-party desktop appraisals have been conducted in respect thereof as of the Closing Date and in the most recent appraisal delivered to the Administrative Agent (and the Collateral Rig Value of the Ocean Valor has been included in the Threshold Ratio on the Closing Date), (ii) it is sold for fair market value to a third-party on arms-length terms and the consideration received is no less than 85% in cash, (iii) such proceeds (net of taxes paid or payable as a result of such transaction and any debt incurred under clause (d) under paragraph 1 under “Negative Covenants” above and secured by such assets and that is required to be repaid with the proceeds thereof ) are pledged as Collateral, subject to the Agreed Security Principles and (iv) the Company has delivered a certificate of a responsible officer demonstrating compliance with the requirements set forth in the section entitled “Early Repayments; Commitment and Availability Reductions; and Mandatory Prepayments” above;[1]

[1]	Based on the assumption that Valor isn’t stacked on the Closing Date (i.e., Collateral Rig Value is not reduced by activation costs for purposes of the Closing Date Threshold Ratio).

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(ii) any one-time “asset swap” of a single Designated Rig and assets specifically related to such Designated Rig for a Replacement Rig and assets specifically related thereto; provided that (a) the total appraised value of such Replacement Rig, plus cash and equity received for such Designated Rig, exceeds 85.0% of the appraised value of the Designated Rig as determined from the most recent third-party appraisals delivered to the Administrative Agent (with such appraised value to include, for this purpose, the value of net cash flows through any then-existing contracted backlog), (b) none of the total consideration takes the form of equity interests, (c) such transaction is with one or more third parties and on an arms-length basis and (d) all assets received as consideration for such swap or acquired with the cash proceeds shall be pledged as Collateral;

(iii) any other “asset swap”, for which (x) the replacement assets received in connection therewith have an appraised value greater than or equal to the appraised value of the replaced assets as reflected in a third party appraisal in respect of any replacement Rig (with such appraised value to include, for this purpose, the value of net cash flows through any then-existing contracted backlog), (y) the Administrative Agent and the Required Lenders consent to such transaction and (z) all assets received as consideration for such swap shall be pledged as Collateral;

(iv) a sale in the ordinary course of business of any obsolete, worn- out or surplus assets no longer used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case other than a Rig);

(v) any asset sale of an asset other than a Rig or Rig Subsidiary, (x) that is made for fair market value to a third-party on arms- length terms and the consideration received is no less than 85% in cash, (y) in respect of which any proceeds received (net of taxes paid or payable as a result of such transaction and any debt incurred under clause (d) under paragraph 1 under “Negative Covenants” above and secured by such assets and that is required to be repaid with the proceeds thereof ) are pledged as Collateral, subject to the Agreed Security Principles and (z) that does not cause the aggregate consideration for all asset sales under this clause (v) to exceed $5,000,000; provided that the sale of the Mexico Office Building shall not reduce the basket described in this clause (z); and

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(vi) any sale of assets for scrap in the ordinary course of business,

(x) that is made for fair market value to a third-party on arms- length terms and the consideration received is no less than 85% in cash, (y) that does not cause the consideration for each such transaction or series of related transactions under this clause (vi) to exceed $500,000 and (z) in respect of which any proceeds received (net of taxes paid or payable as a result of such transaction) are pledged as Collateral, subject to the Agreed Security Principles.

9.  Fundamental changes, subject to usual and customary exceptions to be agreed;

10. Restrictive agreements and negative pledges of the Credit Parties, in each case, to be mutually agreed, subject to usual and customary exceptions to be agreed;

11. Customary provisions to be mutually agreed related to Restricted and Unrestricted Subsidiaries;

12. Sale-and-leaseback transactions;

13. Use of proceeds;

14.  Change of ownership or operator of any Rig (other than (i) to any other Guarantor with prior notice to the Administrative Agent and prior adjustments to security documentation to ensure that the Collateral Agent has a continuing, uninterrupted, perfected first lien (subject to certain permitted liens) in such Rig and related contracts and equipment, in form and substance satisfactory to the Administrative Agent (or if the existing lien cannot be assumed or continued, delivery of a new mortgage encumbering such Rig in accordance with the legal requirements of the relevant flag jurisdiction prior to or simultaneously with the consummation of such transaction or, with the approval of the Administrative Agent in its reasonable discretion, as soon as practical thereafter in accordance with the legal requirements of the relevant flag jurisdiction) or (ii) in connection with any asset sale permitted pursuant to clause 8 of this Section “Negative Covenants”) and change of registered flag registry of Rigs (other than any transfer to the Marshall Islands, the United States, or other jurisdictions approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned, or delayed) with prior notice to the Administrative Agent and prior adjustments to security documentation to ensure that the Collateral Agent has a continuing, uninterrupted, perfected first lien (subject to certain permitted liens) in such Rig, in form and substance satisfactory to the Administrative Agent (or if the existing lien cannot be assumed or continued, delivery of a new mortgage encumbering such Rig in accordance with the legal requirements of the relevant flag jurisdiction prior to or simultaneously with the consummation

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of such transaction or, with the approval of the Administrative Agent in its reasonable discretion, as soon as practical thereafter in accordance with the legal requirements of the relevant flag jurisdiction)); 15. Change of legal names of any Borrower or Guarantor, change of type of organization and jurisdiction of organization of any Credit Party;

16. Line of business;

17. Sanctions, anti-corruption, and anti-money laundering laws and regulations; and

18.  The Company will not, and will not permit any Restricted Subsidiary to, open or otherwise establish, or deposit, credit, or otherwise transfer any cash receipts, securities, financial assets or any other property into, any deposit account, securities account, or commodity account other than an account that is (a) either (i) subject to a first priority lien in favor of the Collateral Agent in accordance with Agreed Security Principles or other documentation reasonably satisfactory to the Administrative Agent or (ii) an Excluded Account and (b) listed on a schedule to the credit agreement governing the Credit Facility, as such schedule is updated by the Company from time to time.

Events of Default:	Limited to the following:

1. nonpayment of principal when due; and nonpayment of interest, fees or other amounts within three (3) business days of date due;

2. violation of covenants (with certain affirmative covenants subject to a grace period of thirty (30) days);

3. material inaccuracy of representations and warranties when made or deemed made;

4.  (a) indebtedness in the aggregate principal amount of $40.0 million, or any indebtedness under the Last Out Term Loan, Last Out Notes, or Last Out Incremental Debt (each of the foregoing, “Material Indebtedness”) of the Company and its Restricted Subsidiaries shall not be paid at maturity (beyond any applicable grace periods) regardless of how such maturity occurs, (b) a default on Material Indebtedness occurs (with all applicable grace periods having expired) which permits the holders thereof (with the giving of notice or the lapse of time or both) to accelerate the maturity of such indebtedness, or (c) an event occurs which requires Material Indebtedness to be prepaid, redeemed, or repurchased prior to its stated maturity, other than a usual and customary asset sale tender offer;

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5.  bankruptcy/insolvency events (consistent with the Existing Credit Agreement) affecting any Credit Party or any Restricted Subsidiary constituting a “significant subsidiary” (as defined in Regulation S-X) and, solely with respect to involuntary bankruptcy events, any such involuntary bankruptcy event remains undischarged and unstayed for a period of sixty (60) days;

6. certain ERISA events resulting in a Material Adverse Effect;

7.  final judgments against any Credit Party or Significant Subsidiary not covered by undisputed insurance (subject to customary deductible) in excess of $40.0 million in the aggregate which remain undischarged and unstayed for a period of thirty (30) consecutive days (or sixty (60) consecutive days for foreign judgments) or any action is legally taken by a judgment creditor to attach or levy upon assets of a Borrower or any Restricted Subsidiary to enforce any such judgment;

8. the occurrence of any event or series of events (each, a “Change of Control”) by which:

(a)   prior to a Permitted Holdco Event and whenever the conditions set forth in the definition thereof cease to be satisfied, (i) any “person” or related Persons constituting a “group” (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1933) (other than Pacific Investment Management Company LLC or Avenue Capital Management II, L.P., their respective affiliates, and/or funds controlled by Pacific Investment Management Company LLC or Avenue Capital Management II, L.P. or any of their affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1933, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all equity interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of voting power of the ordinary shares of the Company, (ii) a majority of the members of the board of directors (or equivalent governing body) of the Company shall not constitute Continuing Directors, (iii) there shall have occurred under any document evidencing any Material Indebtedness any “change in control” or similar provision (as set forth in such document), or (iv) the Company shall cease to own directly or indirectly, 100% of the equity Interests of any Borrower or other Credit Party, or

(b)   on and after a Permitted Holdco Event, for so long as the conditions set forth in the definition thereof continue to be satisfied: (i) any “person” or related Persons constituting a “group” (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1933) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange

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Act of 1933, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all equity interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of voting power of the ordinary shares of the Permitted Holdco, (ii) a majority of the members of the board of directors (or equivalent governing body) of the Permitted Holdco shall not constitute Continuing Directors,

(iii) there shall have occurred under any document evidencing any Material Indebtedness any “change in control” or similar provision (as set forth in such document), (iv) the Permitted Holdco shall cease to own, directly or indirectly, 100% of the equity interests of any Borrower or other Credit Party, or (v) the Permitted Holdco shall cease to own, directly or indirectly, 100% of the equity interests of the Company; provided that a Permitted Holdco Event shall not constitute a Change of Control; or

9.  any Credit Document ceases to be in full force and effect, the Collateral Agent shall cease to have a valid and perfected lien in any material portion of the Collateral, or any Credit Party asserts any of the foregoing.

Participation and
Assignments:	Assignments of the Credit Facility by any Lender to other banks and financial institutions will be permitted with the prior written approval of the Borrowers, the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld or delayed); provided that (a) the Borrowers’ approval shall not be required if an event of default has occurred and is continuing (but, regardless, no assignments or participations shall be made at any time to any Disqualified Institutions), and (b) no approval by the Borrowers or the Administrative Agent shall be required for any assignment to another Lender, an affiliate of a Lender or to an Approved Fund (to be defined substantially the same as in the Existing Credit Agreement). Assignments will be in a minimum amount of not less than $5.0 million. An administrative fee of $3,500 shall be due and payable by such assigning Lender to the Administrative Agent upon the occurrence of any assignment.

Participations to other banks and financial institutions, other than Disqualified Institutions (without the Borrowers’ prior written approval), will be permitted without restriction. Such participation will not release the selling Lender from its obligations with respect to the Credit Facility. Participants will have the same benefits as syndicate Lenders with regard to yield protection and increased costs (but will not be permitted to receive amounts greater than the transferring Lender) and will, subject to the confidentiality provisions to be contained in the Credit Documents, be permitted to receive information from Lenders with respect to the Borrowers.

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Required Lenders and
Affiliated Lenders:	Lenders holding more than 50% of the outstanding Commitments or, if the Commitments have terminated, the outstanding Loans and LC Exposure (collectively, the “Required Lenders”); provided that no amendment or waiver shall (a) increase any Commitment of any Lender without the consent of such Lender, (b) reduce the amount of or postpone the date for any required payment of any principal of or interest on any Loan or of any fee payment under the Credit Documents without the consent of each Lender owed any such amount (in each case, (i) other than in connection with a waiver of any default or event of default and (ii) provided that, the provisions described in the paragraphs above entitled “Asset Sales – Commitment Reductions” and “Asset Sales – Temporary Availability Reduction” may be amended with the consent of the Administrative Agent and the Required Lenders), (c) unless signed by each Lender, change the amendment provisions of the Credit Documents or the definition of “Required Lenders” or the number of Lenders required to take any action under any other provision of the Credit Documents, (d) without the consent of each Lender, release all or substantially all of the Collateral or, except as may otherwise be permitted by the Credit Documents, all or substantially all of the Guarantors, or (e) without the consent of each Lender, reduce the Commitments of the Lenders on a non-pro rata basis or otherwise affect the pro rata treatment of Lenders in a manner consistent with the Existing Credit Agreement. Defaulting Lenders will be subject to the suspension of certain voting rights. Notwithstanding the foregoing, the Administrative Agent may (without the consent of the Lenders) enter into amendments or modifications to the Credit Documents in order to implement the Benchmark Replacement in accordance with the terms thereof and to fix ambiguities, defects, typographical and other obvious errors.

For the purposes of any amendment or waiver of a Credit Document other than an amendment or waiver (a) requiring the consent of each Lender or each affected Lender (and where such Affiliated Lender is an affected Lender) or (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, the consent of any Affiliated Lender shall not be required, and each Affiliated Lender will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter. In the calculation of such proportions, the Commitments held by Affiliated Lenders shall be disregarded in determining other Lenders’ commitment percentages. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Commitments of any Affiliated Lender shall not be increased, the dates of any interest payments and the dates of any scheduled maturity of amounts owed to any Affiliated Lender under the Credit Documents will not be extended, and the amounts owning to any Affiliated Lender under the Credit Documents will not be reduced, in each case without the consent of such Affiliated Lender.

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Furthermore, Affiliated Lenders shall not have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans and Letter of Credit participations required to be delivered to the Lenders), or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other Lender under the Credit Documents. The aggregate Commitments and the aggregate exposure of any Affiliated Lender’s outstanding Loans and LC Exposure at any one time shall not exceed 30% of the aggregate total Commitments of all Lenders and the aggregate amount of all Lenders’ outstanding Loans and LC Exposure, respectively, at any time.

If the Company or any Subsidiary of the Company shall have any securities registered under the Exchange Act or issued pursuant to Rule 144A under the Securities Act of 1933, or shall otherwise be subject to the reporting obligations under the Exchange Act, except as previously disclosed to the Administrative Agent and the Lenders (other than Lenders who do not wish to receive non-public information), the Affiliated Lender shall not have any material non- public information with respect to the Company or any of its Subsidiaries.

Expenses;
Indemnification:	The Borrowers and each other Credit Party, jointly and severally, agree to pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, and their respective affiliates (including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, which shall be limited to one firm of counsel for all such Persons and, if necessary, one firm of local or regulatory counsel in each appropriate jurisdiction and special counsel for each relevant specialty, in each case for such Persons (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict provides the Borrowers written notice of such conflict, of another firm of counsel for such affected Person)) in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any Issuing Bank in connection with the

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issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with the Credit Documents or (B) in connection with the Loans made or Letters of Credit issued thereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each related party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including any environmental claims), penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of the Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any environmental claim related in any way to any Credit Party or any Subsidiary of a Credit Party, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any environmental claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans or any Credit Document, or any documents contemplated by or referred to therein or the transactions contemplated thereby, including reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non- appealable judgment to have resulted from (a) the gross negligence or

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willful misconduct of such Indemnitee or, with respect to any Indemnitee in its capacity as a Lender, such Indemnitee’s material breach of its funding obligations under any Credit Document (in each case as determined by a court of competent jurisdiction in a final non- appealable judgment) or (b) a dispute solely between two or more Indemnitees not caused by or involving in any way the Company or any Subsidiary (other than any such dispute which relates to claims against the Administrative Agent, the Collateral Agent, or an Issuing Bank, in each case in their respective capacities as such). This provision shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Stamp Duty & Other Taxes:	The Borrowers shall pay all stamp, documentary and transaction taxes payable in connection with the Credit Documents except any such taxes payable in connection with a Lender’s transfer, assignment, or participation of its rights and obligations under the Credit Documents.

The Borrowers shall pay all value added taxes that are chargeable on any supply to the Borrowers or any other Credit Party under the Credit Documents upon the receipt of a valid value added tax invoice.

The Borrowers shall indemnify the Lenders against all taxes in relation to payments received pursuant to the Credit Documents, subject to customary exceptions, such as taxes calculated by reference to net income, any bank levies, any FATCA deductions, or any withholding taxes in respect of which the Lender has been compensated under the gross-up provision or would have been so compensated but for an exception in the gross-up provision.

Governing Law:	State of New York; except that mortgages with respect to any Rigs shall be governed by laws of the Marshall Islands to the extent applicable and other Credit Documents related to the Collateral may be governed by applicable non-New York or non-U.S. law.

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ADDENDUM A

CERTAIN DEFINED TERMS

“Adjusted Consolidated Total Assets” means with respect to the Company, for any date, the sum of, without duplication, the Adjusted Total Assets of the Company and all Restricted Subsidiaries.

“Adjusted EBITDA” means with respect to the Company and its Restricted Subsidiaries, for any period, (I) Consolidated Net Income for such period, plus (II) the following to the extent deducted from Consolidated Net Income in such period: the sum of, without duplication, (a) interest, Taxes, depreciation and amortization, (b) non-cash gains, non-cash losses and non-cash charges, including any write-offs or write-downs, (c) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any acquisition or disposition; provided that the aggregate amount added back pursuant to this clause (c) shall not exceed the limitation set forth in the proviso to clause (d) below when combined with the amounts added back pursuant to clauses (d), (f), and (h), (d) all other extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash), provided that the aggregate amount of such cash charges, expenses or losses under this clause (d), together with any cash charges, costs or losses added back pursuant to clauses (c), (f), and (h) below, shall not exceed the greater of (x) $2.5 million and (y) 5% of Adjusted EBITDA in any four-fiscal quarter period (calculated before giving effect to any such add backs), (e) any non-cash adjustments and charges stemming from the application of fresh start accounting, (f) transaction expenses incurred in connection with acquisition and dispositions, provided that (i) the aggregate amount of such cash expenses under this clause (f) (A) shall not exceed the limitations set forth in the proviso to clause (d) above when combined with the charges and expenses described in clauses (c), (d), and (h), and (B) shall not exceed 1% of the total transaction value of the applicable acquisition and (ii) no such expenses may be paid to any affiliate of the Company (except to the extent such payment is in respect of third party expenses required to be paid or reimbursed by the Company or any Restricted Subsidiary), (g) non-cash charges and expenses relating to employee benefit plans or equity compensation plans, (h) charges, costs or losses attributable to the severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of material contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business, integrity and corporate development; provided that the aggregate amount of cash charges, costs or losses under this clause (h) shall not exceed the limitation set forth in the proviso to clause (d) above when combined with such charges and expenses described in clauses (c), (d), and (f), and (i) EBITDA of acquired Rigs on a pro forma basis for historical periods, limited to the lesser of historical EBITDA attributable to such Rig and pro forma contracted EBITDA; provided that, solely for purposes of calculating any incurrence tests in connection with a Permitted Acquisition or other similar permitted investment, such add back shall be based on pro forma contracted EBITDA if the pro forma calculation is based on contracts which, as of the date such Acquisition or other similar permitted investment is to be consummated, (1) have commenced or have an estimated contract start date (as determined in good faith by the Company as of such date) that is no later than the six- month anniversary of the date of such consummation and (2) have a remaining term of at least one

(1) year from the date of such consummation (with adjustments to be agreed to address contract deferrals and terminations); minus (III) the sum of (x) EBITDA for disposed of Rigs, (y) all noncash items of income added to Consolidated Net Income, and (z) all other extraordinary, unusual or non- recurring income (whether cash or non-cash).

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“Adjusted Total Assets” means with respect to any Restricted Subsidiary, for any date, the total assets of such Restricted Subsidiary excluding any negative balances of intercompany receivables or intercompany notes of such Restricted Subsidiary.

“Approved Firm” means any of (a) Clarkson Valuations Limited, (b) Fearnley Offshore Supply Pte. Ltd., (c) Bassoe Offshore, (d) Arctic Offshore, (e) Pareto Offshore, and (f) any successor or affiliated company to those listed in (a) – (e), and (g) any other similarly qualified, independent ship broker that is not an Affiliate of the Borrowers and is mutually agreed upon by the Borrowers and the Administrative Agent; provided that at least one required appraisal per period shall be provided by one of the companies listed in clauses (a) – (c).

“Availability” means, as of any date of determination, an amount equal to the positive difference between (a) the Commitments then in effect and (b) the sum of (i) the amount of Loans outstanding and LC Exposure as of such date and (ii) the amount of any reduction in availability of Commitments then in effect pursuant to the paragraph entitled “Asset Sales – Temporary Availability Reduction” above.

“Bankruptcy Code” has the meaning assigned to such term in the definition of “Plan.”

“Bankruptcy Court” has the meaning assigned to such term in the definition of “Plan.”

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) LIBOR for a one (1) month Interest Period on such day (or if such day is not a business day, the immediately preceding business day) plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate, respectively. If the Base Rate is being used as an alternate rate of interest at a time when the LIBOR Rate cannot be determined, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 2.0%, such rate shall be deemed to be 2.0%.

“BOP Lease” means that certain Lease Agreement, dated as of February 5, 2016, between Diamond Offshore Limited and EFS BOP, LLC.

“Collateral Rig Value” means the sum of the Rig Value of the Rigs that are directly owned, operated, and chartered by Credit Parties, in each case to the extent (x) such Rigs are subject to the first out, first priority liens securing the Obligations under the Credit Facility and no other liens securing indebtedness for borrowed money (other than the Last Out Term Loan, Last Out Notes, and Last Out Incremental Debt) and (y) such Rig is not subject to any financing arrangement (provided that the Rig Value attributable to non-marketed Rigs shall not constitute more than 5% of the Rig Value as calculated hereunder.

“Combined Adjusted Total Assets” means with respect to any Restricted Subsidiary, for any date, the sum of (a) the Adjusted Total Assets of such Restricted Subsidiary, plus (b) the Adjusted Total Assets of each direct and indirect Subsidiary of such Restricted Subsidiary.

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“Consolidated Net Income” means, with respect to the Company and its Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (1) the net income of any Person in which the Company or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Company or to any of its Restricted Subsidiaries, as the case may be; (2) the net income (or loss), in each case determined in accordance with GAAP, during such period of any Subsidiary that is not a Restricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in cash during such period such other Person to the Company or to any of its Restricted Subsidiaries, as the case may be; (3) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (4) any extraordinary gains or losses during such period, including any cancellation of indebtedness income; (5) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement), in each case as the result of changes in the fair market value of derivatives; and (6) any gains or losses attributable to writeups or writedowns of assets.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated total funded secured debt of the Company and its Restricted Subsidiaries, less the amount of Specified Credit Party Cash to (b) Adjusted EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period.

“Consolidated Total Gross Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated total funded debt of the Company and its Restricted Subsidiaries to (b) Adjusted EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated total funded debt of the Company and its Restricted Subsidiaries, less the amount of Specified Credit Party Cash to (b) Adjusted EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period.

“Continuing Directors” means the directors (or equivalent governing body) of the Company on the Closing Date and each other director (or equivalent) of the Company, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the Company is approved by at least 51% of the then Continuing Directors.

“Debtors” has the meaning assigned to such term in the definition of “Plan.”

“Designated Rig” means any Rig designated prior to the Closing Date that is approved by the Administrative Agent and Required Lenders each in their sole discretion.

“Disqualified Institution” means (a) any competitor of the Company identified on a list delivered to the Administrative Agent by any Borrower or the Existing Parent Borrower prior to the Closing Date (by way of notice delivered to the Administrative Agent and each Lender at its address for notices) and (b) any Affiliate of any such Person that is clearly identifiable as such solely on the basis of the similarity of its name, but excluding any such Affiliate any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course; provided that “Disqualified Institutions” shall exclude any Person that the Borrowers have designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and each Lender from time to time at the contact information set forth above or in the Credit Documents, as applicable.

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“Eligible Local Content Entity” means a Local Content Entity that (a) is not prohibited by its organizational documents or applicable laws from providing a guaranty of the Obligations (subject to inclusion of any local law-required limitations and such other changes as the Administrative Agent may reasonably agree), (b) is “controlled” by the Company and (c) is not an Unrestricted Subsidiary.

“Existing Credit Agreement” means that certain 5-Year Revolving Credit Agreement, dated as of October 2, 2018, among Diamond Offshore Drilling, Inc., as the US Borrower (“Existing Parent Borrower”), Diamond Foreign Asset Company, as the Foreign Borrower, the financial institutions party thereto as lenders (the “Existing RCF Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent to the Existing RCF Lenders, as amended, restated, supplemented or otherwise modified from time to time through the Closing Date.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, provided that if such rate is not so published for any day which is a business day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of the Credit Documents.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means that certain Fee Letter, dated January 22, 2021, between DFAC, the Company, and Wells Fargo Bank, National Association.

“Fleet Status Certificate” means either of the following (at the option of the Company) (a) a certificate delivered by an authorized officer of the Company to the Administrative Agent certifying as to the fleet status of each Rig wholly owned by the Company, any Credit Party, any Restricted Subsidiary, or any Local Content Entity prepared on substantially the same basis, and in substantially the same form, substance, and level of detail (subject to deletion of pricing information), as the Company would provide in a published fleet status report posted to the Company’s website but in any case indicating the name, fleet status, contract status, and contract term for each such Rig or (b) an updated published fleet status report posted to the Company’s website including (or supplemented to include) the information specified in clause (a) above.

“HSBC Letters of Credit” means (a) each of the following letters of credit issued by HSBC Bank USA, National Association for the account of the Company or any of its Restricted Subsidiaries that are outstanding as of the Closing Date: (i) the letter of credit issued for the benefit of Burullus Gas in the amount of $500,000, (ii) the letter of credit issued for the benefit of Burullus Gas in the amount of $1,000,000, (iii) the letter of credit issued for the benefit of Suez Oil Company in the amount of $750,000, (iv) the letter of credit issued for the benefit of Fidelity & Deposit Co. of Maryland in the amount of $6,034,107, (v) the letter of credit issued for the benefit of Posco International Corporation in the amount of $6,100,000, and (b) each other bilateral letter of credit issued by HSBC Bank USA, National Association for the account of the Company or any of its Restricted Subsidiaries that is outstanding as of the Closing Date.

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“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if agreed by all of the relevant Lenders twelve (12) months thereafter, in each case as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)

the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)

if any Interest Period would otherwise expire on a day that is not a business day, such Interest Period shall expire on the next succeeding business day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a business day but is a day of the month after which no further business day occurs in such month, such Interest Period shall expire on the immediately preceding business day;

(c)

any Interest Period with respect to a LIBOR Rate Loan that begins on the last business day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last business day of the relevant calendar month at the end of such Interest Period;

(d)	no Interest Period shall extend beyond the maturity date; and

(e)	there shall be no more than ten (10) Interest Periods in effect at any time.

“Last Out Incremental Debt” means any first lien last out secured indebtedness issued after the Closing Date, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the latest of (i) the 365th day after the Commitment Termination Date, (ii) the “Maturity Date” under the Last Out Term Loan, and (iii) the scheduled maturity date of the Last Out Notes, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrowers to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in the credit agreement governing the Credit Facility and the other Credit Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in the Credit Facility or that is not contained in the Credit Facility, (c) in respect of which no Subsidiary of the Company (other than the Borrowers and Guarantors) is an obligor, (d) the terms of which do not restrict the ability of the Borrowers or any of their Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Credit Facility or the other Credit Documents, except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (e) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans, and (g) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

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“Last Out Notes” means any first lien last out secured notes issued pursuant to the Plan, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the latest of (i) the 365th day after the Commitment Termination Date and (ii) the “Maturity Date” under the Last Out Term Loan, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrowers to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in the credit agreement governing the Credit Facility and the other Credit Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in the Credit Facility or that is not contained in the Credit Facility, (c) in respect of which no Subsidiary of the Company (other than the Borrowers and Guarantors) is an obligor, (d) the terms of which do not restrict the ability of the Borrowers or any of their Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Credit Facility or the other Credit Documents, except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (e) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans, and (g) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

“Last Out Term Loan” means the first lien last out term loan issued or deemed issued pursuant to the Plan, (a) the terms of which do not provide for any scheduled repayment, mandatory repayment or sinking fund obligation prior to the latest of (i) the 365th day after the Commitment Termination Date and (ii) the scheduled maturity date of the Last Out Notes, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrowers to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such term loan), taken as a whole, are not more restrictive or burdensome than those set forth in the credit agreement governing the Credit Facility and the other Credit Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in the Credit Facility or that is not contained in the Credit Facility, (c) in respect of which no Subsidiary of the Company (other than the Borrowers and Guarantors) is an obligor, (d) the terms of which do not restrict the ability of the Borrowers or any of their Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Credit Facility or the other Credit Documents, except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (e) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans, and (g) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

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“LC Exposure” means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not yet been reimbursed by or on behalf of any Borrower at such time.

“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with the terms of the Credit Documents, (a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a business day, then the immediately preceding business day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 1.00%.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Statutory Reserve Rate

“Liquidity” means, as of any date of determination, an amount equal to Specified Credit Party Cash plus Availability.

“Local Content Entity” means any affiliate of the Company (i) that owns a Rig and (ii) the capital stock or other equity interests of which is jointly owned by the Company or any Restricted Subsidiary(ies) and any other Person(s) but only to the extent such ownership of capital stock or other equity interests by such Person(s) is(are) required or necessary under local law or custom as a condition for the operation of such Rig in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs.

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“Material Adverse Effect” means any material adverse effect on (i) the business, assets, properties, operations, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, (ii) any Borrower’s ability, individually, or the Credit Parties’ ability, taken as a whole, to perform their respective obligations under the Credit Documents, (iii) the legality, validity, binding effect, or enforceability against any Credit Party in any material respect of any Credit Document to which it is a party, or (iv) the rights and remedies of the Administrative Agent or any Lender under any Credit Document.

“Mexico Office Building” means the building located at Carretera Carmen – Puerto Real Km 11.3 Col. El Fenix, Ciudad del Carmen, Campeche C.P. 24157.

“PCbtH Service Contract” means that certain Contractual Service Agreement, dated as of February 5, 2016, between Diamond Offshore Company and Hydril USA Distribution LLC.

“Permitted Acquisition” means any acquisition by a Credit Party or any Restricted Subsidiary of the equity interests, assets and/or line of business of one or more other Persons in a single transaction, multiple transactions that are consummated substantially concurrently with each other, or a series of related transactions, which transaction(s) may be in an unlimited amount so long as:

(a) no Change of Control, Default, or Event of Default exists or would result from such transaction;

(b) the board of directors or other similar governing body of the Person to be acquired shall have approved such transaction (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval);

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to the Credit Documents or, in the case of an acquisition of assets, the assets acquired are useful in the business of the Company and its Subsidiaries as conducted immediately prior to such acquisition or otherwise permitted pursuant to the Credit Documents;

(d) no less than fifteen (15) business days prior to the proposed closing date of such transaction (or such shorter period as may be agreed to by the Administrative Agent), the Borrowers shall have delivered written notice of such transaction to the Administrative Agent and the Lenders, which shall include the proposed closing date of such transaction;

(e) either:

(i) such acquisition is made with the proceeds of new, concurrent common equity of the Company, or

(ii) the requirements set forth below are satisfied with respect thereto (it being understood and agreed that, in the case of substantially concurrent transactions or a series of related transactions, such satisfaction shall be determined with respect to such transactions, on an aggregate basis):

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(A) (1)(x) the Consolidated Total Net Leverage Ratio on a pro forma basis (excluding synergies) would be less than or equal to 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter and (y) the Consolidated Secured Net Leverage Ratio on a pro forma basis (excluding synergies) would be less than or equal to 2.0 to 1.0 as of the last day of the most recently ended fiscal quarter or (2) both the Consolidated Total Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, in each case on a pro forma basis (excluding synergies) would be less than or equal to the Consolidated Total Net Leverage Ratio or Consolidated Secured Net Leverage Ratio, as applicable, before giving effect to such transaction(s); and

(B) Liquidity would be greater than or equal to $150.0 million after giving pro forma effect to such transaction(s); and

(f) any assets, including equity interests, acquired pursuant to such transaction(s) shall become Collateral to the extent required by the Agreed Security Principles and any Restricted Subsidiary acquired shall become a Guarantor to the extent required by the definition of “Required Guarantor” above.

“Permitted Holdco Event” means the occurrence of any event or series of events that results in the ownership of 100% of the equity interests of the Company by any Person (the “Permitted Holdco”), so long as:

(a) no Change of Control has occurred under clause (b) of the definition thereof;

(b) the terms of any management services agreement, shared services agreement, or other arrangement relating to shared services, management, overhead, employees, expenses, taxes, or other relationship between the Company or any of its Subsidiaries on the one hand, and the Permitted Holdco on the other hand, as well as any subsequent amendments or other modifications to any such agreements or arrangements, are at least as favorable to the Company as would be obtainable in an arm’s length transaction and otherwise subject to the affiliate transactions covenant described under clause 7 of “Negative Covenants” and all other covenants and restrictions contained in the Credit Facility;

(c) the Permitted Holdco has pledged 100% of the equity interests of the Company as Collateral to secure the Obligations on a first-lien basis (the terms of which shall include a negative pledge prohibiting the granting of liens on such equity interests by the Permitted Holdco to any Person other than liens granted to the Collateral Agent for the benefit of the agents, trustees, and lenders under the Credit Facility, Last Out Term Loan, Last Out Notes, and Last Out Incremental Debt (if any) (collectively, the “Specified Diamond Creditors”);

(d) the Permitted Holdco shall not own any material assets, equity interests, or business interests other than (i) 100% of the equity interests in the Company and (ii) 100% of the equity interests in another person whose primary business is the provision of contract drilling services, drilling rigs, and related equipment to the energy industry (a “Combination Party”); provided that, if the Permitted Holdco owns any equity interests in a Combination Party, then (A) the Company and its subsidiaries on the one hand, and the Combination Party and its subsidiaries on the other hand, are held in separate ownership silos such that (x) neither the creditors of the Permitted Holdco nor the creditors of the Combination Party and its subsidiaries shall have any recourse to the Company, its subsidiaries, or any of their respective assets, and (y) creditors of the Company and its subsidiaries shall have no recourse to the Combination Party, its subsidiaries, or any of their respective assets, and (B) all transactions and dealings between the two silos, or between the Company and its subsidiaries on the one hand, and the Permitted Holdco on the other hand, shall be subject to the affiliate transactions covenant described under clause 7 of “Negative Covenants” and all other covenants and restrictions contained in the Credit Facility;

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(e) the Permitted Holdco shall not incur or suffer to exist any indebtedness, obligations or other liabilities, other than (i) the Permitted Holdco’s obligations under the Permitted Holdco Undertaking (as defined below), (ii) tax liabilities of the Permitted Holdco arising in the ordinary course of business, (iii) corporate, administrative and operating expenses of the Permitted Holdco incurred in the ordinary course of business, (iv) liabilities of the Permitted Holdco under any contracts or agreements with the Company and its subsidiaries described in clauses (b) and (c) above, and (v) liabilities of the Permitted Holdco under contracts or agreements with the Combination Party and its subsidiaries that would comply with the description in clause (b) above;

(f) the Permitted Holdco shall not engage in any activities or business other than

(i) issuing shares of its own common equity interests, (ii) holding the assets and incurring the liabilities described in clauses (b), (c), (d) and (e) above and activities incidental and related thereto, and (iii) making dividends or distributions not prohibited by the Credit Documents that would not result in the structure described in the lead-in to this definition failing to meet the conditions described in this definition;

(g) on and after such Permitted Holdco Event, in the event of any Business Opportunity (to be defined in the definitive documentation, but in any case to include, without limitation, any subsequent bidding or tender opportunity for a new or extended contract fixture for a Rig (or similar opportunity to provide Rigs, drilling services, or other services in the Company’s line of business)), Permitted Holdco will ensure that the Company and its Restricted Subsidiaries, or Rigs owned by the Company and its Restricted Subsidiaries, as applicable, that meet the relevant criteria for such Business Opportunity (including availability) are included in such bid, tender, or other Business Opportunity and participate on a competitive basis in such bid, tender, or other Business Opportunity, if, in the reasonable judgment of the Company, it is in the best interest of the Company to bid or participate in such bid, tender, or other Business Opportunity ((x) taking into account all relevant costs and liabilities associated with such bid, tender, Business Opportunity, or contract fixture and (y) specifically not taking into account activity or availability of Rigs or Subsidiaries directly or indirectly owned by the Combination Party or otherwise by the Permitted Holdco outside of the Company and its Restricted Subsidiaries, or the business or interests of the Combination Party or the Permitted Holdco outside of the Company and its Restricted Subsidiaries); and

(h) on or prior to such Permitted Holdco Event, the Administrative Agent shall have received an agreement in form and substance satisfactory to the Administrative Agent, executed and delivered by the Permitted Holdco, for the benefit of the Specified Diamond Creditors, which shall constitute a Credit Document for all purposes hereunder (such undertaking, the “Permitted Holdco Undertaking”), pursuant to which the Permitted Holdco shall agree to (i) comply, and cause the Company and its Subsidiaries to comply, with the requirements of clauses (a) through (g) above in all respects and (ii) deliver to the Administrative Agent a quarterly certificate of a responsible officer of the Permitted Holdco and a responsible officer of the Company, certifying compliance with such requirements and committing to comply with such requirements at all times thereafter;

provided that each of the provisions applicable to and undertakings by the Permitted Holdco in this definition shall apply equally to any Subsidiary of the Permitted Holdco that directly or indirectly holds equity interests in the topmost entity in either the Company’s silo or any Combination Party’s silo that is a borrower, issuer, guarantor, or other obligor with respect to all of the obligations under the primary debt facilities at such silo.

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“Person” means an individual, partnership, corporation, limited liability company, company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

“Plan” means the chapter 11 plan of reorganization of the Existing Parent Borrower and certain of its subsidiaries (the foregoing Persons, collectively, the “Debtors”), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms thereof, including the Plan Supplement (as defined in the Plan) and any annexes, supplements, exhibits, term sheets, or other attachments thereto, filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which cases are jointly administered as Bankruptcy Case No. 20- 32307 (the “Chapter 11 Cases”) before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

“Plan Support Agreement” means that certain agreement between the Company and the other parties thereto, dated as of January 22, 2021, and as filed as an exhibit to the Company’s 8- K dated January 22, 2021, as amended, supplemented or otherwise modified prior to the Closing Date with the prior written consent of the Debtors and/or the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement), as applicable, in accordance with the terms thereof.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Replacement Rig” means any Rig designated prior to the Closing Date as a replacement for the Designated Rig that is approved by the Administrative Agent and Required Lenders each in their sole discretion; provided that such Replacement Rig shall be of the same class and type as the Designated Rig for which it is replacing.

“Restricted Subsidiary” means each Subsidiary of the Company which is not an Unrestricted Subsidiary.

“Rig” means any mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge rig).

“Rig Value” means, as of any date of determination, with respect to any Rig (and all related owned equipment), other than a cold-stacked Rig, the value of such Rig (and all related owned equipment), calculated as the average reflected in the most recent appraisals of such Rig conducted and delivered in compliance with clause (x) of “Affirmative Covenants” above; provided that the Rig Value of any Rig shall be equal to (w) 100.0% of such appraised value, for any Rig that is contracted with less than 12 months until its relevant contract start date or a Rig that has been idle for up to 6 months, (x) 75.0% of such appraised value, for any Rig idle for six (6) months or longer but less than nine (9) months as of such date of determination, (y) 50.0% of such appraised value,

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for any Rig idle for nine (9) months or longer but less than twelve (12) months as of such date of determination and (z) 0.0% of such appraised value, for any Rig idle for twelve (12) months or longer as of such date of determination; provided further that if any such Rig is stacked or otherwise idle, the Rig Value attributable to such Rig (i) shall be reduced by the amount of any reactivation costs necessary or advisable to return such Rig to working status and (ii) shall in no event be less than $0.00; provided further that, notwithstanding the foregoing, during the period from the Closing Date until the six month anniversary of the Closing Date, the Rig Value of the Great White shall not at any time be less than 50.0% of such appraised value.

“Rig Value Certificate” means a certificate signed by a responsible officer of the Company certifying a listing of the Rig Value for each Rig of a Credit Party, the appraisal that has been used to determine those Rig Values, and the direct owner for each such Rig, in each case as of the date of such certificate.

“Specified Credit Party Cash” means, as of any date of determination, the aggregate amount of the following (without duplication): cash on hand and cash equivalents, in each case, that are on deposit in or held in any deposit account, securities account or other bank account that is subject to (a) with respect to any U.S. account, a perfected lien in favor of the Collateral Agent pursuant to an account control agreement in favor of the Collateral Agent that is reasonably satisfactory in form and substance to the Administrative Agent or (b) with respect to any non-U.S. account, any other appropriate security arrangement in the relevant jurisdiction that is required by or effective pursuant to applicable law, and reasonably satisfactory to the Administrative Agent, to perfect the Collateral Agent’s first priority lien on such account.

“Statutory Reserve Rate” means, for any day, the percentage which is in effect for such day as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers or similar governing body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries. Unless otherwise specified, “Subsidiary” shall include each Eligible Local Content Entity and each such Person’s respective Subsidiaries. Unless the context expressly provides otherwise, references to a Subsidiary shall mean a Subsidiary of the Company.

“Tax Distributions” means in respect of any taxable period for which the Company is a member of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign income tax purposes of which a direct or indirect parent of the Company is the common parent, or for which the Company is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Company to pay U.S., federal, state, local, or foreign income taxes of such parent or such C corporation (including distributions to fund estimated payments of such taxes) in an amount not to exceed the amount of any U.S. federal, state, local or foreign income taxes that the Company would have paid for such taxable period had the Company been treated as a stand-alone corporate taxpayer or a standalone corporate group, calculated taking into account accumulated losses and deductions that would have been available if the Company had been so treated.

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“Unrestricted Subsidiary” means (a) any Subsidiary (other than a Rig Subsidiary) of the Company that has been or is designated in writing as an Unrestricted Subsidiary in accordance with the limitations of the Credit Facility and (b) each of such Person’s Subsidiaries (other than a Rig Subsidiary).

“Use of Proceeds Certificate” means with respect to any Loan, a certificate in form, substance, and detail reasonably satisfactory to the Administrative Agent, duly executed by a responsible officer of the applicable Borrower (a) describing the intended use of proceeds of such Loan, which shall be a purpose permitted by the credit agreement governing the Credit Facility and (b) certifying (i) as to the proposed use of the proceeds of the applicable borrowing, which shall be a purpose permitted by the credit agreement governing the Credit Facility and (ii) that the proceeds of the applicable borrowing shall be used within five (5) business days after the making of such Loan for such specified purpose, or will otherwise be repaid to the extent required pursuant to the credit agreement governing the Credit Facility.

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ADDENDUM B

INITIAL CONDITIONS

The availability of the Credit Facility on the Closing Date shall be subject solely to the satisfaction (or waiver) of the conditions precedent set forth in the Plan Support Agreement and the satisfaction (or waiver) of the following conditions; capitalized terms used but not defined herein have the meanings set forth in the Summary of Terms and Conditions to which this Addendum B is attached:

1. The Administrative Agent shall have received, subject to the Agreed Security Principles, (a) the Credit Documents, which shall, in each case, (i) be consistent with the Documentation Principles and otherwise in form and substance reasonably satisfactory to the Lead Arrangers, the Lenders, and the Borrowers and (ii) have been executed and delivered by each party thereto, (b) customary officer’s closing certificates (including incumbency certificates of officers and/or directors) certifying as to organizational documents, authorizing resolutions, certificates of existence, good standing and qualification (or such corresponding certificates or other documents to the extent the concept of good standing exists in the applicable jurisdiction) in jurisdictions of formation/organization, in each case, with respect to the Credit Parties, a solvency certificate (with respect to the Company and its Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the transactions (including any initial borrowings made or deemed made and any initial Letters of Credit issued or deemed issued under the Credit Facility) contemplated to occur on the Closing Date certified by a senior authorized financial officer of the Company), an officer’s certificate, in form and detail satisfactory to the Administrative Agent, certifying (x) a complete, true, and correct organizational structure chart of the Company and its subsidiaries, which shall identify whether each entity on such chart is a Borrower, Guarantor, Restricted Subsidiary, Unrestricted Subsidiarity, Immaterial Subsidiary, Material Subsidiary, Excluded Subsidiary, Rig Subsidiary, and/or such other type of entity under the Credit Documents and (y) the reason why each entity designated as an Excluded Subsidiary is considered to be an Excluded Subsidiary, and such other certificates and instruments are customary for transactions of this type (including a perfection certificate (which shall include, among other things, (y) a schedule of all fee owned real property of the Credit Parties setting forth the fair market value of each such property as determined in the reasonable discretion of the Credit Parties and (z) a schedule of all deposit, securities, and commodity accounts owned by the Credit Parties) and evidence of insurance required by the Credit Documents), (c) a certificate of a financial officer certifying a calculation of the Threshold Ratio as of the Closing Date, and (d) customary favorable legal opinions of counsel to the Company and the other Credit Parties related to the Credit Documents (including, in addition to other customary opinions, an opinion on no conflicts with applicable laws) and reasonably satisfactory to the Administrative Agent.

2. All reasonable and documented fees and expenses due on the Closing Date to the Administrative Agent, the Collateral Agent, and the Lenders shall have been paid in full in cash on the Closing Date (or, solely in the case of the PIK Upfront Fee, shall be paid-in-kind on the Closing Date), to the extent invoiced at least two (2) business days prior to the Closing Date (or such later date as the Borrowers may reasonably agree), including any fees set forth in the Fee Letter.

3. The Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other obligations outstanding under the Existing Credit Agreement are being repaid substantially concurrently with the entering into the Credit Documents or otherwise satisfied in full and terminated in a manner consistent with the Plan (other than the HSBC Letters of Credit, which shall be deemed issued under the credit agreement governing the Credit Facility on the

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Closing Date). Immediately after giving effect to the transactions contemplated hereby, the Credit Parties and their Restricted Subsidiaries shall have no indebtedness outstanding other than (a) the Loans and other extensions of credit under the Credit Facility, (b) indebtedness in respect of the Last Out Term Loans and the Last Out Notes, and (c) any other indebtedness permitted under the Credit Documents. The Administrative Agent shall have received evidence reasonably satisfactory to it that all liens on the assets of the Credit Parties and their Restricted Subsidiaries (other than liens permitted by the Credit Documents) have been released or terminated and that duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Company.

4. (a) The terms of the Plan shall be substantially consistent with the Plan Support Agreement and otherwise reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement), and such Plan Support Agreement shall not have been amended or modified in any manner that is adverse (as determined in good faith by the Administrative Agent) to the rights and interests of the Lead Arrangers, the Administrative Agent or any Lender and their respective affiliates, in their capacities as such, relative to the version filed with the Bankruptcy Court on January 22, 2021, without written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) and (b) an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) shall have been entered confirming the Plan and shall have become a final order of the Bankruptcy Court, which order shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified in any manner that would reasonably be expected (as determined in good faith by the Administrative Agent) to adversely affect the interests of the Lead Arrangers, the Administrative Agent or the Lenders and their respective affiliates, in their capacity as such, or the treatment contemplated by the Plan to the Existing RCF Lenders under the Existing Credit Agreement without the written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) (the “Confirmation Order”); provided that the possibility that an appeal or a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order to not be a final order.

5. The Plan and all transactions contemplated therein or in the Confirmation Order to occur on the effective date of the Plan shall have been (or substantially concurrently with the Closing Date, shall be) substantially consummated (as defined in Section 1101 of the Bankruptcy Code) in accordance with the terms thereof and in compliance with applicable law and Bankruptcy Court and regulatory approvals.

6. The Administrative Agent shall have received a certificate of a responsible officer of the Company certifying that (a) all material governmental and third party approvals necessary in connection with the consummation of the Plan and the other transactions contemplated thereby, and the continuing operations of the Company and its Restricted Subsidiaries shall have been obtained (or will be substantially concurrently obtained) and be in full force and effect, (b) that all representations and warranties set forth in the credit agreement governing the Credit Facility and the other Credit Documents are true and correct in all material respects (unless such representations are qualified by materiality or by a Material Adverse Effect qualification, in which case, such representations and warranties shall be true and correct in all respects), (c) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of the initial extensions of credit or from the application of proceeds thereof, (d) no material litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity of the credit agreement governing the Credit Facility, the other Credit Documents, or any of the transactions

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contemplated thereby, and (e) that since January 22, 2021, no Closing Date Material Adverse Effect (as defined below) shall have occurred. Solely for purposes of this paragraph 6, “Closing Date Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance or change of fact occurring or existing after January 22, 2021 that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, properties, operations, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole, or (ii) any Borrower’s ability, individually, or the ability of the Credit Parties, taken as a whole, to perform its or their obligations under, or to consummate the transactions contemplated by the Credit Documents, including in connection with the Credit Facility; provided, however, that any change arising from or related to any of the following shall not constitute a Closing Date Material Adverse Effect or be taken into account in determining whether a Closing Date Material Adverse Effect has occurred or would reasonably be expected to occur: (A) customary occurrences as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the Chapter 11 Cases and actions taken in connection with the Chapter 11 Cases that are directed or authorized by the Bankruptcy Court and made in compliance with the Bankruptcy Code; and (B) any action or omission required, specifically permitted or contemplated to be taken or omitted by any of the Credit Parties, the Debtors or their Subsidiaries pursuant to the Plan Support Agreement or any Credit Document or which is otherwise taken or omitted with the consent, or at the request, of the Administrative Agent and the Required Lenders under the Credit Facility.

7. (a) The Administrative Agent shall have received aggregate Commitments from Lenders equal to or in excess of $300.0 million (before giving effect to the increase to Commitments in the amount of the PIK Upfront Fee); (b) the aggregate amount of Loans and LC Exposure on the Closing Date, after giving pro forma effect to any funding or deemed funding on the Closing Date, shall not exceed an amount equal to (i) $100.0 million, including any Loans made or deemed made in exchange for obligations owing under the Existing Credit Agreement, plus (ii) the face amount of the HSBC Letters of Credit deemed issued under the Credit Facility on the Closing Date, plus (iii) the amount of the PIK Upfront Fee, minus (iv) the amount by which the aggregate initial principal amount of the Last Out Term Loan exceeds $100.0 million; and (c) the Administrative Agent shall have received for the benefit of the Lenders a payment in cash on the Closing Date in an aggregate amount equal to the amount required pursuant to the Plan.

8. The Administrative Agent shall have received evidence that (a) the Company has received, substantially simultaneously with the effectiveness of the Credit Facility, no less than $75.0 million in new gross cash proceeds from the Last Out Notes pursuant to an indenture in form and substance reasonably satisfactory to the Administrative Agent (which, for the avoidance of doubt, shall include a commitment from the noteholders thereunder to provide no less than $39.675 million at a later date subject to certain specified conditions acceptable to the Administrative Agent), (b) the Last Out Term Loan shall have become effective, substantially simultaneously with the effectiveness of the Credit Facility, in a principal amount equal to $500.0 million, minus the Commitment Amount, and (c) the First Out/Last Out Intercreditor Agreement shall have been duly executed and delivered by each of (x) the Administrative Agent (with the consent of the requisite Lenders), (y) the requisite lenders or an authorized lender representative (with the consent of the requisite lenders) in respect of the Last Out Term Loan, and (z) the requisite holders of the Last Out Notes or an authorized representative thereof (with the consent of the requisite noteholders) (collectively, the “Consenting Stakeholders”).

9. The Administrative Agent shall have received a certificate of a responsible officer of the Company demonstrating in reasonable detail that, as of the Closing Date, and giving pro forma effect to the Plan and the transactions contemplated thereby to occur on the Closing Date, the Company is in compliance with each Collateral Coverage Ratio.

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10. The Lead Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for the three most recently completed fiscal years ended at least ninety (90) days before the Closing Date (together with consolidating financial statements of any Unrestricted Subsidiary or other Subsidiary of the Company that is not a Credit Party or Restricted Subsidiary), (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for each subsequent fiscal quarter ended at least forty-five (45) days before the Closing Date, in each case, together with the corresponding comparative period from the prior fiscal year (together with consolidating financial statements of any Unrestricted Subsidiary or other Subsidiary of the Company that is not a Credit Party or Restricted Subsidiary), (c) unaudited interim monthly consolidated financial statements prepared by management of the Company and its subsidiaries, for each subsequent calendar month ending at least ten (10) business days before the Closing Date, (d) a pro forma unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as of the Closing Date (as if the Closing Date had occurred on the last date of the most recently ended fiscal quarter or calendar month for which financial statements are required to be provided pursuant to clause (b) or (c) above, adjusted to give effect to the making of the initial extensions of credit under the Credit Facility, the application of the proceeds thereof and to the other transactions contemplated to occur on the Closing Date), which balance sheet shall (i) not reflect any pro forma adjustments to give effect to the application of fresh start accounting, (ii) not be required to meet the requirements of Regulation S-X of the Securities Act of 1933, (iii) be certified by the chief financial officer of the Company as being prepared in good faith by the Company and (iv) reflect no indebtedness other than (x) the Loans and other extensions of credit under the Credit Facility, (y) indebtedness in respect of the Last Out Notes and Last Out Term Loan and (z) any other indebtedness permitted under the Credit Documents, (e) a summary setting forth the adjustments made to the financial information contained in the consolidated balance sheet for the most recently ended fiscal quarter or calendar month previously delivered to the Lead Arrangers pursuant to clause (b) or (c) above that are reflected in the pro forma balance sheet referred to in clause (d) above, (f) a financial forecast of the Company and its Restricted Subsidiaries for the 24-month period commencing December 31, 2020, on a quarterly basis, and (g) a budget for the Company and its Restricted Subsidiaries for the fiscal year ending December 31, 2021.

11. Subject to the Agreed Security Principles, all actions reasonably necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to permitted liens) in the Collateral (as described in the section titled “Collateral” in the Term Sheet) shall have been taken, including, (a) delivery of counterparts and exhibits for Rig mortgages, pledges and security agreements, which are necessary and appropriate for filing in the appropriate jurisdictions and (b) the execution and delivery of control agreements in connection with deposit accounts, securities accounts, and commodity accounts within 30 days of the Closing Date (other than (a) with respect to accounts located in non-U.S. jurisdictions, which shall be delivered within 45 days of the Closing Date and (b) with respect to any     accounts held at JPMorgan Chase Bank, N.A. that, within 45 days after the Closing Date, are replaced by, and all amounts therein transferred to, accounts held at HSBC Bank USA, National Association, which HSBC Bank USA, National Association accounts are subject to control agreements in favor of the Collateral Agent).

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12. The Administrative Agent shall have received (a) customary UCC or equivalent lien, maritime lien, tax and judgment lien searches for the Credit Parties and their Restricted Subsidiaries reflecting the absence of liens and security interests other than those being released on or prior to the Closing Date or which are otherwise permitted under the Credit Documents, (b) certificates of registration showing the registered ownership of each Rig and certificates of ownership and encumbrances with respect to each such Rig, (c) a Fleet Status Certificate, (d) a Rig Value Certificate, (e) confirmation of class certificates for each Rig (other than stacked Rigs), (f) if any Credit Party is not organized under the laws of a State of the United States, evidence of appointment by such Credit Party of a process agent as its domestic process agent in accordance with the terms of the Credit Documents, (g) such other documents and conditions as are reasonable and customary under applicable legal requirements or custom in connection with a guarantee given by a foreign Credit Party, and (h) any such other documents, governmental certificates, and agreements as the Administrative Agent may reasonably request.

13. The Administrative Agent shall have received insurance certificates, dated not more than ten (10) business days prior to the Closing Date from the Company describing in reasonable detail the insurance maintained by the Credit Parties as required by the Credit Documents.

14. The Administrative Agent and each Lender who has requested the same shall have received, at least fifteen (15) business days prior to the Closing Date, (a) all documentation and other information regarding the Borrowers and the other Credit Parties in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (b) to the extent applicable, in connection with “beneficial ownership” rules and regulations, a customary certification regarding beneficial ownership or control of the Borrowers in a form reasonably satisfactory to the Administrative Agent and each requesting Lender. On the Closing Date, the organizational structure of the Company and its subsidiaries and their jurisdictions of organization, the Borrowers, and the Guarantors must all be satisfactory to the Administrative Agent and the Lenders in their discretion.

15. Each of (a) that certain Contractual Service Agreement, dated as of February 5, 2016, between Diamond Offshore Company and Hydril USA Distribution LLC, and (b) that certain Lease Agreement, dated as of February 5, 2016, between Diamond Offshore Limited and EFS BOP, LLC (collectively, the “PCbtH Contracts”) receive treatment in the Chapter 11 Cases, including under the Plan, that is reasonably acceptable to the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement).

16. The Administrative Agent shall have (a) received executed copies of all material contracts of the Company and its Restricted Subsidiaries certified as true, correct, and complete as of the Closing Date and (b) completed a satisfactory review of all such material contracts.

17. The Administrative Agent shall have received an appraisal with respect to each Rig that is to be given Rig Value in the definition thereof, performed by Arctic Offshore, in form and detail, and of a type, and with assumptions and methodology reasonably satisfactory to the Administrative Agent.

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18. With respect to the Chapter 11 Cases, the overall size of the claims pool for general unsecured claims (excluding any claims resulting from the rejection or recharacterization of the PCbtH Contracts) to be unimpaired and paid in full pursuant to the Plan on the Effective Date (as defined in the Plan) is reasonably acceptable to the Requisite Consenting Stakeholders (for the avoidance of doubt, if the overall size is materially consistent with the estimate provided by the Debtors to the Consenting Stakeholders’ Advisors (as defined in the Plan Support Agreement) on November 14, 2020, then such size shall be deemed reasonably acceptable).2

[2]

The estimate provided by the Debtors to the Consenting Stakeholders’ Advisors on November 14, 2020 included an estimate of approximately $26 million of general unsecured trade claims (excluding any claims resulting from the rejection or recharacterization of the PCbtH Contracts), administrative claims related to cure amounts, and priority claims under section 503(b)(9) of the Bankruptcy Code, excluding any postpetition interest that may be payable on account of such claims pursuant to the Plan, if any, to be unimpaired and paid in full pursuant to the Plan on the Effective Date. For the avoidance of doubt, such estimate does not include any Priority Tax Claims (as defined in the Plan).

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EXHIBIT B

EXIT TERM LOAN TERM SHEET

[Filing Version]

SUMMARY OF TERMS AND CONDITIONS

DIAMOND FOREIGN ASSET COMPANY

Each capitalized term used and not defined in this Summary of Terms and Conditions (this “Term Sheet”) shall have the meaning ascribed such term in Addendum A attached hereto or the Summary of Terms and Conditions for the Up to $400 Million Senior Secured Revolving Credit Facility attached as Exhibit A to the Plan (as hereinafter defined) (the “First Out RCF Term Sheet”), as applicable.

This Term Sheet is provided for discussion purposes only and does not constitute an offer, agreement, or commitment to enter into such proposal. This Term Sheet is intended as an outline of certain of the material terms of a possible restructuring for Diamond Offshore Drilling, Inc. and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive documentation for such restructuring. Any such restructuring would be subject to, among other things, satisfactory completion of due diligence and definitive documentation, the mutual agreement of the parties, and all necessary formal credit approvals.

This Term Sheet is being delivered to you as a statement made in connection with settlement discussions and compromise negotiations and this Term Sheet and the information contained herein, is therefore subject to Rule 408 of the Federal Rules of Evidence.

Up to $200 Million Senior Secured Term Loan Facility

Term Loan Facility:	Term loan facility (the “Term Loan Facility”) in an original aggregate principal amount (such amount, the “Facility Amount”) equal to

(x) $500 million minus (y) the “Commitment Amount” under the First Out RCF, which Facility Amount shall not be less than $100.0 million nor more than $200.0 million.

The obligations of the Credit Parties (as defined below) under the Term Loan Facility, including, without limitation, all obligations to pay principal of and interest on the Loans (as defined below), and to pay fees, costs, expenses, indemnities and other obligations under the Term Loan Facility and any Term Loan Documents (as defined below), are collectively referred to herein as the “Obligations”.

“Term Loan Documents” means the definitive documentation entered into in connection with the Term Loan Facility including without limitation all guarantees, all security documentation, and the First Out/Last Out Intercreditor Agreement (as hereinafter defined).

Borrower:	Diamond Foreign Asset Company, a Cayman Islands company limited by shares (the “Borrower”).

Guarantors:	Each entity that is a borrower, issuer or guarantor under any of the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt (if any).

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Joint Lead Arrangers and Joint Lead
Bookrunners:	Wells Fargo Securities, LLC and the other joint lead arrangers and joint bookrunners under the Existing Credit Agreement to the extent such institutions are lenders under the credit agreement governing the First Out RCF (the “Lead Arrangers”).

Administrative Agent

& Collateral Agent:	An institution chosen by, or acceptable to, the Lead Arrangers, shall be the administrative agent for the Term Loan Facility (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association (“Wells Fargo Bank”) (or its designee) shall be the collateral agent for the Term Loan Facility, the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt (if any) (in such capacity, the “Collateral Agent”). Collateral agency arrangements to be agreed.

Syndication Agents:	Financial institution(s) to be determined by the Lead Arrangers.

Documentation
Agents:	Financial institution(s) to be determined by the Lead Arrangers.

Lenders:	Each financial institution party to the Existing Credit Agreement whose claims thereunder are satisfied in whole or in part with the Loans under the Term Loan Facility pursuant to the Plan and the Confirmation Order (collectively, the “Lenders” and each individually, a “Lender”).

Any Lender that is also (or whose affiliate is) a direct or indirect equityholder of the Company (an “Affiliated Lender”) will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent.

Collateral & Intercreditor
Arrangements:	The Obligations will be secured by the same liens, security interests, and pledges as the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt (if any) (the “Collateral”) and will be created under, and governed by, the same collateral documents, subject to any local law requirements.

The Term Loan Documents shall also include customary negative pledges on all assets of the Credit Parties (with certain customary exceptions and thresholds), in each case, to be mutually agreed and subject to permitted liens.

The secured and guaranteed obligations under the Term Loan Facility shall include the obligations of the Credit Parties under the Term Loan Facility, the Term Loan Documents, and the Guarantees.

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The priority of the security interests and related creditor rights among the Term Loan Facility, the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt (if any) will be set forth in a customary first out/last out intercreditor agreement to be negotiated in good faith and on terms and conditions to be reasonably agreed (the “First Out/Last Out Intercreditor Agreement”). The First Out/Last Out Intercreditor Agreement shall provide that the payment obligations under the Term Loan Facility, the Last Out Notes, and the Last Out Incremental Debt rank pari passu with each other, but junior to the payment obligations under the First Out RCF in all respects.

Purpose:	The repayment of certain indebtedness to the Lenders under the Existing Credit Agreement.

Funding Options:	The Borrower shall be deemed to have borrowed loans in a single drawing (the “Loans”) on the Closing Date in the amount of the Facility Amount. Amounts borrowed (or deemed borrowed) under the Term Loan Facility that are repaid or prepaid may not be reborrowed. All Loans shall be made in U.S. Dollars.

Closing Date:	The date of the satisfaction or waiver of the Conditions Precedent (such date, the “Closing Date”).

Maturity Date:	One business day prior to the sixth anniversary of the Closing Date (such date, the “Maturity Date”).

Interest Rates:	Interest on Loans will accrue based on (i) the Base Rate, plus the Applicable Margin (as defined below), or (ii) the LIBOR Rate, plus the Applicable Margin, in each case as selected by the Borrower. The LIBOR Rate will be subject to LIBOR replacement provisions consistent with the policies of the Administrative Agent, ARRC guidelines, and bank market practice as of the Closing Date.

Interest Payments:	Interest on each Base Rate Loan shall be payable quarterly in arrears on the last business day of each calendar quarter; interest on each LIBOR Rate Loan shall be payable at the end of each Interest Period applicable thereto and, if such Interest Period is longer than three (3) months, every three months during such Interest Period, and all accrued and unpaid interest on the Loans shall be payable in full on the Maturity Date and, with respect to interest accrued on any principal prepaid, on the date of such prepayment.

Funding:	The Borrower shall provide prior written notice (or telephonic notice promptly confirmed in writing) of the deemed funding of Loans to occur on the Closing Date and interest rate conversions to the Administrative Agent (i) by 11:00 a.m. ET on the date of borrowing with respect to Base Rate Loans; and (ii) by 11:00 a.m. ET at least three (3) business days in advance with respect to LIBOR Rate Loans. LIBOR Rate Loans shall be in minimum amounts of $2.5 million and Base Rate Loans shall be in minimum amounts of $500,000 and, in each case, if above such amounts, in an integral multiple of $500,000.

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No more than a total of five (5) Loans subject to LIBOR Rate pricing may be in effect at any time under the Term Loan Facility.

Amortization:	None.

Early Repayments:	Subject to the limitations set forth in the First Out/Last Out Intercreditor Agreement and the First Out RCF, prepayment of Loans (including, for the avoidance of doubt, any AHYDO catchup payment) may be made, without premium or penalty, at any time in whole or in part (other than the payment of customary LIBOR breakage amounts). The Borrower must give the Administrative Agent notice by 11:00 a.m. ET at least three (3) business days prior to any prepayment of LIBOR Rate Loans and notice by 11:00 a.m. ET on the date of any prepayment of Base Rate Loans, and any such prepayments shall be in minimum amounts of $2.5 million with respect to LIBOR Rate Loans and $500,000 with respect to Base Rate Loans or such smaller amount as needed to prepay a certain Loan in full or to make an AHYDO catchup payment.

Mandatory Prepayments:	Subject to the limitations set forth in the First Out/Last Out Intercreditor Agreement and the First Out RCF, mandatory prepayment provisions to be the same as the Last Out Notes and, in addition, concurrently with the repayment or redemption (whether mandatory or optional) of any principal amount of the Last Out Notes or the Last Out Incremental Debt, the Borrower shall prepay the Loans in an aggregate principal amount equal to the proportional repayment amount applied to the indebtedness under the Last Out Notes or the Last Out Incremental Debt, as applicable.

Notwithstanding the foregoing, the repayment of any portion of the Loans at any time shall be subject in all respects to the terms of the First Out/Last Out Intercreditor Agreement and the First Out RCF.
Payments:	All payments by the Borrower shall be made not later than 12:00 p.m. ET to the Administrative Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deductions for taxes, subject to customary exceptions in accordance with the policies of the Administrative Agent. Any Lender not organized under the laws of the United States or any state thereof (and any Lender that is disregarded for U.S. federal income tax purposes from, or is treated as partnership for U.S. federal income tax purposes and has a partner that is, a Person that is not organized under the laws of the United States or any state thereof) must, prior to the time it becomes a Lender, furnish the Borrower and the Administrative Agent with forms or certificates as may be appropriate to verify that such Lender would, if any interest payments were U.S. sourced, be exempt from U.S. tax (including FATCA) withholding requirements.

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Applicable Margin; Reference Rate Floor; Default Rate:	The margin applicable to Loans bearing interest based on the LIBOR Rate shall be, at the Borrower’s option, one of the following (the “LIBOR Applicable Margin”:

(a) 6.00%, paid in cash;

(b) 4.00% paid in cash, and an additional 4.00% paid in kind and capitalized on such interest payment date by adding such paid in kind interest to the principal of the Loans; or

c) 10.00% paid in kind and capitalized on such interest payment date by adding such paid in kind interest to the principal of the Loans.

The margin applicable to Loans bearing interest based on the Base Rate shall be, at the Borrower’s option, one of the following (the “Base Rate Applicable Margin”, and together with the LIBOR Applicable Margin, collectively, the “Applicable Margin”):

(a) 5.00%, paid in cash;

(b) 3.50% paid in cash, and an additional 3.50% paid in kind and capitalized on such interest payment date by adding such paid in kind interest to the principal of the Loans; or

(c) 9.00% paid in kind and capitalized on such interest payment date by adding such paid in kind interest to the principal of the Loans.

The LIBOR Rate shall be subject to a floor of 1.0%, and the Base Rate shall be subject to a floor of 2.0%.

In addition, (a) automatically upon the occurrence and during the continuation of any payment event of default or upon a bankruptcy event of default of any Credit Party or (b) at the election of the Required Lenders (or the Administrative Agent at the direction of Required Lenders), upon the occurrence and during the continuation of any other event of default, all outstanding principal, fees, and other obligations under the Term Loan Facility shall bear interest at a rate per annum of 2.0% in excess of the rate then applicable to such loans (including the applicable margin), fee, or other obligation and shall be payable on demand of the Administrative Agent.

Fees:	The Borrower shall pay the Administrative Agent and the Collateral Agent such additional fees as may be agreed in the Fee Letter. No fees shall be payable to any Lender in connection with the Term Loan Facility (including, without limitation, any fees payable to the Collateral Agent and the Administrative Agent) except as set forth herein or as permitted by the First Out/Last Out Intercreditor Agreement.

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Funding Costs; Yield Protection and Defaulting Lenders;

LIBOR Replacement;
Etc.:	Usual and customary provisions, including provisions for such matters as increased costs, funding losses, capital adequacy, liquidity, illegality and taxes, subject to Lender mitigation requirements, provisions in respect of Defaulting Lenders (to be defined consistent with the Documentation Principles) and the Borrower’s rights to replace Lenders. Customary EU/UK bail-in, supported QFC, and division of LLCs.

The Term Loan Documents shall contain customary language governing the protocol to obtain a replacement interest rate for LIBOR (the “Benchmark Replacement”), in accordance with the policies of the Administrative Agent, ARRC guidelines, and bank market practice as of the Closing Date.

Conditions Precedent:	The conditions precedent to the Closing Date and the deemed funding of the Term Loan Facility (the “Conditions Precedent”) are set forth on Addendum B.

Documentation Principles:	The Term Loan Documents shall, subject to the Agreed Security Principles, (a) contain those terms and conditions set forth in this Term Sheet and the Fee Letter and (b) otherwise contain terms and conditions that are usual and customary for similar first lien last out secured exit term loan facilities for offshore drilling companies or other global oilfield services company as of the Closing Date, subject to modifications, to be mutually agreed, to reflect (i) the terms and conditions set forth in the Plan Support Agreement and this Term Sheet, (ii) the internal policies of the Administrative Agent, and

(iii) changes in regulatory considerations, market practice, law, and accounting standards (the foregoing, collectively, the “Documentation Principles”).

Representations and
Warranties:	To be the same as the First Out RCF, subject to any changes to reflect the last out term loan nature of this Term Loan Facility.

Affirmative Covenants:	To be the same as the First Out RCF, subject to any changes to reflect the last out term loan nature of this Term Loan Facility; provided that

(a) the requirement to deliver compliance certificates, fleet status certificates, and appraisals shall be limited to delivery of those compliance certificates, fleet status certificates, and appraisals required to be delivered to the lenders under the First Out RCF and

(b) the Borrower shall obtain a credit rating with respect to the Term Loan Facility to the extent that the Borrower obtains a credit rating with respect to the Last Out Notes or any Last Out Incremental Debt (if any).

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Collateral Coverage
Ratios:	None.

Negative Covenants:	Limited to the following limitations on the Company and its Restricted Subsidiaries, subject to usual and customary exceptions, thresholds, and qualifications consistent with the Documentation Principles:

1. Incurrence or existence of indebtedness, with exceptions including:

(a) the First Out RCF in an aggregate principal amount not to exceed (i) an amount equal to up to $400 million (it being understood that such amount will be determined by the number of Existing RCF Lenders that provide commitments under the First Out RCF in accordance with the Plan and Plan Support Agreement on the Closing Date and shall be reduced dollar-for-dollar, to a minimum of $300.0 million, by the amount by which the Term Loan Facility exceeds $100.0 million), plus (ii) any upfront fees paid-in-kind in accordance with the terms thereof in effect on the Closing Date,

(b) the Last Out Notes in an aggregate principal amount not to exceed the sum of (i) $75.0 million, plus (ii) up to $39.675 million of principal in respect of additional notes issued thereunder, so long as the Company demonstrates and certifies pro forma compliance with the Total Collateral Coverage Ratio at the time such additional notes are issued, plus (iii) approximately $10.32 million of fees on such principal amount, paid-in-kind, plus (iv) any interest thereon paid-in- kind in accordance with the terms thereof in effect on the Closing Date,

(c) any Last Out Incremental Debt in an aggregate principal amount not to exceed the sum of (i) $135.0 million so long as the Company demonstrates and certifies pro forma compliance with the Total Collateral Coverage Ratio at each time such debt is incurred, plus (ii) any interest thereon paid-in-kind in accordance with the terms of such Last Out Incremental Debt,

(d) (i) capitalized lease obligations with respect to any asset other than a Rig (it being agreed that, for purposes of the Term Loan Documents, GAAP shall be defined so that lease accounting rules under generally accepted accounting principles in the U.S. as in effect on December 31, 2018 shall apply, and leases that would have been classified as operating leases under such rules shall not constitute “capitalized lease obligations” or “indebtedness” for purposes of the Term Loan Documents) and (ii) indebtedness secured by liens on fixed or capital assets (other than Rigs) acquired, constructed, improved, altered, or repaired by the Company or any Restricted Subsidiary and related contracts, intangibles, and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom, and (iii) indebtedness secured by liens on Rigs acquired or constructed by the Company or any Restricted Subsidiary

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and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom (“Rig Debt”); provided that, in the case of this clause (d), (A) any liens securing such indebtedness must otherwise be permitted by the Term Loan Documents, (B) such indebtedness and any liens securing it are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (C) the principal amount of such indebtedness does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be (plus fees and expenses related thereto), (D) any lien securing such debt shall not apply to any other property or assets of the Company or any Restricted Subsidiary (although individual financings of equipment (other than Rigs) may be cross-collateralized to other financings of equipment by the same lender) and such debt is non-recourse to the Company and its Restricted Subsidiaries (other than the Subsidiary that owns such fixed or capital assets and incurred such financing), (E) any lien securing such debt shall not attach to any owned Rig (other than a Rig acquired or constructed with the proceeds of such indebtedness), (F) such indebtedness shall not have any financial maintenance covenants, and (G) with respect to any Rig Debt, the Company has demonstrated in a certificate of a financial officer of the Company that (x) the Consolidated Total Gross Leverage Ratio is less than 2.5 to 1.0, calculated on a pro forma basis as of the date such Rig Debt is incurred after giving effect thereto and (y) the Company is in pro forma compliance with each Collateral Coverage Ratio as of the date such Rig Debt is incurred after giving effect thereto; provided that the aggregate outstanding principal amount of all such capitalized lease obligations and indebtedness pursuant to this clause (d) shall not exceed $100.0 million at any time;

(e) indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged with or into the Company or any Subsidiary of the Company after the Closing Date other than as a result of a division (and not incurred in anticipation of such transaction),

(f) other indebtedness not to exceed $5.0 million at any one time outstanding pursuant to this clause (f),

(g) any permitted refinancing of the foregoing (to the extent (i) such refinancing does not increase the principal amount of such indebtedness, (ii) such refinancing does not shorten the maturity or weighted average life to maturity of such indebtedness, (iii) such refinancing does not add any other Restricted Subsidiary as an obligor or guarantor in respect of such indebtedness, (iv) such refinancing is not secured by (x) liens on assets other than those existing immediately prior to such refinancing or (y) liens having a higher priority than the liens securing the indebtedness being refinanced, (v)

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to the extent such refinanced indebtedness is subordinated in right of payment to the Obligations, such refinancing indebtedness shall be subordinated in right of payment to the Obligations and, to the extent any lien securing such refinancing indebtedness is subordinated to liens securing the Obligations, such lien securing the refinancing indebtedness shall be subordinated to the liens securing the Obligations, (vi) in the event that such refinancing constitutes unsecured indebtedness, such refinancing indebtedness does not include cross-defaults other than at the final stated maturity thereof and cross-acceleration, and (vii) the Company has certified to an absence of an event of default after giving effect to such refinancing),

(h) guarantees of the foregoing, and

(i) to the extent constituting indebtedness, the obligations under the BOP Lease as in effect on January 22, 2021 or as amended thereafter in a manner that does not materially increase the Company’s and its Subsidiaries’ obligations thereunder, provided that this clause shall not prohibit any extension of the term of such BOP Lease.

2.  Creation, incurrence, or existence of liens, with exceptions including (a) the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt, in each case subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent,

(b) liens to secure indebtedness permitted by clause 1(d) above on the assets subject to such capital lease or other financing described in such clause 1(d), and (c) expressly subordinated liens securing expressly subordinated indebtedness not to exceed $5.0 million at any one time outstanding;

3. Making of any restricted payments, with exceptions that are the same as set forth in the First Out RCF.

4.  Repayment of any principal of the Last Out Notes (and if applicable, the Last Out Incremental Debt) prior to scheduled maturity unless the Borrower makes a pro rata repayment of the Loans concurrently with such repayment of indebtedness under the Last Out Notes or Last Out Incremental Debt.

5.  Repayment of any principal of any indebtedness that is junior to the Term Loan Facility prior to scheduled maturity with exceptions including, so long as no default or event of default exists and the Borrower has demonstrated and certified pro forma compliance with each Collateral Coverage Ratio, (a) repayments made after March 31, 2023, to the extent a restricted payment could be made in accordance with the Discretionary Basket, (b) repayments made at a time when restricted payments could be made in accordance with the Unlimited Basket, and (c) prepayments with proceeds of permitted refinancings of such indebtedness or with proceeds of new, concurrent common equity of the Company or in exchange for common equity of the Company;

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6.  Modifications and amendments of the documents governing any other indebtedness (including the First Out RCF, the Last Out Notes, and the Last Out Incremental Debt), except as permitted by the First Out/Last Out Intercreditor Agreement;

7. Investments, with exceptions that are the same as set forth in the First Out RCF;

8. Transactions with affiliates, with exceptions that are the same as set forth in the First Out RCF;

9.  Asset sales (which shall limit the sale of Rigs and other material assets), with exceptions that are the same as set forth in the First Out RCF; provided that any asset sales permitted under the First Out RCF (as in effect from time to time) shall be permitted under the Term Loan Documents without restriction or any further action;

10. Fundamental changes, with exceptions that are the same as set forth in the First Out RCF;

11. Restrictive agreements and negative pledges of the Credit Parties, with exceptions that are the same as set forth in the First Out RCF;

12. Customary provisions to be the same as set forth in the First Out RCF related to Restricted and Unrestricted Subsidiaries;

13. Sale-and-leaseback transactions, to be the same as set forth in the First Out RCF;

14. Use of proceeds;

15.  Change of ownership or operator of any Rig, change of registered flag registry of Rigs, change of legal names of the Borrower or any Guarantor, change of type of organization and jurisdiction of organization of any Credit Party, in each case to be the same as set forth in the First Out RCF;

16. Line of business, to be the same as set forth in the First Out RCF;

17. Sanctions, anti-corruption, and anti-money laundering laws and regulations, to be the same as set forth in the First Out RCF; and

18.  Provisions with respect to control agreements and deposit, securities, and commodity accounts, in each case to be the same as set forth in the First Out RCF but subject to the First Out/Last Out Intercreditor Agreement.

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Events of Default:	To be the same as the First Out RCF with changes to reflect the last out term loan nature of this Term Loan Facility.

Participation and
Assignments:	Assignments of the Term Loan Facility by any Lender to other banks and financial institutions will be permitted with the prior written approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that (a) no assignments or participations shall be made at any time to any Disqualified Institutions, and (b) no approval by the Administrative Agent shall be required for any assignment to another Lender, an affiliate of a Lender or to an Approved Fund (to be defined the same as in the First Out RCF). Assignments will be in a minimum amount of not less than $5.0 million. An administrative fee of $3,500 shall be due and payable by such assigning Lender to the Administrative Agent upon the occurrence of any assignment.

Participations to other banks and financial institutions, other than Disqualified Institutions (without the Borrower’s prior written approval), will be permitted without restriction. Such participation will not release the selling Lender from its obligations with respect to the Term Loan Facility. Participants will have the same benefits as syndicate Lenders with regard to yield protection and increased costs (but will not be permitted to receive amounts greater than the transferring Lender) and will, subject to the confidentiality provisions to be contained in the Term Loan Documents, be permitted to receive information from Lenders with respect to the Borrower.

Required Lenders and
Affiliated Lenders:	Lenders holding more than 50% of the outstanding Loans (collectively, the “Required Lenders”); provided that no amendment or waiver shall (a) reduce the amount of or postpone the date for any required payment of any principal of or interest on any Loan or of any fee payment under the Term Loan Documents without the consent of each Lender owed any such amount (in each case, other than in connection with a waiver of any default or event of default), (b) unless signed by each Lender, change the amendment provisions of the Term Loan Documents or the definition of “Required Lenders” or the number of Lenders required to take any action under any other provision of the Term Loan Documents, (c) without the consent of each Lender, release all or substantially all of the Collateral or, except as may otherwise be permitted by the Term Loan Documents, all or substantially all of the Guarantors, or (d) without the consent of each Lender, affect the pro rata treatment of Lenders in a manner consistent with the First Out RCF. Defaulting Lenders will be subject to the suspension of certain voting rights. Notwithstanding the foregoing the Administrative Agent may (without the consent of the Lenders) enter into amendments or modifications to the Term Loan Documents in order to implement the Benchmark Replacement in accordance with the terms thereof and to fix ambiguities, defects, typographical and other obvious errors.

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For the purposes of any amendment or waiver of a Term Loan Document other than an amendment or waiver (a) requiring the consent of each Lender or each affected Lender (and where such Affiliated Lender is an affected Lender) or (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, the consent of any Affiliated Lender shall not be required, and each Affiliated Lender will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter. In the calculation of such proportions, the Loans held by Affiliated Lenders shall be disregarded in determining other Lenders’ loan percentages. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the dates of any interest payments and the dates of any scheduled maturity of amounts owed to any Affiliated Lender under the Term Loan Documents will not be extended, and the amounts owning to any Affiliated Lender under the Term Loan Documents will not be reduced, in each case without the consent of such Affiliated Lender.

Furthermore, Affiliated Lenders shall not have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower is not then present, (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to the Lenders), or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other Lender under the Term Loan Documents.

If the Company or any Subsidiary of the Company shall have any securities registered under the Exchange Act or issued pursuant to Rule 144A under the Securities Act of 1933, or shall otherwise be subject to the reporting obligations under the Exchange Act, except as previously disclosed to the Administrative Agent and the Lenders (other than Lenders who do not wish to receive non-public information), the Affiliated Lender shall not have any material non- public information with respect to the Company or any of its Subsidiaries.

Expenses;
Indemnification:	To be the same as the First Out RCF with changes to reflect the last out term loan nature of this Term Loan Facility.

Stamp Duty &
Other Taxes:	To be the same as the First Out RCF.

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Governing Law:	State of New York; except that mortgages with respect to any Rigs shall be governed by laws of the Marshall Islands to the extent applicable and other Term Loan Documents related to the Collateral may be governed by applicable non-New York or non-U.S. law.

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ADDENDUM A

CERTAIN DEFINED TERMS

“Fee Letter” means that certain Fee Letter to be entered into in connection with the Term Loan Facility among the Borrower, the Company, the Administrative Agent and any other parties thereto.

“First Out RCF” means the first lien first out revolving credit facility entered into in accordance with, and pursuant to, the Plan, (a) in respect of which no Subsidiary of the Company (other than the Borrower and Guarantors) is an obligor, (b) the terms of which do not restrict the ability of the Borrower or any of its Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Term Loan Facility or the other Term Loan Documents except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (c) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations on a last out basis, and (d) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

“Last Out Incremental Debt” means any first lien last out secured indebtedness issued after the Closing Date, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the latest of (i) the 365th day after the “Commitment Termination Date” under the First Out RCF, (ii) the Maturity Date, and (iii) the scheduled maturity date of the Last Out Notes (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights following an event of default), (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in the credit agreement governing the Term Loan Facility and the other Term Loan Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in the Term Loan Facility or that is not contained in the Term Loan Facility, (c) in respect of which no Subsidiary of the Company (other than the Borrower and Guarantors) is an obligor, (d) the terms of which do not restrict the ability of the Borrower or any of its Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Term Loan Facility or the other Term Loan Documents, except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (e) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans (but may provide that, concurrently with the repayment or prepayment of the Loans, the Borrower shall be required to repay indebtedness under the Last Out Incremental Debt in an aggregate principal amount equal to the proportional repayment or prepayment amount of the Loans), and (g) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

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“Last Out Notes” means any first lien last out secured notes issued pursuant to the Plan, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the later of (i) the Maturity Date and (ii) the 365th day after the “Commitment Termination Date” under the First Out RCF (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights following an event of default), (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in the credit agreement governing the Term Loan Facility and the other Term Loan Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in the Term Loan Facility or that is not contained in the Term Loan Facility, (c) in respect of which no Subsidiary of the Company (other than the Borrower and the Guarantors) is an obligor, (d) the terms of which do not restrict the ability of the Borrower or any of its Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing the credit agreement governing the Term Loan Facility or the other Term Loan Documents except as permitted by the First Out/Last Out Intercreditor Agreement or another applicable intercreditor agreement in form and substance satisfactory to the Administrative Agent, (e) the terms of which do not restrict the ability of the Company or any of its Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans (but may provide that, concurrently with the repayment or prepayment of the Loans, the Borrower shall be required to repay indebtedness under the Last Out Notes in an aggregate principal amount equal to the proportional repayment or prepayment amount of the Loans), and (g) which are subject to the First Out/Last Out Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent.

“Liquidity” means, as of any date of determination, an amount equal to Specified Credit Party Cash plus RCF Availability.

“Plan” means the chapter 11 plan of reorganization of the Existing Parent Borrower and certain of its subsidiaries (the foregoing Persons, collectively, the “Debtors”), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms thereof, including the Plan Supplement (as defined in the Plan) and any annexes, supplements, exhibits, term sheets, or other attachments thereto, filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which cases are jointly administered as Bankruptcy Case No. 20- 32307 (the “Chapter 11 Cases”) before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

“Plan Support Agreement” means that certain agreement between the Company and the other parties thereto, dated as of January 22, 2021, and as filed as an exhibit to the Company’s 8- K dated January 22, 2021, as amended, supplemented or otherwise modified prior to the Closing Date with the prior written consent of the Debtors and/or the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement), as applicable, in accordance with the terms thereof.

“RCF Availability” means, as of any date of determination, an amount equal to the positive difference between (a) the commitments under the First Out RCF then in effect and (b) the sum of (i) the amount of loans outstanding under the First Out RCF and letter of credit exposure under the First Out RCF as of such date and (ii) the amount of any reduction in availability of the commitments under the First Out RCF then in effect pursuant to the paragraph entitled “Asset Sales – Temporary Availability Reduction” in the First Out RCF Term Sheet.

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ADDENDUM B

CONDITIONS PRECEDENT

The availability of the Term Loan Facility on the Closing Date shall be subject solely to the satisfaction (or waiver) of the conditions precedent set forth in the Plan Support Agreement and the satisfaction (or waiver) of the following conditions; capitalized terms used but not defined herein have the meanings set forth in the Summary of Terms and Conditions to which this Addendum B is attached:

1. The Administrative Agent shall have received, subject to the Agreed Security Principles, (a) the Term Loan Documents, which shall, in each case, (i) be consistent with the Documentation Principles and otherwise in form and substance reasonably satisfactory to the Lead Arrangers, the Lenders, and the Borrower and (ii) have been executed and delivered by each party thereto, (b) customary officer’s closing certificates (including incumbency certificates of officers and/or directors) certifying as to organizational documents, authorizing resolutions, certificates of existence, good standing and qualification (or such corresponding certificates or other documents to the extent the concept of good standing exists in the applicable jurisdiction) in jurisdictions of formation/organization, in each case, with respect to the Credit Parties, a solvency certificate (with respect to the Company and its Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the transactions (including all borrowings deemed made under the Term Loan Facility) contemplated to occur on the Closing Date certified by a senior authorized financial officer of the Company), an officer’s certificate, in form and detail satisfactory to the Administrative Agent, certifying (x) a complete, true, and correct organizational structure chart of the Company and its subsidiaries, which shall identify whether each entity on such chart is a Borrower, Guarantor, Restricted Subsidiary, Unrestricted Subsidiarity, Immaterial Subsidiary, Material Subsidiary, Excluded Subsidiary, Rig Subsidiary, and/or such other type of entity under the Term Loan Documents and (y) the reason why each entity designated as an Excluded Subsidiary is considered to be an Excluded Subsidiary, and such other certificates and instruments are customary for transactions of this type (including a perfection certificate (which shall include, among other things, (y) a schedule of all fee owned real property of the Credit Parties setting forth the fair market value of each such property as determined in the reasonable discretion of the Credit Parties and (z) a schedule of all deposit, securities, and commodity accounts owned by the Credit Parties) and evidence of insurance required by the Term Loan Documents), (c) a certificate of a financial officer certifying a calculation of the Threshold Ratio as of the Closing Date, and (d) customary favorable legal opinions of counsel to the Company and the other Credit Parties related to the Term Loan Documents (including, in addition to other customary opinions, an opinion on no conflicts with applicable laws) and reasonably satisfactory to the Administrative Agent.

2. All reasonable and documented fees and expenses due on the Closing Date to the Administrative Agent, the Collateral Agent, and the Lenders shall have been paid in full in cash on the Closing Date, to the extent invoiced at least two (2) business days prior to the Closing Date (or such later date as the Borrower may reasonably agree), including any fees set forth in the Fee Letter.

3. The Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other obligations outstanding under the Existing Credit Agreement are being repaid substantially concurrently with the entering into the Term Loan Documents or otherwise satisfied in full and terminated in a manner consistent with the Plan (other than the HSBC Letters of Credit, which shall be deemed issued under the credit agreement governing the First Out RCF on the Closing Date). Immediately after giving effect to the transactions contemplated hereby, the Credit Parties and their Restricted Subsidiaries shall have no indebtedness outstanding other than

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(a) the Loans under the Term Loan Facility, (b) indebtedness in respect of the First Out RCF and the Last Out Notes, and (c) any other indebtedness permitted under the Term Loan Documents. The Administrative Agent shall have received evidence reasonably satisfactory to it that all liens on the assets of the Credit Parties and their Restricted Subsidiaries (other than liens permitted by the Term Loan Documents) have been released or terminated and that duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Company.

4. (a) The terms of the Plan shall be substantially consistent with the Plan Support Agreement and otherwise reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement), and such Plan Support Agreement shall not have been amended or modified in any manner that is adverse (as determined in good faith by the Administrative Agent) to the rights and interests of the Lead Arrangers, the Administrative Agent or any Lender and their respective affiliates, in their capacities as such, relative to the version filed with the Bankruptcy Court on January 22, 2021, without written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) and (b) an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) shall have been entered confirming the Plan and shall have become a final order of the Bankruptcy Court, which order shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified in any manner that would reasonably be expected (as determined in good faith by the Administrative Agent) to adversely affect the interests of the Lead Arrangers, the Administrative Agent or the Lenders and their respective affiliates, in their capacity as such, or the treatment contemplated by the Plan to the Existing RCF Lenders under the Existing Credit Agreement without the written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) (the “Confirmation Order”); provided that the possibility that an appeal or a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order to not be a final order.

5. The Plan and all transactions contemplated therein or in the Confirmation Order to occur on the effective date of the Plan shall have been (or substantially concurrently with the Closing Date, shall be) substantially consummated (as defined in Section 1101 of the Bankruptcy Code) in accordance with the terms thereof and in compliance with applicable law and Bankruptcy Court and regulatory approvals.

6. The Administrative Agent shall have received a certificate of a responsible officer of the Company certifying that (a) all material governmental and third party approvals necessary in connection with the consummation of the Plan and the other transactions contemplated thereby, and the continuing operations of the Company and its Restricted Subsidiaries shall have been obtained (or will be substantially concurrently obtained) and be in full force and effect, (b) that all representations and warranties set forth in the credit agreement governing the Term Loan Facility and the other Term Loan Documents are true and correct in all material respects (unless such representations are qualified by materiality or by a Material Adverse Effect qualification, in which case, such representations and warranties shall be true and correct in all respects), (c) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of the initial extensions of credit or from the application of proceeds thereof, (d) no material litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity of the credit agreement governing the Term Loan Facility, the other Term Loan Documents, or any of the transactions contemplated thereby, and (e) that since January 22, 2021, no Closing Date Material Adverse Effect (as defined below) shall have occurred. Solely for

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Diamond Offshore Drilling, Inc.	Confidential

purposes of this paragraph 6, “Closing Date Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance or change of fact occurring or existing after January 22, 2021 that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, properties, operations, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole, or (ii) the Borrower’s ability, individually, or the ability of the Credit Parties, taken as a whole, to perform its or their obligations under, or to consummate the transactions contemplated by the Term Loan Documents, including in connection with the Term Loan Facility; provided, however, that any change arising from or related to any of the following shall not constitute a Closing Date Material Adverse Effect or be taken into account in determining whether a Closing Date Material Adverse Effect has occurred or would reasonably be expected to occur: (A) customary occurrences as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the Chapter 11 Cases and actions taken in connection with the Chapter 11 Cases that are directed or authorized by the Bankruptcy Court and made in compliance with the Bankruptcy Code; and (B) any action or omission required, specifically permitted or contemplated to be taken or omitted by any of the Credit Parties, the Debtors or their Subsidiaries pursuant to the Plan Support Agreement or any Term Loan Document or which is otherwise taken or omitted with the consent, or at the request, of the Administrative Agent and the Required Lenders under the Term Loan Facility.

7. The Administrative Agent shall have received evidence that (a) the Company has received, substantially simultaneously with the effectiveness of the Term Loan Facility, no less than $75.0 million in new gross cash proceeds from the Last Out Notes pursuant to an indenture in form and substance reasonably satisfactory to the Administrative Agent (which, for the avoidance of doubt, shall include a commitment from the noteholders thereunder to provide no less than $39.675 million at a later date subject to certain specified conditions acceptable to the Administrative Agent), (b) the First Out RCF shall have become effective, substantially simultaneously with the effectiveness of the Term Loan Facility (i) with aggregate commitments from lenders thereunder equal to or in excess of $300.0 million (before giving effect to the increase to such commitments in the amount of the upfront fees paid in kind in accordance therewith), and (ii) the aggregate amount of the loans thereunder and letter of credit exposure on the Closing Date, after giving pro forma effect to any funding or deemed funding on the Closing Date, not exceeding an amount equal to (A) $100.0 million, including any loans made or deemed made thereunder in exchange for obligations owing under the Existing Credit Agreement, plus (B) the face amount of the HSBC Letters of Credit deemed issued thereunder on the Closing Date, plus (C) the amount of the upfront fees paid in kind in accordance therewith, minus (D) the amount by which the aggregate initial principal amount of the Term Loan Facility exceeds $100.0 million, and (c) the First Out/Last Out Intercreditor Agreement shall have been duly executed and delivered by each of (x) the Administrative Agent (with the consent of the requisite Lenders), (y) the requisite lenders or an authorized lender representative (with the consent of the requisite lenders) in respect of the First Out RCF, and (z) the requisite holders of the Last Out Notes or an authorized representative thereof (with the consent of the requisite noteholders) (collectively, the “Consenting Stakeholders”).

9. The Lead Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for the three most recently completed fiscal years ended at least ninety (90) days before the Closing Date (together with consolidating financial statements of any Unrestricted Subsidiary or other Subsidiary of the Company that is not a Credit Party or Restricted Subsidiary), (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for each subsequent fiscal quarter ended at least forty-five (45) days before the Closing Date, in each case, together with the corresponding

Summary of Terms and Conditions

18

Diamond Offshore Drilling, Inc.	Confidential

comparative period from the prior fiscal year (together with consolidating financial statements of any Unrestricted Subsidiary or other Subsidiary of the Company that is not a Credit Party or Restricted Subsidiary), (c) unaudited interim monthly consolidated financial statements prepared by management of the Company and its subsidiaries, for each subsequent calendar month ending at least ten (10) business days before the Closing Date, (d) a pro forma unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as of the Closing Date (as if the Closing Date had occurred on the last date of the most recently ended fiscal quarter or calendar month for which financial statements are required to be provided pursuant to clause (b) or (c) above, adjusted to give effect to the making of the initial extensions of credit under the Term Loan Facility, the application of the proceeds thereof and to the other transactions contemplated to occur on the Closing Date), which balance sheet shall (i) not reflect any pro forma adjustments to give effect to the application of fresh start accounting, (ii) not be required to meet the requirements of Regulation S-X of the Securities Act of 1933, (iii) be certified by the chief financial officer of the Company as being prepared in good faith by the Company and (iv) reflect no indebtedness other than (x) the Loans under the Term Loan Facility, (y) indebtedness in respect of the Last Out Notes and the First Out RCF and (z) any other indebtedness permitted under the Term Loan Documents, (e) a summary setting forth the adjustments made to the financial information contained in the consolidated balance sheet for the most recently ended fiscal quarter or calendar month previously delivered to the Lead Arrangers pursuant to clause (b) or (c) above that are reflected in the pro forma balance sheet referred to in clause (d) above, (f) a financial forecast of the Company and its Restricted Subsidiaries for the 24-month period commencing December 31, 2020, on a quarterly basis, and (g) a budget for the Company and its Restricted Subsidiaries for the fiscal year ending December 31, 2021.

10. Subject to the Agreed Security Principles, all actions reasonably necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to permitted liens) in the Collateral (as described in the section titled “Collateral” in the Term Sheet) shall have been taken, including, (a) delivery of counterparts and exhibits for Rig mortgages, pledges and security agreements, which are necessary and appropriate for filing in the appropriate jurisdictions and (b) the execution and delivery of control agreements in connection with deposit accounts, securities accounts, and commodity accounts within 30 days of the Closing Date (other than (a) with respect to accounts located in non-U.S. jurisdictions, which shall be delivered within 45 days of the Closing Date and (b) with respect to any accounts held at JPMorgan Chase Bank, N.A. that, within 45 days after the Closing Date, are replaced by, and all amounts therein transferred to, accounts held at HSBC Bank USA, National Association, which HSBC Bank USA, National Association accounts are subject to control agreements in favor of the Collateral Agent).

11. The Administrative Agent shall have received (a) customary UCC or equivalent lien, maritime lien, tax and judgment lien searches for the Credit Parties and their Restricted Subsidiaries reflecting the absence of liens and security interests other than those being released on or prior to the Closing Date or which are otherwise permitted under the Term Loan Documents, (b) certificates of registration showing the registered ownership of each Rig and certificates of ownership and encumbrances with respect to each such Rig, (c) a Fleet Status Certificate, (d) a Rig Value Certificate, (e) confirmation of class certificates for each Rig (other than stacked Rigs), (f) if any Credit Party is not organized under the laws of a State of the United States, evidence of appointment by such Credit Party of a process agent as its domestic process agent in accordance with the terms of the Term Loan Documents, (g) such other documents and conditions as are reasonable and customary under applicable legal requirements or custom in connection with a guarantee given by a foreign Credit Party, and (h) any such other documents, governmental certificates, and agreements as the Administrative Agent may reasonably request.

Summary of Terms and Conditions

19

Diamond Offshore Drilling, Inc.	Confidential

12. The Administrative Agent shall have received insurance certificates, dated not more than ten (10) business days prior to the Closing Date from the Company describing in reasonable detail the insurance maintained by the Credit Parties as required by the Term Loan Documents.

13. The Administrative Agent and each Lender who has requested the same shall have received, at least fifteen (15) business days prior to the Closing Date, (a) all documentation and other information regarding the Borrower and the other Credit Parties in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (b) to the extent applicable, in connection with “beneficial ownership” rules and regulations, a customary certification regarding beneficial ownership or control of the Borrower in a form reasonably satisfactory to the Administrative Agent and each requesting Lender. On the Closing Date, the organizational structure of the Company and its subsidiaries and their jurisdictions of organization, the Borrower, and the Guarantors must all be satisfactory to the Administrative Agent and the Lenders in their discretion.

14. Each of (a) that certain Contractual Service Agreement, dated as of February 5, 2016, between Diamond Offshore Company and Hydril USA Distribution LLC, and (b) that certain Lease Agreement, dated as of February 5, 2016, between Diamond Offshore Limited and EFS BOP, LLC (collectively, the “PCbtH Contracts”) receive treatment in the Chapter 11 Cases, including under the Plan, that is reasonably acceptable to the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement).

15. The Administrative Agent shall have (a) received executed copies of all material contracts of the Company and its Restricted Subsidiaries certified as true, correct, and complete as of the Closing Date and (b) completed a satisfactory review of all such material contracts.

16. The Administrative Agent shall have received an appraisal with respect to each Rig that is to be given Rig Value in the definition thereof, performed by Arctic Offshore, in form and detail and of a type, and with assumptions and methodology reasonably satisfactory to the Administrative Agent.

17. With respect to the Chapter 11 Cases, the overall size of the claims pool for general unsecured claims (excluding any claims resulting from the rejection or recharacterization of the PCbtH Contracts) to be unimpaired and paid in full pursuant to the Plan on the Effective Date (as defined in the Plan) is reasonably acceptable to the Requisite Consenting Stakeholders (for the avoidance of doubt, if the overall size is materially consistent with the estimate provided by the Debtors to the Consenting Stakeholders Advisors (as defined in the Plan Support Agreement) on November 14, 2020, then such size shall be deemed reasonably acceptable).1

[1]

The estimate provided by the Debtors to the Consenting Stakeholders’ Advisors on November 14, 2020 included an estimate of approximately $26 million of general unsecured trade claims (excluding any claims resulting from the rejection or recharacterization of the PCbtH Contracts), administrative claims related to cure amounts, and priority claims under section 503(b)(9) of the Bankruptcy Code, excluding any postpetition interest that may be payable on account of such claims pursuant to the Plan, if any, to be unimpaired and paid in full pursuant to the Plan on the Effective Date. For the avoidance of doubt, such estimate does not include any Priority Tax Claims (as defined in the Plan).

Summary of Terms and Conditions

20

EXHIBIT C

EXIT NOTES TERM SHEET

[FILING VERSION]

DIAMOND FOREIGN ASSET COMPANY

U.S. CO-ISSUER

SENIOR SECURED FIRST LIEN PIK TOGGLE NOTES TERM SHEET

This Summary of Proposed Material Terms and Conditions (this “Term Sheet”), dated as of January 22, 2021, sets forth the material terms and conditions of the 9.00%/11.00%/13.00% senior secured first lien payment-in-kind toggle notes due 2027 (the “Notes”) to be issued in connection with a proposed restructuring to be implemented through a chapter 11 plan (the “Plan”) of Diamond Offshore Drilling, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) that have filed on April 26, 2020 (the “Petition Date”) cases under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”) which cases are pending before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Capitalized terms used and not otherwise defined in this Term Sheet have the meanings assigned thereto in the Backstop and Private Placement Agreement. This Term Sheet shall be subject to the disclaimers and other provisions of the Plan Support Agreement and the Backstop and Private Placement Agreement, as if more fully set forth herein. Matters not covered by the provisions hereof and in the Plan Support Agreement and the Backstop and Private Placement Agreement (including, without limitation, the terms of any security and guaranty documentation and any intercreditor agreements) shall be in form and substance reasonably acceptable to the Ad Hoc Group and the Company.

Issuer	To be the same as the “Borrower” under the Exit Term Loan Facility (as defined in the Plan Support Agreement), being Diamond Foreign Asset Company, a Cayman Islands exempted company (“DFAC”).

Co-Issuer	U.S. Co-Issuer[1]

Notes; Issue Amount	Senior secured first lien payment-in-kind toggle notes; aggregate principal amount equal up to $124,995,750 including the aggregate principal amount of first lien payment-in-kind toggle notes issued as the backstop premium of approximately $10.32 million (the “Commitment Premium”); provided that approximately $85.32 million (including the Commitment Premium) of the Notes will be issued on the Closing Date and $39.675 million of the Notes (the “Delayed Draw Exit Notes”) may be issued at the Issuer’s option at any time prior to the date that is twenty-four months prior to the scheduled maturity of the Notes provided the conditions as set forth in the Delayed Draw Subscription Agreement have been met. The Issuer shall have the right to cancel the commitments for Delayed Draw Exit Notes at any time by providing written notice thereof to the Trustee.

[1]

U.S. Co-Issuer to be a Delaware limited liability company that is a wholly owned subsidiary of DFAC that is treated as a disregarded entity for U.S. federal income tax purposes and which owns no assets. The Issuer and the Co-Issuer are referred to herein collectively as the “Issuer”.

The parties intend that the issue price of the Notes issued on the Closing Date for United States federal income tax purposes will be determined, consistent with Treasury Regulations 1.1273-2(h), by allocating the sum of: (i) the value of the Rights and (ii) the Purchase Price pro rata between the Notes issued on the Closing Date and the New Common Shares based on their respective fair market values.

Trustee	Wilmington Savings Fund Society, FSB

Collateral Agent	Wells Fargo Bank, National Association

Initial Purchasers

(i) All Eligible Holders (as defined below) participating in the Rights Offerings (as defined below) that validly exercise (and do not validly revoke) their subscription rights; and

(ii) Members of the Ad Hoc Group[2] and any Consenting Noteholders[3] that purchase Notes (a) in connection with the Private Placements (as defined below), (b) pursuant to the Backstop and Private Placement Agreement (as further described below) and (c) in respect of the Commitment Premium.

Purchase Price	100% of the principal amount.

Use of Proceeds	The proceeds from the issuance and sale of the Notes shall be used to fund the Company’s cash needs in connection with and subsequent to consummation of the Plan, including to (i) repay the Revolving Credit Facility, (ii) provide working capital to the Company and for other general corporate purposes, (iii) pay interest, fees, costs and expenses related to the Notes and (iv) pay fees and expenses incurred in connection with the restructuring and exit transactions.

Closing Date	The effective date of the consummation of the Plan (the “Closing Date”).

Maturity	One business day prior to the sixth (6th) anniversary of the Closing Date (the “Maturity Date”). All references herein to the anniversaries shall be from the date of the issue of the Notes.

[2]

“Ad Hoc Group” means that certain group of holders of Senior Notes (as defined in the Plan Support Agreement) represented by the Consenting Noteholders’ Advisors (as defined in the Plan Support Agreement).

[3]	Holders of Notes who join the Backstop and Private Placement Agreement are referred to as “Consenting Noteholders.” In order to qualify, any such holder must be a QIB or an accredited investor.

2

Interest

With respect to any interest period, at the Issuer’s option:

(i) 9% per annum, payable in cash semi-annually in arrears commencing on the date that is six months after the Closing Date, computed on the basis of a 360-day year composed of twelve 30-day months;

(ii) 11% per annum, payable semi-annually in arrears commencing on the date that is six months after the Closing Date, computed on the basis of a 360-day year composed of twelve 30-day months, with 5.5% of such interest to be payable in cash and 5.5% of such interest to be payable by issuing additional Notes (“PIK Notes”); or

(iii) 13% per annum, payable semi-annually in arrears commencing on the date that is six months after the Closing Date, computed on the basis of a 360-day year composed of twelve 30-day months, with the entirety of such interest to be payable by issuing PIK Notes, provided, that in each case, after the fifth anniversary of the Closing Date, interest shall be payable only on the Maturity Date (which interest shall be an amount calculated so that the total amount of interest paid after the fifth anniversary of the Closing Date would equal the amount that would have been paid without the foregoing proviso).

Ticking Fee	With respect to the Delayed Draw Exit Notes, the Issuer shall pay a commitment premium of 3% per annum on the aggregate principal amount of undrawn Delayed Draw Exit Notes, payable in cash semi- annually in arrears commencing on the date that is six months after the Closing Date, computed on the basis of a 360-day year composed of twelve 30-day months, until the earlier of (i) the date of the issuance of the Delayed Draw Exit Notes, (ii) the date that is twenty- four months prior to the scheduled maturity of the Notes and (iii) the date of cancellation of the commitments for Delayed Draw Exit Notes by the Issuer.

Notes Offering	The Company will issue rights (the “Rights”) to purchase Notes to Eligible Holders[4] in connection with the Plan (the “Rights Offerings”). The terms of the Rights Offerings are described in the Backstop and Private Placement Agreement.

[4]

“Eligible Holders” means all holders of eligible claims against the Company in connection with the Plan; provided that, to the extent any issuance of Notes would not qualify for the exemption provided for under Section 1145 of the Bankruptcy Code, only a holder that certifies that it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an accredited investor (as defined in Rule 501(a) under the Securities Act), or (C) a non-U.S. person under Regulation S under the Securities Act that is located outside of the U.S. (within the meaning of Regulation S under the Securities Act), shall be an eligible participant.

3

The Ad Hoc Group shall enter into an agreement to subscribe, in accordance with the Backstop and Private Placement Agreement, for any portion of the Notes not subscribed for in the Rights Offerings (including with respect to any holders of eligible claims against the Company that are not Eligible Holders), on the terms and conditions set forth therein (the “Backstop Notes”).

The Company will issue Notes to certain members of the Ad Hoc Group in connection with the Plan (the “Private Placements”). The terms of the Private Placements are described in the Backstop and Private Placement Agreement.

During the period commencing the first Business Day following the date of the Backstop and Private Placement Agreement and ending fourteen (14) Calendar Days thereafter (the “Subsequent Private Placement Investor Joinder Period”), a holder of a Note Claim that is not already a party to the Backstop and Private Placement Agreement may agree in writing to be bound by all of the terms of the Backstop and Private Placement Agreement applicable to the Subsequent Private Placement Investors (as defined therein) by executing a joinder agreement in a form substantially similar to the form attached to the Backstop and Private Placement Agreement.

Exemptions / Transfer

The issuance of Rights to the creditors and the exercise of the Rights are intended to be exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code to the maximum extent allowable and otherwise pursuant to private placement exemptions, as further set forth in the Backstop and Private Placement Agreement.

The issuance of the Notes in connection with the Commitment Premium to members of the Ad Hoc Group and the Private Placement Stapled Securities are intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation S under the Securities Act, as further set forth in the Backstop and Private Placement Agreement.

Denomination	The Notes shall be issued in a minimum denomination of US$1.00 per Note (and integral multiples thereof).

Guarantees	The Notes will be unconditionally guaranteed (the “Guarantees”) by each entity that is a guarantor or a borrower under the Exit Revolving Credit Facility (each, a “Guarantor”, and collectively, the “Guarantors”).

4

Priority/Intercreditor Agreement

The priority of the security interests and related creditor rights among the Notes, Exit Term Loan Facility, the Exit Revolving Credit Facility, and (if any) any first lien last out secured debt issued after the Closing Date (the “Last Out Incremental Debt”) will be set forth in a customary first out/last out intercreditor agreement to be negotiated in good faith and on terms and conditions to be reasonably agreed (the “Intercreditor Agreement”). The Intercreditor Agreement shall provide that the payment obligations under the Notes, the Exit Term Loan Facility, and (if any) the Last Out Incremental Debt rank pari passu with each other, but junior to the payment obligations under the Exit Revolving Credit Facility in all respects.

Security

All amounts owing under the Notes (and all obligations under the Guarantees) will be secured by the same liens, security interests, and pledges as the Exit Revolving Credit Facility, the Exit Term Loan Facility, and the Last Out Incremental Debt (if any) and will be created under, and governed by, the same collateral documents, subject to any local law requirements.

Offer to Purchase from Asset Sale Proceeds

To the extent permitted under the Exit Revolving Credit Facility and the Exit Term Loan Facility, the Issuer will be required to make an offer to repurchase the Notes on a pro rata basis, which offer shall be at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds from non-ordinary course asset sales or dispositions, by the Issuer or any Guarantor to the extent such net cash proceeds exceed an amount to be agreed (consistent with the Applicable Secured Bond Standard (as defined below)) and are not, within 360 days, reinvested in the business of the Borrower or its subsidiaries or required to be paid to the lenders under the Exit Revolving Credit Facility and the Exit Term Loan Facility, with such proceeds being applied to the Notes in a manner to be agreed, subject to other exceptions and baskets consistent with the Applicable Secured Bond Standard and in any event not less favorable to the Issuer than those applicable to the Exit Revolving Credit Facility and the Exit Term Loan Facility.

To the extent any prepayment occurs under the Exit Term Loan Facility (other than any AHYDO catchup payment), the Issuer shall offer to repurchase the Notes for cash on a pro rata basis at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Optional Redemption	At any time, or from time to time, prior to six months after the Closing Date, the Issuer may redeem all of the Notes, upon at least 15 days but not more than 60 days prior written notice before the redemption date, at a redemption price equal to 101% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”).

5

At any time, or from time to time, on or after the date that is six months following the Closing Date and prior to the second anniversary of the Closing Date, the Issuer may redeem all or a part of the Notes, upon at least 15 but not more than 60 days prior written notice before such Redemption Date, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such Redemption Date of (i) such principal amount of such Notes as of such Redemption Date, plus (ii) all required interest payments due on such Note (assuming cash interest payments) through, in each case, the second year anniversary of the Closing Date, computed using a discount rate equal to the treasury rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note on such Redemption Date.

On or after the second anniversary of the Closing Date, the Issuer may from time to time redeem for cash all or part of the outstanding Notes at a redemption price (the “Redemption Price”) equal to the sum of (1) (w) from and after the second anniversary until (but not including) the third anniversary of the Closing Date, 104% of the principal amount of the Notes to be redeemed, (x) from and after the third anniversary until (but not including) the fourth anniversary of the Closing Date, 103% of the principal amount of the Notes to be redeemed, (y) from and after the fourth anniversary until (but not including) the fifth anniversary of the Closing Date, 102% of the principal amount of the Notes to be redeemed, and (z) from and after the fifth anniversary, 100% of the principal amount of the Notes to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

The optional redemption provisions will be otherwise customary for high yield debt securities and consistent with the Applicable Secured Bond Standard.

Change of Control; Mergers & Acquisitions	Upon a Change of Control (as defined below), the Company is required to offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (but not including) the date of purchase.

6

“Change of Control” means the occurrence of any event or series of events by which: (a) any “person” or related Persons constituting a “group” (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1933) (other than Pacific Investment Management Company LLC or Avenue Capital Management II, L.P., their respective affiliates, and/or funds controlled by Pacific Investment Management Company LLC or Avenue Capital Management II, L.P. or any of their affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1933, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all equity interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of voting power of the ordinary shares of the Company (such “person” or “group” a “Parent”); provided, that such ownership by a Parent shall not constitute a change in control if no “person” or related Persons constituting a “group” directly or indirectly owns more than 50% of the voting power of the ordinary shares of such Parent, (b) a majority of the members of the board of directors (or equivalent governing body) of the Company shall not constitute continuing directors, (c) there shall have occurred under any document evidencing any material indebtedness any “change in control” or similar provision (as set forth in such document) or (d) the Company shall cease to own directly or indirectly, 100% of the Equity Interests of the Issuer or any other Guarantor. Notwithstanding anything to the contrary in this Term Sheet, the Company shall be permitted to engage in a business combination with any person in a substantially similar line of business as the Company and its subsidiaries (any such person, together with its subsidiaries, a “Consolidation Party”), and no Change of Control shall result from such combination if, after giving pro forma effect to such combination, either:

(A) both the Consolidated Total Net Leverage Ratio (as defined in the Exit Revolving Credit Facility term sheet) and the Consolidated Secured Net Leverage Ratio (as defined in the Exit Revolving Credit Facility term sheet), in each case on a pro forma basis (excluding synergies) would be less than or equal to the Consolidated Total Net Leverage Ratio or Consolidated Secured Net Leverage Ratio, as applicable, before giving effect to such transaction(s); or

(B) either (i) a Permitted Holdco Event (as defined in the Exit Revolving Credit Facility term sheet) has occurred or (ii) the equity interests of the Combination Party is held in a separate ownership- silo such that (x) creditors of the business combined shall have no recourse to the assets of the Company and (y) creditors of the Company shall have no recourse to the assets of the acquired Person

7

(with transactions between the two silos continuing to be subject to the covenants in the indenture governing the Notes).

Notwithstanding the foregoing, the Issuer (or its successor following such Change of Control transaction) may elect, within 120 days following the consummation of such Change of Control, to redeem for cash all (and not less than all) of the outstanding Notes at a redemption price equal to, if the redemption is (x) prior to (but not including) the second anniversary of the Closing Date, the sum of (1) 101% of the principal amount of the Notes to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, the redemption date; or (y) after the second anniversary of the Closing Date, the applicable Redemption Price.

The indenture governing the Notes will not contain any restriction (e.g., pursuant to covenants or events of default) on the Company’s or its subsidiaries’ ability to consummate mergers and/or acquisitions; provided that, for the avoidance of doubt, the guarantees of and collateral securing the Note, shall not be materially and adversely affected by such transactions, taken as a whole; provided, further, that upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its subsidiaries (taken as a whole), the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Issuer (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the indenture governing the Notes referring to the Issuer shall refer instead to the successor and not to the Issuer), and such successor Person may exercise every right and power of the Issuer under the indenture with the same effect as if such successor Person had been named as the Issuer therein; provided; however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Issuer’s assets that meets the requirements of the indenture.

Covenants

The indenture governing the Notes will contain incurrence-based affirmative and negative covenants substantially consistent with those that would be found in a customary first-lien secured high-yield indenture for an issuer with a credit profile similar to that of the Issuer, giving due regard to the operational requirements of the Issuer and its subsidiaries, their size, industries, businesses, business practices, proposed business plan (the “Applicable Secured Bond Standard”) and in any event not less favorable to the Issuer than

8

those applicable to the Exit Revolving Credit Facility and the Exit Term Loan Facility; provided that, for the avoidance of doubt, the indenture will not contain (i) any maintenance covenants or (ii) any covenants to obtain any corporate family, credit or other ratings; provided further that the indenture will permit the Company to incur up to $135.0 million of additional Notes on the same terms as the Notes; provided further that to the extent any prepayment occurs under the Exit Term Loan Facility (other than any AHYDO catchup payment), the Issuer shall offer to repurchase the Notes for cash on a pro rata basis at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Financial Covenants	None.

Defeasance and Discharge Provisions	Customary for high yield debt securities and consistent with the Applicable Secured Bond Standard.

Modification	Customary for high yield debt securities and consistent with the Applicable Secured Bond Standard.

Events of Default

The indenture governing the Notes will include customary events of default that are customary for high yield debt securities and consistent with the Applicable Secured Bond Standard and in any event not less favorable to the Issuer than those applicable to the Exit Revolving Credit Facility and the Exit Term Loan Facility (to be applicable to the Issuer and its restricted Subsidiaries) with certain customary exceptions, qualifications and grace periods to be set forth therein, including (i) nonpayment of principal when due or interest, fees or other amounts after a customary grace period; (ii) failure to perform or observe covenants set forth in the indenture governing the Notes, subject (where customary and appropriate) to notice and an appropriate grace period; (iii) cross-acceleration to other indebtedness in a customary amount to be set forth in the indenture;

(iv) bankruptcy, insolvency proceedings, etc. (with a customary grace period for involuntary proceedings); (v) monetary judgment defaults in an amount to be set forth in the indenture; (vi) invalidity of the security documentation or the Guarantees or impairment of security interests in the collateral; and (vii) cross-payment default at maturity to the Exit Revolving Credit Facility and the Exit Term Loan Facility.

Expenses and Indemnification	The indenture will contain customary and appropriate provisions relating to indemnity, reimbursement, exculpation and other related matters between the Issuer and the Trustee.

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Documentation	The terms of the indenture, the form of Notes, and other applicable documentation related to the Notes to be in form and substance reasonably satisfactory to the Company and the Ad Hoc Group, which shall be consistent with the Applicable Secured Bond Standard and in any event not less favorable to the Issuer than those applicable to the Exit Revolving Credit Facility and the Exit Term Loan Facility and shall include any applicable non-U.S. law requirements. All amounts owing under the Notes (and all obligations under the Guarantees) will be secured by the same liens, security interests, and pledges as the Exit Revolving Credit Facility, the Exit Term Loan Facility, and the Last Out Incremental Debt (if any) and will be created under, and governed by, the same collateral documents, subject to any local law requirements.

Transfer Restrictions	To the extent any Notes are not issued pursuant to Section 1145 of the Bankruptcy Code and to the extent any holder would be considered an “underwriter” for purposes of Section 1145 of the Bankruptcy Code and applicable securities laws, customary transfer restrictions in order to comply with applicable securities laws.

Governing Law	State of New York

Forum	State of New York

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EXHIBIT D

EMPLOYEE MATTERS TERM SHEET

EMPLOYEE MATTERS TERM SHEET

This Employee Matters Term Sheet (the “Term Sheet”) sets forth the principal terms of the MIP and certain other related emergence compensation arrangements referenced in the Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates (as amended, the “Plan”). Capitalized terms used but not defined in this Term Sheet have the meanings ascribed to them in the Plan. The MIP shall be entered into among Reorganized Diamond Offshore and the participants in the MIP on the terms set forth below and in accordance with the Plan. No person shall have a right to any compensation or awards under the MIP until such person executes binding MIP documentation with the Reorganized Debtors. In the event of any conflict between the Plan and this Term Sheet, the Plan shall control.

MIP Overview:

•  MIP Equity Shares. Reorganized Diamond Offshore shall reserve restricted stock units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares representing 5% – 10% of the New Common Shares on a fully diluted and fully distributed basis (the “MIP Equity Shares”).

•  Emergence Grants.

•  At least 40% of the shares of the Company’s common stock subject to the MIP Equity Shares (the “Emergence Grant Pool”) will be allocated within 120 days following the Effective Date (the “Negotiation Period”) in accordance with an allocation schedule to be reasonably determined by the New Board in good faith in consultation with a compensation consultant to be hired by the New Board on or shortly after the Effective Date (the “Compensation Consultant”) and in accordance with this Term Sheet and the Plan (the “Emergence Grants”).

•  The form of each Emergence Grant will be determined by the New Board in good faith in consultation with the Compensation Consultant.

•  Other Awards. The remaining balance of MIP Equity Shares not allocated as part of the Emergence Grants may be granted after the Effective Date in such form and on such terms and conditions as determined by the New Board in good faith in its sole discretion, provided that any additional MIP awards established during the Negotiation Period shall also be made in consultation with the Compensation Consultant.

Emergence Grant Vesting:

•  Time Vesting. At least 40% of the Emergence Grants will be subject to time-vesting over a period no longer than four years.

•  Other Terms. All other terms of the Emergence Grants, including acceleration of vesting (e.g., change of control) and treatment upon termination of employment, will be determined by the New Board in good faith in consultation with the Compensation Consultant.

Assumption of the CEO Employment Agreement:

•  Review of Existing Compensation Arrangements. During the Negotiation Period, the New Board in good faith in consultation with the Compensation Consultant, and in combination with the Chief Executive Officer of Reorganized Diamond Offshore (the “CEO”),[1] will review all of the Company’s existing executive compensation arrangements, including the CEO’s existing employment agreement (the “CEO Employment Agreement”).

•  Assumption of the CEO Employment Agreement. The Company will assume the CEO Employment Agreement as of the Effective Date, subject to the modifications specified herein and as may be agreed to among the Reorganized Debtors and the CEO during the Negotiation Period. Modifications to the CEO Employment Agreement made during the Negotiation Period will be effective as of the end of the Negotiation Period, unless otherwise agreed by the parties.

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Marc Edwards shall be the CEO of the Reorganized Debtors on the Effective Date other than (a) as otherwise determined by the board of directors of Diamond Offshore prior to the Effective Date or (b) in the event of his death or voluntary resignation prior to the Effective Date

CEO Employment Agreement Modifications:

•  Limitation on CIC and Good Reason. CEO shall acknowledge that the consummation of the chapter 11 plan and the consummation of the restructuring transactions contemplated thereby (but excluding any post-emergence merger, sale or similar transaction) will not be deemed (without any further action) to trigger any applicable “Change in Control” or “Good Reason” provisions under the CEO Employment Agreement. CEO shall also waive any potential right to claim that “Good Reason” is triggered under the CEO Employment Agreement solely as a result of compensation-related changes (including the MIP allocation) made or implemented during the Negotiation Period. Notwithstanding such waiver, the CEO maintains the CEO Walkaway right set forth in the next paragraph.

•  CEO Walkaway Right. The CEO may terminate his employment for any reason by giving 30 days’ notice at any time after the Effective Date and prior to the effective date of a Change in Control, with the termination effective upon the earlier of the expiration of the notice period or the effective date of the Change in Control (the “CEO Walkaway”). In such case, the CEO will be entitled to receive, in lieu of the severance benefit under the CEO Employment Agreement, a lump sum cash severance payment equal to $6,000,000 and reimbursement for 24 months of medical benefits (the “CEO Walkaway Benefit”).

•  Termination During the Negotiation Period. Upon a termination of the CEO during the Negotiation Period or for 30 days following the end of the Negotiation Period, whether by the Company without Cause (as defined in the CEO Employment Agreement), or as a result of a CEO Walkaway or CEO resignation with Good Reason (as modified herein), the CEO severance shall be equal to the CEO Walkaway Benefit.

Key Employee Walkaway Right:

•  Key Employee Walkaway Right. If, at the end of the Negotiation Period, an employee listed on the Key Employee List attached as Appendix A to this Term Sheet (each, a “Key Employee” and collectively, the “Key Employees”) has not reached an agreement with the Reorganized Debtors regarding such Key Employee’s role or compensation arrangements, including the MIP, with Reorganized Diamond Offshore, then any such

Key Employee may terminate employment within 30 days following the end of the Negotiation Period, and will be entitled to receive the Key Employee Walkaway Benefit (the “Key Employee Walkaway”).

•  Key Employee Walkaway Benefit. For each Key Employee, an amount equal to (i) 12 months’ base salary plus target annual bonus as set forth on Appendix A to this Term Sheet and (ii) reimbursement for 12 months of medical benefits (the “Key Employee Walkaway Benefit”).

•  Termination without Cause During the Negotiation Period. If during the Negotiation Period, the Company terminates the employment of a Key Employee without “Cause”, then the Key Employee will be eligible to receive the Key Employee Walkaway Benefit. For purposes of this provision “Cause” shall mean that: (i) the Key Employee is convicted of, or pleads guilty or nolo contendere to, a felony, (ii) the Key Employee engages in conduct that constitutes either (x) a material and willful breach of the Key Employee’s duties, (y) willful, or reckless, material misconduct in the performance of the Key Employee’s duties, or (z) willful, habitual neglect of the Key Employee’s material duties; provided, however, that for purposes of clauses (ii)(y) and (ii)(z) of this paragraph, Cause shall not include any act or omission believed by the Key Employee in good faith to have been in or not opposed to the interest of the Company or the Reorganized Debtor (without any intent by the Key Employee to gain, directly or indirectly, a profit to which he or she is not legally entitled).

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Restrictive Covenants:

•  The receipt of the CEO Walkaway Benefit is subject to a release of claims and compliance with a non-compete for offshore oil and gas drilling contractors and a non- solicit of current employees, in each case on the terms set forth in the CEO Employment Agreement but for a duration of 12 months post termination.

•  The receipt of the Key Employee Walkaway Benefit is subject to a release of claims and compliance with a non-compete for offshore oil and gas drilling contractors and a non- solicit of current employees, in each case on the terms set forth in the CEO Employment Agreement but for a duration of 6 months post termination.

KEIP:

•  The Deferred Payment is to be paid on the Effective Date to the CEO and the Key Employees regardless of limitations set forth in the KEIP Order. In addition, the Debtors or Reorganized Debtors (as applicable) shall make all payments under the KEIP Order as soon as reasonably practicable after the end of any Performance Period (as defined in the KEIP Order) occurring on or after the Confirmation Date for as long as the KEIP Order remains in effect; provided that the Deferred Payment for any such Performance Period shall be paid on the Effective Date. For the avoidance of doubt, the CEO and the Key Employees shall remain eligible to receive any earned but unpaid payments under the KEIP Order (including payments made after the Confirmation Date) without regard to whether the CEO or any such Key Employee has exercised a Walkaway Right or been terminated without Cause.

•  For the avoidance of doubt, all KEIP payments shall remain subject to satisfaction of the performance metrics agreed upon in the KEIP.

Pre-petition Clawback:	• Company clawback rights on all prepetition compensation awards for the CEO and the Key Employees shall be waived on the Effective Date.

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APPENDIX A

Key Employee List

Name	Target Bonus (% of Base Salary)
Ron Woll	70%
Scott Kornblau	50%
David Roland	50%
Dominic Savarino	50%
Jon Richards	50%
Neil Hall	50%
Samir Ali	50%
Aaron Sobel	50%

Exhibit 2

Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: DIAMOND OFFSHORE DRILLING, INC., et al.,[1] Debtors.	) ) ) ) )	Chapter 11 Case No. 20-32307 (DRJ) (Jointly Administered)

NOTICE OF CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE THAT on [•], 2021 (the “Confirmation Date”), the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Findings of Fact, Conclusions of Law, and Order Confirming the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. [•]] (the “Confirmation Order”), confirming the plan of reorganization (the “Plan”)2 of the above-captioned debtors (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Plan, the Debtors are required to file this Notice of Confirmation and Occurrence of Effective Date within a reasonable period after the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT the Effective Date of the Plan occurred on [•], 2021. All conditions in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE THAT, except as otherwise set forth in the Plan, the Confirmation Order, or any other order of the Court, all requests for payment of an

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Diamond Offshore Drilling, Inc. (1760), Diamond Offshore International Limited (4671), Diamond Offshore Finance Company (0712), Diamond Offshore General Company (0474), Diamond Offshore Company (3301), Diamond Offshore Drilling (UK) Limited (1866), Diamond Offshore Services Company (3352), Diamond Offshore Limited (4648), Diamond Rig Investments Limited (7975), Diamond Offshore Development Company (9626), Diamond Offshore Management Company (0049), Diamond Offshore (Brazil) L.L.C. (9572), Diamond Offshore Holding, L.L.C. (4624), Arethusa Off-Shore Company (5319), Diamond Foreign Asset Company (1496). The Debtors’ primary headquarters and mailing address is 15415 Katy Freeway, Houston, TX 77094.

[2]	Capitalized terms used by not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Administrative Claim must be Filed and served on the Reorganized Debtors no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”), except with respect to Accrued Professional Compensation Claims and Restructuring Expenses, which shall be subject to Article II.B and Article IV.V of the Plan, respectively. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claim against the Debtors, the Reorganized Debtors, or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT all final requests for payment of Accrued Professional Compensation Claims incurred from the Petition Date through the Effective Date must be Filed no later than forty-five (45) calendar days after the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT pursuant to Article V.A of the Plan, all Executory Contracts and Unexpired Leases that have not expired by their own terms on or prior to the Effective Date, are deemed assumed as of the Effective Date except for any Executory Contracts and Unexpired Leases that (a) are identified on the Schedule of Rejected Contracts; (b) have been previously rejected by a Final Order; (c) are the subject of a motion to reject Executory Contracts and Unexpired Leases that is pending on the Confirmation Date; (d) are subject to a motion to reject Executory Contracts and Unexpired Leases pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) are otherwise rejected pursuant to the terms of the Plan.

PLEASE TAKE FURTHER NOTICE THAT Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Court within thirty (30) days after the date of the Order of the Court approving such rejection.

PLEASE TAKE FURTHER NOTICE THAT the Plan, the Confirmation Order, and their provisions are binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE THAT copies of the Confirmation Order, the Plan, and all documents filed in the Debtors’ chapter 11 cases are publicly available and may be obtained by (a) visiting the Debtors’ restructuring website at: https://cases.primeclerk.com/diamond, (b) calling the Debtors’ restructuring hotline at (877) 720-6570 (International) or (929) 955-3417 (Domestic), or (c) sending an electronic mail message to diamondinfo@primeclerk.com.

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Dated: [•], 2021	By: /s/
Houston, Texas

PORTER HEDGES LLP

John F. Higgins (TX 09597500)

Eric M. English (TX 24062714)

M. Shane Johnson (TX 24083263)

1000 Main St., 36th Floor

Houston, Texas 77002

Telephone:     (713) 226-6000

Facsimile:      (713) 226-6248

jhiggins@porterhedges.com

eenglish@porterhedges.com

sjohnson@porterhedges.com

Co-Counsel to the Debtors and

the Debtors-in-Possession

– and –

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Robert A. Britton (admitted pro hac vice)

Christopher Hopkins (admitted pro hac vice)

Alice Nofzinger (admitted pro hac vice)

Shamara R. James (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Telephone:     (212) 373-3000

Facsimile:      (212) 757-3990

pbasta@paulweiss.com

rbritton@paulweiss.com

chopkins@paulweiss.com

anofzinger@paulweiss.com

sjames@paulweiss.com

Counsel to the Debtors and

the Debtors-in-Possession

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